Exhibit 10.1

EXECUTION VERSION

FOURTEENTH AMENDMENT TO CREDIT AGREEMENT

This FOURTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 10, 2015 is entered into by and among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

RECITALS:

A.                                    The Borrower, the Lenders, the Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, have heretofore entered into that certain Credit Agreement dated as of August 16, 2005 (as heretofore amended, restated, supplemented or otherwise modified by, inter alia, the Consent and First Amendment to Credit Agreement dated as of December 12, 2005, the Consent and Second Amendment to Credit Agreement and Amendment to Security Documents dated as of June 30, 2006, the Third Amendment to Credit Agreement dated as of April 19, 2007, the Fourth Amendment to Credit Agreement dated as of June 22, 2009, the Fifth Amendment to Credit Agreement dated as of March 9, 2010, the Sixth Amendment to Credit Agreement dated as of March 7, 2011, the Seventh Amendment to Credit Agreement dated as of March 6, 2012, the Eighth Amendment to Credit Agreement dated as of March 11, 2013, the Ninth Amendment to Credit Agreement dated as of August 22, 2013, the Tenth Amendment to Credit Agreement, Second Amendment to Collateral Security Agreement, Second Amendment to Pledge Agreement and Second Amendment to Subsidiary Guaranty dated as of October 15, 2013, the Eleventh Amendment to Credit Agreement dated as of August 12, 2014, the Twelfth Amendment to Credit Agreement dated as of August 13, 2014 and the Thirteenth Amendment to Credit Agreement dated as of October 1, 2014, the “Credit Agreement”).

B.                                    The Borrower has requested that the Credit Agreement be amended as described in Section 2 hereto to (a) extend the maturity of, and modify the pricing terms with respect to, a portion of the outstanding Term B Dollar Loans (as defined in the Credit Agreement prior to giving effect to this Amendment, and with such outstanding Term B Dollar Loans being the “Existing Term B Dollar Loans”) and (b) effect certain other changes to the terms and provisions of the Credit Agreement.

C.                                    On the Fourteenth Amendment Effective Date (as defined below), certain of the terms of the Existing Term B Dollar Loans of each Lender that approves this Amendment and elects to convert all (but, for the avoidance of doubt, not less than all) of its Existing Term B Dollar Loans (or any designated Class thereof) by executing and delivering to the Administrative Agent (or its counsel), on or prior to 5:00 p.m., New York City time, on August 5, 2015 the (“Consent Due Time”), a signature page to this Amendment designating itself as an “2015 Extended Term B Dollar Lender” will be modified as set forth herein.

D.                                    This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the Recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1                            Defined Terms.  Capitalized terms used but not otherwise defined herein (including the preliminary statements hereto) shall have the meanings assigned thereto in the Amended Credit Agreement (as defined below).  The provisions of the last paragraph of Section 1.1 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2                            Amendments.  Effective as of the Fourteenth Amendment Effective Date and subject to the satisfaction of the terms and conditions set forth herein:

2.1.                            In accordance with Sections 2.15 and 12.1 of the Credit Agreement, the Credit Agreement is hereby amended to read in its entirety in the form of Exhibit A attached hereto (as amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”).

2.2.                            The Credit Agreement is hereby amended by adding new Exhibit 2.2(a)(8) (Form of 2015 Extended Term B Dollar Note) and new Exhibit 2.2(a)(9) (Form of 2015 Non-Extended Term B Dollar Note), in the form of Exhibit 2.2(a)(8), and Exhibit 2.2(a)(9), respectively, attached hereto.

2.3.                            Except as expressly set forth above, all Schedules and Exhibits to the Credit Agreement are not affected by this Amendment and remain in effect in the forms thereof immediately prior to the Fourteenth Amendment Effective Date.

SECTION 3                            Concerning the Term B Dollar Loans.

3.1.                            Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, as of the Fourteenth Amendment Effective Date, each 2015 Extended Term B Dollar Lender agrees that 100% of its Existing Term B Dollar Loans (or any designated Class thereof) will be converted into 2015 Extended Term B Dollar Loans of like outstanding principal amount.

3.2.                            The Existing Term B Dollar Loans of any Lender that are converted into 2015 Extended Term B Dollar Loans pursuant to Sections 3.1 and 3.2 above shall constitute “2015 Extended Term B Dollar Loans” and “New Extended Term Loans” and shall, following the Fourteenth Amendment Effective Date, continue to be in effect and outstanding under the Amended Credit Agreement on the terms and conditions set forth therein.

3.3.                            The Existing Term B Dollar Loans of any Lender that are not converted into 2015 Extended Term B Dollar Loans shall constitute “2015 Non-Extended Term B Dollar Loans” and shall, following the Fourteenth Amendment Effective Date, continue to be in effect and outstanding under the Amended Credit Agreement on the terms and conditions set forth therein.

3.4.                            None of the transactions set forth in this Section 3 shall be deemed to be a conversion of any Term Loan into a Loan of a different Type or with a different Interest Period or a payment or prepayment of any Term Loan, and the parties hereto hereby agree that no breakage or similar costs will accrue solely as a result of the transactions contemplated by this Section 3.

3.5.                            For the avoidance of doubt, any Lender submitting its signature page to be a 2015 Extended Term B Dollar Lender shall be deemed to have consented to this Amendment and shall not be required to deliver another signature page hereto to be deemed to have consented to this Amendment.

SECTION 4                            Conditions Precedent to the Effectiveness of this Amendment.  This Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 4 (the “Fourteenth Amendment Effective Date”), with any documents delivered to the Administrative Agent dated the Fourteenth Amendment Effective Date unless otherwise noted:

4.1.                            Proper Execution and Delivery of Agreement.  The Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Administrative Agent

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and each Lender holding Existing Term B Dollar Loans designating itself as a “2015 Extended Term B Dollar Lender.”

4.2.                            Proper Execution and Delivery of Consent and Reaffirmation.  The Administrative Agent shall have received the Consent and Reaffirmation, in the form attached hereto as Exhibit B, duly executed and delivered by the Borrower and each of the Subsidiary Guarantors.

4.3.                            Fees, Interest and Expenses.

(a)                                 As consideration for the execution of this Amendment (and provided that all of the other conditions set forth in this Section 4 are satisfied), the Borrower agrees to pay to the Administrative Agent for the account of each 2015 Extended Term B Dollar Lender for which the Administrative Agent shall have received (by facsimile, in .pdf format or otherwise) an executed Amendment by the Consent Due Time, an amendment fee equal to 0.25% of such 2015 Extended Term B Dollar Lender’s Existing Term B Dollar Loans as of July 28, 2015; provided, that each 2015 Extended Term B Dollar Lender executing this Amendment acknowledges and consents to the payment of such amendment fee to the Administrative Agent for the benefit of such 2015 Extended Term B Dollar Lender.

(b)                                 The Borrower shall have paid, to the extent invoiced, the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

4.4.                            Minimum Extension Condition. The Administrative Agent shall have received (by facsimile, in .pdf format or otherwise) an executed Amendment from 2015 Extended Term B Dollar Lenders holding Existing Term B Dollar Loans in an aggregate amount of not less than $200,000,000.

4.5.                            No Default.  No Unmatured Event of Default or Event of Default shall exist immediately prior to or after giving effect to this Amendment.

4.6.                            Delivery of Credit Party Documents.

(a)                                 Notes.  The Borrower shall have duly executed and delivered to the Administrative Agent notes in the form of Exhibit 2.2(a)(8) attached hereto (the “2015 Extended Term B Dollar Notes”) payable to each applicable 2015 Extended Term B Dollar Lender which has (1) if applicable, returned a copy of its existing Extended Term B Dollar Note or Series 2 Extended Term B Dollar Note, as applicable, and (2) requested a note in the amount of its 2015 Extended Term B Dollar Loans after giving effect to this Amendment.

(b)                                 Opinion of Counsel.  The Administrative Agent shall have received from Latham & Watkins LLP, special counsel to the Borrower, an opinion in the form attached hereto as Exhibit C, addressed to the Administrative Agent and each of the Lenders and dated the Fourteenth Amendment Effective Date.

(c)                                  Secretary’s Certificate, Etc.  The Administrative Agent shall have received: (i) a certificate as to the good standing of the Borrower and each Subsidiary Guarantor as of a recent date, from the Secretary of State of its state of organization; (ii) a certificate of the secretary or assistant secretary of the Borrower and each Subsidiary Guarantor dated the Fourteenth Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of (1) the by-laws (or equivalent thereof) and (2) the certificate or articles of incorporation, certified as of a recent date by the Secretary of

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State of the applicable state of organization, in each case of the Borrower or such Subsidiary Guarantor as in effect on the Fourteenth Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below (or, if such by-laws (or equivalent thereof) or certificate or articles of incorporation have not been amended or modified since the most recent delivery thereof to the Administrative Agent, certifying that no such amendment or modification has occurred), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent thereof) of the Borrower or such Subsidiary Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing this Amendment or the Consent and Reaffirmation Agreement on behalf of the Borrower or such Subsidiary Guarantor; and (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (ii) above.

(d)                                 Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Fourteenth Amendment Effective Date and signed by a Responsible Officer on behalf of the Borrower, confirming that (i) the Borrower has complied with the requirements of Section 7.11 of the Credit Agreement with respect to all Subsidiaries formed or acquired on or after the Thirteenth Amendment Effective Date and (ii) the representations and warranties contained in Section 6 of this Amendment are true and correct as of the Fourteenth Amendment Effective Date.

(e)                                  Compliance with Flood Insurance Laws; Evidence of Insurance.  The Administrative Agent shall have received with respect to each Mortgaged Property (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Credit Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, the insurance policies required by Section 7.8 of the Amended Credit Agreement and the applicable provisions of the Security Documents, endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payee or mortgagee endorsement and naming the Collateral Agent on behalf of the Secured Parties as mortgagee, loss payee or additional insured (as applicable) and otherwise in form and substance satisfactory to the Administrative Agent.

SECTION 5                            Requirements after the Fourteenth Amendment Effective Date.

5.1.                            Within 45 days after the Fourteenth Amendment Effective Date (or such later date acceptable to the Administrative Agent in its sole discretion in writing), the Borrower shall deliver to the Administrative Agent:

(a) Mortgage amendments reflecting the amendment of the Obligations contemplated by this Amendment (the “Mortgage Amendments”), each in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Mortgaged Property, each duly executed and delivered by an authorized officer of each party thereto and in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable unless Administrative Agent is satisfied in its reasonable discretion (based on advice reasonably satisfactory to the Administrative Agent of local counsel in the state in which the applicable Mortgaged Property is located) that Mortgage Amendments are not required in order to secure the Borrower’s Obligations as modified by this Amendment.

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(b) To the extent reasonably requested by Administrative Agent, title searches with respect to each Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent.

(c) Evidence that the reasonable fees, costs and expenses have been paid, to the extent invoiced, in connection with the preparation, execution, filing and recordation of the items delivered pursuant to this Section 5.1, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company search and coordination fees, documentary stamp, mortgage and intangible taxes and other charges incurred in connection with the foregoing.

5.2.                            Within 30 days (or such later date acceptable to the Administrative Agent in its sole discretion in writing) after the substantial completion of the construction work being performed at the Mortgaged Property owned by Huntsman Pigments Americas, LLC and located in Richmond County, Georgia, it shall deliver to the Administrative Agent (1) a survey of such Mortgaged Property, in form and substance satisfactory to the Administrative Agent, certified by a licensed professional surveyor satisfactory to the Administrative Agent, that complies with the ALTA/ACSM standards required by the Administrative Agent, and (2) an endorsement to the Mortgage Policy with respect to such Mortgaged Property to delete any general survey exception and add survey coverage in such Mortgage Policy to the reasonable satisfaction of the Administrative Agent.

5.3                               Within 30 days after the Fourteenth Amendment Effective Date (or such later date acceptable to the Administrative Agent in its sole discretion in writing), the Borrower shall deliver to the Administrative Agent an opinion of Bond Dickinson LLP, special United Kingdom counsel to the Borrower, or another firm reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated as of the date of delivery thereof.

SECTION 6                            Representations and Warranties.  On and as of the Fourteenth Amendment Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to each Lender as follows:

(a)                                 this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and the Credit Agreement after giving effect to this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms (in each case, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law));

(b)                                 each of the representations and warranties contained in Article VI of the Amended Credit Agreement and in the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Fourteenth Amendment Effective Date, as though made on and as of such time, except to the extent such representations and warranties are expressly made as of a specific date, in which event such representations and warranties are true and correct as of such specified date; and

(c)                                  no Event of Default or Unmatured Event of Default has occurred and is continuing.

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SECTION 7                            References to and Effect on the Credit Agreement.

7.1.                            On and after the Fourteenth Amendment Effective Date, each reference to the Credit Agreement in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

7.2.                            Except as specifically amended above, the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

7.3.                            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 8                            Miscellaneous.

8.1.                            Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.  Delivery of an executed signature page to this Amendment by telecopy or electronic (pdf) transmission shall be deemed to constitute delivery of an originally executed signature page hereto.

8.2.                            Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

8.3.                            Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

8.4.                            Integration.  This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

8.5.                            Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower and the Administrative Agent and the Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

8.6.                            Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                 Each party hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York State court sitting in the City of New York in any action or proceeding arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in any such United States federal or New York State court and the Borrower and each Lender irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which

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any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)                                 Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

HUNTSMAN INTERNATIONAL LLC

By:	/s/ John R. Heskett
Name:	John R. Heskett
Title:	Vice President, Planning and Treasurer

[SIGNATURE PAGE TO 14TH AMENDMENT TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Directo

[SIGNATURE PAGE TO 14TH AMENDMENT TO CREDIT AGREEMENT]

[2015 Extended Term B Dollar Lender Signature Pages on File with Administrative Agent]

SIGNATURE PAGE TO HUNTSMAN INTERNATIONAL LLC

14TH AMENDMENT TO CREDIT AGREEMENT

,
as a 2015 Extended Term B Dollar Lender

consenting to the conversion of 100%
of its Existing Term B Dollar Loans
to 2015 Extended Term B Dollar Loans

By:
Name:
Title:

[SIGNATURE PAGE TO 14TH AMENDMENT TO CREDIT AGREEMENT]

EXHIBIT A TO

FOURTEENTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

AMENDED CREDIT AGREEMENT

[See attached.]

EXHIBIT A-1

CONFORMED COPY THROUGH FOURTEENTH AMENDMENT

CREDIT AGREEMENT

among

HUNTSMAN INTERNATIONAL LLC,

as the Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Sole Lead Arranger and Book Runner

and

VARIOUS LENDING INSTITUTIONS,

as Lenders

Dated as of August 16, 2005

as amended by:

Consent and First Amendment to Credit Agreement dated as of December 12, 2005

Consent and Second Amendment to Credit Agreement and

Amendment to Security Documents dated as of June 30, 2006

Third Amendment to Credit Agreement dated as of April 19, 2007

Fourth Amendment to Credit Agreement dated as of June 22, 2009

Fifth Amendment to Credit Agreement dated as of March 9, 2010

Sixth Amendment to Credit Agreement dated as of March 7, 2011

Seventh Amendment to Credit Agreement dated as of March 6, 2012

Eighth Amendment to Credit Agreement dated as of March 11, 2013

Ninth Amendment to Credit Agreement dated as of August 22, 2013

Tenth Amendment to Credit Agreement dated as of October 15, 2013

Eleventh Amendment to Credit Agreement dated as of August 12, 2014

Twelfth Amendment to Credit Agreement dated as of August 13, 2014

Thirteenth Amendment to Credit Agreement dated as of October 1, 2014

Fourteenth Amendment to Credit Agreement dated as of August 10, 2015

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4.2	Mandatory Reductions of Commitments	115
4.3	Voluntary Prepayments	115
4.4	Mandatory Prepayments	123
4.5	Application of Prepayments	126
4.6	Method and Place of Payment	129
4.7	Net Payments	130
ARTICLE V CONDITIONS OF CREDIT		133
5.1	Conditions Precedent to the Closing Date	133
5.2	Conditions Precedent to All Credit Events and to Escrow Release	140
5.3	Additional Conditions to All Credit Events	141
5.4	Additional Conditions to Usage of Revolving Commitments	141
5.5	Conditions Precedent to the Rockwood Acquisition Closing Date	142
5.6	Conditions Precedent to the Other Debt Refinancing Closing Date	145
ARTICLE VI REPRESENTATIONS AND WARRANTIES		146
6.1	Corporate Status	147
6.2	Corporate Power and Authority	147
6.3	No Violation	147
6.4	Governmental and Other Approvals	148
6.5	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.	148
6.6	Litigation	149
6.7	Disclosure	149
6.8	Use of Proceeds; Margin Regulations	150
6.9	Tax Returns and Payments	151
6.10	Compliance with ERISA	151
6.11	Ownership of Property	152
6.12	Capitalization of the Borrower	153
6.13	Subsidiaries	153
6.14	Compliance With Law, Etc.	154
6.15	Investment Company Act	154
6.16	Subordination Provisions	154
6.17	Environmental Matters	154
6.18	Labor Relations	155

6.19	Intellectual Property, Licenses, Franchises and Formulas	155
6.20	Certain Fees	156
6.21	Security Documents	156
6.22	Anti-Terrorism Laws	157
6.23	Foreign Corrupt Practices Act	157
ARTICLE VII AFFIRMATIVE COVENANTS		158
7.1	Financial Statements	158
7.2	Certificates; Other Information	159
7.3	Notices	160
7.4	Conduct of Business and Maintenance of Existence	162
7.5	Payment of Obligations	162
7.6	Inspection of Property, Books and Records	163
7.7	ERISA	163
7.8	Maintenance of Property, Insurance	164
7.9	Environmental Laws	165
7.10	Use of Proceeds	166
7.11	Additional Security; Further Assurances	167
7.12	End of Fiscal Years; Fiscal Quarters	170
7.13	Maintenance of Ratings	170
7.14	Certain Fees Indemnity	170
7.15	Successor Agency Transfer	170
7.16	Post-Eleventh Amendment Requirements	171
7.17	Escrow Account	172
ARTICLE VIII NEGATIVE COVENANTS		172
8.1	Liens	172
8.2	Indebtedness	175
8.3	Consolidation, Merger, Purchase or Sale of Assets, etc.	178
8.4	Dividends or Other Distributions	180
8.5	Certain Restrictions on Subsidiaries	182
8.6	Issuance of Stock	183
8.7	Loans and Investments	183
8.8	Transactions with Affiliates	186

8.9	Lines of Business	186
8.10	Fiscal Year	187
8.11	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc.	187
8.12	Accounting Changes	188
8.13	Permitted Accounts Receivables Securitization and Foreign Factoring Transactions	188
ARTICLE IX FINANCIAL COVENANT		189
9.1	Senior Secured Leverage Ratio	189
ARTICLE X EVENTS OF DEFAULT		189
10.1	Events of Default	189
10.2	Rights Not Exclusive	194
ARTICLE XI THE ADMINISTRATIVE AGENT		194
11.1	Appointment	194
11.2	Nature of Duties	195
11.3	Exculpation, Rights Etc.	195
11.4	Reliance	196
11.5	Indemnification	196
11.6	The Administrative Agent In Its Individual Capacity	197
11.7	Notice of Default	197
11.8	Holders of Obligations	197
11.9	Resignation by the Administrative Agent	197
11.10	Administrative Agent or the Collateral Agent as UK Security Trustee	199
11.11	The Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, Co-Documentation Agents and Senior Managing Agents	200
ARTICLE XII MISCELLANEOUS		201
12.1	No Waiver; Modifications in Writing	201
12.2	Further Assurances	203
12.3	Notices, Etc.	203
12.4	Costs, Expenses and Taxes	205
12.5	Confirmations	207
12.6	Adjustment; Setoff	208
12.7	Execution in Counterparts	209

12.8	Binding Effect; Assignment; Addition and Substitution of Lenders	209
12.9	CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL	213
12.10	GOVERNING LAW	213
12.11	Severability of Provisions	214
12.12	Headings	214
12.13	Termination of Agreement	214
12.14	Confidentiality	214
12.15	Concerning the Collateral and the Loan Documents	215
12.16	Intentionally Omitted	218
12.17	Registry	218
12.18	Accounts Receivable Securitization	218
12.19	Certain Guarantee Obligations	219
12.20	Redesignation of Unrestricted Subsidiaries	219
12.21	Administrative Agent and Collateral Agent as Joint Creditors	220
12.22	Amendment With Respect to Revolver Events of Default	220
12.23	Term C Dollar Lenders	221

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INDEX OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 2.1(c)	Form of Swing Line Loan Participation Certificate
Exhibit 2.2(a)(1)	Form of Non-Extended Term B Dollar Note
Exhibit 2.2(a)(2)	Form of Revolving Note
Exhibit 2.2(a)(3)	Form of Swing Line Note
Exhibit 2.2(a)(4)	Form of Extended Term B Dollar Note
Exhibit 2.2(a)(5)	Form of Term C Dollar Note
Exhibit 2.2(a)(6)	Form of Series 2 Extended Term B Dollar Note
Exhibit 2.2(a)(7)	Form of 2014-1 Additional Term Note
Exhibit 2.2(a)(8)	Form of 2015 Extended Term B Dollar Note
Exhibit 2.2(a)(9)	Form of 2015 Non-Extended Term B Dollar Note
Exhibit 2.5	Form of Notice of Borrowing
Exhibit 2.6	Form of Notice of Conversion or Continuation
Exhibit 2.9(b)	Form of Notice of Issuance
Exhibit 4.3(c)-A	Discount Range Prepayment Notice
Exhibit 4.3(c)-B	Discount Range Prepayment Offer
Exhibit 4.3(c)-C	Solicited Discounted Prepayment Notice
Exhibit 4.3(c)-D	Solicited Discounted Prepayment Offer
Exhibit 4.3(c)-E	Specified Discount Prepayment Notice
Exhibit 4.3(c)-F	Specified Discount Prepayment Response
Exhibit 4.3(c)-G	Acceptance and Prepayment Notice
Exhibit 4.7(d)	Form of Section 4.7(d)(i) Certificate
Exhibit 5.1(c)	Form of Pledge Agreement
Exhibit 5.1(d)(i)	Form of Subsidiary Guaranty Agreement
Exhibit 5.1(d)(ii)	Form of Headquarters Subsidiary Guaranty Agreement
Exhibit 5.1(f)	Form of Perfection Certificate
Exhibit 5.1(s)(i)	Form of Vinson & Elkins L.L.P. Legal Opinion
Exhibit 5.1(s)(ii)	Form of Stoel Rives LLP Legal Opinion
Exhibit 5.1(s)(iii)	Form of Alvord and Alvord Legal Opinion
Exhibit 5.1(v)	Form of Tax Sharing Agreement
Exhibit 5.5(g)	Form of Solvency Certificate

Exhibit 7.2(b)	Form of Compliance Certificate
Exhibit 8.7(g)	Form of Subordination Provisions
Exhibit 12.8(c)	Form of Assignment and Assumption Agreement

Schedules

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Calculation of the Mandatory Cost
Schedule 1.1(c)	Unrestricted Subsidiaries
Schedule 1.1(d)	Fifth Amendment Existing Letters of Credit
Schedule 2.9(j)	Outstanding Letters of Credit
Schedule 5.1(i)(iii)	List of Foreign Intercompany Loan Security Document Deliveries
Schedule 6.5(c)	Existing Liabilities
Schedule 6.5(e)	Projections
Schedule 6.12(a)	Capitalization of the Borrower
Schedule 6.13	List of Subsidiaries
Schedule 6.21(c)	Owned and Leased Properties
Schedule 7.8	Insurance Levels
Schedule 8.1(h)	Existing Liens
Schedule 8.2(b)(ii)	Existing Indebtedness
Schedule 8.5(a)	Existing Restrictions on Subsidiaries
Schedule 8.7(b)	Existing Investments
Schedule 8.7(h)	Investments With Respect to Forgiveness of Certain Intercompany Debt
Schedule 8.9	IRIC Account Procedures
Schedule 12.3	Notice Information

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of August 16, 2005 and is made by and among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), the financial institutions party hereto, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), and JPMorgan Chase Bank, N.A., as Administrative Agent (acting in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, on the Closing Date, Huntsman LLC, a Delaware limited liability company (“HLLC”) will merge with and into the Borrower, with the Borrower as the surviving entity (the “Merger”) pursuant to the terms of the Merger Agreement (as defined herein);

WHEREAS, this Agreement will repay in full, extinguish and replace (i) that certain Revolving Credit Agreement dated as of October 14, 2004 by and among HLLC, Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent and the lenders party thereto (the “Prior HLLC Revolving Credit Agreement”), (ii) that certain Credit Agreement dated as of October 14, 2004 by and among HLLC, DBTCA, as administrative agent and collateral agent and the lenders party thereto (the “Prior HLLC Term Credit Agreement”) and (iii) that certain Amended and Restated Credit Agreement dated as of July 13, 2004 by and among the Borrower, Huntsman International Holdings LLC, the financial institutions party thereto, DBTCA, as administrative agent, and the co-lead arrangers, co-syndication agents and co-documentation agents identified therein (the “Prior HI Credit Agreement” and together with the Prior HLLC Revolving Credit Agreement and the Prior HLLC Term Credit Agreement the “Prior Credit Agreements”);

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1                               Definitions

As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

“2013 Additional Term Loan Facility” means the credit facility under this Agreement evidenced by the 2013 Additional Term Loans.

“2013 Additional Term Loans” has the meaning assigned to such term in the Eighth Amendment.

“2014 Incremental Revolving Facility” has the meaning assigned thereto in the Thirteenth Amendment.

“2014 Revolving Commitment Increase” means the making of a Revolving Commitment Increase in the maximum aggregate principal amount equal to $200,000,000 by the Revolving Lenders party to the Eleventh Amendment and the New Revolving Lenders party to the Eleventh Amendment.

“2013-1 Additional Term Loans” has the meaning assigned to such term in the Ninth Amendment.

“2014-1 Additional Term Commitment” means, with respect to any Person, the principal amount set forth opposite such Person’s name on Schedule 1 to the Eleventh Amendment under the caption “Amount”, and “2014-1 Additional Term Commitments” means such commitments collectively, which commitments equal $1,150,000,000 in the aggregate.

“2014-1 Additional Term Facility” means the credit facility under this Agreement evidenced by the 2014-1 Additional Term Commitments and the 2014-1 Additional Term Loans.

“2014-1 Additional Term Lender” means any Person who has a 2014-1 Additional Term Commitment or has made a 2014-1 Additional Term Loan.

“2014-1 Additional Term Loans Termination Date” means December 17, 2014, if the Eleventh Amendment Release Date has not occurred on or prior to such date.

“2014-1 Additional Term Loans” has the meaning assigned to that term in Section 2.1(e).

“2014-1 Additional Term Loan Maturity Date” means (x) if the Eleventh Amendment Release Date has not occurred on or prior to December 17, 2014, one Business Day after the occurrence of the 2014-1 Additional Term Loans Termination Date and (y) in any other case, the date that is the seventh anniversary of the Eleventh Amendment Release Date; provided that (A) to the extent that there are any Existing Senior Notes that have not been refinanced with Permitted Refinancing Indebtedness that has a scheduled maturity date later than the 2014-1 Additional Term Loan Maturity Date prior to the 91st day prior to the scheduled maturity date of the Existing Senior Notes, then, unless, for each day during the period from such 91st day prior to such Existing Senior Notes maturity to such Existing Senior Notes maturity, the sum of (x) Cash and Cash Equivalents of the Borrower and its Subsidiaries on such day, (y) the Total Available Revolving Commitment on such day and (z) the total available capacity under the Receivables Documents in existence on such day that exceeds the actual Receivables Facility Attributed Indebtedness outstanding on such day is at least the Required Sum for such day, the “2014-1 Additional Term Loan Maturity Date” shall be such day, (B) to the extent that there are any 2020 Senior Subordinated Notes that have not been refinanced with Permitted Refinancing Indebtedness that has a scheduled maturity date later than the 2014-1 Additional Term Loan Maturity Date prior to the 91st day prior to the scheduled maturity date of the 2020 Senior Subordinated Notes, then, unless, for each day during the period from such 91st day prior to such 2020 Senior Subordinated Notes maturity to such 2020 Senior Subordinated Notes maturity, the sum of (x) Cash and Cash Equivalents of the Borrower and its Subsidiaries on such day, (y) the Total Available Revolving Commitment on such day and (z) the total available capacity under the Receivables Documents in existence on such day that exceeds the actual Receivables Facility

Attributed Indebtedness outstanding on such day is at least the Required Sum for such day, the “2014-1 Additional Term Loan Maturity Date” shall be such day and (C) to the extent that there are any 2021 Senior Subordinated Notes that have not been refinanced with Permitted Refinancing Indebtedness that has a scheduled maturity date later than the 2014-1 Additional Term Loan Maturity Date prior to the 91st day prior to the scheduled maturity date of the 2021 Senior Subordinated Notes, then, unless, for each day during the period from such 91st day prior to such 2021 Senior Subordinated Notes maturity to such 2021 Senior Subordinated Notes maturity, the sum of (x) Cash and Cash Equivalents of the Borrower and its Subsidiaries on such day, (y) the Total Available Revolving Commitment on such day and (z) the total available capacity under the Receivables Documents in existence on such day that exceeds the actual Receivables Facility Attributed Indebtedness outstanding on such day is at least the Required Sum for such day, the “2014-1 Additional Term Loan Maturity Date” shall be such day.

“2014-1 Additional Term Note” and “2014-1 Additional Term Notes” have the meanings assigned to those terms in Section 2.2(a).

“2015 Extended Term B Dollar Lender” means, at any time, any Lender that has a 2015 Extended Term B Dollar Loan at such time.

“2015 Extended Term B Dollar Loan” means a Term B Dollar Loan that has been converted to a “2015 Extended Term B Dollar Loan” pursuant to the Fourteenth Amendment.

“2015 Extended Term B Dollar Note” have the meanings assigned to such term in Section 2.2(a).

“2015 Extended Term B Loan Facility” means the credit facility under this Agreement evidenced by the 2015 Extended Term B Dollar Loans.

“2015 Extended Term B Loan Maturity Date” means April 19, 2019, as the same may be extended from time to time pursuant to Section 2.15.

“2015 Non-Extended Term B Dollar Lender” means any Lender which has made (or a portion thereof) a 2015 Non-Extended Term B Dollar Loan.

“2015 Non-Extended Term B Dollar Loan” means a Term B Dollar Loan that shall not have been converted to a “2015 Extended Term B Dollar Loan” pursuant to the Fourteenth Amendment (including, for the avoidance of doubt, any Extended Term B Dollar Loan, 2013 Additional Term Loan, 2013-1 Additional Term Loan or Series 2 Extended Term B Dollar Loan, as the case may be, that shall not have been converted to a “2015 Extended Term B Dollar Loan” pursuant to the Fourteenth Amendment).

“2015 Non-Extended Term B Dollar Note” has the meaning assigned to such term in Section 2.2(a).

“2015 Non-Extended Term B Loan Facility” means the credit facility under this Agreement evidenced by the Non-Extended Term B Dollar Loans.

“2015 Non-Extended Term B Loan Maturity Date” means April 19, 2017, as the same may be extended from time to time pursuant to Section 2.15.

“2020 Senior Subordinated Notes” means those certain 8.625% senior subordinated notes due 2020 issued pursuant to the terms of the 2020 Senior Subordinated Notes Indenture.

“2020 Senior Subordinated Notes Indenture” means that certain Indenture dated as of March 17, 2010 among the Borrower, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (as the same may be amended in compliance with this Agreement) and any supplemental indenture or additional indenture to be entered into with respect to the 2020 Senior Subordinated Notes to the extent permitted under Section 8.11.

“2021 Senior Subordinated Notes” means those certain 8.625% senior subordinated notes due 2021 issued pursuant to the terms of the 2021 Senior Subordinated Notes Indenture.

“2021 Senior Subordinated Notes Indenture” means that certain Indenture dated as of September 24, 2010, among the Borrower, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (as the same may be amended in compliance with this Agreement) and any supplemental indenture or additional indenture to be entered into with respect to the 2021 Senior Subordinated Notes to the extent permitted under Section 8.11.

“Acceptable Discount” has the meaning assigned to such term in Section 4.3(c)(iv)(B).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 4.3(c)(iv)(C).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit 4.3(c)-G.

“Acceptance Date” has the meaning assigned to such term in Section 4.3(c)(iv)(B).

“Accounts Receivable” means presently existing and hereafter arising or acquired accounts receivable, notes, drafts, acceptances, general intangibles, choses in action and other forms of obligations and receivables relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by the Borrower or its Subsidiaries or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto and all proceeds of insurance with respect thereto, together with all of the Borrower’s or its Subsidiaries’ rights as an unpaid vendor, all pledged assets, guaranty claims, liens and security interests held by or granted to the Borrower or its Subsidiaries to secure payment of any Accounts Receivable and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

“Acquired Debt” has the meaning assigned to such term in Section 8.2(b)(xi).

“Acquisition” has the meaning assigned to such term in Section 8.7(m).

“Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of September 17, 2013, between the Seller, the Companies and the Borrower, as amended by the Amendment to Stock Purchase Agreement, dated as of March 20, 2014 and the Amendment No. 2 to Stock Purchase Agreement, dated as of July 24, 2014, and as may be further amended, restated, waived or otherwise modified from time to time in manner consistent with the provisions of Section 5.5(j).

“Acquisition Agreement Representations” means the representations and warranties with respect to the Companies made by the Seller in the Acquisition Agreement to the extent a breach of such representations and warranties is material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates have the right to terminate its or their obligations under the Acquisition Agreement (or decline to consummate the Rockwood Acquisition) as a result of a breach of such representations in the Acquisition Agreement.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.13 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.14; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, the Facing Agents and/or the Swing Line Lender (such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such consent would be required from the Administrative Agent, the Facing Agents and/or the Swing Line Lender hereunder if the establishment of such Incremental Loan or such Credit Agreement Refinancing Indebtedness constituted an assignment of Loans or, in the case of an Incremental Revolving Facility, Revolving Commitments to such Additional Lender.

“Additional Security Documents” means all mortgages, pledge agreements, security agreements, reaffirmations and other security documents entered into pursuant to Section 7.11 with respect to additional Collateral, in each case, as amended, supplemented or otherwise modified from time to time.

“Additional Term Loan Lender” has the meaning assigned to such term in the Third Amendment.

“Additional Term Loans” means term loans and commitments to make term loans whose contractual priority of payment is pari passu in all respects with the Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans or the Non-Extended Term B Dollar Loans, as the case may be, that (i) have a Weighted Average Life to Maturity of not less than that of the relevant Term B Dollar Loan with the then longest Weighted Average Life to Maturity and a final maturity no earlier than the latest relevant Term Maturity Date; (ii) are on terms and conditions otherwise substantially similar to those applicable to the existing Term Facilities and (iii) have applicable margins (which, for such purposes only, shall be deemed to include all upfront or similar compensation or original issue discount (amortized over an assumed three year life) payable to all Lenders providing such loans, but exclusive of any arrangement, structuring or other similar fees payable in connection therewith that are not shared with all Lenders providing such loans) determined as of the initial funding date for such loans not greater than

0.50% above the applicable margins then in effect for the relevant Term B Dollar Loans (which, for such purposes only, shall be deemed to include all upfront or similar compensation or original issue discount (amortized over an assumed three year life) paid to all Extended Term B Dollar Lenders, Series 2 Extended Term B Dollar Lenders or all Non-Extended Term B Dollar Lenders, as the case may be, as of the initial funding date for such Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans or the Non-Extended Term B Dollar Loans, as the case may be, but exclusive of any arrangement, structuring or other similar fees payable in connection therewith that are not shared with all Extended Term B Dollar Lenders, Series 2 Extended Term B Dollar Lenders or all Non-Extended Term B Dollar Lenders, as the case may be).  Notwithstanding the foregoing, the foregoing clause (iii) shall not be applicable to any 2014-1 Additional Term Loans.  The Additional Term Loans may only be drawn or made as 2014-1 Additional Term Loans and may only be used to finance a portion of the Rockwood Acquisition or to consummate the Other Debt Refinancing on the Rockwood Acquisition Closing Date or the Other Debt Refinancing Closing Date, as the case may be; provided, that such Additional Term Loans shall be directly funded into escrow pursuant to the Eleventh Amendment Escrow Agreement with the Eleventh Amendment Escrow Agent on the Eleventh Amendment Effective Date upon the satisfaction of the conditions set forth in the Eleventh Amendment.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement, and includes any successor Administrative Agent in such capacity.

“Affiliate” means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls (including but not limited to all directors and officers of such Person) or is controlled by or is under common control with such Person; provided that no Agent nor any Affiliate of an Agent shall be deemed to be an Affiliate of the Borrower.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of Voting Securities or by contract or otherwise.  A Person shall be deemed to control a Person if such first Person possesses, directly or indirectly, the power to vote 15% or more of the securities having ordinary voting power for the election of directors, managers or similar governing body of such Person.

“Agent” has the meaning assigned to that term in the introduction to this agreement and includes any successor agent in any such capacity.

“Agreement” means this Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

“Airstar Aircraft Financing Documents” means operating leases and related documents entered into by Airstar Corporation relating to aircraft owned or acquired by it and any agreements or documents entered into by Airstar Corporation.

“All-In Yield” means, with respect to any Relevant AIY Reference Tranche or any Incremental Term Loan, the yield thereof determined by taking into account the following:

(a) the Applicable Eurocurrency Margin and Applicable Base Rate Margin (provided that, in the event the Eleventh Amendment Release Date occurs, if the Eurocurrency Rate “floor” or Base Rate “floor” for the relevant Incremental Term Loans is greater than the Eurocurrency Rate or Base Rate “floor”, respectively, for the 2014-1 Additional Term Loans, the difference between such “floor” for the 2014-1 Additional Term Loans and the Incremental Term Loans shall be equated to an increase in the Applicable Base Rate Margin and the Applicable Eurocurrency Margin, as applicable), (b) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower for the account of the Lenders with respect to the Relevant AIY Reference Tranche or any Incremental Term Loan in the primary syndication thereof (with OID being equated to interest based on an assumed four year life to maturity), and (c) customary arrangement, structuring or similar fees payable to the Joint Lead Arrangers (or their affiliates) in connection with the Relevant AIY Reference Tranche or to one or more arrangers (or their affiliates) of the relevant Incremental Term Loans shall be excluded.

“Alternative Currency” means, with respect to (i) Revolving Loans, Euros and Sterling, and (ii) any Letter of Credit or Swing Line Loans, Euros, Sterling and any currency which is freely transferable and convertible into Dollars.

“Applicable Base Rate Margin” means at any date, (i) with respect to Revolving Loans denominated in Dollars (including any Swing Line Loans denominated in Dollars), the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Revolving Loans opposite the Most Recent Senior Secured Leverage Ratio as of such date, (ii) with respect to Term C Dollar Loans, 1.25%, (iii) prior to the Fourteenth Amendment Effective Date, with respect to Extended Term B Dollar Loans, and from and after the Fourteenth Amendment Effective Date, with respect to 2015 Non-Extended Term B Dollar Loans (other than 2015 Non-Extended Term B Dollar Loans constituting Series 2 Extended Term B Dollar Loans), the applicable percentage set forth under the column Applicable Base Rate Margin for Extended Term B Dollar Loans and 2015 Non-Extended Term B Dollar Loans, opposite the Most Recent Senior Secured Leverage Ratio as of such date, (iv) with respect to Series 2 Extended Term B Dollar Loans (including, from and after the Fourteenth Amendment Effective Date, any Series 2 Extended Term B Dollar Loans that have been converted to 2015 Non-Extended Term B Dollar Loans but excluding any Series 2 Extended Term B Dollar Loans constituting 2015 Extended Term B Dollar Loans), the applicable percentage set forth under the column Applicable Base Rate Margin for Series 2 Extended Term B Dollar Loans opposite the Most Recent Senior Secured Leverage Ratio as of such date (provided that, for the avoidance of doubt, for the periods prior to the Seventh Amendment Effective Date for which interest or fees have not been paid, the Applicable Base Rate Margin in effect immediately prior to giving effect to the Seventh Amendment shall be applicable), (v) with respect to 2014-1 Additional Term Loans, 2.00% and (vi) with respect to 2015 Extended Term B Dollar Loans (including, for the avoidance of doubt, any Extended Term B Dollar Loans and Series 2 Extended Term B Dollar Loans that have been converted to 2015 Extended Term B Dollar Loans), 2.00%:

Most Recent Senior Secured Leverage Ratio	Applicable Base Rate Margin for Revolving Loans
Less than or equal to 2.00 to 1	1.50%
Greater than 2.00 to 1 but less than or equal to 2.50 to 1	1.75%
Greater than 2.50 to 1	2.00%

Most Recent Senior Secured Leverage Ratio

Applicable Base Rate
Margin for Extended
Term B Dollar Loans
and
2015 Non-Extended Term
B Dollar Loans (other
than 2015 Non-Extended
Term B Dollar Loans that
constitute Series 2
Extended
Term B Dollar Loans)

Less than or equal to 2.25 to 1	1.50%
Greater than 2.25 to 1	1.75%

Most Recent Senior Secured Leverage Ratio

Applicable Base Rate
Margin for Series 2
Extended Term B Dollar
Loans (including, after
the Fourteenth
Amendment Effective
Date, Series 2 Extended
Term B Dollar Loans that
constitute 2015 Non-
Extended Term
B Dollar Loans)

Less than 1.50 to 1	1.75%
Greater than or equal to 1.50 to 1	2.00%

“Applicable Commitment Fee Percentage” means at any date, 0.50% per annum (provided that, for the avoidance of doubt, for the periods prior to the Seventh Amendment Effective Date for which interest or fees have not been paid, the Applicable Commitment Fee

Percentage in effect immediately prior to giving effect to the Seventh Amendment shall be applicable).

“Applicable Currency” means as to any particular payment or Loan, Dollars or the Alternative Currency in which such payment or Loan is denominated or is payable.

“Applicable Discount” has the meaning assigned to such term in Section 4.3(c)(iii)(B).

“Applicable Eurocurrency Margin” means at any date, (i) with respect to Revolving Loans denominated in Dollars, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Revolving Loans opposite the Most Recent Senior Secured Leverage Ratio as of such date, (ii) with respect to Term C Dollar Loans, 2.25%, (iii) prior to the Fourteenth Amendment Effective Date, with respect to Extended Term B Dollar Loans, and from and after the Fourteenth Amendment Effective Date, with respect to 2015 Non-Extended Term B Dollar Loans (other than 2015 Non-Extended Term B Dollar Loans constituting Series 2 Extended Term B Dollar Loans), the applicable percentage set forth under the column Applicable Eurocurrency Margin for Extended Term B Dollar Loans and 2015 Non-Extended Term B Dollar Loans, opposite the Most Recent Senior Secured Leverage Ratio as of such date, (iv) with respect to Series 2 Extended Term B Dollar Loans (including, from and after the Fourteenth Amendment Effective Date, any Series 2 Extended Term B Dollar Loans that have been converted to 2015 Non-Extended Term B Dollar Loans but excluding any Series 2 Extended Term B Dollar Loans constituting 2015 Extended Term B Dollar Loans), the applicable percentage set forth under the column Applicable Eurocurrency Margin for Series 2 Extended Term B Dollar Loans opposite the Most Recent Senior Secured Leverage Ratio as of such date (provided that, for the avoidance of doubt, for the periods prior to the Seventh Amendment Effective Date for which interest or fees have not been paid, the Applicable Eurocurrency Margin in effect immediately prior to giving effect to the Seventh Amendment shall be applicable), (v) with respect to 2014-1 Additional Term Loans, 3.00% and (vi) with respect to 2015 Extended Term B Dollar Loans (including, for the avoidance of doubt, any Extended Term B Dollar Loans and Series 2 Extended Term B Dollar Loans that have been converted to 2015 Extended Term B Dollar Loans), 3.00%:

Most Recent Senior Secured Leverage Ratio	Applicable Eurocurrency Margin for Revolving Loans
Less than or equal to 2.00 to 1	2.50%
Greater than 2.00 to 1 but less than or equal to 2.50 to 1	2.75%
Greater than 2.50 to 1	3.00%

Most Recent Senior Secured Leverage Ratio

Applicable Eurocurrency
Margin for Extended
Term B Dollar Loans
and
2015 Non-Extended Term
B Dollar Loans (other
than 2015 Non-Extended
Term B Dollar Loans that
constitute Series 2
Extended
Term B Dollar Loans)

Less than or equal to 2.25 to 1	2.50%
Greater than 2.25 to 1	2.75%

Most Recent Senior Secured Leverage Ratio

Applicable Eurocurrency
Margin for Series 2
Extended Term B Dollar
Loans (including, after
the Fourteenth
Amendment Effective
Date, Series 2 Extended
Term B Dollar Loans that
constitute 2015 Non-
Extended Term
B Dollar Loans)

Less than 1.50 to 1	2.75%
Greater than or equal to 1.50 to 1	3.00%

“Applicable Liquidity Sum” means, on any day, the sum of (x) Cash and Cash Equivalents of the Borrower and its Subsidiaries on such day, (y) the Total Available Revolving Commitment on such day and (z) the total available capacity under the Receivables Documents in existence on such day that exceeds the actual Receivables Facility Attributed Indebtedness outstanding on such day.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any of its Subsidiaries (other than Dividends or Tax Distributions to the extent permitted under Section 8.4 or dispositions constituting a Recovery Event) of all or any part of an interest in shares of Capital Stock of a Subsidiary of the Borrower (other than directors’ qualifying shares and similar arrangements required by Requirement of Law), property or other assets (each referred to for the purposes of this definition as a “disposition”); provided that a disposition permitted by Section 8.3(a) through 8.3(g) or Section 8.3(j) through 8.3(n) shall not constitute an Asset Disposition for purposes of this definition.

“Assigned Dollar Value” shall mean (i) in respect of any Borrowing denominated in Dollars, the amount thereof, (ii) in respect of the undrawn amount of any Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof based upon the applicable Exchange Rate as of (a) the date of issuance of such Letter of Credit, and (b) thereafter as of the first Business Day of each month, (iii) in respect of any Letter of Credit reimbursement obligations denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Exchange Rate as of the date such reimbursement obligation was incurred and (iv) in respect of a Borrowing denominated in an Alternative Currency, the Dollar Equivalent thereof based upon the applicable Exchange Rate as of the last Exchange Rate Determination Date; provided, however, in the case of Borrowings in an Alternative Currency, if, as of the end of any Interest Period in respect of such Borrowing, the Dollar Equivalent thereof determined based upon the applicable Exchange Rate as of the date that is three Business Days before the end of such Interest Period would be at least 5% more, or 5% less, than the “Assigned Dollar Value” thereof that would otherwise be applicable, then on and after the end of such Interest Period the “Assigned Dollar Value” of such Borrowing shall be adjusted to be the Dollar Equivalent thereof determined based upon the Exchange Rate that gave rise to such adjustment (subject to further adjustment in accordance with this proviso thereafter), and the Administrative Agent shall give the Borrower notice of such adjustment; provided, however, that failure to give such notice shall not affect the Borrower’s Obligations hereunder or result in any liability to the Administrative Agent.  The Assigned Dollar Value of a Loan included in any Borrowing shall equal the pro rata portion of the Assigned Dollar Value of such Borrowing represented by such Loan.

“Assignee” has the meaning assigned to that term in Section 12.8(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit 12.8(c), executed by any applicable Lender, as assignor, and such Lender’s assignee in accordance with Section 12.8.

“Attorney Costs” means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

“Attributable Debt” means as of the date of determination thereof with respect to an Operating Financing Lease, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of such Operating Financing Lease.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 4.3(c); provided that the Borrower shall not designate the Administrative

Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Available Equity Proceeds” means, as of any date of determination, all Net Equity Proceeds received by the Borrower after the Third Amendment Effective Date less the sum of the amounts attributed to such proceeds that are utilized for (i) Restricted Payments pursuant to Section 8.4(b), (ii) Unrestricted Investments pursuant to Section 8.7(o) and (iii) payments in respect of Public Notes pursuant to Section 8.11(i).

“Available Revolving Commitment” means, as to any Lender at any time an amount equal to the amount, if any, by which (i) such Lender’s Revolving Commitment exceeds (ii) the sum of (w) the Assigned Dollar Value of the aggregate principal amount of Revolving Loans made by such Lender then outstanding, (x) such Lender’s Pro Rata Share of the Assigned Dollar Value of LC Obligations, (y) such Lender’s Pro Rata Share of the Assigned Dollar Value of the aggregate principal amount of Swing Line Loans then outstanding and (z) such Lender’s Pro Rata Share of the Overdraft Reserve, if any, at such time.

“Available Unrestricted Subsidiary Investment Basket” means, as of any date of determination, an amount equal to the Unrestricted Subsidiary Investment Basket, as of such date, less the sum of the aggregate outstanding amount of Investments made in Permitted Unconsolidated Ventures or Unrestricted Subsidiaries pursuant to Section 8.7(j)(i).

“Bank Guarantee” means a direct guarantee issued for the account of the Borrower, and, if requested, a Subsidiary of the Borrower, pursuant to this Agreement by a Facing Agent, in form acceptable to the Facing Agent, ensuring that a liability acceptable to the Facing Agent of the Borrower or a Subsidiary of a Borrower to a third Person will be met.

“Bankruptcy Code” means Title I of the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, as hereafter amended.

“Base Rate” means the greater of: (i) the rate most recently announced by JPMCB at its principal office as its “prime rate”, which is not necessarily the lowest rate made available by JPMCB; (ii) the Federal Funds Rate plus 1/2 of 1% per annum; (iii)  the Eurocurrency Rate (without giving effect to the proviso in clause (i) of the definition thereof) for an Interest Period of one month beginning on such date (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% per annum; and (iv) with respect to the 2014-1 Additional Term Loans only, 1.75%.  The “prime rate” announced by JPMCB is evidenced by the recording thereof after its announcement in such internal publication or publications as JPMCB may designate.  Any change in the Base Rate resulting from a change in such “prime rate” announced by JPMCB shall become effective without prior notice to the Borrower as of 12:01 a.m. (New York City time) on the Business Day on which each change in such “prime rate” is announced by JPMCB.  JPMCB may make commercial or other loans to others at rates of interest at, above or below its “prime rate”.

“Base Rate Loan” means any Loan which bears interest at a rate determined with reference to the Base Rate.

“Benefited Lender” has the meaning assigned to that term in Section 12.6(a).

“Board” means the Board of Governors of the Federal Reserve System.

“Borrower” has the meaning assigned to that term in the introduction to this Agreement.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 4.3(c)(ii).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 4.3(c)(iii).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 4.3(c)(iv).

“Borrowing” means a group of Loans of a single Type made by the Lenders or the Swing Line Lender, as appropriate, on a single date (or resulting from one or more conversions or continuations, or a combination thereof, on a single date) and in the case of Eurocurrency Loans, as to which a single Interest Period is, or on such date of conversion or continuation, will be in effect; provided that Base Rate Loans or Eurocurrency Loans acquired by a Replacement Lender pursuant to Section 3.7 shall be considered part of any related Borrowing of Eurocurrency Loans made, converted or continued by the Replaced Lender.

“Business Day” means (i) as it relates to any payment, determination, funding or notice to be made or given in connection with any Dollar-denominated Loan, or otherwise to be made or given to or from the Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; provided, further, that when used in connection with any Letter of Credit, the term “Business Day” shall also exclude any day on which commercial banks in the city in which the Facing Agent for such Letter of Credit is domiciled are required by law to close; and (ii) as it relates to any payment, determination, funding or notice to be made or given in connection with any Loan or Letter of Credit denominated in an Alternative Currency, any day (x) on which dealings in deposits in the relevant Alternative Currency are carried out in the London interbank market, (y) on which commercial banks and foreign exchange markets are open for business in London, New York City and the principal financial center for such Alternative Currency or (z) any day on which the Trans-European Real-time Gross Settlement Operating System (or any successor operating system) is not operating (as determined in good faith by the Administrative Agent).  For purposes of this Agreement (other than for purposes of determining the end of any applicable Interest Period and other than for purposes of any Loan, Letter of Credit or action required to be taken outside of the United States), “Business Day” shall not include Pioneer Day as recognized in the State of Utah in any year.

“C4 Business Sale” means the sale of Huntsman Petrochemical Corporation and Huntsman Fuels, L.P. to Texas Petrochemicals L.P. pursuant to that certain Asset Purchase Agreement dated as of April 5, 2006.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalent ownership interests (however designated) in such Person’s capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into any such ownership interests.

“Capitalized Lease” means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

“Cash” means money, currency or the available credit balance in a Deposit Account.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) Cash in Dollars (or cash in an Alternative Currency if the Administrative Agent, relevant Facing Agent and/or the Swing Line Lender so approves), at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, relevant Facing Agent and/or the Swing Line Lender, as applicable (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” means any Investment in (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or any instrumentality or agency thereof, (ii) a certificate of deposit or banker’s acceptance, maturing within one year after issuance thereof, issued by any Lender, or a national or state bank or trust company organized and existing under the laws of the United States or any state thereof or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of “A” or better by S&P or “A2” or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices of or branches of European or Japanese banks located outside the United States shall not at any time exceed 33-1/3% of all Investments described in this definition), (iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of “A1” or better by S&P or “P1” or better by Moody’s, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Board or whose securities are rated “AA-” or better by S&P or “Aa3” or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (v) “Money Market” preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency, (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of “AA” or better by S&P or “Aa2” or better by Moody’s or the equivalent rating by any other nationally recognized rating agency, and (vii) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s or any other mutual fund holding assets consisting (except for de minimis amounts) of securitized products, such as asset backed securities and of the type specified in clauses of (i) through (vi) above.

“Change of Control” means the occurrence of one or more of the following events: (x) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the “Huntsman Group”) or MatlinPatterson Global Opportunities Partners L.P., or any Affiliate thereof (the “MP Group”), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the then outstanding Voting Securities of Huntsman Corporation; (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Huntsman Group, the MP Group or Huntsman Corporation (or any successor entity) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the then outstanding Voting Securities of any Parent Company or the Borrower; or (z) the replacement of a majority of the Board of Directors of Huntsman Corporation, the Board of Directors or other group with similar powers of any Parent Company or the Board of Managers of the Borrower over a two-year period from the managers or directors who constituted such group, at the beginning of such period, and such replacement shall not (A) have been approved by a vote of at least a majority of the Board of Directors of Huntsman Corporation, the Board of Directors or other group with similar powers of any Parent Company or the Board of Managers of the Borrower, as the case may be, then still in office who either were members of such group at the beginning of such period or whose election as a member of such group was previously so approved or (B) have been elected or nominated for election by one or more members of the Huntsman Group.  Change of Control shall also mean any “Change of Control” as defined in any Public Note Documents that occurs at a time when the market price (as determined by the Administrative Agent) of the Public Notes to which the “Change of Control” applies is less than

103% of the principal amount thereof, or if as a result thereof the holders of such Public Notes collectively put or tender in excess of $50,000,000 in the aggregate of such Public Notes.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Non-Extended Term B Dollar Loans, Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans, 2013 Additional Term Loans, 2013-1 Additional Term Loans, 2014-1 Additional Term Loans, 2015 Non-Extended Term B Dollar Loans, 2015 Extended Term B Dollar Loans, Term C Dollar Loans, Revolving Loans, Swing Line Loans, Incremental Term Loans, Refinancing Term Loans, New Extended Term Loans or New Extended Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Non-Extended Term B Dollar Loans, Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans, 2014-1 Additional Term Loans, 2015 Non-Extended Term B Dollar Loans, 2015 Extended Term B Dollar Loans, Term C Dollar Loans, Revolving Loans, Swing Line Loans, Refinancing Term Loan Commitment (and, in the case of an Refinancing Term Loan Commitment, the Class of Loans to which such commitment relates), or a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment or a New Extension Offer and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.  Refinancing Term Loan Commitments, Refinancing Term Loans, Incremental Term Loans and New Extended Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means August 16, 2005.

“Code” means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

“Collateral” means all “Collateral” as defined in each of the Security Documents and all other assets of each Credit Party pledged or mortgaged pursuant to any Security Document and any other collateral pledged or mortgaged by any Credit Party to secure the Obligations.

“Collateral Agent” means JPMCB in its capacity as Collateral Agent under the Collateral Security Agreement, the Pledge Agreement or any other applicable Security Document, or any successor Collateral Agent.

“Collateral Security Agreement” has the meaning assigned to that term in Section 5.1(b).

“Commercial Letter of Credit” means any letter of credit or similar instrument issued pursuant to this Agreement for the purpose of supporting trade obligations of the Borrower or any of its Subsidiaries in the ordinary course of business.

“Commitment” means, with respect to each Lender, the aggregate of the Revolving Commitment and Term Commitment, of such Lender and “Commitments” means such commitments of all of the Lenders collectively.

“Commitment Fee” has the meaning assigned to that term in Section 3.2(a).

“Commitment Period” means, the period from and including the Fifth Amendment Effective Date to but not including the Revolver Termination Date or, in the case of the Swing Line Commitment, five (5) Business Days prior to the Revolver Termination Date.

“Companies” has the meaning assigned to such term in the Tenth Amendment.

“Compliance Certificate” has the meaning assigned to that term in Section 7.2(b).

“Consenting Non-Extended Term B Dollar Loans” has the meaning assigned to that term in Section 2.12(b).

“Consolidated Cash Interest Expense” means, for any period, (i) Consolidated Interest Expense, but excluding, however, interest expense not payable in cash, amortization of discount and deferred financing costs, plus or minus, as the case may be (ii) net amounts paid or received under Interest Rate Agreements (with cap payments amortized over the life of the cap) and minus interest income received in Cash or Cash Equivalents in respect of Investments permitted hereunder.  Subject to adjustment as described in Section 1.2(c) for events occurring after the Third Amendment Effective Date, for purposes of computing Consolidated Cash Interest Expense, the Consolidated Cash Interest Expense for the second, third and fourth Fiscal Quarters of 2006 shall be $74.8 million, $74.9 million and $74.8 million, respectively.

“Consolidated Debt” means, at any time, without duplication, the sum of (i) all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis that would be required to be shown as debt on a balance sheet prepared in accordance with GAAP and other Indebtedness under Operating Financing Leases incurred pursuant to Section 8.2(b)(iv), less Cash, Cash Equivalents and Foreign Cash Equivalents of the Borrower and its Subsidiaries not subject to any Lien (other than a Lien in favor of the Administrative Agent and/or the Collateral Agent) or transfer restriction and (ii) Indebtedness of Borrower and its Subsidiaries of the type referred to in clause (x) of the definition of such term.

“Consolidated EBITDA” means, with respect to any Person, for any applicable period, the sum (without duplication) of (i) Consolidated Net Income minus, to the extent Consolidated Net Income has been increased thereby, any Port Arthur Fire Insurance Income, and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and Tax Distributions paid during such period, (B) Consolidated Interest Expense, (C) Permitted Non-Cash Impairment and Restructuring Charges less any non-cash items increasing Consolidated Net Income for such period, (D) the amount of net loss resulting from the payment of any premiums or similar amounts that are required to be paid under the express terms of the instrument(s) governing any Indebtedness of the Borrower upon the repayment or other extinguishment of such Indebtedness by the Borrower in accordance with the express terms of such Indebtedness and (E) the Port Arthur Fire Add Back, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.  For purposes of computing

Consolidated EBITDA, (i) all components of Consolidated EBITDA for any such applicable period shall be computed without giving effect to any extraordinary gains or losses (in accordance with GAAP) for such period and (ii) subject to adjustment as described in Section 1.2(c) for events occurring after the Third Amendment Effective Date, the Consolidated EBITDA for the second, third and fourth Fiscal Quarters of 2006 shall be $395.9 million, $282.5 million and $231.7 million, respectively.

“Consolidated Interest Expense” means, for any period, the total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, all as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, as modified by the last sentence of this definition.  Notwithstanding anything in this definition to the contrary, as used in this definition, the term “interest” shall include, without limitation, any discount in respect of sales of Receivables Facility Assets pursuant to a Permitted Accounts Receivables Securitization (regardless of whether such discount would constitute interest expense as determined in accordance with GAAP) and any net payments made or received by the Borrower and its Subsidiaries with respect to Other Hedging Agreements entered into by the Borrower or any of its Subsidiaries to protect against fluctuations in currency values in connection with the Permitted Accounts Receivables Securitization, and the term “discount” shall include any amounts which would be interest under GAAP if the Permitted Accounts Receivables Securitization were a debt financing.

“Consolidated Net Income” and “Consolidated Net Loss” mean, respectively, with respect to any Person, for any period, the sum of: (x) the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP plus (y) cash dividends or distributions paid to such Person or a Subsidiary of such Person by any other Person (the “Payor”) other than a Subsidiary of the referent Person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Dispositions or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Subsidiary of the Person or is or is merged or consolidated with the Person or any Subsidiary of the Person, (d) the net income (but not loss) of any Subsidiary of the Person to the extent that the declaration of Dividends or similar distributions by that Subsidiary of that income is restricted; provided however, that the net income of Foreign Subsidiaries shall only be excluded in any calculation of Consolidated Net Income of the Borrower as a result of application of this clause (d) if the restriction on Dividends or similar distributions results from consensual restrictions, (e) the net income or loss of any Person, other than a Subsidiary or the Person, except to the extent of cash Dividends or distributions paid to the Person or to a Subsidiary that is a Wholly-Owned Subsidiary of the Person by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) , (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (h) non-cash charges relating to asset impairments, which charges do not require an accrual of or a reserve for cash charges for any future period, (i) all gains or losses from the cumulative effect of any change in accounting principles and (j) the net amount of all Tax Distributions made during such period.

“Consolidated Net Tangible Assets” means, for any Person, the total assets of such Person and its Subsidiaries, as determined from a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared in accordance with GAAP, but excluding therefrom all items that are treated as goodwill and other intangible assets under GAAP.

“Contaminant” means any material with respect to which any Environmental Law imposes a duty, obligation or standard of conduct, including without limitation any pollutant contaminant (as those terms are defined in 42 U.S.C. §9601(33)), toxic pollutant (as that term is defined in 33 U.S.C.  §1362(13)), hazardous substance (as that term is defined in 42 U.S.C. §9601(14)), hazardous chemical (as that term is defined by 29 CFR §1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C.  §6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, (or any fraction thereof), solid waste (as that term is defined in 42 U.S.C. § 6903(27)), or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

“Contractual Obligation” means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which such property may be subject.

“Converting Term Loan Lender” has the meaning assigned to such term in the Third Amendment.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (“Refinanced Term Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Term Debt except by an amount equal to unpaid accrued interest (including default interest) and premium (including tender premiums or premium characterized as penalties) thereon plus reasonable upfront fees and original issue discount on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) without limiting the specific requirements set forth in the definitions of “Permitted Pari Passu Secured Refinancing Debt,” “Permitted Junior Secured Refinancing Debt” and “Permitted Unsecured Refinancing Debt,” as applicable, such Indebtedness has a maturity that is not earlier than, and a Weighted Average Life to Maturity equal to or greater than, the

Refinanced Term Debt, (iii) the covenants and events of default of such Indebtedness (except, for the avoidance of doubt, as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole as determined by the Borrower in its reasonable judgment) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Term Loans being refinanced are to the lenders thereof (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such material covenants and events of default satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees) and (iv) the proceeds of all such Indebtedness shall be applied, on a dollar-for-dollar basis to the substantially concurrent pro rata repayment of such Refinanced Term Debt (including all accrued interest, fees and premiums (if any) in connection therewith), on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Event” means the making of any Loan or the issuance of any Letter of Credit.

“Credit Exposure” has the meaning assigned to that term in Section 12.8(b).

“Credit Party” means the Borrower, each Subsidiary Guarantor and any guarantor which may hereafter enter into a Guaranty with respect to the Obligations.

“Customary Permitted Liens” means:

(i)                                     Liens for taxes, assessments, governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (x) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (y) provision for the payment of all such taxes, assessments, governmental charges or levies known to such Person has been made on the books of such Person to the extent required by GAAP;

(ii)                                  mechanics’, processor’s, materialmen’s, carriers’, warehouse-men’s, landlord’s and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that (x) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (y) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(iii)                               Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(iv)                              (x)                                 Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under Operating Financing Leases and (y) Liens securing surety, indemnity, performance, appeal and release bonds, provided that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

(v)                                 Permitted Real Property Encumbrances;

(vi)                              attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $50,000,000 or less at any one time, provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

(vii)                           leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease permitted by this Agreement or the Security Documents;

(viii)                        customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits in the ordinary course of business permitted by this Agreement; and

(ix)                              Environmental Liens, to the extent that (w) any proceedings commenced for the enforcement of such Liens shall have been suspended or are being contested in good faith, (x) provision for all liability and damages that are the subject of said Environmental Liens has been made on the books of such Person to the extent required by GAAP and (y) such Liens do not relate to obligations exceeding $10,000,000 in the aggregate at any one time; and (z) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods and provided that such duties are not yet due or are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP.

“DB” means Deutsche Bank AG New York Branch and its successors.

“DBTCA” has the meaning assigned to that term in the Recitals to this Agreement.

“Declining Non-Extended Term B Dollar Lender” has the meaning assigned to that term in Section 2.12(b).

“Default Rate” means a variable rate per annum which shall be two percent (2%) per annum plus either (i) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed or (ii) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin, but in no event in excess of that permitted by applicable law.

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Determination Date” has the meaning assigned to that term in Section 12.23.

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 4.3(c)(ii)(B).

“Discount Range” has the meaning assigned to such term in Section 4.3(c)(iii)(A).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 4.3(c)(iii)(A).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 4.3(c)(iii) substantially in the form of Exhibit 4.3(c)-A.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit 4.3(c)-B, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 4.3(c)(iii)(A).

“Discount Range Proration” has the meaning assigned to such term in Section 4.3(c)(iii)(C).

“Discounted Loan Prepayment” has the meaning assigned to such term in Section 4.3(c)(i).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 4.3(c)(iv)(C).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 4.3(c)(ii), Section 4.3(c)(iii) or Section 4.3(c)(iv), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Dividends” has the meaning assigned to that term in Section 8.4(a).

“Documents” means the Loan Documents and the Transaction Documents.

“Dollar” and “$” means the lawful currency of the United States of America.

“Dollar Equivalent” means, at any time, (i) as to any amount denominated in Dollars, the amount thereof at such time, and (ii) as to any amount denominated in any Alternative Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary not a party to the Subsidiary Guaranty or a guaranty delivered pursuant to Section 7.11(h).

“Eighth Amendment” means the Eighth Amendment dated March 11, 2013 among the Borrower, the Administrative Agent, and JPMorgan Chase Bank, N.A., in its capacity as the 2013 Additional Term Loan Lender.

“Eighth Amendment Effective Date” has the meaning assigned thereto in the Eighth Amendment.

“Eleventh Amendment” means the Eleventh Amendment to Credit Agreement, dated as of August 12, 2014.

“Eleventh Amendment Effective Date” means the date that the conditions in Section 4 of the Eleventh Amendment shall have been satisfied or waived in accordance therewith.

“Eleventh Amendment Escrow Agent” means Wilmington Trust, National Association.

“Eleventh Amendment Escrow Agreement” means the Escrow and Security Agreement, dated as of August 12, 2014, by and among Wilmington Trust, National Association, in its capacities as escrow agent, depository bank and securities intermediary, JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent and the Borrower, as grantor, as may be amended, restated, waived or otherwise modified from time to time.

“Eleventh Amendment Release Date” means date of the occurrence of the Rockwood Acquisition Closing Date or the Other Debt Refinancing Closing Date.

“Eligible Assignee” means a commercial bank, investment company, financial institution, financial company, Fund (whether a corporation, partnership, trust or other entity) or insurance company in each case, together with its Affiliates or Related Funds, which makes, purchases, holds or otherwise invests in commercial loans or other similar extensions of credit in the ordinary course of its business or any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, that (x) the Borrower is an Eligible Assignee for the purposes of the transactions permitted by Section 4.3(c) and (y) except with respect to Revolving Commitments or Revolving Loans, the Borrower or any Affiliate of the Borrower is an Eligible Assignee for the purposes of the transactions permitted by clause (ii) of Section 12.8(g) (subject, in each case in this clause (y), to the reasonable consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed).

“Environmental Claim” means any notice of violation, claim (including common law claims), suit, written demand, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any Person for any damage, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, cost recovery, indemnity, indirect or consequential damages, damage to the environment, or for nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from or based upon (i) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Contaminant in, into or onto the environment at, in, by, from or related to any real estate owned, leased or operated at any time by the Borrower or any of its Subsidiaries (the “Premises”), (ii) the use, handling, generation, transportation, storage, treatment or disposal of Contaminants in connection with the operation of any Premises, or (iii) the violation, or alleged violation, of any Environmental Laws relating to environmental matters connected with the Borrower’s operations or any Premises.

“Environmental Laws” means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules or regulations or orders, decrees, judgments or directives issued by a Governmental Authority, or Environmental Permits or Remedial Action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following United States statutes, as now written and hereafter amended:  the Water Pollution Control Act, as codified in 33 U.S.C. §1251 et seq., the Clean Air Act, as codified in 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. §2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. §9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. §11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. §300f et seq., and any related regulations, as well as all state and local equivalents.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or Environmental Permits, or (ii) damages relating to, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Permits” means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws or necessary or reasonably required for the current and anticipated future operation of the business of the Borrower or any Subsidiary of the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a “controlled group”, as defined in Section 414(b) of the Code, or is a member of an “affiliated service group”, as defined in Section 414(m) of the Code which includes such Person.  Unless otherwise qualified, all references to an “ERISA Affiliate” in this Agreement shall refer to an ERISA Affiliate of the Borrower or any Subsidiary.

“Euro” means the lawful currency adopted by or which is adopted by participating member states of the European Community relating to Economic and Monetary Union.

“Eurocurrency Loan” means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Rate” means

(i)                                     in the case of Dollar denominated loans, (A) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 Page for deposits in Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, or, in the event such rate does not appear on such Reuters screen, on any successor or substitute page on such screen that displays such rate, and, in the event such rate is not available, (B) then the Eurocurrency Rate for such currency and Interest Period shall be the Interpolated Rate; provided that with respect to (x) the 2014-1 Additional Term Loans only, the Eurocurrency Rate shall be no less than 0.75% and (y) the 2015 Extended Term B Dollar Loans only, the Eurocurrency Rate shall be no less than 0%; or

(ii)                                  in the case of Euro denominated loans, (A) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays EURIBOR (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, or, in the event such rate does not appear on such Reuters screen, on any successor or substitute page on such screen that displays such rate, and, in the event such rate is not available, (B) then the Eurocurrency Rate for such currency and Interest Period shall be the Interpolated Rate; or

(iii)                               in the case of Sterling denominated loans, (A) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays GBP (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, or, in the event such rate does not appear on such Reuters screen, on any successor or substitute page on such screen that displays such rate, and, in the event such rate is not available, (B) then the Eurocurrency Rate for such currency and Interest Period shall be the Interpolated Rate.

In the case of Swing Line Loans maintained at the Quoted Rate and Eurocurrency Loans, the cost of the Lenders of complying with any Eurocurrency Reserve Requirements will be added to the interest rate computed in the manner set forth in Schedule 1.1(b).

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve liquid asset or similar requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), including without limitation, under regulations issued from time to time by (a) the Board, (b) any Governmental Authority of the jurisdiction of the relevant currency or (c) any Governmental Authority of any jurisdiction in which advances in such currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined, including Mandatory Costs.

“Event of Default” has the meaning assigned to that term in Section 10.1.

“Excess Cash Flow” means, an amount not less than zero calculated as of the close of business on March 31 of each year (commencing March 31, 2008), equal to (i) the sum of (a) the average daily aggregate Total Available Revolving Commitment during the period of February 1 through and including March 31 of such year plus (b) the amount, if any, by which the average available capacity under Receivables Documents in existence during such period and subject to any limitations on availability contained therein during the period of February 1 through and including March 31 of such year exceeds the actual average Receivables Facility Attributed Indebtedness outstanding during the same period plus (c) the average daily balance of Cash, Cash Equivalents and the Dollar Equivalent as of March 31 of Foreign Cash Equivalents, held during the period February 1 through and including March 31 of such year, less (ii) the sum of (w) the aggregate amount of Net Sale Proceeds from Asset Dispositions during the preceding twelve months, to the extent not reinvested prior to March 31 of such year, plus (x) the aggregate amount of proceeds from the issuance of Indebtedness issued to refinance other Indebtedness and being held pending the payment of such other Indebtedness plus (y) the aggregate amount during the preceding twelve months of cash proceeds from Recovery Events received by the Borrower or any of its Subsidiaries during the preceding twelve months, to the extent not reinvested prior to March 31 of such year, plus (z) $1,050,000,000 plus, from and after the Eleventh Amendment Effective Date, the aggregate principal amount of any Incremental Revolving Facilities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. §78a et seq. and as hereafter amended.

“Exchange Rate” shall mean, on any day, (i) with respect to any Alternative Currency, the Spot Rate at which Dollars are offered on such day by the Administrative Agent in London or New York (as selected by the Administrative Agent) for such Alternative Currency at approximately 11:00 A.M. (London time or New York time, as applicable), and (ii) with respect to Dollars in relation to any specified Alternative Currency, the Spot Rate at which such specified Alternative Currency is offered on such day by the Administrative Agent in London or New York for Dollars at approximately 11:00 A.M. (London time or New York time, as applicable).  The Administrative Agent shall provide the Borrower with the then current Exchange Rate from time to time upon the Borrower’s request therefor.

“Exchange Rate Determination Date” means (i) for purposes of the determination of the Exchange Rate of any stated amount on any Business Day in relation to any Borrowing of Revolving Loans or Swing Line Loans in an Alternative Currency, (A) the date which is two Business Days prior to such Borrowing in the case of a Borrowing denominated in Euros or (B) the date of such Borrowing in the case of a Borrowing denominated in Sterling, (ii) for purposes of the determination of the Exchange Rate of any Stated Amount in relation to any issuance of any Letter of Credit, on the date of such issuance and (iii) for the purpose of determining the Exchange Rate to make determinations pursuant to Section 4.4(a), the last Business Day of each calendar month.

“Excluded Property” has the meaning assigned to that term in Section 7.11(a).

“Existing Non-Extended Term B Loan Maturity Date” has the meaning assigned to that term in Section 2.12(a).

“Existing Senior Notes” means those certain 4.875% senior notes due 2020 issued pursuant to the terms of the Existing Senior Notes Indenture.

“Existing Senior Notes Indenture” means that certain Indenture dated as of November 19, 2012 among the Borrower, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (as the same may be amended in compliance with this Agreement) and any supplemental indenture or additional indenture to be entered into with respect to the Existing Senior Notes to the extent permitted under Section 8.11.

“Existing Term B Dollar Loan” and “Existing Term B Dollar Loans” have the meanings assigned to those terms in Section 2.1(a)(i).

“Existing Term B Lender” means any Lender which made an Existing Term B Dollar Loan.

“Extended Term B Dollar Lender” means, at any time, any Lender that has an Extended Term B Dollar Loan at such time.

“Extended Term B Dollar Loan” means an Existing Term B Dollar Loan that has been converted to an “Extended Term B Dollar Loan” pursuant to the Sixth Amendment.  For the avoidance of doubt, from and after the Fourteenth Amendment Effective Date the Extended Term B Dollar Loans shall constitute either 2015 Extended Term B Dollar Loans or 2015 Non-Extended Term B Dollar Loans, as applicable.

“Extended Term B Dollar Note” and “Extended Term B Dollar Notes” have the meanings assigned to those terms in Section 2.2(a).

“Extended Term B Loan Facility” means the credit facility under this Agreement evidenced by the Extended Term B Dollar Loans.

“Extended Term B Loan Maturity Date” means April 19, 2017; provided, that, to the extent that there are any Senior Notes (2016) outstanding on any day during the period from and including the Senior Notes (2016) Trigger Date to and including the Senior Notes (2016) Maturity Date, then, unless the sum of (x) Cash and Cash Equivalents of the Borrower and its Subsidiaries on such day, (y) the Total Available Revolving Commitment on such day and (z) the total available capacity under the Receivables Documents in existence on such day that exceeds the actual Receivables Facility Attributed Indebtedness outstanding on such day is at least the Required Sum for such day, the “Extended Term B Loan Maturity Date” shall be such day.

“Extended Term B, Series 2, 2013 Additional Term, 2013-1 Additional Term, 2015 Extended Term B, 2015 Non-Extended Term B or 2014-1 Additional Term Percentage” means, at any time with respect to the Extended Term B Loan Facility, the Series 2 Extended Term B Loan Facility, the 2013 Additional Term Loan Facility, the 2013-1 Additional Term Loan Facility, 2015 Extended Term B Loan Facility, 2015 Non-Extended Term B Loan Facility or the 2014-1 Additional Term Loan Facility, as applicable, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Assigned Dollar Value (without duplication) of all Loans under such Facility outstanding at such time and the denominator of which is equal to the aggregate Assigned Dollar Value (without duplication) of all Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans, 2013 Additional Term Loans, 2013-1 Additional Term Loans, 2015 Extended Term B Dollar Loans, 2015 Non-Extended Term B Dollar Loans and 2014-1 Additional Term Loans outstanding at such time.

“Facility” means any of the credit facilities established under this Agreement, i.e., any of the Term Facilities or the Revolving Facility.

“Facing Agent” means each of (i) DB as to each Fifth Amendment Existing Letter of Credit, (ii) JPMCB and (iii) any other Revolving Lender agreed to by such Revolving Lender, the Borrower and the Administrative Agent (in each case, acting through any branch or Affiliate).

“Facing Agent Sublimit” means $112,500,000.

“FATCA” means the current Sections 1471 through 1474 of the Code, and any similar amended or successor version that is substantively comparable, and any regulations or official published interpretations thereof.

“Federal Funds Rate” means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by JPMCB from three federal funds brokers of recognized standing selected by JPMCB.

“Fifth Amendment” means the Fifth Amendment to Credit Agreement dated as of March 9, 2010.

“Fifth Amendment Effective Date” means the “Amendment Effective Date” as defined in the Fifth Amendment.

“Fifth Amendment Existing Letter of Credit” means any letter of credit issued by DB pursuant to this Agreement prior to the Fifth Amendment Effective Date and set forth on Schedule 1.1(d), to the extent such letter of credit is not increased (other than in accordance with the terms thereof as in effect on the Fifth Amendment Effective Date), extended, auto-extended or renewed, on or after the Fifth Amendment Effective Date.

“Fifth Amendment Fee Letter” means the letter agreement with respect to fees related to this Agreement among the Borrower, J.P. Morgan Securities Inc. and JPMCB dated on or before the Fifth Amendment Effective Date.

“Fiscal Quarter” has the meaning assigned to that term in Section 7.12.

“Fiscal Year” has the meaning assigned to that term in Section 7.12.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Cash Equivalents” means (i) debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody’s A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or Aa2, or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an “approved jurisdiction”), or any agency or instrumentality of an approved jurisdiction, provided that the full faith and credit of the approved jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the approved jurisdiction and (ii) debt securities in an aggregate principal amount not to exceed the Dollar Equivalent of $40,000,000 with a maturity of 365 days or less issued by any nation in which the Borrower or its Subsidiaries has cash which is the subject of restrictions on export, any agency or instrumentality of such nation or any bank or other organization organized in such nation.

“Foreign Factoring Transactions” means transactions (other than pursuant to (a) any Permitted Accounts Receivables Securitization or (b) a transaction described in Section 8.3(e)) for the sale or discounting of (i) the Accounts Receivable of a Foreign Subsidiary and/or (ii) letters of credit the beneficiary of which is a Foreign Subsidiary.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by the Borrower or one or more of its Subsidiaries or its Affiliates primarily for the benefit of employees of the Borrower or such Subsidiaries or its Affiliates residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia and that is not a Subsidiary Guarantor.

“Fourth Amendment” means the Fourth Amendment to this Agreement dated as of June 22, 2009.

“Fourth Amendment Effective Date” has the meaning assigned to that term in the Fourth Amendment.

“Fourteenth Amendment” means the Fourteenth Amendment to this Agreement dated as of August 10, 2015, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourteenth Amendment Effective Date” has the meaning assigned thereto in the Fourteenth Amendment.

“Fund” means a Person that is a fund that makes, purchases, holds or otherwise invests in commercial loans or similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of government.

“Guarantee Obligations” means, as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness,

Capitalized Lease, Operating Financing Lease (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:  (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount at such time of the primary obligation in respect of which such Guarantee Obligation is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum liability (assuming full performance) in respect thereof reasonably anticipated at such time.

“Guaranteed Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) on each Note issued by the Borrower to each Lender, and Loans made under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower (or, if permitted by Section 8.2, its Subsidiaries) owing under any Interest Rate Agreement or Other Hedging Agreement or any Overdraft Facility entered into by the Borrower or any of its Subsidiaries with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Interest Rate Agreement or Other Hedging Agreement or Overdraft Facility, as the case may be, and their subsequent assigns, if any, whether or not in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Guaranty” means, collectively, (i) the Subsidiary Guaranty and (ii) each guaranty delivered by a Foreign Subsidiary pursuant to Section 7.11(h), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Headquarters Subsidiary Guaranty Agreement” has the meaning assigned to that term in Section 5.1(d)(ii) of this Agreement.

“Huntsman Affiliate” means Huntsman Corporation or any of its Affiliates (other than the Borrower and its Subsidiaries).

“Huntsman Corporation” means Huntsman Corporation, a Delaware corporation.

“Huntsman Finco” means Huntsman International Financial LLC, a direct Wholly-Owned Subsidiary of the Borrower that is a limited liability company formed under the laws of Delaware.

“Huntsman Group” has the meaning assigned to that term in the definition of “Change of Control” in this Section 1.1.

“Huntsman Parent Company” means Huntsman Corporation or any entity of which the Borrower is a direct or indirect Wholly-Owned Subsidiary.

“Identified Participating Lenders” has the meaning assigned to such term in Section 4.3(c)(iii)(C).

“Identified Qualifying Lender” has the meaning assigned to such term in Section 4.3(c)(iv)(C).

“Immaterial Subsidiary” means any Subsidiary of the Borrower, the Consolidated Net Tangible Assets of which are less than 1% of the Borrower’s Consolidated Net Tangible Assets (as of the end of the most recently completed Fiscal Quarter of the Borrower for which financial statements are available) and which did not account for more than 1% of the consolidated revenues of the Borrower and its Subsidiaries for such period.

“Impacted Interest Period” means, with respect to any Screen Rate, an Interest Period which shall not be available at the applicable time.

“Impaired Lender” means, at any time, a Revolving Lender as determined by the Administrative Agent, that (i) is a Defaulting Lender, (ii)(x) has notified the Administrative Agent, any Facing Agent, the Swing Line Lender or the Borrower, or has stated publicly, that it will not comply with its obligations under this Agreement to make a Loan, make a payment to any Facing Agent in respect of a Letter of Credit Payment and/or make a payment to the Swing Line Lender in respect of a Swing Line Loan (each a “funding obligation”) or (y) has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar agreement, unless such default in respect of funding obligations is the subject of a good faith dispute, (iii) has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) as to which a Lender Insolvency Event has occurred and is continuing (provided that the reallocation of funding obligations provided for in Section 3.8(a) as a result of a Revolving Lender being an Impaired Lender will not by itself cause the relevant Impaired Lender to become a Non-Impaired Lender).  Any determination that a Revolving Lender is an Impaired Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion acting in good faith.  Notwithstanding anything to the contrary above, a Revolving Lender will not be an Impaired Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Revolving Lender or Lender Parent Company by a Governmental Authority.

“Incremental Amendment” has the meaning assigned to that term in Section 2.13(d).

“Incremental Equivalent Debt” has the meaning assigned to that term in Section 8.2(b)(xix).

“Incremental Facilities” has the meaning assigned to that term in Section 2.13(a).

“Incremental Loans” has the meaning assigned to that term in Section 2.13(a).

“Incremental Revolving Facilities” has the meaning assigned to that term in Section 2.13(a).

“Incremental Revolving Facility Lender” has the meaning assigned to that term in Section 2.13(e).

“Incremental Revolving Loans” has the meaning assigned to that term in Section 2.13(a).

“Incremental Term Facilities” has the meaning assigned to that term in Section 2.13(a).

“Incremental Term Loans” has the meaning assigned to that term in Section 2.13(a).

“Indebtedness” means, as applied to any Person (without duplication):

(i)                                all obligations of such Person for borrowed money;

(ii)                             the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith) which purchase price is (x) due more than six months from the date of incurrence of the obligation in respect thereof (or in the case of long-term supply agreements, from the date of delivery of such assets or services) or (y) evidenced by a note or a similar written instrument;

(iii)                          all Capitalized Lease Obligations;

(iv)                         all indebtedness secured by any Lien (other than Customary Permitted Liens) on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

(v)                            notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (ii) above);

(vi)                         indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

(vii)                      the face amount of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

(viii)                   all obligations of such Person under Interest Rate Agreements or Other Hedging Agreements;

(ix)                         Guarantee Obligations of such Person;

(x)                            the aggregate outstanding amount of Receivables Facility Attributed Indebtedness or the gross proceeds from any similar transaction, regardless of whether such transaction is effected without recourse to such Person or in a manner that would not otherwise be reflected as a liability on a balance sheet of such Person in accordance with GAAP; and

(xi)                         the Attributable Debt of any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

provided, however, notwithstanding the foregoing, “Indebtedness” shall not include deferred taxes or indebtedness of Borrower and/or its Subsidiaries incurred to finance insurance premiums, if (a) such indebtedness is unsecured (except as permitted by Section 8.1(k)), and (b) is in a principal amount not in excess of the casualty and other insurance premiums to be paid by Borrower and/or its Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

“Indemnified Party” has the meaning assigned to that term in Section 12.4(a).

“Initial Borrowing” means the first Borrowing by the Borrower under this Agreement.

“Initial Loan” means the first Loan made by the Lenders under this Agreement.

“Intellectual Property” has the meaning assigned to that term in Section 6.19.

“Intercompany Loan” has the meaning assigned to that term in Section 8.7(g).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated on or about the Closing Date, by and among the Collateral Agent, Administrative Agent, DB as beneficiary of the Mortgages, HSBC Bank USA, National Association (as successor to HSBC Bank USA), as trustee for the Senior Secured Notes and the Borrower, in the form of Exhibit B to the Collateral Security Agreement, as amended, modified or supplemented in accordance with the terms thereof.

“Interest Coverage Ratio” means, for any period, the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such period.

“Interest Payment Date” means (i) as to any Base Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (ii) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of the Interest Period applicable thereto and (iii) as to any Eurocurrency Loan having an Interest Period longer than three months, each three (3) month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto; provided, however, that, in addition to the foregoing, each of (A) the Revolver Termination Date, (B) the 2014-1 Additional Term Loan Maturity Date, (C) the 2015 Extended Term B Loan Maturity Date, (D) the 2015 Non-Extended Term B Loan Maturity Date and (E) the Term C Loan Maturity Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder for such Loan; provided, further, that with respect to interest on the 2014-1 Additional Term Loans, on or prior to the Eleventh Amendment Release Date or the 2014-1 Additional Term Loans Termination Date, as applicable, the only Interest Payment Date shall be the Eleventh Amendment Release Date or the 2014-1 Additional Term Loans Termination Date, as applicable.

“Interest Period” has the meaning assigned to that term in Section 3.4.

“Interest Rate Agreement” means any interest rate swap agreement, cross-currency interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower or any Subsidiary is a party.

“Interest Rate Determination Date” means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be (i) in the case of any Eurocurrency Loan in Dollars, the second Business Day prior to first day of the related Interest Period for such Loan or (ii) in the case of any Eurocurrency Loan in an Alternative Currency, the date on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in the Applicable Currency for value on the first day of the related Interest Period for such Eurocurrency Loan; provided, however, that if for any such Interest Period with respect to an Alternative Currency Loan, quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum, rounded to the same number of decimal places as the relevant Reuters screen referenced under clauses (i)(A), (ii)(A) and (iii)(A) of the definition of “Eurocurrency Rate,” as applicable (such referenced rate, the “Screen Rate”), determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m. (London time) on the applicable Interest Rate Determination Date.

“Inventory” means, inclusively, all inventory as defined in the Uniform Commercial Code in effect in the State of New York from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by the Borrower or any of its Subsidiaries of every kind or description which are held for sale or lease or which are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in the Borrower’s or any of its Subsidiaries’ businesses.

“Investment” means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person, (ii) any direct or indirect loan or advance by that person to any other Person (other than prepaid expenses or Accounts Receivable created or acquired in the ordinary course of business), including all Indebtedness of such Person arising from a sale of property by such first Person other than in the ordinary course of its business or (iii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person.  The amount of any Investment by any Person on any date of determination shall be the sum of the acquisition price of the gross assets acquired by such Person (including the amount of any liability assumed in connection with the acquisition by such Person to the extent such liability would be reflected as a liability on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price and earnout adjustments (positive or negative) paid (or credited) in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Borrower or another Subsidiary of the Borrower) in connection with the sale of such Investment.  Whenever the term “outstanding” is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

“IRIC” means International Risk Insurance Company, a Utah corporation.

“IRS” means the United States Internal Revenue Service, or any successor or analogous organization.

“Issuer” means the entity acting as issuer or similar funding vehicle under the relevant Receivables Documents.

“Joint Lead Arrangers” has the meaning assigned to such term in the Tenth Amendment.

“Joint Venture” means any corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Term Loan, any New Extended Term Loan or any New Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Commission” has the meaning assigned to that term in Section 2.9(e)(ii).

“LC Obligations” means, at any time, an amount equal to the sum of (i) the Assigned Dollar Value of the aggregate Stated Amount of the then outstanding Letters of Credit and (ii) the Assigned Dollar Value of the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.9(c).  The LC Obligation of any Revolving Lender at any time shall mean the Dollar Equivalent of its Pro Rata Share of the Assigned Dollar Value of the aggregate LC Obligations outstanding at such time.

“Lender” and “Lenders” have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a “Lender” in connection with the issuance of Additional Term Loans pursuant to Section 2.1(a)(ii) or Incremental Loans pursuant to Section 2.13.

“Lender Default” means (i) the refusal (which has not been retracted) of a Lender (x) to make available its portion of any Borrowing when the conditions precedent thereto, in the determination of the Administrative Agent, have been met, or (y) to fund its portion of any unreimbursed payment under Section 2.9(d) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.1 or Section 2.9(d), as a result of any takeover of such Lender by any regulatory authority or agency.

“Lender Insolvency Event” means that (i) a Revolving Lender or its Lender Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Revolving Lender or its Lender Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Revolving Lender or its Lender Parent Company, or such Revolving Lender or its Lender Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lender Parent Company” means, with respect to a Revolving Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Revolving

Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Revolving Lender.

“Lending Office” means, with respect to each Lender, the office specified under such Lender’ name on the administrative questionnaire delivered to the Administrative Agent on or prior to the Third Amendment Effective Date, or on the signature page to any Assignment and Assumption Agreement, with respect to each Type of Loan or such other office as such Lender may designate in writing from time to time to Borrower and Administrative Agent with respect thereto.

“Letter of Credit Payment” means, as applicable (i) all payments made by a Facing Agent pursuant to either a draft or demand for payment under a Letter of Credit or (ii) all payments by Revolving Lenders to a Facing Agent in respect thereof (whether or not in accordance with their Pro Rata Share).

“Letters of Credit” means, collectively, all Fifth Amendment Existing Letters of Credit, Commercial Letters of Credit, Standby Letters of Credit and Bank Guarantees, in each case as issued pursuant to this Agreement, and “Letter of Credit” means any one of such Letters of Credit.

“Leverage Ratio” means, for any Test Period, the ratio of Consolidated Debt as of the last day of such Test Period to Consolidated EBITDA for such Test Period.

“Lien” means (i) any judgment lien or execution, attachment, levy, distraint or similar legal process and (ii) any mortgages, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien, charge or deposit arrangement (other than a deposit to a Deposit Account in the ordinary course of business and not intended as security) of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, or any sale of receivables with recourse against the seller or any Affiliate of the seller).

“Loan” means any 2015 Extended Term B Dollar Loan, 2015 Non-Extended Term B Dollar Loan, Extended Term B Dollar Loan, Series 2 Extended Term B Dollar Loan, 2013 Additional Term Loan, 2013-1 Additional Term Loan, 2014-1 Additional Term Loan, Non-Extended Term B Dollar Loan, Term C Dollar Loan, Swing Line Loan or Revolving Loan, and “Loans” means all such Loans, collectively.

“Loan Documents” means, collectively, this Agreement, the Notes, each Letter of Credit, each Security Document, each Guaranty, any Refinancing Amendment, Incremental Amendment or New Extension Offer, the Eleventh Amendment Escrow Agreement and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

“LOU Claim Proceeds” means all insurance proceeds received by the Borrower or any of its Subsidiaries after the Fifth Amendment Effective Date in respect of the Port Arthur Plant Fire.

“LPC” means Louisiana Pigment Company, and its successors and assigns.

“Majority Lenders” of any Facility means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Mandatory Cost” means the cost imputed to the Lender(s) of compliance with the mandatory liquid assets requirements of the Bank of England and/or the banking supervision or other costs of the Financial Services Authority or European Central Bank or any successor body exercising their functions in this respect as determined in accordance with Schedule 1.1(b).

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its respective obligations under any Loan Document to which it is a party, or (iii) the validity or enforceability of this Agreement, the Eleventh Amendment Escrow Agreement or any of the Security Documents or the material rights or remedies of the Administrative Agent, Collateral Agent or and the Lenders hereunder or thereunder.

“Material Agreement” means (i) any Contractual Obligation of the Borrower or any of its Subsidiaries, the breach of which or the failure to maintain would be reasonably likely to result in a Material Adverse Effect, (ii) the Public Note Documents and (iii) any material Contractual Obligation entered into in connection with an Acquisition.

“Material Subsidiary” means any Subsidiary of the Borrower, the Consolidated Net Tangible Assets of which were more than 2% of the Borrower’s Consolidated Net Tangible Assets as of the end of the most recently completed Fiscal Year of the Borrower for which audited financial statements are available; provided that, in the event the aggregate of the Total Assets of all Subsidiaries that do not constitute Material Subsidiaries exceeds 5% of the Borrower’s Total Assets as of such date, the Borrower (or the Administrative Agent, in the event the Borrower has failed to do so within 10 days of request therefor by the Administrative Agent) shall, to the extent necessary, designate sufficient Subsidiaries to be deemed to be “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall thereafter constitute Material Subsidiaries.  Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of the Borrower included in such audited financial statements.

“Maximum Commitment” means, when used with reference to any Lender, the aggregate of such Lender’s Term Commitments and Revolving Commitment in the amounts not to exceed those set forth opposite the name of such Lender on Schedule 1.1(a) hereto, subject to reduction from time to time in accordance with the terms of this Agreement.

“Minimum Borrowing Amount” means, with respect to (i) Base Rate Loans, $3,000,000, (ii) with respect to Eurocurrency Loans, $5,000,000, in the case of a Borrowing in Dollars, £2,000,000, in the case of a Borrowing in Sterling, and €5,000,000, in the case of a Borrowing in Euros and (iii) with respect to Swing Line Loans, $500,000 or the Dollar Equivalent thereof in an Alternative Currency (or such other amount as the Swing Line Lender may agree.)

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.15(b).

“Minimum Floor Amount” has the meaning assigned to that term in Section 12.23(a)(i).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” has the meaning assigned to that term in Section 5.1(e)(i) and shall also include any mortgage or similar documents executed pursuant to Section 7.11.

“Mortgage Policies” has the meaning assigned to that term in Section 5.1(e)(ii).

“Mortgaged Property” means the owned or leased real property subject to a Mortgage as indicated on Schedule 6.21(c) and shall also include any owned or leased real property subject to a Mortgage pursuant to Section 7.11.

“Most Recent Leverage Ratio” means, at any date, the Leverage Ratio for the Test Period ending as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 7.1; provided, however, that if the Borrower fails to deliver such financial statements as required by Section 7.1 and further fails to remedy such default within five days of notice thereof from the Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the Most Recent Leverage Ratio shall be deemed to be the highest level as of the date such financial statements were required to be delivered under Section 7.1.  The Most Recent Leverage Ratio for the period from the Closing Date to the first date on which financial statements are required to be delivered to the Lenders pursuant to Section 7.1 shall be deemed to be 3.0 to 1.0.

“Most Recent Senior Secured Leverage Ratio” means, at any date, the Senior Secured Leverage Ratio for the Test Period ending as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 7.1; provided, however, that if the Borrower fails to deliver such financial statements as required by Section 7.1 and further fails to remedy such default within five days of notice thereof from the Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the Most Recent Senior Secured Leverage Ratio shall be deemed to be the highest level as of the date such financial statements were required to be delivered under Section 7.1.  The Most Recent Senior Secured Leverage Ratio shall be deemed to be greater than 2.25 to 1.0 for the period from the Third Amendment Effective Date to the earlier of (A) the date of delivery of the financial statements required by Section 7.1 and a Compliance Certificate with respect to the Fiscal Quarter of the Borrower ended September 30, 2007 or (B) the date three (3) Business Days following delivery by the Borrower of a certificate of a Responsible Financial Officer stating that (i) the US Commodity Business Sale has been consummated, (ii) no Event of Default or Unmatured Event of Default has occurred and (iii) certifying as to the Senior Secured Leverage Ratio calculated on a Pro Forma Basis after giving effect to the US Commodity Business Sale and the repayment of any Indebtedness with the Net Sale Proceeds therefrom that has occurred by the date of such certificate.

“MP Group” has the meaning assigned to that term in the definition of “Change of Control” in this Section 1.1.

“Multiemployer Plan” means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by the Borrower or any of its ERISA Affiliates or any Subsidiary of the Borrower or ERISA Affiliates of such Subsidiary.

“Net Equity Proceeds” means the cash proceeds received from (i) any capital contribution from any member of the Borrower or (ii) the issuance of Capital Stock of the Borrower (other than to a Subsidiary or an employee stock ownership plan), net of the actual liabilities for reasonably anticipated cash taxes in connection with such incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such incurrence, and reasonable legal, advisory and other fees and expenses, incurred in connection with such incurrence.

“Net Recovery Proceeds” means, with respect to any Recovery Event, an amount equal to the sum of the aggregate cash payments received by the Borrower or any Subsidiary of the Borrower from such Recovery Event minus the direct costs and expenses incurred in connection therewith (including, without limitation, all legal fees and other professional fees) and minus any provision for taxes in respect thereof made in accordance with GAAP.  Any proceeds, costs expenses or taxes denominated in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Recovery Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt of such Net Recovery Proceeds by the Borrower or any Subsidiary of the Borrower.

“Net Sale Proceeds” means, with respect to any Asset Disposition, an amount equal to the sum of the aggregate cash payments received by the Borrower or any Subsidiary of the Borrower from such Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) minus the direct costs and expenses incurred in connection therewith (including in the case of any Asset Disposition, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than hereunder) required to be repaid as a result of such Asset Disposition) and minus any provision for taxes in respect thereof made in accordance with GAAP.  Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by the Borrower or any Subsidiary of the Borrower.

“New Extended Revolving Commitments” has the meaning assigned to such term in Section 2.15(a).

“New Extended Revolving Loans” has the meaning assigned to such term in Section 2.15(a).

“New Extended Term Loans” has the meaning assigned to such term in Section 2.15(a) and shall include, for the avoidance of doubt, the 2015 Extended Term B Dollar Loans.

“New Extending Lender” has the meaning assigned to such term in Section 2.15(a) and shall include, for the avoidance of doubt, the 2015 Extended Term B Dollar Lenders.

“New Extension” has the meaning assigned to such term in Section 2.15(a).

“New Extension Offer” has the meaning assigned to such term in Section 2.15(a).

“New Revolving Lender” has the meaning assigned to that term in Section 2.10(a).

“Ninth Amendment” means the Ninth Amendment dated August 22, 2013 among the Borrower, the Administrative Agent and Citibank, N.A., in its capacity as the 2013-1 Additional Term Loan Lender.

“Ninth Amendment Effective Date” has the meaning assigned thereto in the Ninth Amendment.

“Non-Defaulting Lender” means each Lender which is not a Defaulting Lender.

“Non-Extended Term B Dollar Lender” means any Lender which has made (or a portion thereof) a Non-Extended Term B Dollar Loan.

“Non-Extended Term B Dollar Loan” means an Existing Term B Dollar Loan that shall not have been converted to an “Extended Term B Dollar Loan” pursuant to the Sixth Amendment.

“Non-Extended Term B Dollar Loan Extension Effective Date” has the meaning assigned to that term in Section 2.12(b).

“Non-Extended Term B Dollar Note” and “Non-Extended Term B Dollar Notes” have the meanings assigned to those terms in Section 2.2(a).

“Non-Extended Term B Loan Facility” means the credit facility under this Agreement evidenced by the Non-Extended Term B Dollar Loans.

“Non-Extended Term B Loan Maturity Date” means April 19, 2014, as the same may be extended from time to time pursuant to Section 2.12; provided, that, if there shall occur a date (an “earlier date”) on which in excess of $100,000,000 of Public Notes which have not been repaid or refinanced with Permitted Refinancing Indebtedness in accordance with the terms of this Agreement is scheduled to come due within three months, “Non-Extended Term B Loan Maturity Date” means such earlier date.

“Non-Extended Term B Loan Trigger Date” means the 91st day prior to scheduled maturity date of the Non-Extended Term B Loan Maturity Date.

“Non-Extended Term B or Term C Percentage” means, at any time with respect to the Non-Extended Term B Loan Facility or the Term C Dollar Facility, as applicable, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Assigned Dollar Value of all Loans under such Facility outstanding at such time and the denominator of which is equal to the aggregate Assigned Dollar Value of all Non-Extended Term B Dollar Loans and Term C Dollar Loans outstanding at such time.

“Non-Impaired Lender” means, at any time, any Revolving Lender which is not an Impaired Lender.

“Non-U.S. Participant” means any Lender that is not a United States person within the meaning of Code section 7701(a)(30).

“Note” means any of the Swing Line Notes, the Revolving Notes or the Term Notes and “Notes” means all of such Notes collectively.

“Notice of Borrowing” has the meaning assigned to that term in Section 2.5.

“Notice of Conversion or Continuation” has the meaning assigned to that term in Section 2.6.

“Notice of Issuance” has the meaning assigned to that term in Section 2.9(b).

“Notice of Revolving Commitment Increase” has the meaning assigned to that term in Section 2.10(b).

“Notice Office” means the office of the Administrative Agent located at 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention: Monica M. Espitia (Facsimile No. 713-427-6307), or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

“Obligations” means all liabilities and obligations of the Borrower and its Subsidiaries now or hereafter arising under this Agreement and all of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“Offered Amount” has the meaning assigned to such term in Section 4.3(c)(iv)(A).

“Offered Discount” has the meaning assigned to such term in Section 4.3(c)(iv)(A).

“Operating Financing Lease” means a lease of the type described in clause (xi) of the definition of “Indebtedness”.

“Organizational Documents” means, with respect to any Person, such Person’s memorandum, articles or certificate of incorporation, certificates of formation, bylaws, partnership agreement, limited liability company agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Other Debt” means any indebtedness of the Borrower other than (i) Indebtedness under the Revolving Facility and (ii) intercompany Indebtedness or Indebtedness owed to an Affiliate of the Borrower.

“Other Debt Refinancing” means the use of proceeds from borrowings under the 2014-1 Additional Term Facility to repay all or any portion of any Other Debt (and permanently reduce any corresponding commitments with respect thereto).

“Other Debt Refinancing Closing Date” means the date that the conditions set forth in Section 5.2 and Section 5.6 shall be satisfied; provided that such date shall not be later than the 2014-1 Additional Term Loans Termination Date; provided, further, that the Other Debt Refinancing Closing Date shall not occur if the Rockwood Acquisition is consummated.

“Other Hedging Agreement” means any foreign exchange contract, currency swap agreement, futures contract, commodity agreements, option contract, synthetic cap or other similar agreement other than an Interest Rate Agreement to which the Borrower or any Subsidiary is a party.

“Overdraft Facility” has the meaning assigned to that term in Section 8.2(b)(xii).

“Overdraft Reserve” means an amount, if any, equal to the amount by which Indebtedness incurred by the Borrower or any of its Subsidiaries pursuant to Section 8.2(b)(xii) exceeds $60,000,000 (or the Dollar Equivalent thereof).

“Parent Company” means each Person which owns, directly or indirectly, at least a majority of the Voting Securities of the Borrower.

“Participants” has the meaning assigned to that term in Section 12.8(b).

“Participating Lender” has the meaning assigned to that term in Section 4.3(c)(iii)(B).

“Participating Subsidiary” means any Subsidiary of the Borrower or other entity formed as necessary or customary under the laws of the relevant jurisdiction that is a participant in a Permitted Accounts Receivables Securitization.

“Patriot Act” has the meaning assigned to that term in Section 6.22(a).

“Payment Office” means (i) with respect to the Administrative Agent or the Swing Line Lender, for payments with respect to Dollar-denominated Loans, the address located at 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention: Monica M. Espitia (Facsimile No. 713-427-6307), or such other address as the Administrative Agent or the Swing Line Lender, as

the case may be, may from time to time specify in accordance with Section 12.3 or (ii) with respect to the Administrative Agent or the Swing Line Lender, for payments in an Alternative Currency or with respect to a Letter of Credit denominated in an Alternative Currency, such account at such bank or office in London (or such other location) as the Administrative Agent or the Swing Line Lender, as the case may be, shall designate by notice to the Person required to make the relevant payment.

“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA.

“Perfection Certificates” has the meaning assigned to that term in Section 5.1(f).

“Permitted Accounts Receivables Securitization” means any receivables financing program providing for the sale, conveyance or contribution to capital of Receivables Facility Assets or interests therein by the Borrower and its Participating Subsidiaries to a Receivables Subsidiary in transactions purporting to be sales, which Receivables Subsidiary shall finance the purchase of such Receivables Facility Assets by the direct (or, to the extent approved by the Administrative Agent as evidenced by its written approval thereof, indirect) sale, transfer, conveyance, lien, grant of participation or other interest or pledge of such Receivables Facility Assets or interests therein to one or more limited purpose financing companies, special purpose entities, trusts and/or financial institutions, in each case, on a limited recourse basis as to the Borrower and the Participating Subsidiaries (except to the extent a limitation on recourse is not customary for similar transactions or is prohibited in the relevant jurisdiction); provided that any such transaction shall be consummated pursuant to documentation necessary or customary for such transactions in the relevant jurisdiction (or otherwise satisfactory to the Administrative Agent as evidenced by its written approval thereof) and shall provide for purchase price percentages reasonably satisfactory to the Administrative Agent.  Each of the Receivables Securitization Programs shall be considered a Permitted Accounts Receivables Securitization hereunder.

“Permitted Entrustment Loan Arrangement” means a coordinated credit-linked deposit and loan facility arranged in compliance with the laws of the People’s Republic of China pursuant to which a Foreign Subsidiary of the Borrower organized under the laws of the People’s Republic of China makes loans or advances to another Foreign Subsidiary of the Borrower through the use of an intermediary financial institution in the People’s Republic of China.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second-lien (or other junior lien) secured notes or second-lien (or other junior lien) secured loans; provided that (i) such Indebtedness (x) is secured by the Collateral on a second-priority (or other junior priority) basis with the Obligations and (y) is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature, have a shorter Weighted Average Life to Maturity than, or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default), prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise be subject to the provisions of one or more intercreditor agreements reasonably satisfactory to the Administrative Agent and (vi) any mandatory or voluntary prepayments of Permitted Junior Secured Refinancing Debt may not be made except to the extent that prepayments of the Term Loans and Permitted Pari Passu Secured Refinancing Debt are first made ratably, to the extent required hereunder or pursuant to the terms of such Permitted Pari Passu Secured Refinancing Debt, as the case may be.  Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” has the meaning assigned to that term in Section 8.1.

“Permitted Non-Cash Impairment and Restructuring Charges” means, with respect to any Person, for any period, (i) the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period), (ii) cash charges taken after the Third Amendment Effective Date in an aggregate amount not to exceed $100,000,000 and (iii) cash charges taken after the Rockwood Acquisition Closing Date and related to the Rockwood Acquisition in an aggregate amount not to exceed $130,000,000.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness (x) is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and (y) is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness has a maturity that is not earlier than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Term Debt, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise be subject to the provisions of one or more intercreditor agreements reasonably satisfactory to the Administrative Agent.  Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Real Property Encumbrances” means (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the applicable title policy in respect thereof (or any update thereto) and found, on the date of delivery of such title policy to the Administrative Agent in accordance with the terms hereof, reasonably acceptable by the Administrative Agent, (ii) as to any particular real property at any time, such easements, encroachments, covenants, restrictions, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such real property for the purpose for which it is held by the mortgagor or owner, as the case may be, thereof, or the Lien held by the Administrative Agent, (iii) municipal and zoning laws, regulations, codes and ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or owner, as the case may be, of such real property, (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as the Administrative Agent may consent to.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness, any Indebtedness refinancing, extending, renewing or refunding such Indebtedness; provided, however, that any such refinancing Indebtedness shall (i) be issued by the same obligor as the Indebtedness being so refinanced (or by Huntsman Corporation or a Parent Company) and be on terms, taken as a whole, not more restrictive than the terms of the documents governing the Indebtedness being so refinanced; (ii) if the Indebtedness being so refinanced is subordinated to the Obligations, be subordinated to the Obligations on substantially the same terms (or on terms at least as favorable to the Lenders) as Indebtedness being so refinanced; (iii) be in a principal amount (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) not exceeding the principal amount of the Indebtedness being refinanced on such date plus any call premiums, prepayment fees, costs and expenses paid in connection with such refinancing; (iv) not have a Weighted Average Life to Maturity less than the Indebtedness being refinanced; (v) if the Indebtedness being refinanced is Public Notes, be unsecured Indebtedness maturing no earlier than the then latest Term Maturity Date; and (vi) be upon terms and subject to documentation which is in form and substance reasonably satisfactory in all material respects to the Administrative Agent.

“Permitted Technology Licenses” has the meaning assigned to that term in Section 8.3(f) of this Agreement.

“Permitted Unconsolidated Ventures” means an Investment in a Person not constituting a Subsidiary of the Borrower which Person is not engaged in any business other than that permitted under Section 8.9 for the Borrower and its Subsidiaries.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of the Borrower or any Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default), (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (v) any mandatory or voluntary prepayments of Permitted Unsecured Refinancing Debt may not be made except to the extent that prepayments of the Term Loans, Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt are first made ratably, to the extent required hereunder or pursuant to the terms of such Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, as the case may be.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Plan” means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by the Borrower or any of its ERISA Affiliates or any Subsidiary of the Borrower or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

“Plan Administrator” has the meaning assigned to the term “administrator” in Section 3(16)(A) of ERISA.

“Plan Sponsor” has the meaning assigned to the term “plan sponsor” in Section 3(16)(B) of ERISA.

“Pledge Agreement” has the meaning assigned to that term in Section 5.1(c) of this Agreement.

“Pledged Receivables Subsidiary Notes” means the subordinated notes of the Receivables Subsidiary, if any, issued to the Borrower or any Participating Subsidiary in connection with a Permitted Accounts Receivables Securitization, which subordinated notes are pledged pursuant to the Receivables Subsidiary Pledge Agreement.

“Pledged Receivables Subsidiary Stock” means all the issued and outstanding shares of capital stock of the Receivables Subsidiary, which shares are pledged pursuant to the Receivables Subsidiary Pledge Agreement.

“Pledged Securities” means, collectively, “Pledged Securities” as defined in the Collateral Security Agreement or any other pledged securities under any Security Document.

“Port Arthur Fire Add Back” means, for any period that includes any Fiscal Quarter ending after December 31, 2006 and on or before December 31, 2007, the sum of (i) an amount not to exceed $50,000,000 per Fiscal Quarter (provided, that any excess above $50,000,000 may be carried forward to the next Fiscal Quarter) ending after December 31, 2006 and on or before December 31, 2007 included in such period (and $0 for each Fiscal Quarter that ends thereafter included in such period), equal to the net business interruption losses (calculated in accordance with GAAP) for the applicable period, including the retained portion of any business interruption claims that relate to the Port Arthur Plant Fire and that are, or are expected to be, the subject of insurance claims by the Borrower or its Subsidiaries but only to the extent such claims have not been denied and have been, or in the reasonable judgment of the Borrower, are likely to be, paid by the Borrower’s or its Subsidiaries’ insurance carriers or represent the retained portion of any business interruption claims pertaining to the deductible plus (ii) to the extent (A) deducted in determining Consolidated Net Income for such period and (B) such charges are, or are expected to be, the subject of insurance claims by the Borrower or its Subsidiaries but only to the extent such claims have not been denied and have been, or in the reasonable judgment of the Borrower, are likely to be, paid by the Borrower’s or its Subsidiaries’ insurance carriers or represent the retained portion of any physical property insurance claims pertaining to the deductible, any charges payable in cash for the maintenance or repair of property damaged in the Port Arthur Plant Fire to the extent of such damage.  The Port Arthur Fire Add Back shall be set forth on the Compliance Certificate delivered pursuant to Section 7.2(b) for each Fiscal Quarter ending after December 31, 2006 and on or before September 30, 2008, and the Borrower shall, upon the request of the Administrative Agent, deliver such detailed computations as are necessary to support such amount.

“Port Arthur Fire Insurance Income” means, for any period, the amount of income of the Borrower or any of its Subsidiaries for such period (as determined in accordance with GAAP) related to insurance proceeds received or expected to be received as a result of the Port Arthur Plant Fire, including, without limitation, any related (i) payments in respect of claims on policies related to business interruption insurance during such period, (ii) physical property insurance proceeds received by the Borrower or any of its Subsidiaries during such period and (iii) accruals for expected insurance income recoveries during such period.

“Port Arthur Plant Fire” means the fire that occurred at the Borrower’s Port Arthur, Texas olefins manufacturing plant on or about April 29, 2006.

“Pro Forma Basis” means, (a) with respect to the preparation of a pro forma financial statement for any purpose relating to an Acquisition or for calculation of Consolidated EBITDA for any period, a pro forma financial statement or calculation prepared on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over such period at the rate in effect on the date of such Acquisition, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Borrower over the applicable period on a pro forma basis without giving effect to any cost savings other than, to the extent desired to be included by the Borrower, Pro Forma Cost Savings, (b) with respect to the preparation of a pro forma financial statement for any purpose relating to an Asset Disposition or for calculation of Consolidated EBITDA, a pro forma financial statement or calculation prepared on the basis that (i) any Indebtedness prepaid out of the proceeds of such Asset Disposition shall be deemed to have been prepaid as of the first day of the applicable period, and (ii) all income and expense (other than such expenses as the Borrower, in good faith, estimates will not be reduced or eliminated as a consequence of such Asset Disposition) associated with the assets or entity disposed of in connection with such Asset Disposition shall be deemed to have been eliminated as of the first day of the applicable period and (c) with respect to the preparation of a pro forma financial statement for any purpose relating to an incurrence of Indebtedness or the making of any payment (or any repayment), or both, a pro forma financial statement or calculation prepared on the basis that (i) such Indebtedness incurred was incurred or such payment (or repayment) was made on the first day of the applicable period and (ii) if such Indebtedness bears a floating rate of interest, such interest was paid over such period at the rate in effect on the date of incurrence of such Indebtedness.  For the avoidance of doubt, for the purpose of determining any financial ratio hereunder on a “Pro Forma Basis” for any period (the “Subject Period”), any Acquisition, Asset Disposition, incurrence of Indebtedness or payment (or repayment) made at any time during the period commencing after the last day of the Subject Period through and including the date that such determination is required to be made, shall be taken into account for purposes of this definition.

“Pro Forma Cost Savings” means, with respect to the determination of Consolidated Net Income on a Pro Forma Basis, such cost savings as would be permitted pursuant to Rule 11.02 of Regulation S-X (assuming Regulation S-X applied to the acquisition in question), if prior to the consummation of any Acquisition permitted by Section 8.7(m), the Borrower’s certified public accountants shall have issued a comfort letter (in a manner consistent with example d of SAS 72) or shall have performed procedures agreed upon by the Borrower and Administrative Agent, in each case related to the determination of such Consolidated Net Income on a Pro Forma Basis in accordance with the applicable accounting requirements of Rule 11.02 of Regulation S-X.

“Pro Rata Share” means, when used with reference to any Lender and any described aggregate or total amount of any Facility or Facilities, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender’s Commitment with respect to such Facility or Facilities and the denominator of which shall be the aggregate Commitments outstanding for all Lenders or, if no Commitments are then outstanding, with respect to such Facility or Facilities such Lender’s aggregate Loans with respect to such Facility or Facilities to the total Loans outstanding hereunder with respect to such Facility or Facilities, and when used with reference to any Lender’s percent interest, such fraction, expressed as a percentage.

“Projections” has the meaning assigned to that term in Section 6.5(e).

“Proposed Non-Extended Term B Extension Changes” has the meaning assigned to that term in Section 2.12(a).

“Public Note Documents” means the Senior Secured (2010) Note Documents, the Senior Note (2012) Documents, the Senior Subordinated Note (2013) Documents, the Senior Subordinated Note (2014) Documents, the Senior Subordinated Note (2015) Documents, the Senior Note (2016) Documents and all documents evidencing, guaranteeing or otherwise governing any Permitted Refinancing Indebtedness of any Public Notes.

“Public Notes” means the Senior Secured Notes (2010), the Senior Notes (2012), Senior Subordinated Notes (2013), the Senior Subordinated Notes (2014), the Senior Subordinated Notes (2015) and the Senior Notes (2016), in each case in the amounts outstanding on the Fifth Amendment Effective Date, and any notes evidencing any Permitted Refinancing Indebtedness of any of the foregoing.

“Qualifying Lender” has the meaning assigned to such term in Section 4.3(c)(iv)(C).

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31 of each year.

“Quoted Rate” means the rate of interest per annum with respect to a Swing Line Loan denominated in an Alternative Currency as determined by the Swing Line Lender at the time such Swing Line Loan is made to the Borrower.

“Receivables Documents” means all documentation relating to any receivables financing program providing for the sale of Receivables Facility Assets by the Borrower and its Subsidiaries (whether or not to a Receivables Subsidiary) in transactions purporting to be sales and shall include the Receivables Securitization Program Documents.

“Receivables Facility Assets” means any Accounts Receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto, including without limitation (i) all collateral given by the respective account debtor or on its behalf (but not by the Borrower or any of its Subsidiaries) securing such Accounts Receivable, (ii) all contracts and all guarantees (but not by the Borrower or any of its Subsidiaries) or other obligations directly related to such Accounts Receivable, (iii) other related assets and (iv) proceeds of all of the foregoing.  Receivables Securitization Program Facility Assets shall be deemed to constitute Receivables Facility Assets.

“Receivables Facility Attributed Indebtedness”, at any time, means the aggregate Dollar Equivalent net outstanding amount theretofore paid, directly or indirectly, by a funding source in respect of the Receivables Facility Assets or interests therein sold, conveyed, contributed or transferred or pledged pursuant to the relevant Receivables Documents (including in connection with a Permitted Accounts Receivables Securitization) (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Receivables Documents if the same were structured as a secured lending agreement rather than an agreement providing for the sale, conveyance, contribution to capital, transfer or pledge of such Receivables Facility Assets or interests therein).

“Receivables Securitization Program Documents” means all documents and deliveries in connection with the Receivables Securitization Programs, as such documents may be amended or modified from time to time to the extent permitted under this Agreement.

“Receivables Securitization Program Facility Assets” means all “Receivables” and other “Receivable Assets” (as defined in the Receivables Securitization Program Loan Agreements) of the Borrower and the Receivables Securitization Program Participating Subsidiaries.

“Receivables Securitization Program Loan Agreements” means, collectively, (i) that certain European Receivables Loan Agreement, dated as of October 16, 2009, among Huntsman Receivables Finance LLC, Vantico Group S.a r.l. (as successor to Huntsman (Europe) B.V.B.A.), the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, Barclays Bank plc, as administrative agent and collateral agent, and (ii) that certain U.S. Receivables Loan Agreement, dated as of October 16, 2009, among Huntsman Receivables Finance II LLC, Vantico Group S.a r.l. (as successor to Huntsman (Europe) B.V.B.A.), the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, the several commercial paper conduits party thereto as conduit lenders, the several financial institutions party thereto as committed lenders, Wachovia Bank National Association, as administrative agent and collateral agent, each as amended, supplemented or otherwise modified from time to time, or either such receivables loan agreement, as the context requires.

“Receivables Securitization Program Participating Subsidiaries” means each Subsidiary of the Borrower from time to time party to any of the Receivables Securitization Programs.

“Receivables Securitization Program Subsidiaries” means, collectively, (i) Huntsman Receivables Finance LLC and (ii) Huntsman Receivables Finance II LLC, each a limited liability company organized under the laws of the State of Delaware, or either such entity, as the context requires.

“Receivables Securitization Programs” means each of the receivables financing programs providing for the sale, contribution or other transfer of Receivables Securitization Program Facility Assets pursuant to the relevant Receivables Securitization Program Documents by the Borrower and/or the Receivables Securitization Program Participating Subsidiaries to the relevant Receivables Securitization Program Subsidiary(directly or through the Borrower, another Receivables Securitization Program Participating Subsidiary or a financial institution) in which the Borrower and/or the Receivables Securitization Program Subsidiaries shall finance the purchase of such Receivables Securitization Program Facility Assets by the sale, transfer, conveyance, lien, grant of a participation or other interest or pledge of such Receivables Securitization Program Facility Assets directly or indirectly to one or more limited purpose financing companies, special purpose entities and/or financial institutions, in each case, on a limited recourse basis as to the Borrower and the Receivables Securitization Program Participating Subsidiaries.

“Receivables Subsidiary” means a special purpose, bankruptcy remote Wholly-Owned Subsidiary of the Borrower which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Accounts Receivable in connection with and pursuant to one or more Permitted Accounts Receivables Securitizations; provided, however, that if the law of a jurisdiction in which the Borrower proposes to create a Receivables Subsidiary does not provide for the creation of a bankruptcy remote entity that is acceptable to the Borrower or requires the formation of one or more additional entities (whether or not Subsidiaries of the Borrower), the Administrative Agent may in its discretion permit the Borrower to form such other type of entity in such jurisdiction to serve as a Receivables Subsidiary as is necessary or customary for similar transactions in such jurisdiction.  Each of the Receivables Securitization Program Subsidiaries shall be considered a Receivables Subsidiary hereunder.

“Receivables Subsidiary Pledge Agreement” means the Pledge Agreement, Collateral Security Agreement and/or such other pledge or security agreement in form reasonably satisfactory to the Administrative Agent pursuant to which the Borrower or a Participating Subsidiary pledges the Pledged Receivables Subsidiary Stock and the Pledged Receivables Subsidiary Notes to the Collateral Agent for the benefit of the Lenders to secure the

“Secured Obligations” described in the Pledge Agreement or the Collateral Security Agreement, as applicable.

“Recovery Event” means the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.8 provided, however, that in no event shall payments made under business interruption insurance constitute a Recovery Event.

“Refinanced Facility Debt” has the meaning assigned to that term in Section 12.23(a).

“Refinanced Term Debt” has the meaning assigned to that term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.14.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Refunded Swing Line Loans” has the meaning assigned to that term in Section 2.1(c)(ii).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Related Fund” means, with respect to any Lender which is a Fund, any other Fund that is administered or managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

“Relevant AIY Reference Tranche” means the 2014-1 Additional Term Loans (as in effect on the Eleventh Amendment Effective Date), or, if the 2014-1 Additional Term Loans

Termination Date occurs, the Series 2 Extended Term B Dollar Loans (as in effect on the Tenth Amendment Effective Date).

“Remedial Action” means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;  (ii) prevent, minimize or otherwise address the Release or substantial threat of a material Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-response or post-response studies and investigations and post-response monitoring and care or any other studies, reports or investigations relating to Contaminants.

“Replaced Lender” has the meaning assigned to that term in Section 3.7.

“Replacement Lender” has the meaning assigned to that term in Section 3.7.

“Reportable Event” means a “reportable event” described in Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan other than a reportable event for which the 30 day notice requirement to the PBGC has been waived, any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to Section 4242 or 4245 of ERISA.

“Repricing Transaction” means (x) the prepayment (whether with cash or through a conversion or exchange) of all or a portion of the 2014-1 Additional Term Loans or of the 2015 Extended Term B Dollar Loans, as the case may be, with the incurrence of any secured term loans having an RT All-In Yield that is less than the RT All-In Yield of the 2014-1 Additional Term Loans or of the 2015 Extended Term B Dollar Loans, as applicable, or (y) an amendment to this Agreement that causes the RT All-In Yield of the 2014-1 Additional Term Loans or of the 2015 Extended Term B Dollar Loans, as the case may be, to be lowered, in the case of each of clauses (x) and (y), so long as the primary purpose of such prepayment or amendment is to lower the RT All-In Yield applicable to the 2014-1 Additional Term Loans or to the 2015 Extended Term B Dollar Loans, as applicable, and, in each case, such prepayment or amendment is not consummated in connection with a Change of Control or the financing of an acquisition not otherwise permitted by the Loan Documents.

“Required Lenders” means Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Commitments (or, after the Total Revolving Commitment has been terminated, the Assigned Dollar Value of outstanding Revolving Loans and the Assigned Dollar Value of LC Obligations) constitute greater than 50% of the sum of (i) the total outstanding Dollar Equivalent amount of Term Loans of Non-Defaulting Lenders and (ii) the Total Revolving Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, after the Total Revolving Commitment has been terminated, the total Assigned Dollar Value of outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Pro Rata Share of all Non-Defaulting Lenders of the total Assigned Dollar Value of outstanding LC Obligations at such time).

“Required Note Offer Amount Proceeds” means (i) with respect to any Asset Disposition, the amount of any Net Sale Proceeds which would be required by the terms of the Senior Secured Notes (2010) Indenture to be applied to offer to purchase Senior Secured Notes (2010) and (ii) with respect to any Recovery Event, any Net Recovery Proceeds which would be required by the terms of the Senior Secured Notes (2010) Indenture to offer to purchase Senior Secured Notes (2010); in each case (x) including amounts which are required under the terms of the Senior Secured Notes (2010) Indenture to be accumulated to make such an offer, (y) assuming no reinvestment of such proceeds or expenditure of such proceeds to purchase replacement properties or assets and (z) after giving effect to any prepayment of Loans to the maximum extent permitted by the Senior Secured Notes (2010) Indenture without requiring an offer to repurchase Senior Secured Notes (2010).

“Required Sum” means, for any day, the sum of (x) the aggregate principal amount of Senior Notes (2016) (in the case of the definition of Extended Term B Loan Maturity Date), Existing Senior Notes (in the case of clause (A) of the definition of 2014-1 Additional Term Loan Maturity Date), 2020 Senior Subordinated Notes (in the case of clause (B) of the definition of 2014-1 Additional Term Loan Maturity Date) or 2021 Senior Subordinated Notes (in the case of clause (C) of the definition of 2014-1 Additional Term Loan Maturity Date), outstanding on such day plus (y) $200,000,000.

“Requirement of Law” means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resigning Agent” has the meaning assigned to that term in Section 11.9(h).

“Responsible Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, a financial vice president, controller, manager (in the case of a limited liability company) having responsibility for financial matters, treasurer or assistant treasurer of such Person.

“Responsible Officer” means, as to any Person, any of the chairman or vice chairman of the board of directors, the president, any executive vice president, the vice president-controller, any vice president, manager (in the case of a limited liability company) or any Responsible Financial Officer of such Person.

“Restricted Payment” has the meaning assigned to that term in Section 8.4(a).

“Revolver Event of Default” means any Event of Default under Section 10.1(c) as a result of the Borrower failing to be in compliance with Section 9.1.

“Revolver Stated Termination Date” means March 20, 2017 (provided, that (a) to the extent that there are any Senior Notes (2016) outstanding on any day during the period from and including the Senior Notes (2016) Trigger Date to and including the Senior Notes (2016) Maturity Date, then, unless the Applicable Liquidity Sum on such day is at least the sum of (x) $200,000,000 and (y) the aggregate principal amount of Senior Notes (2016) outstanding on such day, the “Revolver Stated Termination Date” shall be such day, (b) to the extent that there are any Non-Extended Term B Dollar Loans outstanding on any day during the period from and including the Non-Extended Term B Loan Trigger Date to and including the Non-Extended Term B Loan Maturity Date, then, unless the Applicable Liquidity Sum on such day is at least the sum of (x) $200,000,000 and (y) the aggregate principal amount of Non-Extended Term B Dollar Loans outstanding on such day, the “Revolver Stated Termination Date” shall be such day and (c) to the extent that there are any Term C Dollar Loans outstanding on any day during the period from and including the Term C Loan Trigger Date to and including the Term C Loan Maturity Date, then, unless the Applicable Liquidity Sum on such day is at least the sum of (x) $200,000,000 and (y) the aggregate principal amount of Term C Dollar Loans outstanding on such day, the “Revolver Stated Termination Date” shall be such day), as the same may be extended from time to time pursuant to Section 2.15.

“Revolver Termination Date” means the Revolver Stated Termination Date or such earlier date as the Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

“Revolving Commitment” means, with respect to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans and participate in Letters of Credit and Swing Line Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the Tenth Amendment Effective Date is the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Revolving Commitment”, as the same may be adjusted from time to time pursuant to the terms hereof (including the 2014 Revolving Commitment Increase on the Eleventh Amendment Effective Date and the 2014 Incremental Revolving Facility on the Thirteenth Amendment Effective Date) and “Revolving Commitments” means such commitments collectively, which commitments will not exceed $625,000,000 in the aggregate.

“Revolving Commitment Increase” has the meaning assigned to that term in Section 2.10(a).

“Revolving Commitment Increase Date” has the meaning assigned to that term in Section 2.10(a).

“Revolving Facility” means the credit facility under this Agreement evidenced by the Revolving Commitments and the Revolving Loans.

“Revolving Lender” means any Lender which has a Revolving Commitment or is owed a Revolving Loan (or a portion thereof).

“Revolving Loan” and “Revolving Loans” have the meanings given in Section 2.1(b)(i).

“Revolving Note” has the meaning assigned to that term in Section 2.2(a).

“Rockwood Acquisition” means the acquisition from the Seller of the Companies pursuant to the Acquisition Agreement.

“Rockwood Acquisition Closing Date” has the meaning assigned to that term in Section 5.5.

“Rockwood Acquisition-Related Purposes” means the use of proceeds of Borrowings (including, without limitation, proceeds of the 2014-1 Additional Term Loans which are released from escrow pursuant to the Eleventh Amendment Escrow Agreement on the Eleventh Amendment Release Date) to pay fees, costs and expenses in connection with the Transactions (including, without limitation, upfront fees or original issue discount payable in connection with the 2014-1 Additional Term Loan Facility and the 2014 Revolving Commitment Increase and arising from the exercise of the market flex provisions of the Tenth Amendment Fee Letter).

“RT All-In Yield” means, with respect to any Indebtedness, the yield thereof determined by taking into account the following: (a) the interest margin thereon, (b) any Eurocurrency Rate or Base Rate “floor” applicable thereto, (c) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable for the account of the lenders thereof (with OID being equated to interest based on an assumed four year life to maturity), and (d) customary arrangement, structuring or similar fees payable to the Joint Lead Arrangers (or their Affiliates) in connection with such Indebtedness or to one or more arrangers (or their Affiliates) of such Indebtedness shall be excluded.

“Rubicon” means Rubicon Inc., and its successors and assigns.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

“Scheduled 2014-1 Additional Term Loan Repayments” means, with respect to the principal payments on the 2014-1 Additional Term Loans for each date set forth below, the principal payment on the 2014-1 Additional Term Loans set forth opposite such date:

Scheduled 2014-1 Additional Term Loan Repayments

Date	Principal Payment

December 31, 2014

If the Eleventh Amendment Release Date is prior to September 30, 2014, 0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

Date	Principal Payment

March 31, 2015	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

June 30, 2015	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

September 30, 2015	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

December 31, 2015	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

March 31, 2016	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

June 30, 2016	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

September 30, 2016	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

December 31, 2016	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

March 31, 2017	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

Date	Principal Payment

June 30, 2017	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

September 30, 2017	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

December 31, 2017	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

March 31, 2018	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

June 30, 2018	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

September 30, 2018	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

December 31, 2018	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

March 31, 2019	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

June 30, 2019	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective

Date	Principal Payment

Date

September 30, 2019	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

December 31, 2019	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

March 31, 2020	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

June 30, 2020	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

September 30, 2020	0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

December 31, 2020

If the 2014-1 Additional Term Loan Maturity Date is after December 31, 2020, 0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

March 31, 2021

If the 2014-1 Additional Term Loan Maturity Date is after March 31, 2020, 0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

June 30, 2021

If the 2014-1 Additional Term Loan Maturity Date is after June 30, 2021, 0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

Date	Principal Payment

September 30, 2021

If the 2014-1 Additional Term Loan Maturity Date is after September 30, 2021, 0.25% of the principal amount of 2014-1 Additional Term Loans funded on the Eleventh Amendment Effective Date and the Twelfth Amendment Effective Date

2014-1 Additional Term Loan Maturity Date	100% of the aggregate principal amount of the 2014-1 Additional Term Loans outstanding on the 2014-1 Additional Term Loan Maturity Date

“Scheduled 2015 Extended Term B Loan Repayments” means, with respect to the principal payments on the 2015 Extended Term B Dollar Loans for each date set forth below, the principal payment on the 2015 Extended Term B Dollar Loans set forth opposite such date:

Scheduled 2015 Extended Term B Loan Repayments

Date	Principal Payment

March 31, 2016	$7,734,536.56

March 31, 2017	$7,734,536.56

March 31, 2018	$7,734,536.56

2015 Extended Term B Loan Maturity Date	100% of the aggregate principal amount of the 2015 Extended Term B Loans outstanding on the 2015 Extended Term B Loan Maturity Date

“Scheduled 2015 Non-Extended Term B Loan Repayments” means, (x) with respect to the principal payments on the 2015 Non-Extended Term B Dollar Loans (other than 2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans) for each date set forth below, the principal payment on the 2015 Non-Extended Term B Dollar Loans (other than 2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans) set forth opposite such date and (y) with respect to the principal payments on the 2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans, for each date set forth below, the principal payment on the 2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans set forth opposite such date:

Scheduled 2015 Non-Extended Term B Loan Repayments (other than 2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans)

Date	Principal Payment

March 31, 2016	$3,231,814.09

2015 Non-Extended Term B Loan Maturity Date

100% of the aggregate principal amount of the 2015 Non-Extended Term B Loans (other than 2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans) outstanding on the 2015 Non-Extended Term B Loan Maturity Date

Scheduled 2015 Non-Extended Term B Loan Repayments (2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans)

Date	Principal Payment

March 31, 2016	$1,979,268.44

2015 Non-Extended Term B Loan Maturity Date	100% of the aggregate principal amount of the 2015 Non-Extended Term B Loans constituting Series 2 Extended Term B Dollar Loans outstanding on the 2015 Non-Extended Term B Loan Maturity Date

 “Scheduled Term C Dollar Repayments” means, with respect to the principal payments on the Term C Dollar Loans for each date set forth below, that percentage of the aggregate outstanding principal amount of Term C Dollar Loans on the Fourth Amendment Effective Date set forth opposite thereto:

Term C Dollar Repayments

Date	Principal Payment

March 31, 2012	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2013	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

Date	Principal Payment

March 31, 2014	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2015	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2016	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

Term C Loan Maturity Date	100% of the aggregate principal amount of Term C Dollar Loans outstanding on the Term C Loan Maturity Date.

“Scheduled Term Repayments” means (a) for the 2015 Extended Term B Dollar Loans, the 2014-1 Additional Term Loans, the 2015 Non-Extended Term B Dollar Loans or the Term C Dollar Loans, the scheduled principal payments set forth in the definition of Scheduled 2015 Extended Term B Dollar Repayments, Scheduled 2014-1 Additional Term Loan Repayments, Scheduled 2015 Non-Extended Term B Dollar Repayments or Scheduled Term C Dollar Repayments, as applicable, and (b) for the Term Loans, the sum of the scheduled principal payments set forth in the definitions of Scheduled 2015 Extended Term B Dollar Repayments, Scheduled 2014-1 Additional Term Loan Repayments, Scheduled 2015 Non-Extended Term B Dollar Repayments and Scheduled Term C Dollar Repayments.

“Screen Rate” has the meaning assigned to such term under the definition of “Eurocurrency Rate”.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Parties” has the meaning provided in the respective Security Documents to the extent defined therein and shall include any Person who is granted a security interest pursuant to any Loan Document.

“Securities” means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of the 1933, as amended.

“Security Documents” means, collectively the Collateral Security Agreement, the Pledge Agreement, the Mortgages, the UK Security Documents and all other agreements, assignments, security agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.  For purposes of this Agreement, “Security Documents” shall also include all guaranties, mortgagees, pledge agreements, collateral assignments, subordination agreements and other collateral documents and any reaffirmation of the foregoing in the nature thereof entered into by the Borrower or any Subsidiary of the Borrower on and after the Closing Date in favor of the Collateral Agent for the benefit of the Secured Parties in satisfaction of the requirements of this Agreement.

“Seller” means Rockwood Specialties Group, Inc., a Delaware corporation.

“Senior Note (2012) Documents” means the Senior Notes (2012), the Senior Notes (2012) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Notes (2012).

“Senior Note (2016) Documents” means the Senior Notes (2016), the Senior Notes (2016) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Notes (2016).

“Senior Notes (2012)” means those certain 11-1/2% senior notes due July 15, 2012 issued pursuant to the terms of the Senior Notes (2012) Indenture.

“Senior Notes (2012) Indenture” means that certain Indenture dated as of June 22, 2004 among the Borrower (as successor to Huntsman LLC), the guarantors named therein and HSBC Bank USA, National Association, as trustee (as the same may be amended in compliance with this Agreement, including pursuant to the Supplemental Indenture dated as of July 11, 2005) and any supplemental indenture or additional indenture to be entered into with respect to the Senior Notes (2012) to the extent permitted under Section 8.11.

“Senior Notes (2016)” means those certain 5-1/2% senior notes due 2016 issued pursuant to the terms of the Senior Notes (2016) Indenture.

“Senior Notes (2016) Indenture” means that certain Indenture dated as of July 6, 2009 among the Borrower, the guarantors named therein and Wilmington Trust FSB, as trustee (as the same may be amended in compliance with this Agreement) and any supplemental indenture or additional indenture to be entered into with respect to the Senior Notes (2016) to the extent permitted under Section 8.11.

“Senior Notes (2016) Maturity Date” means the scheduled maturity date of the Senior Notes (2016).

“Senior Notes (2016) Trigger Date” means the 91st day prior to scheduled maturity date of the Senior Notes (2016).

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt or other series of secured Credit Agreement Refinancing Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such

Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured (2010) Note Documents” means the Senior Secured Notes (2010), the Senior Secured Notes (2010) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Secured Notes (2010).

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Debt that is either (x) secured by any Lien or (y) is Indebtedness of the Borrower or any Subsidiary of the type referred to in clause (x) of the definition of such term (other than any such Indebtedness of Foreign Subsidiaries that are not secured by Liens) to (ii) Consolidated EBITDA for the most recently ended four Fiscal Quarters for which financial statements have been delivered pursuant to Section 7.1; provided, that the 2014-1 Additional Term Loans shall not be considered Indebtedness prior to the Eleventh Amendment Release Date for the purposes of calculating the Senior Secured Leverage Ratio under Section 9.1.

“Senior Secured Notes (2010)” means those certain 11-5/8% senior secured notes due October 15, 2010 issued pursuant to the terms of the Senior Secured Notes (2010) Indenture, and secured by the Collateral on a pari passu basis with the Obligations.

“Senior Secured Notes (2010) Indenture” means that certain Indenture dated as of September 30, 2003 among the Borrower (as successor to Huntsman LLC), the guarantors named therein and HSBC Bank USA, National Association (as successor to HSBC Bank USA), as trustee (as the same may be amended in compliance with this Agreement, including pursuant to the Supplemental Indenture dated as of July 13, 2005) and any supplemental indenture or additional indenture to be entered into with respect to the Senior Secured Notes (2010) to the extent permitted under Section 8.11.

“Senior Subordinated Note (2013) Documents” means the Senior Subordinated Notes (2013), the Senior Subordinated Notes (2013/2014) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Subordinated Notes (2013).

“Senior Subordinated Notes (2013)” means those certain 6-7/8% senior subordinated notes due November 2013 issued by the Borrower pursuant to the terms of the Senior Subordinated Notes (2013/2014) Indenture.

“Senior Subordinated Notes (2013/2014) Indenture” means that certain Indenture dated as of November 13, 2006 among the Borrower, the guarantors named therein and Wells Fargo, National Association, as trustee (as the same may be amended in compliance with this Agreement, including pursuant to the Supplemental Indenture dated February 2007) and any supplemental indenture or additional indenture to be entered into with respect to the Senior Subordinated Notes (2013) or the Senior Subordinated Notes (2014) to the extent permitted under Section 8.11.

“Senior Subordinated Note (2014) Documents” means the Senior Subordinated Notes (2014), the Senior Subordinated Notes (2013/2014) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Subordinated Notes (2014).

“Senior Subordinated Note (2015) Documents” means the Senior Subordinated Notes (2015), the Senior Subordinated Notes (2015) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Subordinated Notes (2015).

“Senior Subordinated Notes (2014)” means those certain 7-7/8% senior subordinated notes due November 2014 issued by the Borrower pursuant to the terms of the Senior Subordinated Notes (2013/2014) Indenture.

“Senior Subordinated Notes (2015)” shall mean (i) those certain 7-3/8% senior subordinated notes due January 1, 2015 denominated in Dollars issued by the Borrower pursuant to the terms of the Senior Subordinated Notes (2015) Indenture and (ii) those certain 7-1/2% senior subordinated notes due January 1, 2015 denominated in Euros issued by the Borrower pursuant to the terms of the Senior Subordinated Notes (2015) Indenture.

“Senior Subordinated Notes (2015) Indenture” shall mean that certain Indenture dated as of December 17, 2004 among the Borrower, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee (as the same may be amended in compliance with this Agreement) and any supplemental indenture or additional indenture to be entered into with respect to the Senior Subordinated Notes (2015) to the extent permitted under Section 8.11.

“Series 2 Extended Term B Dollar Lender” means, at any time, any Lender that has an Series 2 Extended Term B Dollar Loan at such time.

“Series 2 Extended Term B Dollar Loan” means a Non-Extended Term B Dollar Loan immediately prior to the Seventh Amendment Effective Date that has been converted to a Series 2 Extended Term B Dollar Loan on the Seventh Amendment Effective Date.  For the avoidance of doubt, from and after the Fourteenth Amendment Effective Date the Series 2 Extended Term B Dollar Loans shall constitute either 2015 Extended Term B Dollar Loans or 2015 Non-Extended Term B Dollar Loans, as applicable.

“Series 2 Extended Term B Dollar Note” and “Series 2 Extended Term B Dollar Notes” have the meanings assigned to those terms in Section 2.2(a).

“Series 2 Extended Term B Loan Facility” means the credit facility under this Agreement evidenced by the Series 2 Extended Term B Dollar Loans.

“Seventh Amendment” means the Seventh Amendment to Credit Agreement dated March 6, 2012.

“Seventh Amendment Effective Date” has the meaning assigned to that term in the Seventh Amendment.

“Sixth Amendment” shall mean the Sixth Amendment to Credit Agreement dated as of March 7, 2011 among the Borrower, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Effective Date” has the meaning assigned to that term in the Sixth Amendment.

“Solicited Discount Proration” has the meaning assigned to such term in Section 4.3(c)(iv)(C).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 4.3(c)(iv)(A).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 4.3(c)(iv) substantially in the form of Exhibit 4.3(c)-C.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit 4.3(c)-D, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 4.3(c)(iv)(A).

“Solvent” and “Solvency” mean, when used with respect to (i) any Person (other than subject to clause (ii)), that (x) the fair saleable value of its assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, disputed or undisputed), (y) it is able to pay its debts or obligations in the ordinary course as they mature and (z) it has capital sufficient to carry on its business and all business in which it is about to engage and (ii) for any Person other than a Domestic Subsidiary, such Person has the ability to pay its debts as and when they fall due and could not be deemed to be insolvent for the purposes of the law of such Person’s jurisdiction of formation.  For purposes of Section 6.5(b) “debt” means any liability on a claim, and “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (B) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Discount” has the meaning assigned to that term in Section 4.3(c)(ii)(A).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 4.3(c)(ii)(A).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 4.3(c)(ii) substantially in the form of Exhibit 4.3(c)-E.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit 4.3(c)-F, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to that term in Section 4.3(c)(ii)(A).

“Specified Discount Proration” has the meaning assigned to such term in Section 4.3(c)(ii)(C).

“Specified Representations” means those representations and warranties made by the Borrower in Sections 6.1 (with respect to clause (i) only), 6.2, 6.3 (with respect to clauses (i) and (iii) only), 6.5(b) (with respect to the second sentence only), 6.8(d), 6.15, 6.21, 6.22 and 6.23.

“Spot Rate” means, for any currency at any date, the rate quoted in Bloomberg World Currency Value as the spot rate for the purchase of such currency with another currency on the applicable determination date.

“Standby Letters of Credit” means any of the irrevocable standby letters of credit issued pursuant to this Agreement, in form acceptable to the Facing Agent issuing such standby letters of credit, together with any increases or decreases in the Stated Amount thereof and any renewals, amendments and/or extensions thereof.

“Stated Amount” or “Stated Amounts” means, (i) with respect to any Letter of Credit issued in Dollars, the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), and (ii) with respect to any Letter of Credit issued in any currency other than Dollars, the Assigned Dollar Value of the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), in either case, as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.  For purposes of calculating the Stated Amount of any Letter of Credit at any time:

(A)                               any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date the relevant Facing Agent actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not such Facing Agent receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, except that if the Borrower has required that the increase in Stated Amount be given effect as of an earlier date and such Facing

Agent issues an amendment to that effect, then such increase in Stated Amount shall be deemed effective under this Agreement as of such earlier date requested by the Borrower; and

(B)                               any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date the applicable Facing Agent actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date the applicable Facing Agent receives the written consent (including by authenticated telex, cable, SWIFT messages or facsimile transmission (with, in the case of a facsimile transmission, a follow-up original hard copy)) of the Letter of Credit beneficiary or beneficiaries to such reduction, whether written consent must be dated on or after the date of the amendment issued by such Facing Agent purporting to effect such reduction.

“Sterling” means the lawful currency of the United Kingdom.

“Submitted Amount” has the meaning assigned to such term in Section 4.3(c)(iii)(A).

“Submitted Discount” has the meaning assigned to such term in Section 4.3(c)(iii)(A).

“Subsidiary” of any Person means any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the Capital Stock (or equivalent beneficial ownership or voting interest) having ordinary voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.  Unless otherwise expressly provided, an Unrestricted Subsidiary shall not be considered a “Subsidiary” of the Borrower for purposes of this Agreement.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that is or becomes a party to the Subsidiary Guaranty or delivers a guaranty pursuant to Section 7.11.

“Subsidiary Guaranty” means the guaranty executed by the Subsidiary Guarantors, in form and substance satisfactory to the Administrative Agent, and delivered as of the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“Swing Line Commitment” means, with respect to the Swing Line Lender at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.1(c) in the amount referred to therein.

“Swing Line Lender” means JPMCB in such capacity (acting through any branch or Affiliate).

“Swing Line Lender Sublimit” means $25,000,000.

“Swing Line Loan Participation Certificate” means a certificate, substantially in the form of Exhibit 2.1(c).

“Swing Line Loans” has the meaning assigned to that term in Section 2.1(c)(i).

“Swing Line Note” has the meaning assigned to that term in Section 2.2(a).

“Target Representations” means, with respect to any Investment being financed pursuant to an Incremental Facility, such of the representations and warranties with respect to the investee made by such investee or the seller of such investee under an acquisition agreement pursuant to which such investee is being acquired, to the extent a breach of such representations and warranties would be material to the interests of the Lenders, but only to the extent that the Borrower or an Affiliate of the Borrower has the right to terminate the Borrower’s or such Affiliate’s obligations under such acquisition agreement (or decline to consummate such Investment) as a result of a breach of such representations in such acquisition agreement.

“Tax Distributions” has the meaning provided in Section 8.4.

“Tax Sharing Agreement” means that certain tax sharing agreement dated as of the Closing Date by and among the Borrower, Huntsman Corporation and other Subsidiaries of Huntsman Corporation referred to therein, initially substantially in the form of Exhibit 5.1(v), as amended or otherwise modified from time to time in accordance with Section 8.11.

“Taxes” has the meaning assigned to that term in Section 4.7(a).

“Technology” has the meaning assigned to that term in Section 8.3(f).

“Tenth Amendment” means the Tenth Amendment to Credit Agreement, dated as of October 15, 2013.

“Tenth Amendment Effective Date” means the date that the conditions in Section 6 of the Tenth Amendment shall have been satisfied or waived.

“Tenth Amendment Fee Letter” means that certain Project R Second Amended and Restated Fee Letter, dated October 15, 2013, among the Borrower, J.P. Morgan Securities Inc., JPMCB, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Barclays, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., HSCB Bank USA, National Association, PNC Bank, National Association, PNC Capital Markets LLC, Royal Bank of Canada, The Royal Bank of Scotland plc and RBS Securities Inc., as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Term B Dollar Commitment” means, with respect to any Existing Term B Lender signatory to the Third Amendment, the principal amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto or in any Assignment and Assumption Agreement under the caption “Amount of Term B Dollar Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement or increased pursuant to Section 2.1(a)(ii), and “Term B Dollar Commitments” means such commitments collectively, which commitments equal $1,640,000,000 in the aggregate on the Third Amendment Effective Date.

“Term B Dollar Loans” means, collectively, (x) prior to giving effect to the Fourteenth Amendment on the Fourteenth Amendment Effective Date, the Extended Term B Dollar Loans (including, for the avoidance of doubt, the 2013 Additional Term Loans and the 2013-1 Additional Term Loans), Series 2 Extended Term B Dollar Loans and Non-Extended Term B Dollar Loans and (y) after giving effect to the Fourteenth Amendment on the Fourteenth Amendment Effective Date, the 2015 Extended Term B Dollar Loans and the 2015 Non-Extended Term B Dollar Loans.

“Term B Loan Maturity Date” means, as applicable, the 2015 Extended Term B Loan Maturity Date, the 2014-1 Additional Term Loan Maturity Date and/or the 2015 Non-Extended Term B Loan Maturity Date.

“Term C Dollar Commitment” means, with respect to any Term C Dollar Lender signatory to the Fourth Amendment, the principal amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Term C Dollar Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement or increased pursuant to Section 2.1(a)(ii), and “Term C Dollar Commitments” means such commitments collectively, which commitments equal $500,000,000 in the aggregate on the Fourth Amendment Effective Date.

“Term C Dollar Facility” means the credit facility under this Agreement evidenced by the Term C Dollar Commitments and the Term C Dollar Loans.

“Term C Dollar Lender” means any Lender which has a Term C Dollar Commitment or has made (or a portion thereof) a Term C Dollar Loan.

“Term C Dollar Loans” has the meaning assigned to that term in Section 2.1(d).

“Term C Loan Maturity Date” means June 30, 2016.

“Term C Loan Trigger Date” means the 91st day prior to scheduled maturity date of the Term C Loan Maturity Date.

“Term Commitment” means, with respect to each Lender and any Term Facility, the principal amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto or in any Assignment and Assumption Agreement under the caption for the amount of commitment to such Term Facility, as such commitments may be adjusted from time to time pursuant to this Agreement, and “Term Commitments” means such commitments collectively.

“Term Facilities” means the collective reference to the Extended Term B Loan Facility, Series 2 Extended Term B Loan Facility, Non-Extended Term B Loan Facility, 2015 Extended Term B Loan Facility, 2015 Non-Extended Term Loan B Facility, Term C Dollar Facility and 2014-1 Additional Term Facility.  The term “Term Facility” shall be deemed to also include any Incremental Term Facility, any facilities pursuant to which New Extended Term Loans and Refinancing Term Loans may be made.

“Term Loan Ratable Share” shall mean, as of any date of determination, a fraction, the numerator of which is the total outstanding principal amount of Term Loans as of such date and the denominator of which is an amount equal to the sum of (i) the total principal amount of Term Loans outstanding as of such date and (ii) the total principal amount of Senior Secured Notes (2010) outstanding as of such date.

“Term Loan Refinancing Debt” means (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt and, in each case, any Permitted Refinancing Indebtedness in respect thereof.

“Term Loans” means the Loans under the Term Facilities, collectively.

“Term Maturity Date” means, with respect to any Term Facility, the scheduled maturity date for such Term Facility under this Agreement.

“Term Note” and “Term Notes” means the Term C Dollar Notes that evidence the Term C Dollar Loans and the notes provided for in Section 2.2 that evidence indebtedness under the Term Facilities, collectively.

“Term Percentage” means, at any time with respect to any Term Facility, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Assigned Dollar Value of all Loans under such Term Facility outstanding at such time and the denominator of which is equal to the aggregate Assigned Dollar Value of all Term Loans outstanding at such time.

“Test Period” means, at any time the four Fiscal Quarters of the Borrower then last ended.

“TG” means Tioxide Group, a direct Subsidiary of the Borrower that is a company incorporated under the laws of England and Wales with company number 00249759.

“Thai Holding Companies” means the Domestic Subsidiaries of the Borrower whose sole asset, if any, is an ownership interest in Huntsman (Thailand) Ltd., a corporation organized under the laws of Thailand, and identified as such on Schedule 6.13.

“Third Amendment” means the Third Amendment to this Agreement dated as of April 19, 2007.

“Third Amendment Effective Date” means the “Third Amendment Effective Date” as defined in the Third Amendment.

“Thirteenth Amendment” means the Thirteenth Amendment, dated as of October 1, 2014, among the Borrower, the Facing Agents, the Swing Line Lender, the Administrative Agent and Commerzbank AG, as 2014 Incremental Revolving Lender.

“Thirteenth Amendment Effective Date” has the meaning assigned thereto in the Thirteenth Amendment.

“Total Assets” means, at any date of determination, the total assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP at the end of the most recent Fiscal Quarter for which financial statements were delivered pursuant to Section 7.1.

“Total Available Revolving Commitment” means, at the time of any determination thereof is made, the sum of the respective Available Revolving Commitments of the Lenders at such time.

“Total Commitment” means, at the time any determination thereof is made, the sum of the Term Commitments and the Revolving Commitments at such time.

“Total Revolving Commitment” means, at any time, the sum of the Revolving Commitments of each of the Lenders at such time.

“Transactions” means, collectively, (a) the Rockwood Acquisition (if applicable), (b) the funding of the 2014-1 Additional Term Loans on the Eleventh Amendment Effective Date into escrow in accordance with the Eleventh Amendment Escrow Agreement, (c) the Other Debt Refinancing (if applicable), (d) any Borrowings of Revolving Loans on the Eleventh Amendment Effective Date or the Eleventh Amendment Release Date (if applicable), (e) the consummation of any other transactions in connection with the foregoing, and (f) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transferee” has the meaning assigned to that term in Section 12.8(d).

“Twelfth Amendment” means the Twelfth Amendment, dated as of August 13, 2014, among the Borrower, the Administrative Agent and JPMorgan Chase Bank, N.A., in its capacity as the 2014-1 Incremental Term Loan Lender.

“Twelfth Amendment Effective Date” has the meaning assigned thereto in the Twelfth Amendment.

“Type” means any type of Loan, namely, a Base Rate Loan or a Eurocurrency Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“UK Business Sale” means the sale all of the outstanding equity interests of Huntsman Petrochemicals (UK) Limited to SABIC and the assumption by SABIC of unfunded pension liabilities.

“UK Debenture” has the meaning assigned to that term Section 5.1(b).

“UK Holdco 1” means Huntsman (Holdings) UK, an indirect, Wholly-Owned Subsidiary of HI that is a private unlimited company incorporated under the laws of England and Wales with company number 03768308.

“UK Pledge Agreements” means, to the extent not released by the Administrative Agent, the English law governed charges over shares in respect of the shares held by the Borrower or a Subsidiary Guarantor in TG or UK Holdco 1 granted in favor of the UK Security Trustee (as modified, supplemented or amended from time to time).

“UK Security Documents” means the UK Pledge Agreements and the UK Debenture.

“UK Security Trustee” means JPMCB, J.P. Morgan Europe Limited or any other designated affiliate, in its capacity as UK Security Trustee under the UK Security Documents or any successor UK Security Trustee.

“Unmatured Event of Default” means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

“Unpaid Drawing” has the meaning assigned to that term in Section 2.9(c).

“Unrestricted Investments” has the meaning assigned to that term in Section 8.4(a).

“Unrestricted Subsidiary” means (i) each of the Persons identified on Schedule 1.1(c) hereto, (ii) any Subsidiary of the Borrower designated as an Unrestricted Subsidiary in the manner provided below, (iii) any Subsidiary of an Unrestricted Subsidiary created at or after the designation of its parent company as an Unrestricted Subsidiary pursuant to clause (ii) above and (iv) any Permitted Unconsolidated Venture that, as a result of an Investment permitted under Section 8.7(j), (o) or (p), would otherwise become a Subsidiary of the Borrower; provided, however, that no Receivables Subsidiary may be an Unrestricted Subsidiary.  The Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary but excluding any Receivables Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that (x) each Subsidiary to be so designated an Unrestricted Subsidiary and each of its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which any lender has recourse to any of the assets of the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries), (y) immediately before and immediately after the effectiveness of such designation, no Unmatured Event of Default or Event of Default exists or will exist and (z)  the Investment made in such Unrestricted Subsidiary (valued at the fair market value of the Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and valued thereafter in accordance with the definition of “Investments”) is permitted pursuant to Section 8.7.  Any such designation of an Unrestricted Subsidiary shall be evidenced by delivery to the Administrative Agent of (A) a copy of the resolutions of the Borrower giving effect to such designation and (B) an officer’s certificate signed by two Responsible Financial Officers of the Borrower certifying that such designation complies with the foregoing provisions.  If, at any time, any Unrestricted Subsidiary would fail to meet the requirements set forth in clause (x) above for an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and the other Loan Documents and Borrower shall take such applicable actions as required by Section 12.20 to redesignate such Unrestricted Subsidiary as a Subsidiary.

“Unrestricted Subsidiary Investment Basket” means, as of any date of determination, an amount equal to the sum of (i) the greater of (A) $300,000,000 or (B) 3% of Total Assets plus (ii) the after-tax amount of any cash returns of principal or capital on Investments listed on Schedule 1.1(c) hereto or made pursuant to Section 8.7(j), cash dividends thereon and other cash returns on investment thereon, as the case may be, in each case, after the Sixth Amendment Effective Date plus (iii) $35,000,000 for each Fiscal Year beginning on or after January 1, 2012, provided, that (1) the amount set forth in clause (iii) that is unused in any given Fiscal Year may be carried over, on a year-by-year basis, to succeeding Fiscal Years and (2) the amount set forth in clause (iii) (as adjusted per clause (1) above) shall be deemed to be the portion of the Unrestricted Subsidiary Investment Basket used last.

“US Commodity Business Sale” means the proposed sale of the Borrower’s U.S. base chemicals and polymers business to Flint Hills Resources pursuant to the terms of the US Commodity Business Sale Agreement.

“US Commodity Business Sale Agreement” means that certain Asset Purchase Agreement, dated February 15, 2007 among Flint Hills Resources, LLC, the Borrower, Huntsman Petrochemical Corporation, Huntsman International Chemicals Corporation, Huntsman Polymers Holdings Corporation, Huntsman Expandable Polymers Company, LLC, Huntsman Polymers Corp. and Huntsman Chemical Company of Canada, Inc., together with any amendments or modifications thereto to the extent not materially adverse to the Lenders.

“Voting Securities” means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of each of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the scheduled due date of each such remaining payment.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors of Foreign Subsidiaries, or similar de minimis issuances of capital stock to comply with Requirement of Law) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person; provided, that each of Huntsman Corporation Hungary Rt. and its Wholly-Owned Subsidiaries shall be deemed to be a Wholly-Owned Subsidiary.  For purposes of this definition, ‘capital stock’ shall include equivalent ownership or controlling interests having ordinary voting power in entities other than corporations.

“written” or “in writing” means any form of written communication or a communication by means of telecopier device or authenticated telex, telegraph or cable.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  The words “herein,” “hereof” and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement.  References to “Articles”, “Sections”, “paragraphs”, “Exhibits” and “Schedules” in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise expressly provided herein, references to constitutive and Organizational Documents and to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document.

1.2                               Accounting Terms; Financial Statements

(a)                                 Except as otherwise expressly provided herein (including without limitation, any modification to the terms hereof pursuant to Section 8.12), all accounting terms used herein but not expressly defined in this Agreement and all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect on the Closing Date and on a basis consistent with the presentation of the financial statements and projections delivered pursuant to, or otherwise referred to in, Sections 6.5(a) and 6.5(e).  Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to Section 7.1 shall be prepared in accordance with GAAP as in effect on the respective dates of their preparation.  Unless otherwise provided for herein, wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, loss, assets and liabilities attributable to any Person that is not a Subsidiary of such Person.  For purposes of the financial terms set forth herein, whenever a reference is made to a determination which is required to be made on a consolidated basis (whether in accordance with GAAP or otherwise) for the Borrower and its Subsidiaries, such determination shall be made as if each Unrestricted Subsidiary were wholly-owned by a Person not an Affiliate of the Borrower.

(b)                                 Solely for purposes of delivery of the financial statements required by Sections 6.5, 7.1(a) and (b), Unrestricted Subsidiaries shall be deemed to be Subsidiaries; provided, however, concurrently with the delivery of the officer’s certificate required by Section 7.2(b), for purposes of calculating compliance with the financial covenants hereof, Borrower shall also deliver to Administrative Agent statements excluding the Unrestricted Subsidiaries, and, upon request of Administrative Agent, reflecting the relevant calculations pertaining to the Unrestricted Subsidiaries existing on the Third Amendment Effective Date, in each case in form and substance satisfactory to the Administrative Agent.

(c)                                  Without limiting the definition of “Pro Forma Basis”, for purposes of computing the financial ratios as of the end of any period, all components of such ratios for the applicable period shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Borrower or any Subsidiary of the Borrower (including through mergers or consolidations) after the first day of such period and prior to the end of such period on a pro forma basis, as if such acquisition or disposition had occurred on the first day of such period, as determined in good faith by the Borrower and certified to by a Responsible Officer of the Borrower to the Administrative Agent.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

2.1                               The Commitments

(a)                                 Extended Term B Dollar Loans, Non-Extended Term B Dollar Loans, 2015 Extended Term B Dollar Loans and 2015 Non-Extended Term B Dollar Loans.

(i)                                     Subject to the terms and conditions hereof and in the Third Amendment, each Converting Term Loan Lender and Additional Term Loan Lender agreed to convert or make a loan in Dollars (collectively, the “Existing Term B Dollar Loans”) to the Borrower on the Third Amendment Effective Date in the aggregate principal amount of such Lender’s Term B Dollar Commitment.  The Borrower, the Extended Term B Dollar Lenders, Series 2 Extended Term B Dollar Lenders and Non-Extended Term B Dollar Lenders acknowledge the making of the Existing Term B Dollar Loans under this Agreement and agree that, to the extent outstanding on the Seventh Amendment Effective Date, the Existing Term B Dollar Loans shall continue to be outstanding as Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans or Non-Extended Term B Dollar Loans, as applicable, under this Agreement and the other Loan Documents.  In addition, the Borrower, the 2015 Extended Term B Dollar Lenders and the 2015 Non-Extended Term B Dollar Lenders agree that, to the extent outstanding on the Fourteenth Amendment Effective Date, the Term B Dollar Loans shall continue to be outstanding as 2015 Extended Term B Dollar Loans or 2015 Non-Extended Term B Dollar Loans, as applicable, under this Agreement and the other Loan Documents.  No amount of a Term B Dollar Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.  The Term B Dollar Loans shall be denominated in Dollars, shall be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans or a combination thereof, provided, that all 2015 Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans, 2015 Non-Extended Term B Dollar Loans, as applicable, made by the 2015 Extended Term B Dollar Lenders, Series 2 Extended Term B Dollar Lenders or 2015 Non-Extended Term B Dollar Lenders, as applicable, pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of 2015 Extended Term B Dollar Loans, Series 2 Extended Term B Dollar Loans or 2015 Non-Extended Term B Dollar Loans, as applicable, of the same Type.

(ii)                                  (A) The Borrower shall have the right any time on the Eleventh Amendment Effective Date (so long as (x) no Unmatured Event of Default or Event of Default then exists and is continuing, (y) the Borrower shall have delivered to Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding the incurrence described below (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1) on a Pro Forma Basis for such incurrence and evidencing compliance with the covenant set forth in Article IX) and (z) such incurrence is not prohibited by the terms of any Public Note Document), to incur from one or more existing Lenders and/or other Persons that are Eligible Assignees and which, in each case, agree to make such term loans to the Borrower, Additional Term Loans in Dollars or Euros (in maximum amounts described below), which loans may be incurred as one or more tranches of additional term loans as determined by Administrative Agent in an aggregate principal amount not to exceed $1,150,000,000, so long as the proceeds of such Additional Term Loans are used in accordance with Section 6.8(e).  Notwithstanding the foregoing, clauses (x) and (y) of this Section 2.1(a)(ii)(A) shall not be applicable to the making of the 2014-1 Additional Term Loans to fund the Rockwood Acquisition or the Other Debt Refinancing.

(B) In the event that the Borrower desires to incur Additional Term Loans, the Borrower will enter into an amendment with the lenders (who shall by execution thereof become Lenders hereunder if not theretofore Lenders) to provide for such Additional Term Loans, which amendment shall set forth any terms and conditions of the Additional Term Loans not covered by this Agreement as agreed by the Borrower and such Lenders, and shall provide for the issuance of promissory notes to evidence the Additional Term Loans if requested by the lenders advancing Additional Term Loans (which notes shall constitute Term Notes for purposes of this Agreement) and for such reaffirmations of or amendments to Security Documents as Administrative Agent may reasonably require, with such amendment to be in form and substance reasonably acceptable to Administrative Agent and consistent with the terms of this Section 2.1(a)(ii) and of the other provisions of this Agreement.  No consent of any Lender (other than any Lender making Additional Term Loans) is required to permit the Loans contemplated by this Section 2.1(a)(ii) or the aforesaid amendment to effectuate the Additional Term Loans.  This section shall supersede any provisions contained in this Agreement, including, without limitation, Section 12.1, to the contrary.

(b)                                 Revolving Loans.  Each Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to the Borrower denominated in Dollars or an Alternative Currency on a revolving basis from time to time during the Commitment Period, in an amount that will not (i) exceed its Pro Rata Share of the Total Available Revolving Commitment (each such loan by any Lender, a “Revolving Loan” and collectively, the “Revolving Loans”) or (ii) cause the Assigned Dollar Value of Revolving Loans, Swing Line Loans and LC Obligations denominated in an Alternative Currency to exceed $200,000,000.  All Revolving Loans comprising the same Borrowing hereunder shall be made by the Revolving Lenders simultaneously and in proportion to their respective Revolving Commitments.  Prior to the Revolver Termination Date, Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in Section 3.6, all Revolving Loans comprising the same Borrowing shall at all times be of the same Type.  On the Revolver Termination Date, 100% of the aggregate principal amount of Revolving Loans then outstanding shall be due and payable.

(c)                                  Swing Line Loans

(i)                                     Swing Line Commitment.  Subject to the terms and conditions hereof, the Swing Line Lender in its individual capacity agrees to make swing line loans in Dollars, Euros or Sterling (or, at the option of the Swing Line Lender, any other Alternative Currency) (“Swing Line Loans”) to the Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Dollar Equivalent of the Swing Line Lender Sublimit; provided, however, that in no event may the amount of any Borrowing of Swing Line Loans (A) exceed the Total Available Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof), (B) cause the outstanding Revolving Loans of any Lender, when added to such Lender’s Pro Rata Share of the then outstanding Swing Line Loans and Pro Rata Share of the aggregate LC Obligations (exclusive of Unpaid Drawings relating to LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swing Line Loans) to exceed such Lender’s Revolving Commitment or (C) cause the Assigned Dollar Value of Revolving Loans, Swing Line Loans and LC Obligations denominated in an Alternative Currency to exceed $150,000,000.  Amounts borrowed by the Borrower under this Section 2.1(c)(i) may be repaid and reborrowed until the Revolver Termination Date.

(ii)                                  Refunding of Swing Line Loans.  The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to so act on its behalf) notify each Revolving Lender (including the Swing Line Lender) to make a Revolving Loan in an amount equal to such Lender’s Pro Rata Share of the Dollar

Equivalent of the principal amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given, provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Sections 10.1(e) or 10.1(f) or upon the occurrence of a Change of Control.  Unless any of the events described in Sections 10.1(e) or 10.1(f) shall have occurred (in which event the procedures of Section 2.1(c)(iii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall make the proceeds of its Revolving Loan available to the Swing Line Lender at the Payment Office prior to 11:00 a.m., New York City time, in funds immediately available on the third Business Day next succeeding the date such notice is given.  The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

(iii)                               Participation in Swing Line Loans.  If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.1(c)(ii), one of the events described in Sections 10.1(e) or 10.1(f) shall have occurred, or if for any other reason a Revolving Loan cannot be made pursuant to Section 2.1(c)(ii), then, subject to the provisions of Section 2.1(c)(iv) below, each Revolving Lender will, on the date such Revolving Loan was to have been made, purchase (without recourse or warranty) from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of the Dollar Equivalent of such Swing Line Loan.  Upon request, each Revolving Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Revolving Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(iv)                              Lenders’ Obligations Unconditional.  Each Revolving Lender’s obligation to make Revolving Loans in accordance with Section 2.1(c)(ii) and to purchase participating interests in accordance with Section 2.1(c)(iii) above shall, except as set forth in the last sentence of this clause (iv), be absolute and unconditional and shall not, except as set forth in the last sentence of this clause (iv), be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of this Agreement by the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Revolving Lender does not make available to the Swing Line Lender the amount required pursuant to Section 2.1(c)(ii) or (iii) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter.  Notwithstanding the foregoing provisions of this Section 2.1(c)(iv), no Revolving Lender shall be required to make a Revolving Loan to the Borrower for the purpose of refunding a Swing Line Loan pursuant to Section 2.1(c)(ii) above or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.1(c)(iii) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Revolving Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Revolving Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Revolving Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Revolving Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

(d)                                 Term C Loans.  Subject to the terms and conditions hereof and in the Fourth Amendment, each Term C Dollar Lender agrees to make a loan in Dollars (the “Term C Dollar Loans”) to the Borrower on the Fourth Amendment Effective Date in the aggregate principal amount of such Lender’s Term C Dollar Commitment.  No amount of a Term C Dollar Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.  The Term C Dollar Loans shall be denominated in Dollars, shall be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans or a combination thereof, provided, that all Term C Dollar Loans made by the Term C Dollar Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term C Dollar Loans of the same Type.

(e)                                  2014-1 Additional Term Loans.  Subject only to the satisfaction or waiver of the conditions expressly set forth in Section 4 of the Eleventh Amendment, each 2014-1 Additional Term Lender agrees to make a loan in Dollars (the “2014-1 Additional Term Loans”) to the Borrower on the Eleventh Amendment Effective Date in the aggregate principal amount of such Lender’s 2014-1 Additional Term Commitment.  No amount of a 2014-1 Additional Term Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.  The 2014-1 Additional Term Loans shall be denominated in Dollars, shall be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans or a combination thereof, provided, that all 2014-1 Additional Term Loans made by the 2014-1 Additional Term Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of 2014-1 Additional Term Loans of the same Type.  The proceeds of the 2014-1 Additional Term Loans made on the Eleventh Amendment Effective Date shall be placed into escrow with the Eleventh Amendment Escrow Agent on the terms set forth in the Eleventh Amendment Escrow Agreement.   Subject only to the satisfaction or waiver of the conditions set forth in (x) Section 5.5 or (y) Section 5.2 and Section 5.6, as applicable, and the additional conditions expressly set forth in the Eleventh Amendment Escrow Agreement, the 2014-1 Additional Term Loans shall be released from escrow on the Eleventh Amendment Release Date.  If the 2014-1 Additional Term Loans Termination Date occurs, the proceeds of the 2014-1 Additional Term Loans shall be released from escrow on the conditions set forth in the Eleventh Amendment Escrow Agreement and refunded and repaid in full (together with all accrued and unpaid interest thereon) to the 2014-1 Additional Term Lenders on the 2014-1 Additional Term Loan Maturity Date in accordance with the Eleventh Amendment Escrow Agreement.

2.2                               Notes

(a)                                 Evidence of Indebtedness.  The Borrower’s obligation to pay the principal of and interest on all the Loans made to it by each Lender shall, if requested by a Lender, be evidenced, (1) if Non-Extended Term B Dollar Loans, by a promissory note (each, a “Non-Extended Term B Dollar Note” and, collectively, the “Non-Extended Term B Dollar Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(1) hereto, with blanks appropriately completed in conformity herewith, (2) if Revolving Loans, by a promissory note (each, a “Revolving Note” and, collectively, the “Revolving Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(2) hereto, with blanks appropriately completed in conformity herewith, (3) if Swing Line Loans, by a promissory note (each, a “Swing Line Note” and, collectively, the “Swing Line Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(3) hereto, with blanks appropriately completed in conformity herewith, (4) if Extended Term B Dollar Loans, by a promissory note (each, an “Extended Term B Dollar Note” and, collectively, the “Extended Term B Dollar Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(4) hereto, with blanks appropriately completed in conformity herewith, (5) if Term C Dollar Loans, by a promissory note (each, a “Term C Dollar Note” and, collectively, the “Term C Dollar Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(5) hereto, with blanks appropriately completed in conformity herewith, (6) if Series 2 Extended Term B Dollar Loans, by a promissory note (each a “Series 2 Extended Term B Dollar Note” and collectively the “Series 2 Extended Term B Dollar Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(6) hereto, with blanks appropriately completed in conformity herewith, (7) if 2014-1 Additional Term Loans, by a promissory note (each a “2014-1 Additional Term Note” and collectively the “2014-1 Additional Term Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(7) hereto, with blanks appropriately completed in conformity herewith, (8) if 2015 Extended Term B Dollar Loans, by a promissory note (each, a “2015 Extended Term B Dollar Note” and, collectively, the “2015 Extended Term B Dollar Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(8) hereto, with blanks appropriately completed in conformity herewith, and (9) if 2015 Non-Extended Term B Dollar Loans, by a promissory note (each, a “2015 Non-Extended Term B Dollar Note” and, collectively, the “2015 Non-Extended Term B Dollar Notes”) duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(a)(9) hereto, with blanks appropriately completed in conformity herewith,.

(b)                                 Notation of Payments.  Each Lender will note on its internal records the amount of each Loan made by it, and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.  Failure to make any such notation, or any error in any such notation, shall not affect the Borrower’s or any guarantor’s obligations hereunder or under the other applicable Loan Documents in respect of such Loans.

2.3                               Minimum Amount of Each Borrowing; Maximum Number of Borrowings

The aggregate principal amount of each Borrowing by the Borrower hereunder shall be not less than the Minimum Borrowing Amount and, if greater (other than with respect to Swing Line Loans), shall be in integral multiples of (i) in the case of a Borrowing in Dollars, $1,000,000, (ii) in the case of a Borrowing in Sterling, £750,000, or (iii) in the case of a Borrowing in Euros, €1,000,000, above such minimum (or, if less, the then Total Available Revolving Commitment).  More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than six Borrowings of Eurocurrency Loans for any Facility.

2.4                               Interest Rate Options

The Term Loans and the Revolving Loans shall, at the option of the Borrower except as otherwise provided in this Agreement, be (i) Base Rate Loans, (ii) Eurocurrency Loans, or (iii) part Base Rate Loans and part Eurocurrency Loans; provided, that non-Dollar denominated Revolving Loans may only be made as Eurocurrency Loans.  Dollar denominated Swing Line Loans shall be made only as Base Rate Loans.  Non-Dollar denominated Swing Line Loans shall bear interest at the applicable Quoted Rate and shall have such interest periods and interest payment dates as are determined by the Swing Line Lender and the Borrower at the time of Borrowing thereof.  As to any Eurocurrency Loan, any Lender may, if it so elects, fulfill its commitment by causing a foreign branch or affiliate to make or continue such Loan, provided that in such event that Lender’s Loan shall, for the purposes of this Agreement, be considered to have been made by that Lender and the obligation of the Borrower to repay that Lender’s Loan shall nevertheless be to that Lender and shall be deemed held by that Lender, for the account of such branch or affiliate.

2.5                               Notice of Borrowing

Whenever the Borrower desires to make a Borrowing of any Loan hereunder, it shall give the Administrative Agent at its office located at the Notice Office (or such other address as the Administrative Agent may hereafter designate in writing to the parties hereto) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), given not later than 1:00 p.m. (New York City time) of each Base Rate Loan, and at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing), given not later than 1:00 p.m. (New York City time), of each Dollar denominated Eurocurrency Loan to be made hereunder and at least four Business Days prior written notice (or telephone notice promptly confirmed in writing) given not later than 1:00 p.m. (New York time), of each Loan denominated in an Alternative Currency; provided, however, that a Notice of Borrowing with respect to the Initial Borrowing may, at the discretion of the Administrative Agent, be delivered later than the time specified above.  Whenever the Borrower desires that the Swing Line Lender make a Swing Line Loan under Section 2.1(c), it shall deliver to the Swing Line Lender prior to 1:00 p.m. (New York City time) on the date of Borrowing (at least two

Business Days prior to the date of Borrowing for Swing Line Loans denominated in an Alternative Currency) written notice (or telephonic notice promptly confirmed in writing).  Each such notice (each a “Notice of Borrowing”), which shall be in the form of Exhibit 2.5 hereto, shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurocurrency Loans or both, (iv) with respect to Eurocurrency Loans, the Interest Period to be applicable thereto, (v) with respect to Revolving Loans, the amount of the Overdraft Reserve at such time and (vi) the account details of the Borrower.  The Administrative Agent shall as promptly as practicable give each Lender written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of such Lender’s Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing.  Without in any way limiting the Borrower’s obligation to confirm in writing any telephonic notice, the Administrative Agent or the Swing Line Lender (in the case of Swing Line Loans) may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower prior to receipt of written confirmation.  The Administrative Agent’s records shall, absent manifest error, be final, conclusive and binding on the Borrower with respect to evidence of the terms of such telephonic Notice of Borrowing.

2.6                               Conversion or Continuation

With respect to Dollar denominated Loans (other than Swing Line Loans), the Borrower may elect (i) on any Business Day at any time after the earlier of (x) the third Business Day following the Closing Date and (y) the date the Administrative Agent notifies the Borrower that Base Rate Loans or any portion thereof may be converted to Eurocurrency Loans and (ii) at the end of any Interest Period with respect thereto, to convert Eurocurrency Loans or any portion thereof into Base Rate Loans or to continue such Eurocurrency Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate principal amount of the Eurocurrency Loans that will, upon such conversion, constitute a single Borrowing that must satisfy Section 2.3.  With respect to Euro or Sterling denominated Loans, the Borrower may elect, in the same manner as described for conversions, to continue such Eurocurrency Loans or any portion thereof for an additional Interest Period.  Each conversion or continuation of Loans of each applicable Facility shall be allocated among the Loans of the Lenders for such Facility in accordance with their respective Pro Rata Shares.  Each such election shall be in substantially the form of Exhibit 2.6 hereto (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three Business Days’ (or one Business Day in the case of a conversion into Base Rate Loans or four Business Days’ in the case of continuation of a non-Dollar denominated Revolving Loan) prior written notice thereof to the Notice Office given not later than 1:00 p.m. (New York City time) specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefor, and (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurocurrency Loans, shall also be the last day of the Interest Period therefor).  Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurocurrency Loans, and no continuation in whole or in part of Dollar denominated Eurocurrency Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing.  The Borrower shall not be entitled to specify an Interest Period in excess of one month for any non-Dollar denominated Revolving Loan if an Unmatured Event of Default or an Event of Default has occurred and is continuing.  If, within the time period required under the terms of this Section 2.6, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurocurrency Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans or, in the case of non-Dollar denominated Revolving Loans, Eurocurrency Loans with an Interest Period of one month.  Each Notice of Conversion or Continuation shall be irrevocable.

2.7                               Disbursement of Funds

No later than 1:00 p.m. (local time at the place of funding) on the date specified in each Notice of Borrowing, each Lender will make available its Pro Rata Share of Loans, to fund the Borrowing requested to be made on such date in Dollars, Euro or Sterling, as the case may be, and in immediately available funds, at the Payment Office (for the account of such non-U.S. office of the Administrative Agent as the Administrative Agent may direct in the case of Eurocurrency Loans) and the Administrative Agent will make available to the Borrower at its Payment Office the aggregate of the amounts so made available by the Lenders not later than 2:00 p.m. (local time in the place of payment).  Unless the Administrative Agent shall have been notified by any Lender at least one Business Day prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and, if so notified, the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the rate for Base Rate Loans or Eurocurrency Loans, applicable to the Type of Loan to which such corresponding amount related, for the period in question; provided, however, that any interest paid to the Administrative Agent in respect of such corresponding amount shall be credited against interest payable by the Borrower to such Lender under Section 3.1 in respect of such corresponding amount.  Any amount due hereunder to the Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for amounts in Dollars (and at the Administrative Agent’s cost of funds for amounts in Euros or Sterling or any other Alternative Currency) for the first three days after the date such amount is due and thereafter at the Federal Funds Rate (or such cost of funds rate) plus 1%, together with the Administrative Agent’s standard interbank processing fee.  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to the Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by the Administrative Agent pursuant to this Section 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Pro Rata Share of all Loans (as a result of such assignment or otherwise).  Such Lender shall not have recourse against the Borrower with respect to any amounts paid to the Administrative Agent or any Lender with respect to the preceding sentence; provided, that such Lender shall have full recourse against the Borrower to the extent of the amount of such Loans such Lender has been deemed to have made pursuant to the preceding sentence.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against the Lender as a result of any default by such Lender hereunder.

2.8                               Pro Rata Borrowings

All Borrowings in respect of Loans (other than Swing Line Loans) under this Agreement shall be advanced by the Lenders pro rata on the basis of their Commitments to the applicable Facilities.  No Lender shall be responsible for the failure of any Defaulting Lender or Impaired Lender to make a Loan required under this Agreement and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the occurrence of any Lender becoming a Defaulting Lender or an Impaired Lender.

2.9                               Amount and Terms of Letters of Credit

(a)                                 Letter of Credit Commitments, Terms of Letters of Credit.

(i)                                     Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the Closing Date until a date which is thirty (30) days prior to the Revolver Termination Date, each Facing Agent (other than DB) agrees, severally not jointly, to issue each in its own name, but for the ratable account of all Revolving Lenders (including the applicable Facing Agent), one or more Letters of Credit, denominated in Dollars or an Alternative Currency, for the account of the Borrower in a Stated Amount which together with the aggregate Stated Amount of all other Letters of Credit (other than Fifth Amendment Existing Letters of Credit) then outstanding does not exceed the Facing Agent Sublimit; provided, however, that a Facing Agent shall not issue or extend the expiration of any Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the sum of the Assigned Dollar Value of the Revolving Loans, the Swing Line Loans and the LC Obligations would exceed the Total Revolving Commitment minus the Overdraft Reserve and (B) the sum of the Assigned Dollar Value of the LC Obligations would exceed the Total Revolving Commitment on the date of such issuance or extension.  Each Revolving Lender severally, but not jointly, agrees to participate in each such Letter of Credit issued by the applicable Facing Agent in an amount equal to its Pro Rata Share and to make available to the applicable Facing Agent such Lender’s Pro Rata Share of any payment made to the beneficiary of such Letter of

Credit to the extent not reimbursed by the Borrower; provided, however, that no Revolving Lender shall be required to participate in any Letter of Credit to the extent that such participation therein would exceed such Revolving Lender’s then applicable Available Revolving Commitment.  No Lender’s obligation to participate in any Letter of Credit or to make available to the applicable Facing Agent such Revolving Lender’s Pro Rata Share of any Letter of Credit Payment made by the applicable Facing Agent shall be affected by any other Revolving Lender’s failure to participate in the same or any other Letter of Credit or by any other Revolving Lender’s failure to make available to the applicable Facing Agent such other Lender’s Pro Rata Share of any Letter of Credit Payment.

(ii)                                  Each Letter of Credit issued or to be issued hereunder shall be issued on a sight basis, and (other than Bank Guarantees) shall have an expiration date of one (1) year or less from the issuance date thereof; provided, however, that each Standby Letter of Credit may provide by its terms that it will be automatically extended for additional successive periods of up to one (1) year unless the applicable Facing Agent shall have given notice to the applicable beneficiary (with a copy to the Borrower) of the election by the applicable Facing Agent (such election to be in the sole and absolute discretion of the applicable Facing Agent) not to extend such Letter of Credit, such notice to be given prior to the then current expiration date of such Letter of Credit; provided, further, that no Standby Letter of Credit or extension thereof shall be stated to expire later than the date five (5) days prior to the Revolver Termination Date and no Commercial Letter of Credit or extension thereof shall be stated to expire later than the day thirty (30) days prior to the Revolver Termination Date.

(b)                                 Procedure for Issuance and Amendment of Letters of Credit.  Whenever the Borrower desires the issuance of a Letter of Credit hereunder, it shall give the Administrative Agent and the applicable Facing Agent at least three (3) Business Days’ prior written notice (or such shorter period as may be agreed to by the Borrower, the Administrative Agent and the applicable Facing Agent) specifying the day of issuance thereof (which day shall be a Business Day), such notice to be given prior to 12:00 p.m. (New York time) on the date specified for the giving of such notice.  Each such notice (each, a “Notice of Issuance”) shall be in the form of Exhibit 2.9(b) hereto and shall specify (A) the proposed issuance date and expiration date, (B) whether such Letter of Credit is to be issued as a letter of credit or bank guarantee, (C) the Borrower as the account party and, if desired by the Borrower, one or more Subsidiaries as additional account parties, (D) the name and address of the beneficiary, (E) the Stated Amount of such proposed Letter of Credit, (F) the currency in which such proposed Letter of Credit is to be issued and (G) such other information as the applicable Facing Agent may reasonably request.  In addition, each Notice of Issuance shall contain a description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable in form to the applicable Facing Agent).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, a Facing Agent (other than DB) relating to any Letter of Credit issued by it, the terms and conditions of this Agreement shall control.  Promptly after issuance or extension of any Letter of Credit, the Borrower and the applicable Facing Agent (to the extent such Facing Agent is not the same entity as, or an Affiliate of, the Administrative Agent) shall notify the Administrative Agent of such issuance or extension and such notice of a Standby Letter of Credit shall be accompanied by a copy of the Standby Letter of Credit.  Unless otherwise specified, all Standby Letters of Credit and Commercial Letters of Credit will be governed by the “Uniform Customs and Practice for Documentary Credits” and all Bank Guarantees will be governed by the “Uniform Rules for Demand Guarantees”, in each case as issued by the International Chamber of Commerce and as in effect on the date of issuance of such Letter of Credit.  On the Business Day specified by the Borrower and upon confirmation from the Administrative Agent that the applicable conditions set forth in Article V have been fulfilled or waived, the applicable Facing Agent will issue the requested Letter of Credit to the applicable beneficiary.  From time to time while a Letter of Credit is outstanding and prior to the Revolver Termination Date, the applicable Facing Agent will, upon the written request of the Borrower received by the Facing Agent (with a copy sent by the Borrower to the Administrative Agent) at least three Business Days (or such shorter time as the Facing Agent and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it.  Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing and shall specify in form and detail satisfactory to the Facing Agent: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Facing Agent may require.  The Facing Agent shall be under no obligation to amend any Letter of Credit if: (A) the Facing Agent would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement, or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.  The Facing Agent will provide a copy of any amendment to the Administrative Agent and the Administrative Agent will promptly notify the Lenders of the receipt by it of any amendment to a Letter of Credit.  In the event that the Facing Agent is other than the Administrative Agent, such Facing Agent will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week its daily maximum Dollar Equivalent amount available to be drawn under the Commercial Letters of Credit issued by such Facing Agent for the previous week.  The Administrative Agent shall deliver to each Lender upon such calendar month end, and upon each commercial letter of credit fee payment, a report setting forth the daily maximum Dollar Equivalent amount available to be drawn for all Facing Agents during such period.

(c)                                  Draws upon Letters of Credit; Reimbursement Obligation.  In the event of any drawing under any Letter of Credit by the beneficiary thereof, the applicable Facing Agent shall give telephonic notice to the Borrower and the Administrative Agent (x) confirming such drawing and (y) of the date on or before which such Facing Agent intends to honor such drawing, and the Borrower shall reimburse the applicable Facing Agent on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing (each such amount so paid until reimbursed, an “Unpaid Drawing”); provided, however, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Facing Agent prior to 10:00 a.m. (New York City time) on the Business Day on which the applicable Facing Agent intends to honor such drawing that the Borrower intends to reimburse the applicable Facing Agent for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting each Revolving Lender to make Dollar denominated Base Rate Loans on the date on which such drawing is honored in an amount equal to the Dollar Equivalent of the amount of such drawing and the Administrative Agent shall, if such Notice of Borrowing is deemed given, promptly notify the Lenders thereof and (ii) unless any of the events described in Section 10.1(e) or 10.1(f) shall have occurred (in which event the procedures of Section 2.9(d) shall apply), each such Lender shall, on the date such drawing is honored, make Revolving Loans which are Base Rate Loans in the amount of its Pro Rata Share of the Dollar Equivalent of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Facing Agent for the amount of such drawing; and provided, further, that, if for any reason, proceeds of Revolving Loans are not received by the applicable Facing Agent on such date in an amount equal to the amount of the Dollar Equivalent of such drawing, the Borrower shall reimburse the applicable Facing Agent, on the Business Day immediately following the date such drawing is honored, in an amount in same day funds equal to the excess of the amount of the Dollar Equivalent of such drawing over the Dollar Equivalent of the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 3.1(a).

(d)                                 Lenders’ Participation in Letters of Credit.  In the event that (1) the Borrower shall fail to reimburse the applicable Facing Agent as provided in Section 2.9(c) in an amount equal to the amount of any drawing honored by the applicable Facing Agent under a Letter of Credit issued by it in accordance with the terms hereof, or (2) any Bank Guarantee shall remain outstanding on the Revolver Termination Date, the applicable Facing Agent shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Revolving Lender, of the unreimbursed amount of such drawing or the amount of such Bank Guarantee, as applicable, and of such Lender’s respective participation therein.  Each such Revolving Lender shall purchase a participation interest in such LC Obligation and shall make available to the applicable Facing Agent the Dollar Equivalent of an amount equal to its Pro Rata Share of such drawing in same day funds, at the office of the applicable Facing Agent specified in such notice, in each case not later than 1:00 p.m. (New York City time) on the Business Day after the date such Lender is notified by the Administrative Agent.  In the event that any such Lender fails to make available to the applicable Facing Agent the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.9(d), the applicable Facing Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for two Business Days and thereafter at the Base Rate.  Nothing in this Section 2.9(d) shall be deemed to prejudice the right of any Lender to recover from the applicable Facing Agent any amounts made available by such Lender to the applicable Facing Agent pursuant to this Section 2.9(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the applicable Facing Agent in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the applicable Facing Agent.  The applicable Facing Agent shall distribute to each other Lender which has paid all amounts payable by it under this Section 2.9(d) with respect to any Letter of Credit issued by the applicable Facing Agent such other Revolving Lender’s Pro Rata Share of all payments received by the applicable Facing Agent from the Borrower in reimbursement of drawings honored by the applicable Facing Agent under such Letter of Credit when such payments are received.  Each Lender’s obligation to make Revolving Loans pursuant to Section 2.9(c) or to purchase participations pursuant to this Section 2.9(d) as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to the applicable Facing Agent and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Facing Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans under Section 2.9(c) is subject to the conditions set forth in Section 5.2.

(e)                                  Fees for Letters of Credit.

(i)                                     Facing Agent Fees.  The Borrower agrees to pay the following amount to the applicable Facing Agent with respect to the Letters of Credit issued by it for the account of the Borrower:

(A)                              with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Facing Agent in respect of each such drawing from the date a drawing is honored up to (but not including) the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans, as the case may be, pursuant to Section 2.9(c)) at a rate which is at all times equal to 2% per annum in excess of the Base Rate;

(B)                              with respect to the issuance or amendment of each Letter of Credit and each payment made thereunder, documentary and processing charges in accordance with the applicable Facing Agent’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

(C)                              a facing fee as agreed from time to time by the Borrower and the applicable Facing Agent for the applicable Letter of Credit or, with respect to DB as Facing Agent with respect to that portion of the outstanding LC Obligations attributable to the Fifth Amendment Existing Letters of Credit, a facing fee as may be separately agreed in writing between the Borrower and DB, which fee, unless otherwise agreed, shall be payable with respect to the Assigned Dollar Value of the maximum Stated Amount under such outstanding Letters of Credit payable in arrears on each Quarterly Payment Date, on the Revolver Termination Date and thereafter, on demand together with customary issuance and payment charges payable pursuant to clause (B) above; provided, however, if calculation of the facing fee in the manner set forth above would result in a facing fee of less than $500 per year per Letter of Credit issued by any Facing Agent, the Borrower shall be obligated to pay such additional amount to such Facing Agent so as to provide for a minimum facing fee of $500 per year per Letter of Credit.

(ii)                                  Participating Lender Fees.  The Borrower agrees to pay to the Administrative Agent for distribution to each participating Revolving Lender in respect of all Letters of Credit outstanding such Revolving Lender’s Pro Rata Share under the Revolving Facility of a commission equal to the then Applicable

Eurocurrency Margin for Revolving Loans per annum with respect to the maximum Stated Amount under such outstanding Letters of Credit (the “LC Commission”), payable in Dollars in arrears on each Quarterly Payment Date, on the Revolver Termination Date and thereafter, on demand.  The LC Commission shall be computed from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

Promptly upon receipt by a Facing Agent or the Administrative Agent of any amount described in clause (i)(A) or (ii) of this Section 2.9(e), the applicable Facing Agent or the Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share, as the case may be, of such amount as long as, in the case of amounts described in clause (i)(A), such Lender has reimbursed the applicable Facing Agent in accordance with Section 2.9(c).  Amounts payable under clause (i)(B) and (C) of this Section 2.9(e) shall be paid directly to the applicable Facing Agent.

(f)                                   LC Obligations Unconditional.  The obligation of the Borrower to reimburse a Facing Agent (or any Lender that has purchased a participation from or made a Loan to enable the Borrower to reimburse the applicable Facing Agent) for drawings made under any Letter of Credit issued by it and the obligations of each Lender to purchase participations pursuant to Section 2.9(d) as a result of such a drawing shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)                                     any lack of validity or enforceability of such Letter of Credit;

(ii)                                  the existence of any claim, setoff, defense or other right which the Borrower or any of its Affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any persons or entities for which any such beneficiary or transferee may be acting), the applicable Facing Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary of such Letter of Credit);

(iii)                               any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                              payment by the applicable Facing Agent under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(vi)                              the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, neither the Borrower nor the Lenders (other than the applicable Facing Agent in its capacity as such) shall be liable for any obligation resulting from the gross negligence or willful misconduct of the applicable Facing Agent, as determined by a court of competent jurisdiction, with respect to any Letter of Credit.

(g)                                  Indemnification.  In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the applicable Facing Agent and the Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorney Costs) (other than for Taxes, which shall be covered by Section 4.7) which the applicable Facing Agent and the Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the applicable Facing Agent, as determined by a court of competent jurisdiction, or (ii) the failure of the applicable Facing Agent to honor a drawing under any Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Government Acts”) other than arising out of the gross negligence or willful misconduct, as determined by a court of competent jurisdiction, of the applicable Facing Agent.  As between the Borrower on the one hand, and the applicable Facing Agent and the Lenders, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Facing Agent or by the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, neither the applicable Facing Agent nor any of the Lenders shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the applicable Facing Agent, including, without limitation, any Government Acts.  None of the above shall effect, impair, or prevent the vesting of any of the applicable Facing Agent’s or any Lender’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the applicable Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the applicable Facing Agent under any resulting liability to the Borrower.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have no obligation to indemnify or hold harmless the applicable Facing Agent in respect of any claims, demands, liabilities, damages, losses, costs, charges or expenses (including Attorney

Costs) incurred by the applicable Facing Agent to the extent arising out of the gross negligence or willful misconduct of the applicable Facing Agent, as determined by a court of competent jurisdiction.  The right of indemnification in the first paragraph of this Section 2.9(g) shall not prejudice any rights that the Borrower may otherwise have against the applicable Facing Agent with respect to a Letter of Credit issued hereunder.

(h)                                 Stated Amount.  The Stated Amount of each Letter of Credit shall not be less than the Dollar Equivalent of One Hundred Thousand Dollars ($100,000) or such lesser amount as the applicable Facing Agent has agreed to.

(i)                                     Increased Costs.  Subject to Section 4.7, if any time after the Closing Date, any Facing Agent or any Lender determines that the introduction of or any change after the Closing Date in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the applicable Facing Agent or such Lender with any request or directive issued after the Closing Date by any such authority (whether or not having the force of law) (provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III shall, in each case, be deemed to be a change in applicable law after the Closing Date for purposes of this Section 2.9(i) regardless of the date enacted, adopted or issued) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the applicable Facing Agent or participated in by any Revolving Lender, or (ii) impose on the applicable Facing Agent or any Revolving Lender any other conditions relating, directly or indirectly, to the provisions of this Agreement relating to Letters of Credit or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the applicable Facing Agent or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the applicable Facing Agent or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by the applicable Facing Agent or any Lender (a copy of which demand shall be sent by the applicable Facing Agent or such Lender to the Administrative Agent), the Borrower shall pay to the applicable Facing Agent or any Lender, as the case may be, such additional amount or amounts as will compensate the applicable Facing Agent or such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital.  In determining such additional amounts pursuant to the preceding sentence, the applicable Facing Agent or such Lender will act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable or reductions in rates of return relate to the Facing Agent’s or such Lender’s letters of credit in general and are not specifically attributable to the Letters of Credit hereunder, use averaging and attribution methods which are reasonable and which cover all letters of credit similar to the Letters of Credit issued by or participated in by the applicable Facing Agent or such Lender whether or not the documentation for such other Letters of Credit permit the applicable Facing Agent or such Lender to receive amounts of the type described in this Section 2.9(i).  The applicable Facing Agent or any Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.9(i), will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the applicable Facing Agent or such Lender (a copy of which certificate shall be sent by the applicable Facing Agent or such Lender to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the applicable Facing Agent or such Lender, although failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.9(i); provided, however, if the applicable Facing Agent or such Lender, as applicable, has intentionally withheld or delayed such notice, the applicable Facing Agent or such Lender, as the case may be, shall not be entitled to receive additional amounts pursuant to this Section 2.9(i) for periods occurring prior to the 180th day before the giving of such notice.  The certificate required to be delivered pursuant to this Section 2.9(i) shall, absent manifest error, be final, conclusive and binding on the Borrower.

(j)                                    Outstanding Letters of Credit.  The letters of credit set forth under the caption “Letters of Credit Outstanding on the Closing Date” as set forth on Schedule 2.9(j) attached to the First Amendment, were issued prior to the Closing Date pursuant to one of the Prior Credit Agreements and will remain outstanding as of the Closing Date and the letters of credit and bank guarantees set forth under the caption “Letters of Credit and Bank Guarantees outstanding on the First Amendment Effective Date” were issued pursuant to the credit facility of Huntsman Advanced Materials Holdings LLC or otherwise issued by Facing Agent prior to the First Amendment Effective Date and will remain outstanding as of the First Amendment Effective Date (collectively, the “Outstanding Letters of Credit”).  The Borrower, each Facing Agent and each of the Lenders hereby agree with respect to the Outstanding Letters of Credit that each such Outstanding Letters of Credit, for all purposes under this Agreement, shall, from and after the Closing Date, be deemed to be Letters of Credit governed by the terms and conditions of this Agreement.  Each Revolving Lender further agrees to participate in each such Outstanding Letter of Credit in an amount equal to its Pro Rata Share of the Stated Amount of such Outstanding Letters of Credit.

(k)                                 Fifth Amendment Existing Letters of Credit.  The Borrower agrees that if DB receives any proceeds in respect of any Letter of Credit providing credit support for a Fifth Amendment Existing Letter of Credit, the Borrower will cause a reduction to occur in the amount of then outstanding Fifth Amendment Existing Letters of Credit in an amount equal to such proceeds.

2.10                        Revolving Commitment Increase

(a)                                 Notwithstanding anything to the contrary in Section 12.1, subject to the terms and conditions set forth herein, the Borrower shall have the right from time to time, to cause an increase in the Revolving Commitments of the Revolving Lenders (a “Revolving Commitment Increase”) by adding to this Agreement one or more additional Eligible Assignees that are not already Revolving Lenders hereunder and that are reasonably satisfactory to the Administrative Agent, each Facing Agent and the Swing Line Lender (each, a “New Revolving Lender”) or by allowing one or more existing Revolving Lenders to increase their respective Revolving Commitments; provided that (i) both before and immediately after giving effect to such Revolving Commitment Increase, no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the effective date of such Revolving Commitment Increase (such date, the “Revolving Commitment Increase Date”), (ii) no such Revolving Commitment Increase shall be in an amount less than $10,000,000 (unless the aggregate amount of the Revolving Commitments then in effect is greater than $390,000,000), (iii) after giving effect to such Revolving Commitment Increase, the aggregate amount of the Revolving Commitments shall not exceed $600,000,000, (iv) no Revolving Lender’s Revolving Commitment shall be increased without such Revolving Lender’s prior written consent (which consent may be given or withheld in such Revolving Lender’s sole and absolute discretion) and (v) the only Revolving Commitment Increase that may occur on or after the Tenth Amendment Effective Date is a single Revolving Commitment Increase in an aggregate amount not exceeding $200,000,000 on (and subject to the occurrence of) the Eleventh Amendment Effective Date. The foregoing clause (i) and the following Section 2.10(b) and Section 2.10(e) shall not be applicable to the 2014 Revolving Commitment Increase and the only conditions to the 2014 Revolving Commitment Increase shall be those conditions set forth in Section 4 of the Eleventh Amendment.

(b)                                 The Borrower shall provide the Administrative Agent with written notice (a “Notice of Revolving Commitment Increase”) of its intention to increase the Revolving Commitments pursuant to this Section 2.10.  Each such Notice of Revolving Commitment Increase shall specify (i) the proposed Revolving Commitment Increase Date, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Revolving Commitment Increase, (ii) the amount of the requested Revolving Commitment Increase, (iii) as applicable, the identity of each New Revolving Lender and Revolving Lender that has agreed in writing to increase its Revolving Commitment hereunder, and (iv) the amount of the respective Revolving Commitments of the then existing Revolving Lenders and the New Revolving Lenders from and after the Revolving Commitment Increase Date.

(c)                                  On any Revolving Commitment Increase Date, the Revolving Lenders shall purchase and assume (without recourse or warranty) from the Revolving Lenders (i) Revolving Loans, to the extent that there are any Revolving Loans then outstanding, and (ii) undivided participation interests in any outstanding LC Obligations and any outstanding Swing Line Loans, in each case, to the extent necessary to ensure that after giving effect to the Revolving Commitment Increase, each Revolving Lender has outstanding Revolving Loans and participation interests in outstanding LC Obligations and Swing Line Loans equal to its Pro Rata Share of the Revolving Commitments.  Each Revolving Lender shall make any payment required to be made by it pursuant to the preceding sentence via wire transfer to the Administrative Agent on the Revolving Commitment Increase Date.  Each existing Revolving Lender (i) shall be automatically deemed to have assigned any outstanding Revolving Loans on the Revolving Commitment Increase Date and (ii) agrees to take any further steps reasonably requested by the Administrative Agent, in each case to the extent deemed necessary by the Administrative Agent to effectuate the provisions of the preceding sentences.  If, on such Revolving Commitment Increase Date, any Revolving Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 3.5 in connection with the reallocation of such outstanding Revolving Loans to effectuate the provisions of this Section 2.10(c).

(d)                                 Each Revolving Commitment Increase shall become effective on its Revolving Commitment Increase Date and upon such effectiveness: (i) the Administrative Agent shall record in the register each then New Revolving Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an administrative questionnaire that shall be executed and delivered by each New Revolving Lender to the Administrative Agent on or before such Revolving Commitment Increase Date, (ii) Schedule 1.1(a) hereof shall be amended and restated to set forth all Revolving Lenders (including any New Revolving Lenders) that will be Revolving Lenders hereunder after giving effect to such Revolving Commitment Increase (which amended and restated Schedule 1.1(a) shall be set forth in Annex I to the applicable Notice of Revolving Commitment Increase) and the Administrative Agent shall distribute to each Revolving Lender (including each New Revolving Lender) a copy of such amended and restated Schedule 1.1(a), and (iii) each New Revolving Lender identified on the Notice of Revolving Commitment Increase for such Revolving Commitment Increase shall be a “Lender” and a “Revolving Lender” for all purposes under this Agreement.

(e)                                  As a condition precedent to any Revolving Commitment Increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Revolving Commitment Increase Date signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such Revolving Commitment Increase and certifying that, before and after giving effect to such Revolving Commitment Increase, (i) the representations and warranties contained in Article VI made by it are true and correct on and as of the Revolving Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date and (ii) no Event of Default or Unmatured Event of Default exists or will exist as of the Revolving Commitment Increase Date.

2.11                        [Reserved].

2.12                        Extension of Non-Extended Term B Loan Maturity Date.

(a)                                 At any time and from time to time, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Non-Extended Term B Dollar Lenders), request an extension of the Non-Extended Term B Loan Maturity Date then in effect (such existing Non-Extended Term B Loan Maturity Date, the “Existing Non-Extended Term B Loan Maturity Date”) to the Extended Term B Loan Maturity Date and change the Applicable Base Rate Margin, Applicable Eurocurrency Margin, amortization and/or fees payable with respect to such Non-Extended Term B Dollar Loans of the Lenders that so consent to such extension (such changes in maturity and other terms, the “Proposed Non-Extended Term B Extension Changes”).  Within 10 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each Non-Extended Term B Dollar Lender shall notify the Administrative Agent whether or not it consents to the Proposed Non-Extended Term B Extension Changes (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Non-Extended Term B Dollar Lender not responding within the above time period shall be deemed not to have consented to the Proposed Non-Extended Term B Extension Changes.  The Administrative Agent shall promptly notify the Borrower and the Non-Extended Term B Dollar Lenders of the Non-Extended Term B Dollar Lenders’ responses.

(b)                                 With respect to the Non-Extended Term B Dollar Loans held by the Non-Extended Term B Dollar Lenders that consent to the Proposed Non-Extended Term B Extension Changes (such Loans, the “Consenting Non-Extended Term B Dollar Loans”), the Non-Extended Term B Loan Maturity Date shall be extended to the Extended Term B Loan Maturity Date and the other Proposed Non-Extended Term B Extension Changes shall become effective.  The Administrative Agent and the Borrower shall promptly confirm to the Non-Extended Term B Dollar Lenders the Proposed Non-Extended Term B Extension Changes and the effective date for such changes (the “Non-Extended Term B Dollar Loans Extension Effective Date”) to the Consenting Non-Extended Term B Dollar Loans.  As a condition precedent to the effectiveness of the Proposed Non-Extended Term B Extension Changes, the Borrower shall deliver to the Administrative Agent (i) a certificate of the Borrower dated as of the Non-Extended Term B Dollar Loans Extension Effective Date signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension (and to the extent requested by the Administrative Agent (acting reasonably) the Borrower and the Guarantors shall provide any other certifications or copies of instruments of a substantially similar nature to those that were provided in the “secretary’s certificate” or the reaffirmation agreement delivered on the Sixth Amendment Effective Date) and certifying that, before and after giving effect to such extension, the representations and warranties contained in Article VI made by it are true and correct on and as of the Non-Extended Term B Dollar Loans Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, and no Event of Default or Unmatured Event of Default exists or will exist as of the Non-Extended Term B Dollar Loans Extension Effective Date and (ii) if requested by the Administrative Agent, a legal opinion reasonably satisfactory to it.  The Borrower shall pay to the Administrative Agent for the account of the Non-Extended Term B Dollar Lenders that did not consent to the Proposed Non-Extended Term B Extension Changes (such Lenders, the “Declining Non-Extended Term B Dollar Lenders”) the then unpaid principal amount of such Declining Non-Extended Term B Dollar Lender’s Non-Extended Term B Dollar Loans outstanding on the Existing Non-Extended Term B Loan Maturity Date (and pay any additional amounts required pursuant to Section 3.5).  Except with respect to the Proposed Non-Extended Term B Extension Changes, the Consenting Non-Extended Term B Dollar Loans shall be deemed Extended Term B Dollar Loans for purposes of the Loan Documents.  The Borrower and the Administrative Agent are hereby authorized to, without the consent of any Lenders or any other party, to make such changes to the Loan Documents as are reasonably necessary to effectuate the foregoing.

2.13                        Incremental Borrowings.

(a)                                 After the Eleventh Amendment Effective Date, the Borrower may at any time or from time to time, by notice to the Administrative Agent, request (x) one or more incremental senior secured term facilities on the terms set forth below (the “Incremental Term Facilities” and the term loans made thereunder, the “Incremental Term Loans”) and/or (y) one or more incremental senior secured revolving facilities on the terms set forth below (the “Incremental Revolving Facilities” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans;” the Incremental Revolving Facilities, together with the Incremental Term Facilities, the “Incremental Facilities;” the Incremental Revolving Loans, together with the Incremental Term Loans, the “Incremental Loans”).  Each Incremental Facility shall be in an aggregate principal amount that is not less than $25,000,000 (provided, that such amount may be less than $25,000,000 if such amount represents all remaining availability under the applicable limit set forth in the next sentence).  Notwithstanding anything to the contrary herein, (i) the aggregate principal amount of all Incremental Term Facilities and all Incremental Equivalent Debt shall not exceed $1,000,000,000 and (ii) the aggregate amount of all Incremental Revolving Facilities shall not exceed $200,000,000; provided that any Incremental Revolving Facility shall be effectuated as an increase of the Revolving Facility.

(b)                                 The only conditions to the effectiveness of each series of Incremental Amendment (but not the conditions to the Revolving Lenders and Swing Line Lender making any Revolving Loan or any Swing Line Loan or the Facing Agent issuing any Letter of Credit) shall be as follows: (i) the Incremental Facility shall rank pari passu in right of payment and of security with the Loans, (ii) immediately prior to, and after giving effect to, the incurrence of such Incremental Facility, no Unmatured Event of Default or Event of Default shall exist; provided, that with respect to any Incremental Facility incurred to finance an Investment permitted to be incurred hereunder, such Incremental Facility may be incurred irrespective of whether an Unmatured Event of Default or Event of Default shall exist, (iii) subject to the proviso below, the representations and warranties contained in the Loan Documents shall be accurate in all material respects immediately prior to, and after giving effect to, the incurrence of such Incremental Facility; provided, that with respect to any Incremental Facility incurred to finance an Investment permitted to be incurred hereunder, such Incremental Facility may be incurred irrespective of whether the representations and warranties required to be made under this clause (iii) are correct (other than with respect to (x) the Specified Representations (with an appropriate modification to the representation and warranty in Section 6.5 such that Solvency is measured as of the consummation of the relevant Incremental Facility) and (y) if there is an acquisition agreement relating to such Investment, the Target Representations, which representations and warranties in immediately preceding clauses (x) and (y) shall be true and correct in all material respects upon such effectiveness), (iv) the relevant Incremental Facility shall not mature earlier than the maturity date of the Relevant AIY Reference Tranche, (v) the Weighted Average Life to Maturity of the relevant Incremental Facility shall be no shorter than that of the Relevant AIY Reference Tranche, (vi) subject to clauses (iv) and (v) above, the amortization schedule applicable to any Incremental Term Facility shall be determined by the Borrower and the lenders thereunder, (vii) the Applicable Eurocurrency Margin and the Applicable Base Rate Margin applicable to each Incremental Term Facility will be determined by the Borrower and the lenders providing such Incremental Term Facility; provided that in the event that the All-In Yield applicable to any Incremental Term Facility exceeds the All-In Yield of the Relevant AIY Reference Tranche by more than 50 basis points, then (1) the Applicable Eurocurrency Margin and Applicable Base Rate Margin for the Relevant AIY Reference Tranche shall be automatically increased to the extent necessary so that the All-In Yield of the Relevant AIY Reference Tranche is equal to the All-In Yield of such Incremental Term Facility minus 50 basis points (such increase in the Applicable Eurocurrency Margin and Applicable Base Rate Margin, the “MFN Margin Increase”) and (2) the Applicable Eurocurrency Margin and Applicable Base Rate Margin for each other Term Loan (other than the Relevant AIY Reference Tranche) shall be automatically increased by the MFN Margin Increase; provided, further, that, in the event the Eleventh Amendment Release Date occurs, to the extent the All-In Yield of such Incremental Term Loans is higher than the All-In Yield of the 2014-1 Additional Term Loans due to a Eurocurrency Rate or Base Rate “floor” on such Incremental Term Loan being higher than the “floor” for the Eurocurrency Rate or Base Rate as applied to the 2014-1 Additional

Term Loans, such portion of the MFN Margin Increase as applied to the 2014-1 Additional Term Loans so attributable to such higher “floor” shall be effected solely through an increase in any Eurocurrency Rate or Base Rate “floor” applicable to such 2014-1 Additional Term Loans (without reducing the MFN Margin Increase applicable to the other Term Loans), (viii) any Incremental Revolving Facility shall be on identical terms and pursuant to documentation applicable to the Revolving Loan, and (ix) except as otherwise required or permitted in clauses (ii) through (viii) above, all other terms of such Incremental Term Facility, if not consistent with the terms of the existing Term Loans, shall be reasonably satisfactory to the Administrative Agent (as evidenced by its execution of the applicable Incremental Amendment). Any Incremental Term Facility may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as the Term Loans in any voluntary or mandatory prepayments hereunder, as specified in the applicable Incremental Amendment.

(c)                                  Each notice from the Borrower pursuant to this Section 2.13 shall set forth the requested amount and proposed terms of the relevant Incremental Facility.  Incremental Loans may be made by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Incremental Loan) or by any Additional Lender on terms permitted in this Section 2.13 and otherwise on terms reasonably acceptable to the Administrative Agent; provided that, with respect to any Incremental Revolving Facility, the Administrative Agent, each Facing Agent and the Swing Line Lender shall have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any Additional Lender or any existing Lender that is not a Revolving Lender as of the Tenth Amendment Effective Date providing all or a portion of such Incremental Revolving Facility if such consent by the Administrative Agent, the applicable Facing Agent and the Swing Line Lender, as the case may be, would be required hereunder, for an assignment of Revolving Loans or Revolving Commitments.

(d)                                 Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  In connection with such Incremental Amendment, the Administrative Agent shall be entitled to request such legal opinions, board resolutions, officers’ certificates, mortgage amendments and other documentation and instruments with respect to the real property collateral, and/or reaffirmation agreements substantially consistent with those delivered on the Ninth Amendment Effective Date (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.13.  The Borrower shall use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

(e)                                  Upon each increase in the Revolving Commitments pursuant to an Incremental Revolving Facility, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of the Incremental Revolving Facility (each an “Incremental Revolving Facility Lender”)

in respect of such increase, and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Revolving Lender and (ii) the Incremental Revolving Facility Lenders shall make such Revolving Loans, and the other Revolving Lenders shall receive such prepayments, as the Administrative Agent shall direct, to cause the Revolving Loans to be made ratably by all the Revolving Lenders immediately after giving effect to such Incremental Revolving Facility.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

2.14                        Refinancing Amendments.

At any time after the Eleventh Amendment Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement, in the form of Refinancing Term Loans or Refinancing Term Loan Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will have such pricing, premiums and optional prepayment or redemption terms as may be agreed by the Borrower and the lenders thereof, (ii) will have a maturity date that is no earlier than, and will have a Weighted Average Life to Maturity equal to or greater than, the Term Loans being refinanced, (iii)(A) constitutes Indebtedness of the Borrower that is not guaranteed by any Subsidiary that is not a Subsidiary Guarantor, (B) is not secured by any assets of the Borrower or any Subsidiary other than the Collateral (and, if secured, the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such changes as are reasonably satisfactory to the Administrative Agent)) and (C) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to one or more intercreditor agreements reasonably satisfactory to the Administrative Agent, and (iv) will have covenants and events of default (which, for the avoidance of doubt, excludes pricing, premiums and optional prepayment or redemption terms) that are substantially identical to, or (taken as a whole as determined by the Borrower in its reasonable judgment) are no more favorable to the lenders or holders providing such Credit Agreement Refinancing Indebtedness than those applicable to the Term Loans being refinanced are to the Lenders of such Term Loans; provided that the covenants and events of default applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided, further, that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such covenants and events of default satisfy the requirement of this clause (iv) shall be conclusive evidence that such covenants and events of default satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)).  Any Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 5.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates, mortgage amendments and other documentation and instruments with respect to real property collateral and/or reaffirmation agreements substantially consistent with those delivered on the Ninth Amendment Effective Date (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  Any Credit Agreement Refinancing Indebtedness incurred under this Section 2.14 shall be in an aggregate principal amount that is not less than $25,000,000 (or such lesser amount as the Administrative Agent may agree).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Term Loans and Commitments subject thereto as Refinancing Term Loans and/or Refinancing Term Loan Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.

2.15                        Extensions of Loans.

(a)                                 Notwithstanding anything to the contrary in this Agreement, at any time after the Eleventh Amendment Effective Date, pursuant to one or more offers (each, a “New Extension Offer”) made from time to time by the Borrower to all Lenders holding a particular Class of Loans and/or Commitments with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans and/or Commitments with the same maturity date) and on the same terms to each such Lender, the Borrower may from time to time with the consent of any Lender that shall have accepted such offer extend the maturity date of any Loans and/or Commitments and otherwise modify the terms of such Loans and/or Commitments of such Lender pursuant to the terms of the relevant New Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans and/or modifying the amortization schedule in respect of such Loans that are Term Loans) (each, a “New Extension”, and each group of Loans and/or Commitments so extended, as well as the original Loans and/or Commitments not so extended, being a “tranche”; any New Extended Term Loans and any New Extended Revolving Commitments and New Extended Revolving Loans shall constitute a separate tranche of Loans from the tranche of Loans and/or Commitments from which they were converted), so long as the following terms are satisfied:  (i) no Unmatured Event of Default or Event of Default shall exist at the time the notice in respect of a New Extension Offer is delivered to the Lenders, and no Unmatured Event of Default or

Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any New Extension, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant New Extension Offer), the Loans and Commitments of any Lender (a “New Extending Lender”) extended pursuant to any New Extension (any Term Loans so extended, “New Extended Term Loans” and any Revolving Commitments and Revolving Loans so extended, “New Extended Revolving Commitments” and “New Extended Revolving Loans”) shall each have the same terms as the tranche of Term Loans or Revolving Commitments, as applicable, subject to such New Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then Latest Maturity Date), (iii) the final maturity date of any New Extended Term Loans and of any New Extended Revolving Commitments shall be no earlier than the then applicable Latest Maturity Date at the time of extension (provided that in the case of any New Extended Revolving Commitments, such final maturity shall only be required to be no earlier than the final maturity of any then-outstanding Revolving Commitments or New Extended Revolving Commitments), (iv) the Weighted Average Life to Maturity of any New Extended Term Loans and of any New Extended Revolving Commitments shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Loans and/or Commitments extended thereby, (v) any New Extended Term Loans and any New Extended Revolving Commitments may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable New Extension Offer, (vi) if the aggregate principal amount of Loans and/or Commitments (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant New Extension Offer shall exceed the maximum aggregate principal amount of Loans and/or Commitments offered to be extended by the Borrower pursuant to such New Extension Offer, then the Loans and/or Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such New Extension Offer, (vii) all documentation in respect of such New Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and the Administrative Agent, and (ix) the Applicable Eurocurrency Margin, Applicable Base Rate Margin and any OID applicable to any New Extended Term Loans and any New Extended Revolving Commitments will be determined by the Borrower and the lenders providing such New Extended Term Loans and/or New Extended Revolving Commitments.

(b)                                 With respect to all New Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such New Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Article IV and (ii) any New Extension Offer is required to be in any minimum amount of $25,000,000 (or such lesser amount as the Administrative Agent may agree), provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such New Extension that a minimum amount (to be determined and specified in the relevant New Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans and/or Commitments of any or all applicable tranches be tendered.

(c)                                  Notwithstanding the foregoing provisions of this Section 2.15, in the case of any New Extension of Revolving Commitments and/or Revolving Loans, (i) all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the relevant maturity date, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the Revolving Commitments of such new tranche and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the maturity date relating to such non-extended Revolving Commitments has occurred, (iii) no termination of New Extended Revolving Commitments and no repayment of New Extended Revolving Loans accompanied by a corresponding permanent reduction in New Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Revolving Loans and Revolving Commitments (or each other tranche of Revolving Commitments and Revolving Loans shall have otherwise been terminated and repaid in full), (iv) as applied to Letters of Credit and Swing Line Loans, the maturity date or commitment termination date with respect to the Revolving Commitments may not be extended without the prior written consent of the Facing Agents and the Swing Line Lender, (v) at no time shall there be more than ten different tranches of Term Loans and three different tranches of Revolving Commitments, (vi) for the avoidance of doubt, the Facing Agent Sublimit and the Swing Line Lender Sublimit shall never be increased without the prior written consent of the Facing Agents and the Swing Line Lenders and (vii) in addition to the limitations imposed by the Facing Agent Sublimit and the Swing Line Lender Sublimit, no Letter of Credit shall be issued, and no Swing Line Loan shall be made, if there are Letters of Credit and Swing Line Loans with expiry dates and maturity later than the maturity or termination dates of the Revolving Commitments to which they are participated pursuant to clause (ii) of this clause (c).

(d)                                 The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.15.  In connection with any New Extension, the Administrative Agent shall be entitled to request such legal opinions, board resolutions, officers’ certificates, mortgage amendments and other documentation and instruments with respect to the real property collateral, and/or reaffirmation agreements substantially consistent with those delivered on the Ninth Amendment Effective Date (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  For the avoidance of doubt, no Lender shall be under any obligation to participate in any New Extension Offer or become a New Extending Lender.

(e)                                  In connection with any New Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.15.

ARTICLE III

INTEREST AND FEES

3.1                               Interest.

(a)                                 Base Rate Loans.  The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin, from the date the proceeds thereof are made available to the Borrower (or, if such Base Rate Loan was converted from a Eurocurrency Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurocurrency Loan pursuant to Section 2.6.

(b)                                 Eurocurrency Loans.  The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurocurrency Loan at a rate per annum equal to the relevant Eurocurrency Rate plus the Applicable Eurocurrency Margin, from the date the proceeds thereof are made available to the Borrower (or, if such Eurocurrency Loan was converted from a Base Rate Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan and (ii) the conversion of such Eurocurrency Loan to a Base Rate Loan pursuant to Section 2.6.

(c)                                  Payment of Interest.  Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to Section 3.1(e) and as otherwise set forth in the penultimate sentence of this Section 3.1(c) shall be payable from time to time on demand.  Interest shall also be payable on all then outstanding Revolving Loans on the Revolver Termination Date and on all Loans on the date of repayment (including prepayment) thereof (except that accrued interest need not be paid in connection with voluntary prepayments pursuant to Section 4.3 of Swing Line Loans and Revolving Loans that are Base Rate Loans made on any day other than a Quarterly Payment Date or the Revolver Termination Date; provided such accrued interest is paid on the next Quarterly Payment Date) or on the date of maturity (by acceleration or otherwise), as applicable, of such Loans.  During the existence of any Event of Default, interest on any Loan shall be payable on demand.  Interest to be paid with respect to Loans denominated in (x) Dollars shall be paid in Dollars and (y) in an Alternative Currency shall be in such Alternative Currency.

(d)                                 Notification of Rate.  The Administrative Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.  Such determination shall, absent manifest error and subject to Section 3.6, be final, conclusive and binding upon all parties hereto.

(e)                                  Default Interest. Notwithstanding the rates of interest specified herein, effective on the date of the occurrence of any Event of Default and for so long thereafter as any such Event of Default shall be continuing, and effective immediately upon any failure to pay any

Obligations or any other amounts due under any of the Loan Documents when due, whether by acceleration or otherwise, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due or other amounts then due and payable shall bear interest payable on demand, after as well as before judgment, at a rate per annum equal to the Default Rate.

(f)                                   Maximum Interest.  If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

3.2                               Fees.

(a)                                 Commitment Fees.  The Borrower shall pay to the Administrative Agent for pro rata distribution to each Non-Impaired Lender having a Revolving Commitment (based on its Pro Rata Share) a commitment fee (the “Commitment Fee”) for the period commencing on the Closing Date to and including the Revolver Termination Date, computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Revolving Commitment, which shall be calculated based upon the time period as to which such Commitment Fee is being paid.  Unless otherwise specified, accrued Commitment Fees shall be due and payable (i) on each Quarterly Payment Date occurring after the Closing Date, (ii) on the Revolver Termination Date and (iii) upon any reduction or termination in whole or in part of the Revolving Commitments, as the case may be (but only, in the case of a reduction, on the portion of the Revolving Commitments then being reduced).

(b)                                 Impaired Lender Fees.  Notwithstanding anything herein to the contrary, so long as a Revolving Lender is an Impaired Lender, such Impaired Lender shall not be entitled to any fees accruing during such period pursuant to Section 3.2(a) and Section 2.9(e) (without prejudice to the rights of the Revolving Lenders other than Impaired Lenders in respect of such fees); provided, that (i) to the extent that a Pro Rata Share of the LC Obligations or Swing Line Loans of such Impaired Lender is reallocated to the Non-Impaired Lenders pursuant to Section 3.8(a), such fees that would have accrued for the benefit of such Impaired Lender will instead accrue for the benefit of and be payable to such Non-Impaired Lenders, pro rata in accordance with their respective Revolving Commitments, and (ii) to the extent any portion of such LC Obligations or Swing Line Loans cannot be so reallocated and the Borrower does not Cash Collateralize such portion in an amount not less than 105% of the amount of such portion (or prepay such Swing Line Loans) or make other arrangements pursuant to Section 3.8(a)(ii), then such fees will instead accrue for the benefit of and be payable to the applicable Facing Agent and the Swing Line Lender as their interests appear.

(c)                                  Arranger and Agency Fees.  The Borrower shall pay to the Administrative Agent for its own account (or the account of its Affiliates), agency and other Loan fees in the amount and at the times set forth in the Fifth Amendment Fee Letter.

3.3                               Computation of Interest and Fees.

Interest on all Loans and fees payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days; provided that interest on all Base Rate Loans and Sterling denominated Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.  The Administrative Agent shall, at any time and from time to time upon request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate applicable to Revolving Loans pursuant to this Agreement.  Each change in the Applicable Base Rate Margin or Applicable Eurocurrency Margin or the Applicable Commitment Fee Percentage or any change in the LC Commission as a result of a change in the Borrower’s Most Recent Leverage Ratio shall become effective on the date upon which such change in such ratio occurs.

3.4                               Interest Periods.

At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation with respect to any Borrowing bearing interest with reference to the Eurocurrency Rate, the Borrower shall elect, by giving the Administrative Agent written notice, the interest period (each an “Interest Period”) applicable thereto, which Interest Period shall, at the option of the Borrower, be one, two, three or six months or, if available or otherwise satisfactory to each of the applicable Lenders (as determined by each such applicable Lender in its sole discretion) a twelve month period, provided that:

(i)                                     all Eurocurrency Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii)                                  the initial Interest Period for any Eurocurrency Loan shall commence on the date of such Borrowing of such Eurocurrency Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurocurrency Loan shall commence on the last day of the immediately preceding Interest Period;

(iii)                               if any Interest Period relating to a Eurocurrency Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)                              if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurocurrency Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v)                                 at any time when an Event of Default is then in existence, no Interest Period (a) of more than one month may be selected with respect to any

Loan denominated in an Alternative Currency and (b) may be selected with respect to any Loan denominated in Dollars;

(vi)                              no Interest Period shall extend beyond the applicable Term Maturity Date for any Term Loan or the Revolver Termination Date for any Revolving Loan; and

(vii)                           no Interest Period in respect of any Borrowing of Term Loans for any Term Facility shall be selected which extends beyond any date upon which a Scheduled Term Repayment will be required to be made under Section 4.4(b) for such Term Facility if the aggregate principal amount of all Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term B Dollar Loans then outstanding less the aggregate amount of such required prepayment.

Notwithstanding anything to the contrary herein (i) with respect to Term B Dollar Loans, the Borrower may only have Base Rate Loans and Eurocurrency Loans with a one month Interest Period for the first 30 days after the Third Amendment Effective Date or, if earlier, the date on which the Administrative Agent informs the Borrower of the completion of the syndication of the Existing Term B Dollar Loans and (ii) if requested by the Borrower, the Administrative Agent, in its discretion, may offer Interest Periods shorter than one month.

3.5                               Compensation for Funding Losses.

The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts, showing the calculation thereof in reasonable detail), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Participant) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurocurrency Loan remained outstanding until the last day of the Interest Period applicable to such Eurocurrency Loans) which such Lender may sustain as a result of: (i) the continuation or Borrowing of, the conversion from or into, a Eurocurrency Loan not occurring on the date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn for any reason (other than a default by such Lender or the Administrative Agent)); (ii) any payment, prepayment or conversion or continuation of any of its Eurocurrency Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurocurrency Loans not being made on the date specified in a notice of payment given by the Borrower; or (iv) (A) any other failure by the Borrower to repay its Eurocurrency Loans when required by the terms of this Agreement or (B) an election made by the Borrower pursuant to Section 3.7; provided that such written request, including the calculation as to additional amounts owed such Lender under this Section 3.5, is delivered to the Borrower and the Administrative Agent by such Lender shall be delivered within 30 days of such event.  Absent manifest error, such request shall be final, conclusive and binding for all purposes.  Calculation of all amounts payable to a Lender under this Section 3.5 shall be made as though that Lender had actually funded its relevant Eurocurrency Loan through the purchase of a Eurocurrency deposit bearing interest at the Eurocurrency Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurocurrency Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.5.

3.6                               Increased Costs, Illegality, Etc.

(a)                                 Generally. Except as provided in Section 4.7, in the event that any Lender shall have determined, in its reasonable, good faith judgment, (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i)                                     on any Interest Rate Determination Date that, by reason of any change arising after the date of the Closing Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

(ii)                                  at any time that such Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurocurrency Loan because of (x) any change arising after the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request (provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III shall, in each case, be deemed to be a change in applicable law after the Closing Date for purposes of this Section 3.6(a)(ii) regardless of the date enacted, adopted or issued), such as, for example, but not limited to: (A) a change in the basis of taxation of payments to such Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for taxes described in Sections 4.7(a)(i) through (vii)) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate) and/or (y) other circumstances arising after the Closing Date affecting such Lender or the interbank Eurocurrency market or the position of such Lender in such market (excluding, however, differences in such Lender’s cost of funds from those of the Administrative Agent which are solely the result of credit differences between such Lender and the Administrative Agent); or

(iii)                               at any time that (x) the making or continuance of any Eurocurrency Loan has been made (1) unlawful by any law or governmental rule, regulation or order, or (2) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurocurrency market or (y) compliance by such Lender, acting in good faith, with any governmental request (whether or not having force of law) is impossible;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurocurrency Loans (other than with respect to conversions to Base Rate Loans) which have not yet been advanced (including by way of conversion) shall be deemed rescinded by the Borrower; (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest, as such Lender in its reasonable good faith judgment shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (such written demand as to the additional amounts owed to such Lender, which shall show the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto); provided, that such Lender shall not be entitled to receive additional amounts pursuant to this Section 3.6(a)(y) for any change or circumstance referred to in this Section 3.6(a) occurring prior to the 180th day before the making of such demand (unless the change is due to a law enacted with retroactive effect, in which case the 180 day period shall be extended to include the period of retroactive effect); and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 3.6(b) as promptly as possible and, in any event, within the time period required by law.  In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each affected Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender’s loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this Section 3.6(a).

(b)                                 Eurocurrency Loans.  At any time that any Eurocurrency Loan is affected by the circumstances described in Section 3.6(a)(ii) or (iii), the Borrower may (and, in the case of a Eurocurrency Loan affected by the circumstances described in Section 3.6(a)(iii), shall) either (i) if the affected Eurocurrency Loan has not yet been made or the conversion to such Eurocurrency Loan has not yet been accomplished, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 3.6(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least three Business Days’ written notice to Administrative Agent, require the affected Lender to convert such Eurocurrency Loan into a Base Rate Loan, provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.6(b).

(c)                                  Capital Requirements. If any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency (in each case after the Closing Date) (provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith concerning capital adequacy and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III shall, in each case, be deemed to be a change in applicable law concerning capital adequacy after the Closing Date for purposes of this Section 3.6(c) regardless of the date enacted, adopted or issued), will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written notice as hereafter described, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender’s commitments or obligations in general and are not specifically attributable to the Commitments and obligations hereunder, cover all commitments and obligations similar to the Commitments and obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits such Lender to make the determination specified in this Section 3.6(c), and such Lender’s determination of compensation owing under this Section 3.6(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.6(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts; provided that no Lender shall be entitled to receive additional amounts pursuant to this Section 3.6(c) for increased costs incurred prior to the 180th day before the giving of such notice, unless such increased costs are due to a change in law that provides for retroactive effect, in which case the 180 day period shall be extended to include the period of retroactive effect.

(d)                                 Change of Lending Office. Each Lender which is or will be owed compensation pursuant to Section 3.6(a) or (c) or 4.7 will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to cause a different

Lending Office to make or continue a Loan or Letter of Credit if such designation will avoid the need for, or materially reduce the amount of, such compensation to such Lender and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender or Lending Office.  Nothing in this Section 3.6(d) shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided for herein.

3.7                               Replacement of Affected Lenders.

(x) So long as no Event of Default or Unmatured Event of Default then exists, if any Revolving Lender becomes an Impaired Lender, (y) if any Lender (or in the case of Section 2.9(i), Facing Agent) is owed increased costs under Section 2.9(i), Section 3.6(a)(ii) or (iii), or Section 3.6(c), or the Borrower is required to make any payments under Section 4.7(a) or (c) to any Lender, or (z) as provided in Section 12.1(b) in the case of certain refusals by a Lender to consent to certain proposed amendments, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignees acceptable to the Administrative Agent, provided that no such Eligible Assignee is an Impaired Lender at the time of such replacement (collectively, the “Replacement Lender”), provided further that (i) at the time of any replacement pursuant to this Section 3.7, the Replaced Lender and Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to such parties and the Administrative Agent, pursuant to which the Replacement Lender shall acquire, at par, all of the Commitments and outstanding Loans of, and participation in Letters of Credit and Swing Line Loans by, the Replaced Lender (with the assignment fee paid by either the Replacement Lender or the Borrower) and (ii) all obligations of the Borrower owing to the Replaced Lender (including, without limitation, such increased costs and including those specifically described in clause (y) above but excluding principal and interest in respect of which the assignment purchase price has been, or is concurrently being paid at par) shall be paid in full to such Replaced Lender concurrently with such replacement.  Upon the execution of the respective assignment documentation, the payment of amounts referred to in clause (ii) above and the par purchase price referred to in (i) above, and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have outstanding Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.  Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time during which such Facing Agent has Letters of Credit outstanding hereunder, unless arrangements satisfactory to such Facing Agent (including (1) the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such Facing Agent or (2) the depositing of cash collateral into a collateral account in amounts and pursuant to arrangements satisfactory to such Facing Agent) have been made with respect to such outstanding Letters of Credit.  The Replaced Lender shall be required to deliver for cancellation its applicable Notes to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

3.8                               Impaired Lenders.

(a)                                 Reallocation of Impaired Lender Commitment.  If a Revolving Lender becomes an Impaired Lender, the following provisions shall apply with respect to any outstanding LC Obligations and any outstanding Swing Line Loans for so long as such Revolving Lender is an Impaired Lender:

(i)                                     the Pro Rata Share of such Impaired Lender with respect to any LC Obligations and any outstanding Swing Line Loans shall be reallocated (effective on the date such Lender becomes an Impaired Lender, but without releasing such Impaired Lender from any of its obligations or commitments) among the Revolving Lenders that are Non-Impaired Lenders pro rata in accordance with their respective Revolving Commitments but only to the extent the sum of the aggregate outstanding principal amount of each of the Non-Impaired Lenders’ Revolving Loans plus each of the Non-Impaired Lenders’ Pro Rata Share of the LC Obligations and Swing Line Loans does not exceed the total of all Non-Impaired Lenders’ Revolving Commitments; provided, that no such reallocation will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Facing Agent, the Swing Line Lender or any other Revolving Lender may have against such Impaired Lender (including any claim for contribution made by a Non-Impaired Lender in respect of amounts funded by such Non-Impaired Lender pursuant to such reallocation of commitments) or cause such Impaired Lender to be a Non-Impaired Lender;

(ii)                                  to the extent that any portion (the “unreallocated portion”) of the Pro Rata Share of such Impaired Lender with respect to any LC Obligations and any outstanding Swing Line Loans cannot be so reallocated, whether by reason of clause (i) above or otherwise, the Borrower will, not later than 10 Business Days after demand by the Administrative Agent (at the direction of any Facing Agent and/or the Swing Line Lender, as the case may be), (A) Cash Collateralize the obligations of the Borrower to any Facing Agent in respect of such LC Obligations in an amount at least equal to 105% of the aggregate amount of the unreallocated portion of such LC Obligations, or (B) in the case of such outstanding Swing Line Loans, prepay the unreallocated portion thereof, or (C) make other arrangements satisfactory to the Borrower and the Administrative Agent and to the applicable Facing Agent and the Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Impaired Lender; and

(iii)                               any amount paid by the Borrower or otherwise received for the account of an Impaired Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be distributed to such Impaired Lender within the meaning of clause (i), (ii)(x) or (iii) of the definition of Impaired Lender (but, for the avoidance of doubt, the Obligations for which such amount is paid for the account of such Impaired Lender will be satisfied and discharged in full when paid by the Borrower to the Administrative Agent), and such amount will instead be retained by the

Administrative Agent in a segregated, non-interest bearing account until (subject to Section 2.10) the termination of the Revolving Commitments and payment in full of all Obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Impaired Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Impaired Lender to any Facing Agent or the Swing Line Lender (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Revolving Lenders hereunder other than Impaired Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Impaired Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal of the Revolving Loans and any reimbursement obligations with respect to any Letter of Credit then due and payable to the Non-Impaired Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable under this Agreement to the Non-Impaired Lenders, and seventh after the termination of the Revolving Commitments and payment in full of all Obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Impaired Lender or as a court of competent jurisdiction may otherwise direct.

(b)                                 Termination of Impaired Lender Commitments.  The Borrower may terminate the unused amount of the Revolving Commitment of an Impaired Lender upon not less than 10 Business Days’ prior notice to the Administrative Agent (which will promptly notify the Revolving Lenders thereof); provided, that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Facing Agent, the Swing Line Lender or any Revolving Lender may have against such Impaired Lender.

(c)                                  Cure.  If the Borrower and the Administrative Agent, each Facing Agent and the Swing Line Lender agree in writing in their discretion that a Revolving Lender that is an Impaired Lender should no longer be deemed to be an Impaired Lender, the Administrative Agent will so notify the Borrower and the Revolving Lenders, whereupon as of the effective date specified in such notice, such Revolving Lender will, to the extent applicable, purchase such portion of outstanding Revolving Loans of the other Revolving Lenders (or the other Revolving Lenders will purchase from the formerly Impaired Lender) and/or make such other adjustments as the Administrative Agent may reasonably determine to be necessary to cause such Revolving Lender’s Pro Rata Share to be on a pro rata basis in accordance with its Revolving Commitment, whereupon such Revolving Lender will cease to be an Impaired Lender and will be a Non-Impaired Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Revolving Lender was an Impaired Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Impaired Lender to Non-Impaired Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender having been an Impaired Lender.

ARTICLE IV

REDUCTION OF COMMITMENTS; PAYMENTS AND PREPAYMENTS

4.1                               Voluntary Reduction of Commitments.

(a)                                 Upon at least three Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each Lender), the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Revolving Commitments and/or, the Swing Line Commitment, as the case may be, in part or in whole; provided that (i) any such voluntary termination of the Revolving Commitments shall apply proportionately to, and shall permanently reduce, the Revolving Commitments of each Revolving Lender; (ii) any partial voluntary reduction of the Revolving Commitments pursuant to this Section 4.1 shall be in the amount of at least $10,000,000 and integral multiples of $5,000,000 in excess of that amount and (iii) any such voluntary termination of the Revolving Commitment shall occur simultaneously with a voluntary prepayment, pursuant to Section 4.3 such that the total of the Revolving Commitments shall not be reduced below the sum of the Assigned Dollar Value of the aggregate principal amount of outstanding Revolving Loans, Swing Line Loans and LC Obligations plus any Overdraft Reserve.

(b)                                 In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 12.1(b), the Borrower shall have the right, upon five (5) Business Days’ prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Commitment of such Lender, so long as (i) the Borrower repays all Loans, together with accrued and unpaid interest, fees and all other amounts, due and owing to such Lender pursuant to Section 4.3(b) concurrently with the effectiveness of such termination at which time Schedule 1.1(a) shall be deemed modified to reflect such changed amounts and (ii) the Borrower cash collateralizes such Lender’s Pro Rata Share of the LC Obligations (in the manner set forth in Section 4.4(a)) then outstanding.  At such time, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications in favor of such Lender under this Agreement which shall survive as to such repaid Lender.

(c)                                  In the event that any Revolving Lender does not consent to an increase in its Revolving Commitment pursuant to a Revolving Commitment Increase, the Borrower shall have the right, upon five (5) Business Days’ prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Revolving Lenders), to terminate the entire Revolving Commitment of such Revolving Lender, so long as the Borrower repays all Revolving Loans, together with any accrued and unpaid interest and fees thereon, concurrently with the effectiveness of such termination at which time Schedule 1.1(a) shall be deemed modified to reflect such changed amounts and such Revolving Lender’s Pro Rata Share of the LC Obligations and Swing Line Loans shall be reallocated pursuant to Section 2.10(c).  At such time, such Revolving Lender shall no longer constitute a “Revolving Lender” for purposes of this Agreement, except with respect to indemnifications in favor of such Revolving Lender under this Agreement which shall survive as to such repaid Revolving Lender.

4.2                               Mandatory Reductions of Commitments.

(a)                                 Reduction of Revolving Commitments. The Revolving Commitments shall be reduced at the time and in the amounts required to be reduced pursuant to Section 4.4(c).

(b)                                 Reduction of Term B Dollar Commitments. The Term B Dollar Commitments shall terminate on the Third Amendment Effective Date after giving effect to the Existing Term B Dollar Loans on such date.

(c)                                  Proportionate Reductions. Each reduction or adjustment to the Commitments pursuant to this Section 4.2 shall apply proportionately to the Commitments of each Lender under the applicable Facility.

(d)                                 Reduction of Term C Dollar Commitments. The Term C Dollar Commitments shall terminate on the Fourth Amendment Effective Date after giving effect to the Term C Dollar Loans on such date.

4.3                               Voluntary Prepayments.

(a)                                 The Borrower shall have the right to prepay the Revolving Loans, any of the Term Loans or the Swing Line Loans in any combination, in whole or in part, from time to time, without premium or penalty except as set forth in Section 4.5(c) and Section 4.5(e) on the following terms and conditions: (i) the Borrower shall give the Administrative Agent irrevocable written notice at its Notice Office (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swing Line Loans, the amount of such prepayment and the specific Borrowings to which such prepayment is to be applied, which notice shall be given by the Borrower to the Administrative Agent by 12:00 p.m. (New York City time) at least three Business Days prior in the case of Eurocurrency Loans and at least one Business Day prior in the case of Base Rate Loans to the date of such prepayment and which notice shall (except in the case of Swing Line Loans) promptly be transmitted by the Administrative Agent to each of the applicable Lenders; (ii) each partial prepayment of any Borrowing (other than a Borrowing of Swing Line Loans) shall be in an aggregate Dollar Equivalent principal amount of at least $5,000,000 and each partial prepayment of a Swing Line Loan shall be in an aggregate principal amount of at least $500,000; provided, that any partial prepayment of Eurocurrency Loans made pursuant to a single Borrowing that reduces the aggregate principal amount of the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto shall be subject to the ante-penultimate sentence of Section 4.5(a)(i); (iii) Eurocurrency Loans may be prepaid pursuant to this Section 4.3 on the last day of an Interest Period applicable thereto, or subject to Section 3.5 on any other day; (iv) except as may otherwise be set forth in any Refinancing Amendment, New Extension Offer or Incremental Amendment in accordance with the terms of Sections 2.13, 2,14 or 2.15, respectively, each prepayment in respect of any Borrowing shall be applied pro rata among the Loans comprising such Borrowing; provided, that such prepayment shall not be applied to any Revolving Loans of an Impaired Lender at any time when the aggregate amount of Revolving Loans of any Non-Impaired Lender exceeds such Non-Impaired Lender’s Pro Rata Share of all Revolving Loans then outstanding; (v) each voluntary prepayment of Term Loans shall be applied first to the Scheduled Term Repayments of the Term

Facility being repaid due within the 12 month period following the date of such prepayment in direct order of maturity and, thereafter, shall be applied to reduce the remaining Scheduled Term Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term Repayments).  Unless otherwise specified by the Borrower, such prepayment shall be applied first to the payment of Base Rate Loans and second to the payment of such Eurocurrency Loans as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine).  The notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 4.3 are for the benefit of the Administrative Agent and may be waived unilaterally by the Administrative Agent.

(b)                                 In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 12.1(b), the Borrower shall have the right, upon five (5) Business Days’ prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to repay all Loans, together with accrued and unpaid interest, fees and all other amounts due and owing to such Lender in accordance with said Section 12.1(b), so long as (A) in the case of the repayment of Revolving Loans of any Revolving Lender pursuant to this clause (b), the Revolving Commitment of such Revolving Lender is terminated concurrently with such repayment pursuant to Section 4.1(b) and (B) in the case of the repayment of Loans of any Lender, the consents required by Section 12.1(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

(c)                                  Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Unmatured Event of Default or Event of Default has occurred and is continuing and (y) no proceeds of Revolving Loans or Swing Line Loans are used for this purpose, the Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) on the following basis:

(i)                                     The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 4.3(c); provided that the Borrower shall not initiate any action under this Section 4.3(c) in order to make a Discounted Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(ii)                                  (A) Subject to the proviso to subsection (i) above, the Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to (x) each Lender of Term Loans and/or (y) so long as the Borrower Offer of Discounted Loan Prepayment is only being made to such Class of Term Loans, each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(B)                               Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the Borrower Offer of Specified Discount Prepayment.

(C)                               If there is at least one Discount Prepayment Accepting Lender, the Borrower will make a prepayment of outstanding Term Loans pursuant to this subsection (ii) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (A) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and such Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).

(iii)                               (A) Subject to the proviso to subsection (i) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender of Term Loans and/or (y) so long as the Borrower Solicitation of Discount Range Prepayment Offer is only being made to such Class of Term Loans, each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offers pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”).  Each

Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount.  Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(B)                               The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (iii).  The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (C)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(C)                               If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).

(iv)                              (A) Subject to the proviso to subsection (i) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender of Term Loans and/or (y) so long as the Borrower Solicitation of Discounted Prepayment Offer is only being made to such Class of Term Loans, each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offers pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to such Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered

Discount.  Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(B)                               The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any.  If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (B) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(C)                               Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 4.3(c)(iv).  If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Borrower will prepay outstanding Term Loans pursuant to this subsection (C) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).

(v)                                 In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(vi)                              If any Term Loan is prepaid in accordance with subsections (ii) through (iv) above, the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date.  The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 4.3(c) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective Pro Rata Shares.  The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of

Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.

(vii)                           To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 4.3(c), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(viii)                        Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 4.3(c), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(ix)                              The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 4.3(c) by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 4.3(c) as well as activities of the Auction Agent.

(x)                                 The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 4.3(c) shall not constitute an Unmatured Event of Default or Event of Default under Article X or otherwise).

(xi)                              For the avoidance of doubt, no Lender shall be required to participate in any Discounted Loan Prepayment.

4.4                               Mandatory Prepayments.

(a)                                 Prepayment Upon Overadvance.  The Borrower shall prepay the outstanding principal amount of Revolving Loans and/or Swing Line Loans on any date on which the Assigned Dollar Value of all outstanding Revolving Loans, Swing Line Loans and LC Obligations (after giving effect to any other repayments or prepayments on such day) plus any Overdraft Reserve exceeds the Total Revolving Commitment then in effect (including, without limitation, solely as a result of fluctuation in Exchange Rates), in the amount of such excess and in the applicable currency; provided, however, that if such excess is solely as a result of fluctuation in Exchange Rates, (i) the Borrower shall not be obligated to pay such amount until four Business Days after notice from the Administrative Agent and (ii) the Borrower shall not be obligated to pay such amount unless such excess is greater than the Dollar Equivalent of an amount equal to 5% of the Total Revolving Commitment.  If, after giving effect to the prepayment of all outstanding Revolving Loans and Swing Line Loans pursuant to this Section 4.4(a), the aggregate Assigned Dollar Value of LC Obligations plus any Overdraft Reserve exceeds the Total Revolving Commitment then in effect, the Borrower shall cash collateralize LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, cash with the Administrative Agent in an amount equal to the difference between the Assigned Dollar Value of such LC Obligations plus any Overdraft Reserve and the Total Revolving Commitment then in effect.  The Administrative Agent shall establish in its name for the benefit of the Revolving Lenders a collateral account into which it shall deposit such cash to hold as collateral security for the LC Obligations.

(b)                                 Scheduled Term Repayments.  The Borrower shall cause to be paid Scheduled Term Repayments for each Term Facility on the Term Loans until the Term Loans are paid in full in the amounts and currencies and at the times specified in each of the Scheduled Term Repayments definition to the extent that prepayments have not previously been applied to such Scheduled Term Repayments (and such Scheduled Term Repayments have not otherwise been reduced) pursuant to the terms hereof.  Payments to be made pursuant to this Section 4.4(b) with respect to Term B Dollar Loans shall be paid in Dollars.  Payments to be made pursuant to this Section 4.4(b) with respect to Term C Dollar Loans shall be paid in Dollars.

(c)                                  Mandatory Prepayment Upon Asset Disposition or Recovery Event.

(i)                                     On the first Business Day after the date of receipt thereof by the Borrower and/or any of its Subsidiaries of Net Sale Proceeds from any Asset Disposition (other than the US Commodity Business Sale, the UK Business Sale or the C4 Business Sale) or Net Recovery Proceeds of a Recovery Event (or in the case of a receipt thereof by a Foreign Subsidiary of the Borrower, such later date as is practicable (but in any event not later than the 360th day or such earlier day as the Borrower is obligated to make an offer to purchase any Public Notes due to such Asset Disposition or Recovery Event) in the event that such mandatory repayment would result in the provisions of Sections 151 et seq. of the Companies Act 1985 of England being breached or in any Foreign Subsidiary breaching any similar applicable law in its country of incorporation), the Borrower shall cause to be paid a mandatory repayment of principal of Loans pursuant to the terms of Section 4.5(a) in an amount equal to the greater of (A) the Term Loan Ratable Share of such Net Sale Proceeds or such Net Recovery Proceeds and (B) 100% of such Net Sale Proceeds or such Net Recovery Proceeds less the applicable Required Note Offer Amount Proceeds; provided, that so long as no Event of Default or Unmatured Event of Default then exists, if either (i) the Net Recovery Proceeds of any single or series of related Recovery Events or (ii) the Net Sale Proceeds of any single or series of related Asset Dispositions are less than

$10,000,000 in the aggregate, then no prepayment shall be required pursuant to this Section 4.4(c)(i), with respect to such Recovery Event(s) or Asset Disposition(s) (but if greater than $10,000,000, the entire amount of the Net Recovery Proceeds or the Net Sale Proceeds, as applicable, shall be required to be prepaid and not only the portion of the Net Recovery Proceeds or the Net Sale Proceeds, as applicable, in excess of $10,000,000); provided, further, that the Net Recovery Proceeds of a Recovery Event and the Net Sale Proceeds of an Asset Disposition (if such Asset Disposition is permitted by Section 8.3(h) or (i)), shall not be required to be so applied on such date to the extent that (x) no Event of Default or Unmatured Event of Default then exists and (y) the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that an amount equal to such Net Sale Proceeds or Net Recovery Proceeds, as applicable, (1) has been used, or (2) is expected to be used within 360 days following the date of receipt of such Net Sale Proceeds or Net Recovery Proceeds, as applicable, to purchase assets used or to be used in the businesses referred to in Section 8.9 (which certificate shall set forth the estimates of the proceeds to be so expended, if applicable) or to redeem, repurchase or otherwise acquire up to $300,000,000 in aggregate principal amount of obligations under the Senior Secured Notes (2010) or the Senior Notes (2012) in accordance with the terms of Section 8.11(i); provided, however, that (1) if all or any portion of such Net Sale Proceeds or Net Recovery Proceeds, as applicable, not so applied to the repayment of Loans have not been used or are not so used (or contractually committed to be used) within such 360 day period as provided above, or not applied in accordance with the terms of Section 8.11(i), such remaining portion shall be applied on the last day of the period or such earlier date as the Borrower is obligated to make an offer to purchase Senior Secured Notes (2010) due to such Asset Disposition or Recovery Event, as applicable, as a mandatory repayment of principal of outstanding Loans as provided above in this Section 4.4(c) and (2) if all or any portion of such Net Sale Proceeds are a result of an Asset Disposition involving the sale of Collateral owned by the Borrower or a Domestic Subsidiary (other than the Capital Stock of a Foreign Subsidiary) or if all or any portion of such Net Recovery Proceeds are a result of a Recovery Event involving Collateral owned by the Borrower or a Domestic Subsidiary, respectively, then such Net Sale Proceeds and Net Recovery Proceeds shall be required to be reinvested in assets located in the United States constituting Collateral (to the extent not used to repay Loans pursuant to this Section 4.4(c)).  Notwithstanding the foregoing, on the fifth Business Day after the date of receipt of any LOU Claim Proceeds, the Borrower shall cause to be paid a mandatory repayment of principal of Loans pursuant to the terms of Section 4.5(a) in an amount equal to such LOU Claim Proceeds.

(ii)                                  The Lenders, by execution hereof, hereby irrevocably instruct the Administrative Agent, upon the request of the Borrower, to waive (A) up to $200,000,000 of Net Sale Proceeds otherwise required to prepay the Loans hereunder in any Fiscal Year, (B) up to $50,000,000 in the aggregate of Net Sale Proceeds received in connection with Sale and Leaseback Transactions of transportation assets and (C) to the extent not previously waived, Net Sale Proceeds from the C4 Business Sale and the UK Business Sale.

(iii)                               Notwithstanding anything to the contrary in this Section 4.4(c), if the Borrower or any of its Subsidiaries are required by the terms of any Public Note Document to make an offer to purchase Public Notes due to an Asset Disposition (other than the US Commodity Business Sale and the Asset Dispositions described in clause (ii)(C) above) but would not otherwise be required to make a mandatory prepayment of the Loans applied pursuant to the terms of Section 4.5(a), the Borrower shall cause to be made a mandatory prepayment of the Loans pursuant to Section 4.5(a) in an amount equal to the greater of (A) the Term Loan Ratable Share of the Net Sale Proceeds from such Asset Disposition and (B) 100% of such Net Sale Proceeds from such Asset Disposition less the applicable Required Note Offer Amount Proceeds.

(d)                                 Mandatory Prepayment With Excess Cash Flow.  As soon as practicable and in any event by April 30th of each year (commencing April 30, 2006), the Borrower shall cause to be paid a mandatory repayment of principal of Loans applied pursuant to the terms of Section 4.5(a) in an amount equal to 50% of Excess Cash Flow of the Borrower and its Subsidiaries for the Fiscal Year then most recently ended; provided, that so long as no Event of Default or Unmatured Event of Default then exists, (i) if the Most Recent Leverage Ratio is less than 3.5 to 1.0, then, instead of 50%, an amount equal to 25% of Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year shall be applied as a mandatory repayment of Loans as provided in Section 4.5 and (ii) if the Most Recent Leverage Ratio is less than 3.0 to 1.0 then no mandatory prepayment shall be required to be applied from Excess Cash Flow.

4.5                               Application of Prepayments.

(a)                                 Prepayments.

(i)                                     Except as expressly provided in this Agreement, all prepayments of principal made by the Borrower pursuant to Sections 4.4(c) and (d) shall be applied (i) first, subject to Section 4.5(a)(ii), to the payment of the unpaid principal amount of the Term Loans (with, except as provided in the next succeeding sentence, the Term Percentage for each Term Facility of such repayment to be applied as a repayment of Term Loans of such Term Facility), second, to the prepayment of the then outstanding balance of Swing Line Loans, third, to the payment, pro rata, of the then outstanding balance of the Revolving Loans (and the Revolving Commitments shall be permanently reduced by the amount of the required prepayment not applied to the Term Loans), and fourth, to the cash collateralization of LC Obligations; (ii) within each of the foregoing Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; and (iii) with respect to Eurocurrency Loans, in such order as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine).  Each prepayment of Term Loans made pursuant to Sections 4.4(c) and (d) shall be allocated first to the Term Loans based on the aggregate principal amount of the Scheduled Term Repayments due within the twelve month period following the date of such prepayment in direct order of maturity, and, thereafter, shall be allocated second to the Non-Extended Term B Dollar Loans and Term C Dollar Loans in proportional amounts equal to the Non-Extended Term B or Term C Percentage for the Non-Extended Term B Dollar Loans or the Term C Dollar Loans, as applicable (in each case, after giving effect to the prepayments made to the Scheduled Term Repayments due within such twelve month period as specified above), as the case may be, of such remaining prepayment, if any, and, within each Non-Extended Term B Dollar Loan or Term C Dollar Loan, shall be applied to reduce the remaining Scheduled Term Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term Repayments) and thereafter, shall be allocated third, without duplication, to the Extended Term B Dollar Loans, the Series 2 Extended Term B Dollar Loans, the 2013 Additional Term Loans, the 2013-1 Additional Term Loans, the 2015 Extended Term B Dollar Loans, the 2015 Non-Extended Term B Dollar Loans and the 2014-1 Additional Term Loans in proportional amounts equal to the Extended Term B, Series 2, 2013 Additional Term, 2013-1 Additional Term, 2015 Extended Term B, 2015 Non-Extended Term B or 2014-1 Additional Term Percentage for the Extended Term B Dollar Loans, the Series 2 Extended Term B Dollar Loans, the 2013 Additional Term Loans, the 2013-1 Additional Term Loans, the 2015 Extended Term B Dollar Loans, the 2015 Non-Extended Term B Dollar Loans or the 2014-1 Additional Term Loans, as applicable (in each case, after giving effect to the prepayments made to the Scheduled Term Repayments due within such twelve month period as specified above), as the case may be, of such remaining prepayment, if any, and, within each Extended Term B Dollar Loan, Series 2 Extended Term B Dollar Loan, 2013 Additional Term Loan, 2013-1 Additional Term Loan, 2015 Extended Term B Dollar Loan, 2015 Non-Extended Term B Dollar Loan or 2014-1 Additional Term Loan, shall be applied to reduce the remaining Scheduled Term Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term Repayments).  If any prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans, in the case of Loans denominated in Dollars, or into Loans with one month Interest Periods, in the case of Loans denominated in an Alternative Currency.  All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5.  All payments received in Dollars which are required to be applied in Euros and/or Sterling shall be converted to Euros or Sterling, as the case may be, at the Spot Rate on the date of such prepayment.

(ii)                                  Notwithstanding the foregoing, if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Permitted Refinancing Indebtedness in respect thereof) that is secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Disposition or Recovery Event (such Permitted Pari Passu Secured Refinancing Debt (or Permitted Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased,

“Other Applicable Indebtedness”), then the Borrower may apply such Net Sale Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans as set forth in this Section 4.5 and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to Section 4.4(c) and this Section 4.5(a) shall be reduced accordingly; provided, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii)                               Notwithstanding the provisions of Section 4.4 or this Section 4.5(a), prior to the Eleventh Amendment Release Date or the 2014-1 Additional Term Loans Termination Date, no mandatory prepayments shall be required in respect of the 2014-1 Additional Term Loans pursuant to Section 4.4(c) or (d) and any mandatory prepayments pursuant to such sections shall be made as if the 2014-1 Additional Term Loans were not outstanding on the date of such prepayment.

(b)                                 Payments.  All Scheduled Term Repayments, all mandatory prepayments and unless otherwise specified by the Borrower, all voluntary prepayments shall be applied (i) first to the payment of Base Rate Loans, if any, and second to the payment of Eurocurrency Loans and (ii) with respect to Eurocurrency Loans, in such order as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine).  All payments shall include payment of accrued interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5.  Each payment applied to the Term Loans shall, to the extent permitted by applicable laws, be deemed to apply to the portion thereof that was used to repay and replace the loans originally incurred by the Borrower to purchase the Capital Stock of TG.

(c)                                  Call Protection.  In the event that prior to the first anniversary of the Third Amendment Effective Date, the Borrower makes any prepayment of all or part of the Existing Term B Dollar Loans in connection with any replacement or refinancing of the Existing Term B Dollar Loans with or from the proceeds of a new term loan having an “Applicable Eurocurrency Margin” (or other equivalent term) that, at any time prior to the first anniversary of the Third Amendment Effective Date is, or could upon satisfaction of certain conditions be, less than the Applicable Eurocurrency Margin for the Existing Term B Dollar Loans, the Borrower shall pay a prepayment fee to Administrative Agent for the benefit of the Existing Term B Dollar Lenders equal to 1.0% of the principal amount of the Existing Term B Dollar Loans so refinanced, provided that the foregoing prepayment fee shall not be applicable if such prepayment is made in connection with the termination of all of the Revolving Commitments and a repayment of all of the Loans hereunder.  Solely for purposes of this Section 4.5(c), any amendment, restatement or other modification to this Agreement prior to the first anniversary of the Third Amendment Effective Date that reduces the Applicable Eurocurrency Margin applicable to the Existing Term B Dollar Loans shall be treated as if the Existing Term B Dollar Loans were refinanced in full.

(d)                                 Prepayment in Full of Non-Extended Term B Dollar Loans, Extended Term B Dollar Loans or Term C Dollar Loans.  Notwithstanding anything to the contrary contained in this Agreement, including without limitation, any provision of Article IV hereof, the Borrower shall have (i) the right to prepay in whole (but not in part) the outstanding 2015 Extended Term B Dollar Loans, the 2015 Non-Extended Term B Dollar Loans or 2014-1 Additional Term Loans without any obligation to prepay any portion of the Term C Dollar Loans and (ii) the right to prepay in whole (but not in part) the outstanding Term C Dollar Loans without any obligation to prepay any portion of the 2015 Extended Term B Dollar Loans, the 2015 Non-Extended Term B Dollar Loans or 2014-1 Additional Term Loans.

(e)                                  Repricing Transactions.

(i)                                     In the event that, on or prior to the date that is six months following the Eleventh Amendment Release Date, a Repricing Transaction with respect to the 2014-1 Additional Term Loans shall occur, a fee of 1.00% of the aggregate principal amount of the 2014-1 Additional Term Loans subject to such Repricing Transaction shall be payable by Borrower to the 2014-1 Additional Term Lenders on a ratable basis upon the consummation of such Repricing Transaction.  If, on or prior to the date that is six months following the Eleventh Amendment Release Date, any 2014-1 Additional Term Lender is replaced pursuant to Section 12.1(b)(A) in connection with its refusal to consent to a reduction or postponement of such 1.00% fee, the Borrower shall pay to such replaced 2014-1 Additional Term Lender the fee referred to in the immediately preceding sentence upon such replacement.

(ii)                                  In the event that, on or prior to the date that is six months following the Fourteenth Amendment Effective Date, a Repricing Transaction with respect to the 2015 Extended Term B Dollar Loans shall occur, a fee of 1.00% of the aggregate principal amount of the 2015 Extended Term B Dollar Loans subject to such Repricing Transaction shall be payable by Borrower to the 2015 Extended Term B Dollar Lenders on a ratable basis upon the consummation of such Repricing Transaction.  If, on or prior to the date that is six months following the Fourteenth Amendment Effective Date, any 2015 Extended Term B Dollar Lender is replaced pursuant to Section 12.1(b)(A) in connection with its refusal to consent to a reduction or postponement of such 1.00% fee, the Borrower shall pay to such replaced 2015 Extended Term B Dollar Lender the fee referred to in the immediately preceding sentence upon such replacement.

4.6                               Method and Place of Payment.

(a)                                 Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 1:00 p.m. (New York City time) on the date when due and shall be made in immediately available funds and in each case to the account specified therefor for the Administrative Agent or if no account has been so specified at the Payment Office.  The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 p.m. (New York City time) on such day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement.  If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment was actually received by the Administrative Agent prior to 1:00 p.m. (New York City time) on such day), the Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the overnight Federal Funds Rate (or the applicable cost of funds with respect to amounts denominated in Euros or Sterling) for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Lender.

(b)                                 Any payments under this Agreement which are made by the Borrower later than 1:00 p.m. (New York City time) shall, for the purpose of calculation of interest, be deemed to have been made on the next succeeding Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Eurocurrency Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding Business Day.

4.7                               Net Payments.

(a)                                 All payments made by the Borrower hereunder or under any Loan Document will be made without setoff, counterclaim or other defense.  All payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by the Borrower free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom (i) any tax imposed on or measured by the overall net income (including franchise taxes imposed in lieu of net income taxes) of the Lender or the lending office of the Lender in respect of which the payment is made by the United States or by the jurisdiction (or any political subdivision or taxing authority thereof) in which the Lender is incorporated or the jurisdiction (or political subdivision or taxing authority thereof) in which its lending office is located, (ii) any branch profits tax imposed by the United States or any similar tax imposed by the jurisdiction in which the Borrower is located, (iii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender hereunder, (iv) any taxes to which the Lender is subject (to the extent of the tax rate then in effect) on the Closing Date or to which such Lender would be subject on such date if a payment hereunder had been received by the Lender on such date and with respect to any Lender that becomes a party hereto after the Closing Date, any taxes to which such Lender is subject on the date it becomes a party hereto (other than taxes which each of the other Lenders is entitled to reimbursements for pursuant to the terms of this Agreement), (v) taxes to which the Lender becomes subject subsequent to the date referred to in clause (iv) above as a result of a change in the residence, place of incorporation, or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or other similar circumstances or as a result of the recognition by the Lender of gain on the sale, assignment or participation by the Lender of the participating interests in its creditor positions hereunder, (vi) any withholding tax that is imposed as a result of a Lender’s failure to comply with the provisions of Section 4.7(d) and (vii) any United Stated federal withholding taxes imposed under FATCA (such tax or taxes, other than the tax or taxes described in Sections 4.7(a)(i) through (vi), being herein referred to as “Tax” or “Taxes”).  If the Borrower is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required.  A certificate as to any additional amounts payable to a Lender under this Section 4.7 submitted to the Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

(b)                                 If the Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lenders within 30 days after it has made such payment to the applicable authority an original or certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender or Administrative Agent.

(c)                                  Without prejudice to the other provisions of Section 4.7, if any Lender, or the Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Loan Documents by such Lender, or the Administrative Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Lender or the Administrative Agent on its behalf, the Borrower will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender or the Administrative Agent arising by virtue of payments under this Section 4.7(c), computed in a manner consistent with this Section 4.7(c).  A certificate as to the amount of such payment by such Lender, or the Administrative Agent on its behalf, showing calculations thereof in reasonable detail, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

(d)                                 (i)                                     To the extent permitted by applicable law and to the extent it has not already delivered the applicable forms, each Lender that is a Non-U.S. Participant shall deliver to Borrower and Administrative Agent on or prior to the Initial Borrowing date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate of, United States withholding tax on interest payments to be made under this Agreement or any Note.  If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Section 881(c) of the Code, the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate substantially in the form of Exhibit 4.7(d) (any such certificate, a “Section 4.7(d)(i) Certificate”).  In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Initial Borrowing date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Borrower and Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Section 4.7(d)(i) Certificate, to confirm or establish the entitlement of such Lender or Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made under this Agreement or any Note.

(ii)                                  Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower and Administrative Agent certifying that such Lender is exempt from United States backup withholding tax.  To the extent that a form provided pursuant to this Section 4.7(d)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender or Agent shall, to the extent permitted by applicable law, deliver to Borrower and Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s exemption from United States backup withholding tax.

(iii)                               If a payment made to a Lender would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower or Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of this Section 4.7(d)(iii), “FATCA” shall include any amendments made to FATCA after the Sixth Amendment Effective Date.

(e)                                  Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause the Borrower to make a payment in respect of any Taxes to such Lender pursuant to Section 4.7(a) or a payment in indemnification for any Taxes pursuant to Section 4.7(c), it will use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender if as a result thereof the additional amounts which would otherwise be required to be paid by such the Borrower in respect of such Loans (or portions thereof) or participation in Letters of Credit pursuant to Section 4.7(a) or Section 4.7(c) would be materially reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans or participation in Letters of Credit (or portions thereof) through such other lending office would not otherwise materially adversely affect such Loans or such Lender.  The Borrower agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this Section 4.7(e).

(f)                                   If the Administrative Agent or any Lender (or Participant) receives any refund with respect to any Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.7, it shall pay over to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or Participant) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender (or Participant), agrees to repay the amount paid over to the Borrower, to the Administrative Agent or such Lender (or Participant), together with any interest, penalties and additions to tax, in the event the Administrative Agent or such Lender (or Participant) is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender (or Participant) to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

ARTICLE V

CONDITIONS OF CREDIT

5.1                               Conditions Precedent to the Closing Date.

The obligation of the Lenders to make the Initial Loan and the obligation of the Facing Agent to issue and the Lenders to participate in Letters of Credit under this Agreement were subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (capitalized terms used in this Article but not defined herein have the meanings ascribed to such terms in this Agreement prior to giving effect to the Third Amendment):

(a)                                 Credit Agreement and Notes.  The Borrower, the Administrative Agent and each Lender shall have duly executed and delivered to the Administrative Agent, with a signed counterpart for each Lender, this Agreement (including all schedules and exhibits), and the Borrower shall have duly executed and delivered to the Administrative Agent the Notes payable to the order of each applicable Lender which has requested a Note in the amount of their respective Commitments and all other Loan Documents shall have been duly executed and delivered by the appropriate Credit Party to Agent, all of which shall be in full force and effect;

(b)                                 Collateral Security Agreement; UK Debenture.  The Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Collateral Security Agreement in form and substance satisfactory to the Administrative Agent (as modified, supplemented or amended from time to time, the “Collateral Security Agreement”) and shall have delivered to Collateral Agent all the Pledged Securities and Pledged Intercompany Notes referred to therein then owned, if any, by such Credit Party, (y) endorsed in blank in the case of promissory notes constituting Pledged Securities referred to therein then owned, if any, by such Credit Party, and (z) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities and the other documents and instruments required to be delivered under the Collateral Security Agreement and TG shall have duly authorized, executed and delivered an English law governed Guarantee and Debenture in favor of the UK Security Trustee in form and substance satisfactory to the Administrative Agent (as modified, supplemented or amended from time to time, the “UK Debenture”) together with:

(i)                                     proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by the Collateral Security Agreement;

(ii)                                  certified copies of Requests for Information or Copies (Form UCC-7), or equivalent reports, listing all effective financing statements or similar notices that name the Borrower or its Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor and that are filed in the jurisdiction referred to in said clause (i), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Administrative Agent shall have received satisfactory evidence of release);

(iii)                               evidence of the completion (or arrangements acceptable to the Administrative Agent for the completion) of all other recordings and filings of, or with respect to, the Collateral Security Agreement and the UK Debenture and all other actions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Collateral Security Agreement, the UK Debenture or any other Security Document;

(iv)                              such amendments, modifications or supplements to the Pledged Intercompany Notes as may be reasonably requested by the Administrative Agent, each such amendment, modification or supplement to be in a form reasonably satisfactory to the Administrative Agent; and

(v)                                 evidence that all other actions necessary, or in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be taken by the Collateral Security Agreement have been taken;

(c)                                  Pledge Agreement; Charges Over Shares.  (i) The Borrower and each Subsidiary Guarantor shall have duly executed and delivered a Pledge Agreement in the form of Exhibit 5.1(c) (as modified, supplemented or amended from time to time, the “Pledge Agreement”) and (ii) the Borrower or the applicable Subsidiary Guarantors shall have duly executed and delivered English law governed charges over shares in form and substance satisfactory to the Administrative Agent (as modified, supplemented or amended from time to time, the “UK Pledge Agreements”) in respect to any shares of TG or UK Holdco 1 held by the Borrower or a Subsidiary Guarantor;

(d)                                 Subsidiary Guaranty Agreements.

(i)                                     Subsidiary Guaranty.  Each Subsidiary Guarantor shall have duly executed and delivered the Subsidiary Guaranty substantially in the form of Exhibit 5.1(d)(i);

(ii)                                  Headquarters Subsidiary Guaranty Agreement.  Huntsman Headquarters Corporation shall have duly executed and delivered the Headquarters Subsidiary Guaranty Agreement substantially in the form of Exhibit 5.1(d)(ii);

(e)                                  Mortgages; Mortgage Policies; Surveys.  The Administrative Agent shall have received with respect to each Mortgaged Property:

(i)                                     fully executed counterparts of a deed of trust, all in form and substance satisfactory to the Administrative Agent (the “Mortgages”), which Mortgage shall cover the Mortgaged Property of the Borrower or a Domestic Subsidiary, together with a recording instruction letter from Vinson & Elkins L.L.P., addressed to and accepted by the relevant title insurance company under which such title insurance company accepts delivery of executed counterparts of the applicable Mortgage to be promptly delivered to the appropriate recorder’s office for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, to create a valid and enforceable first priority lien (subject to Permitted Real Property Encumbrances) on the applicable Mortgaged Property, subject only to Permitted Liens, in favor of Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties;

(ii)                                  mortgagee title insurance policies issued by title insurance companies satisfactory to the Administrative Agent (the “Mortgage Policies”)

with respect to the Mortgaged Properties in amounts satisfactory to the Administrative Agent assuring the Administrative Agent that the Mortgages with respect to such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Liens, and the Mortgage Policies shall be in form and substance satisfactory to the Administrative Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Administrative Agent in its discretion may request, shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance as the Administrative Agent in its discretion may request; and

(iii)                               to the extent requested by the Administrative Agent, a survey, in form and substance satisfactory to the Administrative Agent, of each Mortgaged Property dated a recent date acceptable to the Administrative Agent, certified by a licensed professional surveyor satisfactory to the Administrative Agent, provided, however, in the event that any survey delivered pursuant to this provision is dated on a date which is more than six (6) months prior to the Closing Date, but less than one (1) year prior to the Closing Date, such survey shall be acceptable so long as such survey otherwise complies with the ALTA/ACSM standards required by the Administrative Agent, and the owner and/or lessee of the Mortgaged Property delivers a “no change survey affidavit” in a form which is acceptable to the title insurance company issuing the Mortgage Policy, so that the title insurance company will delete any general survey exception in such Mortgage Policy;

(f)                                   Perfection.                                      Each Credit Party shall have delivered to the Administrative Agent true and correct copies of Perfection Certificates in the form of Exhibit 5.1(f) (the “Perfection Certificates”), each of which shall be in full force and effect and in form and substance satisfactory to the Administrative Agent as of the Closing Date;

(g)                                  Termination of Prior Credit Agreements.                        On the Closing Date, the total commitments under each of the Prior Credit Agreements shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, and all other amounts owing pursuant to such agreements shall have been repaid in full and such agreements shall have been terminated on terms and conditions satisfactory to the Administrative Agent and the Required Lenders and be of no further force or effect and the creditors thereunder shall have terminated, released or modified all security interests and Liens on the assets owned by the Borrower and its Subsidiaries in a manner satisfactory to the Administrative Agent, it being understood and agreed that for all purposes under this Agreement, such repayment shall be deemed to occur simultaneously with the effectiveness of this Agreement;

(h)                                 Intercreditor Agreement and Public Note Document Deliveries.  The Administrative Agent shall have received (i) a fully executed copy of the Intercreditor Agreement and (ii) copies of all opinions and certificates delivered pursuant to the terms of any Public Note Document in connection with the Transactions;

(i)                                     Documents.  The Administrative Agent shall have received certified copies of:

(i)                                     the UK Holdco Note executed by UK Holdco 1 payable to Huntsman Finco;

(ii)                                  Foreign Intercompany Notes executed by each Foreign Subsidiary that received an Intercompany Loan from UK Holdco 1 in connection with the Prior HI Credit Agreement;

(iii)                               Foreign Intercompany Loan Security Documents, in form and substance acceptable to the Administrative Agent, executed by each Foreign Subsidiary listed on Schedule 5.1(i)(iii); and

(iv)                              the UK Petrochem Holdings Note, along with the guaranty of the UK Petrochem Holdings Note by TG;

(j)                                    Corporate Proceedings.  The Administrative Agent shall have received from each Credit Party a certificate, dated the Closing Date, signed by a Responsible Officer of such Person, and attested to by the secretary or any assistant secretary, or equivalent officer, or any manager (in the case of a limited liability company) of such Person with appropriate insertions, together with copies of such Person’s Organizational Documents and the consents of the members of such Person referred to in such certificate and all of the foregoing (including each such Organizational Document and consent) shall be satisfactory to the Administrative Agent; and

(i)                                     All corporate and/or limited liability company and legal proceedings and all instruments and agreements to be executed by each Credit Party in connection with the transactions contemplated by this Agreement and the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate and/or limited liability company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities;

(ii)                                  The ownership and capital structure (including without limitation, the terms of any capital stock, options, warrants or other securities issued by Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(k)                                 Foreign Intercompany Loan Corporate Proceedings. The Administrative Agent shall have received from each Foreign Subsidiary of the Borrower party to a foreign Intercompany Loan Security Document, a copy (certified as being a true, complete and up to date copy by the secretary of such Person) of such Person’s Organizational Documents;

(l)                                     Incumbency.  The Administrative Agent shall have received a certificate of the secretary or assistant secretary, or equivalent officer, or any manager (in the case of a limited liability company) of each Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of each such Person executing any document (in form and substance satisfactory to the Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Person, together with evidence of the incumbency of such secretary, assistant secretary, or equivalent officer or any manager (in the case of a limited liability company);

(m)                             Financial Statements.  The Borrower shall have delivered to the Administrative Agent and each Lender the financial statements as provided in Section 6.5(a) in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(n)                                 Approvals.  All necessary governmental (domestic and foreign) and third party approvals in connection with this Agreement and the transactions contemplated hereby and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of this Agreement or the transactions contemplated hereby and otherwise referred to herein except for those approvals of non-Governmental Authorities under contracts which are not material and which are not required to be delivered at the closing thereof.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of this Agreement or the transactions contemplated hereby, or the making of the Loans or the issuance of Letters of Credit;

(o)                                 Litigation.  No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the Borrower, threatened with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby, or which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect;

(p)                                 Public Notes.                          HLLC shall have delivered to the Administrative Agent certified copies of all material documents executed in connection with the Transaction pursuant to any Public Note Documents, including any certificates and legal opinions relating thereto, each in form and substance acceptable to the Administrative Agent;

(q)                                 Merger.  The Merger shall have been consummated in accordance with the Merger Agreement and applicable law.  The Administrative Agent shall have received copies of the Merger Agreement and all certificates and other documents delivered thereunder.  The Administrative Agent shall be reasonably satisfied with the material terms and conditions of the Merger;

(r)                                    Pro Forma Balance Sheet.  The Administrative Agent shall have received the Pro Forma Balance Sheet in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(s)                                   Opinions of Counsel.  The Administrative Agent shall have received from (i) Vinson & Elkins L.L.P., special counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, which shall be in substantially the form of Exhibit 5.1(s)(i), (ii) Stoel Rives LLP, special Utah counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, which shall be in substantially the form of Exhibit 5.1(s)(ii), (iii) Alvord and Alvord, special Surface Transportation Board Counsel, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, which shall be in substantially the form of Exhibit 5.1(s)(iii) or shall have made arrangements satisfactory to the Administrative Agent for receipt of such opinion within thirty (30) days after the Closing Date and (iv) local counsel to the Borrower (in the United States and in England), an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, in form and substance satisfactory to the Administrative Agent, covering the perfection of the security interests granted pursuant to the Security Documents;

(t)                                    Fees.  The Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Lenders to the extent then due including all breakage, if any, and other fees, interest and expenses due and owing under the Prior Credit Agreements as if paid in full;

(u)                                 Solvency.  The Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer on behalf of the Borrower with respect to the solvency of the Borrower;

(v)                                 Tax Sharing Agreement.  The Administrative Agent shall have received a certified copy of the fully executed Tax Sharing Agreement;

(w)                               Environmental Report.  The Administrative Agent shall have received access to copies of the most recent environmental risk assessment reports in the possession of the Borrower or its Subsidiaries or performed at the request of the Borrower or its Subsidiaries for any current and former facilities of the Borrower or its Subsidiaries;

(x)                                 Insurance.  The Administrative Agent shall be satisfied with the insurance coverage in effect on the Closing Date pertaining to the assets of the Borrower and the Subsidiary Guarantors, and shall have received evidence satisfactory to it that the Administrative Agent shall have been named as a loss payee, mortgagee and additional insured on all such policies of insurance, as appropriate;

(y)                                 Whitewash Procedures.  The Administrative Agent shall be satisfied that each element of the whitewash procedures with respect to TG has been completed;

(z)                                  Officer’s Certificate.  The Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of the Borrower, dated the Closing Date and in form and substance satisfactory to the Administrative Agent;

(aa)                          Existing Indebtedness.  After giving effect to this Agreement and the other transactions contemplated hereby, Borrower and its Subsidiaries shall not have any Indebtedness outstanding except for the Loans, the Public Notes and the Indebtedness listed on Schedule

8.2(b)(ii) (to this Agreement prior to giving effect to the Third Amendment) and other Indebtedness permitted by Section 8.2;

(bb)                          Debt Ratings.  The Borrower shall have received a prospective senior secured debt rating with the respect to the Loans from each of S&P and Moody’s; and

(cc)                            Other Matters.  All corporate and other proceedings taken in connection with this Agreement at or prior to the date of this Agreement, and all documents incident thereto will be reasonably satisfactory in form and substance to the Administrative Agent; and the Administrative Agent shall have received such other instruments and documents as the Administrative Agent shall reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

5.2                               Conditions Precedent to All Credit Events and to Escrow Release.

The obligation of each Lender to make Loans (including Loans made on the Third Amendment Effective Date) and the obligation of any Facing Agent to issue or any Lender to participate in any Letter of Credit hereunder in each case shall be subject to the fulfillment at or prior to the time of each such Credit Event of each of the following conditions; provided that this Section 5.2 shall not apply to the incurrence of the 2014-1 Additional Term Loans on the Eleventh Amendment Effective Date, any Borrowings under the Revolving Facility to fund Rockwood Acquisition-Related Purposes on the Rockwood Acquisition Closing Date or the incurrence of any Incremental Term Loans pursuant to Section 2.13; and provided, further, that the release from escrow of the proceeds of the 2014-1 Additional Term Loans on the Other Debt Refinancing Closing Date (but not, for the avoidance of doubt, the release from escrow of the proceeds of the 2014-1 Additional Term Loans on the 2014-1 Additional Term Loans Termination Date on the Rockwood Acquisition Closing Date or for purposes of repayment of the 2014-1 Additional Term Loans pursuant to Section 2.1(e)), in each case pursuant to the terms hereof and the Eleventh Amendment Escrow Agreement, shall be subject to the fulfillment at or prior to the time of each such release of the conditions set forth in clause (a) and (b) below (with such release being treated as a “Credit Event” for purposes of this Section 5.2):

(a)                                 Representations and Warranties.  The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time, except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct as of such specified date;

(b)                                 No Default.  No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Credit Event;

(c)                                  Notice of Borrowing; Notice of Issuance.

(i)                                     Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5.

(ii)                                  Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Facing Agent shall have received a Notice of Issuance meeting the requirements of Section 2.9(b);

The acceptance of the benefits of each such Credit Event by the Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a), (b) and (c) of this Section 5.2.

Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loan to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in Section 5.1, and Section 5.2 which must be approved by, or which must be satisfactory to, the Agents or the Required Lenders or Lenders, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, the Administrative Agent or the Borrower shall have delivered a copy of such agreement or document to such Lender on or prior to the Closing Date if requested.

5.3                               Additional Conditions to All Credit Events.

In addition to the conditions precedent set forth in Section 5.2, so long as any Revolving Lender is an Impaired Lender, no Facing Agent will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swing Line Lender will not be required to make any Swing Line Loan, unless the Administrative Agent, the Swing Line Lender or such Facing Agent, as the case may be, is reasonably satisfied that any exposure that would result therefrom is eliminated or fully covered by the Revolving Commitments of the Non-Impaired Lenders or by Cash Collateralization or other arrangement or a combination thereof satisfactory to the Borrower, the Administrative Agent and the Swing Line Lender or such Facing Agent, as the case may be.

5.4                               Additional Conditions to Usage of Revolving Commitments.

In addition to the conditions precedent set forth in Sections 5.2 and 5.3 (other than with respect to Borrowings under the Revolving Facility to fund Rockwood Acquisition-Related Purposes on the Rockwood Acquisition Closing Date):

(a)                                 if at the end of any Fiscal Quarter, (i) the Assigned Dollar Value of all outstanding Revolving Loans and Swing Line Loans is $0, (ii) outstanding LC Obligations have been Cash Collateralized in an amount not less than 105% of the Stated Amount thereof and (iii) the Borrower would not have been in compliance with Section 9.1 if there had been a Revolving Loan of at least $1 outstanding on such date, then (A) the Borrower shall not request a Borrowing for a Revolving Loan or a Swing Line Loan or, except to the extent that the same shall be Cash Collateralized at 105% of the Stated Amount thereof, request an issuance, increase or extension of a Letter of Credit, until the date of delivery (the “Certificate Delivery Date”) to the Administrative Agent of a certificate demonstrating compliance with Section 9.1 as of the last day of the next Fiscal Quarter for which the Borrower is in compliance therewith and (B) the

Borrower agrees that all such Cash Collateralization shall remain in place until the Certificate Delivery Date; and

(b)                                 at any time from and after the Certificate Delivery Date until the date of delivery to the Administrative Agent of a certificate demonstrating compliance with Section 9.1 as of the last day of the next Fiscal Quarter for which the Borrower is then in compliance with Section 9.1, no Revolving Loan or Swing Line Loan may be made or requested and no Letter of Credit may be issued, extended or increased or requested (except to the extent that the same shall be Cash Collateralized in an amount not less than 105% of the Stated Amount thereof), on any date, if the Senior Secured Leverage Ratio as of such date, after giving effect to such Loan or issuance, extension or increase, on a Pro Forma Basis, would exceed 3.75 to 1.00.

5.5                               Conditions Precedent to the Rockwood Acquisition Closing Date.

The release from escrow of the proceeds of the 2014-1 Additional Term Loans on the Rockwood Acquisition Closing Date (in addition to any other conditions set forth in the Eleventh Amendment Escrow Agreement), the obligation of each Revolving Lender to make Revolving Loans to fund Rockwood Acquisition-Related Purposes on the Rockwood Acquisition Closing Date and the obligation of any Facing Agent to issue or any Lender to participate in any Letter of Credit hereunder for Rockwood Acquisition-Related Purposes on the Rockwood Acquisition Closing Date, in each case, shall be subject to the fulfillment at or prior to the time of each such Credit Event or release from escrow, as applicable, of each of the following conditions (the date on which such conditions have been satisfied, the “Rockwood Acquisition Closing Date”); provided, that the Rockwood Acquisition Closing Date and the Other Debt Refinancing Closing Date shall not both occur:

(a)                                 Fees and Expenses. The Borrower shall have paid, to the extent invoiced in reasonable detail at least two (2) Business Days prior to the Rockwood Acquisition Closing Date, (x) the outstanding reasonable and documented in reasonable detail out-of-pocket expenses of the Administrative Agent and each 2014-1 Additional Term Lender (including expenses of the 2014-1 Additional Term Lenders’ due diligence investigation, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of Shearman & Sterling LLP), in each case, incurred in connection with the preparation of the Tenth Amendment and the Eleventh Amendment and all other Loan Documents entered into in connection herewith, and (y) any fees payable to the Joint Lead Arrangers, the Additional Lenders or their Affiliates in connection with the transactions contemplated by the Eleventh Amendment.

(b)                                 Notes. To the extent not previously delivered, the Borrower shall have duly executed and delivered to the Administrative Agent notes in the form of Exhibit 2.2(a)(2)  or Exhibit 2.2(a)(7), as applicable, payable to each Revolving Commitment Increase Lender or 2014-1 Additional Term Loan Lender, as applicable, that has requested a note in the amount of its 2014 Revolving Commitment Increase or 2014-1 Additional Term Loans, as applicable, after giving effect to the Eleventh Amendment, all of which shall be in full force and effect.

(c)                                  Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Rockwood Acquisition Closing Date and signed by a Responsible Officer on behalf of the Borrower, confirming that (i) the Borrower has complied with the requirements of Section 7.11(b) with respect to all Subsidiaries formed or acquired on or after the Ninth Amendment Effective Date and (ii) the conditions set forth in Sections 5.5(i), (j) and (k) have been satisfied as of the Rockwood Acquisition Closing Date.

(d)                                 [Reserved].

(e)                                  [Reserved].

(f)                                   [Reserved].

(g)                                  Solvency Certificate.  The Borrower shall have delivered to the Administrative Agent a solvency certificate from the chief financial officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached as Exhibit 5.5(g).

(h)                                 [Reserved].

(i)                                     Material Adverse Effect. Since September 17, 2013 there shall have been no events, changes, effects, circumstances or developments that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Acquisition Agreement).

(j)                                    Rockwood Acquisition.  Prior to or substantially simultaneously with the Rockwood Acquisition Closing Date, the Rockwood Acquisition will be consummated in accordance with the terms of the Acquisition Agreement; provided that no provision of the Acquisition Agreement shall be been amended, waived or consented to in any material respect in a manner that is materially adverse to the 2014-1 Additional Term Lenders, in their capacity as such, without the consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld or delayed); provided, further, that (a) a reduction in the purchase price under the Acquisition Agreement will be deemed not to be materially adverse and will be allocated to a reduction in any amounts to be funded under the 2014-1 Additional Term Facility; provided that the forgoing clause (a) shall not apply with respect to the $50.0 million reduction in the purchase price under the Acquisition Agreement that became effective pursuant to the Amendment to Stock Purchase Agreement dated as of March 20, 2014 and (b) each of the following will be deemed to be materially adverse to the Additional Lenders: (i) any change to the definition of “Material Adverse Effect” contained in the Acquisition Agreement, or (ii) any waiver of the condition precedent set forth in Section 5.4 of the Acquisition Agreement (regarding the absence of any “Material Adverse Effect” (as defined in the Acquisition Agreement)).

(k)                                 Acquisition Agreement Representation and Specified Representations.  The Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects on and as of the Rockwood Acquisition Closing Date.

(l)                                     Financial Statements.

(i)                                     The Joint Lead Arrangers shall have received (1) the 2012 Carve-Out Financial Statements (as defined in the Acquisition Agreement), (2) audited combined balance sheets and related statements of income and cash flows of the

Business (as defined in the Acquisition Agreement) for the most recently completed fiscal year ended at least 90 days before the Rockwood Acquisition Closing Date, in each case in the case of this clause (2) if and only to the extent furnished by the Seller to the Borrower, (3) unaudited combined balance sheets and related statements of income and cash flows of the Business for each fiscal quarter ended after the Balance Sheet Date (as defined in the Acquisition Agreement) and at least 45 days before the Rockwood Acquisition Closing Date (other than any fiscal fourth quarter), in each case in the case of this clause (3) if and only to the extent furnished by the Seller to the Borrower, (4) the audited consolidated balance sheets of the Borrower and related statements of income, equity and cash flows of the Borrower for the three (3) most recently completed fiscal years ended at least 90 days before the Rockwood Acquisition Closing Date and (5) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for each subsequent fiscal quarter ended at least 45 days before the Rockwood Acquisition Closing Date (other than any fiscal fourth quarter); provided that the financial statements referred to in clauses (4) and (5) will be deemed received by the Joint Lead Arrangers upon the filing thereof by the Borrower with the Securities and Exchange Commission.

(ii)                                  The Joint Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its subsidiaries (based on the financial statements referred to in clause (i) above) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Rockwood Acquisition Closing Date (or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Rockwood Acquisition Closing Date) in each case for which financial statements have been received by the Borrower at least 10 business days prior to the Rockwood Acquisition Closing Date under clause (2) or (3) of clause (i) above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting.

(m)                             Rockwood Acquisition Closing Date. The Rockwood Acquisition Closing Date shall have occurred on or prior to December 17, 2014.

(n)                                 [Reserved].

(o)                                 Incumbency Certificates. The Administrative Agent shall have received (i) a certificate as to the incumbency and specimen signature of each officer executing any documents set forth in in this Section 5.5 on behalf of the Borrower or such Subsidiary Guarantor; and (ii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (i) above.

5.6                               Conditions Precedent to the Other Debt Refinancing Closing Date.

In addition to the conditions precedent set forth in Section 5.2, the release from escrow of the proceeds of the 2014-1 Additional Term Loans on the Other Debt Refinancing Closing Date (in addition to any other conditions set forth in the Eleventh Amendment Escrow Agreement) shall be subject to the fulfillment at or prior to the time of such release from escrow of each of the following conditions:

(a)                                 Fees and Expenses. The Borrower shall have paid, to the extent invoiced in reasonable detail at least two (2) Business Days prior to the Other Debt Refinancing Closing Date, (x) the reasonable and documented in reasonable detail out-of-pocket expenses of the Administrative Agent and each 2014-1 Additional Term Lender (including expenses of the 2014-1 Additional Term Lenders’ due diligence investigation, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of Shearman & Sterling LLP), in each case, incurred in connection with the preparation of the Tenth Amendment and the Eleventh Amendment and all other Loan Documents entered into in connection therewith, and (y) any fees payable to the Joint Lead Arrangers, the Additional Lenders or their Affiliates in connection with the transactions contemplated by the Eleventh Amendment.

(b)                                 Notes.  To the extent not previously delivered, the Borrower shall have duly executed and delivered to the Administrative Agent notes in the form of Exhibit 2.2(a)(2)  or Exhibit 2.2(a)(7), as applicable, payable to each Revolving Commitment Increase Lender or 2014-1 Additional Term Loan Lender, as applicable, that has requested a note in the amount of its 2014 Revolving Commitment Increase or 2014-1 Additional Term Loans, as applicable, after giving effect to the Eleventh Amendment, all of which shall be in full force and effect.

(c)                                  Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Other Debt Refinancing Closing Date and signed by a Responsible Officer on behalf of the Borrower, confirming that (i) the Borrower has complied with the requirements of Section 7.11(b) with respect to all Subsidiaries formed or acquired on or after the Ninth Amendment Effective Date and (ii) the conditions set forth in Sections 5.6(k) have been satisfied as of the Other Debt Refinancing Closing Date.

(d)                                 [Reserved].

(e)                                  Solvency Certificate.  The Borrower shall have delivered to the Administrative Agent a solvency certificate from the chief financial officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached as Exhibit 5.5(e).

(f)                                   [Reserved].

(g)                                  [Reserved].

(h)                                 [Reserved].

(i)                                     Other Debt Refinancing.  The Other Debt Refinancing will occur substantially simultaneously with the release from escrow on the Other Debt Refinancing Closing Date.

(j)                                    Financial Statements. The Joint Lead Arrangers shall have received (a) the audited consolidated balance sheets of the Borrower and related statements of income, equity and cash flows of the Borrower for the three (3) most recently completed fiscal years ended at least 90 days before the Other Debt Refinancing Closing Date and (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for each subsequent fiscal quarter ended at least 45 days before the Other Debt Refinancing Closing Date (other than any fiscal fourth quarter); provided that the financial statements referred to in clauses (a) and (b) will be deemed received by the Joint Lead Arrangers upon the filing thereof by the Borrower with the Securities and Exchange Commission.

(k)                                 Senior Secured Leverage Ratio; Credit Ratings; Etc. On the Eleventh Amendment Release Date, (1) immediately after giving effect to the release from escrow of funds maintained pursuant to the Eleventh Amendment Escrow Agreement and any Revolving Loans or Swing Line Loans to be made on such date, the Senior Secured Leverage Ratio shall not be more than 0.50:1.00 higher than the Senior Secured Leverage Ratio immediately prior to giving effect thereto, (2) the Term Facilities shall be rated by both Moody’s and S&P and such rating of the Term Facilities shall not have been downgraded as a result of, or in anticipation of, the Other Debt Refinancing, and (3) the Acquisition Agreement shall have been terminated.

(l)                                     Status of Rockwood Acquisition. The Rockwood Acquisition Closing Date shall not have occurred.

(m)                             [Reserved].

(n)                                 Incumbency Certificate. The Administrative Agent shall have received (i) a certificate as to the incumbency and specimen signature of each officer executing any document set forth in this Section 5.6 on behalf of the Borrower or such Subsidiary Guarantor; and (ii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate pursuant to clause (i) above.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations and warranties as of the Third Amendment Effective Date and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit:

6.1                               Corporate Status.

The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company or other entity in good standing under the laws of the jurisdiction of its organization (or the equivalent thereof in the case of Foreign Subsidiaries), (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage in and (iii) is duly qualified and is authorized to do business and is in good standing (where relevant) in (y) its jurisdiction of organization and (z) each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, authorization or good standing, except (1) for such failure to be so qualified, authorized or in good standing which, in the aggregate, would not have a Material Adverse Effect and (2) as a result of any transaction expressly permitted under Section 8.3 hereof.

6.2                               Corporate Power and Authority.

The Borrower and each of its Subsidiaries has the applicable power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate or other appropriate action to authorize the execution, delivery and performance by it of each of such Documents.  As of the Third Amendment Effective Date (or such later date as a Document is to be executed and delivered in accordance with the terms hereof) the Borrower and each of its Subsidiaries has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.3                               No Violation.

Neither the execution, delivery or performance by the Borrower and each of its Subsidiaries of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any Requirement of Law applicable to the Borrower or any of its Subsidiaries, (ii) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of any Organizational Document of the Borrower or any of its Subsidiaries or (iv) require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as have been obtained on or prior to the Third Amendment Effective Date.

6.4                               Governmental and Other Approvals.

Except for the recording of the Mortgages and filings (in respect of certain Security Documents) and actions with appropriate Governmental Authorities which shall be recorded and filed, respectively, on, or as soon as practicable after, the Closing Date, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Closing Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

6.5                               Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

(a)                                 Financial Statements.  The balance sheet of the Borrower at December 31, 2005 and 2006 and the statements of income, cash flows and shareholders’ equity of Borrower for the Fiscal Years ended December 31, 2004, 2005 and 2006 or other period ended on such dates, as the case may be, fairly present in all material respects the financial condition and results of operation and cash flows of Borrower and its consolidated subsidiaries as of such dates and for such periods.  Copies of such statements have been furnished to the Lenders prior to the Third Amendment Effective Date and have been examined by Deloitte & Touche LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto.

(b)                                 Solvency.  On and as of the Third Amendment Effective Date, after giving effect to this Agreement and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by the Borrower and its Subsidiaries in connection with the transactions contemplated hereby, the Borrower and each of its Material Subsidiaries are Solvent.  On and as of each of the Eleventh Amendment Effective Date and the Eleventh Amendment Release Date, after giving effect to this Agreement (as amended by the Eleventh Amendment) and the Transactions, the Borrower and each of its Material Subsidiaries are Solvent.

(c)                                  No Undisclosed Liabilities.  Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to Section 6.5(a) and set forth on Schedule 6.5(c) there were, to the best of Borrower’s knowledge, as of the Third Amendment Effective Date no liabilities or obligations other than in the ordinary course of business consistent with past practices (with respect to the Borrower and its Subsidiaries) of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries, taken as a whole.  As of the Third Amendment Effective Date, the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation of any nature whatsoever that is not fully reflected in the financial statements or the notes related thereto delivered pursuant to Section 6.5(a) or set forth on Schedule 6.5(c) which, either individually or in the aggregate, could be material to the Borrower and its Subsidiaries, taken as a whole.

(d)                                 Indebtedness.  Schedule 8.2(b)(ii) sets forth a true and complete list of all Indebtedness (other than the Loans, the Letters of Credit and the Public Notes of the Borrower and its Subsidiaries) as of the Third Amendment Effective Date, to the extent that, in each case, such Indebtedness is in excess of $5,000,000 (provided, that the aggregate principal amount of Indebtedness not so listed does not exceed the Dollar Equivalent (as determined on the Third Amendment Effective Date) of $20,000,000), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt.  The Borrower has delivered or caused to be delivered to the Administrative Agent a true and complete copy of the form of each instrument evidencing Indebtedness for money borrowed listed on Schedule 8.2(b)(ii) and of each instrument pursuant to which such Indebtedness for money borrowed was issued, in each case, other than Indebtedness of the type described in Section 8.2(b)(xiii).

(e)                                  Projections/Budgets.  On and as of the Third Amendment Effective Date, the financial projections, attached hereto as Schedule 6.5(e) and each of the budgets delivered after the Third Amendment Effective Date pursuant to Section 7.2(e) (collectively, the “Projections”) are, or will be at the time made, based on good faith estimates and assumptions made by the management of the Borrower, and there are no statements or conclusions in any of the Projections which, at the time made, are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to Borrower regarding the matters reported therein.  On and as of the Third Amendment Effective Date, the Borrower believes that the Projections are reasonable and attainable, it being understood that uncertainty is inherent in any forecast or projection and that no assurance can be given that the results set forth in the Projections will actually be attained or that the projections will be suitable or sufficient for any purpose relevant to the Lenders.

(f)                                   No Material Adverse Change.  As of the Third Amendment Effective Date and at any time thereafter, there has been no material adverse change in the business, condition (financial or otherwise), assets, liabilities or operations of the Borrower and its Subsidiaries (taken as a whole) since December 31, 2006 based on the financial statements delivered pursuant to Section 6.5(a).

6.6                               Litigation.

There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened in writing against the Borrower or any of its Subsidiaries (i) with respect to any Loan Document or (ii) that are reasonably likely to have a Material Adverse Effect.

6.7                               Disclosure.

All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Documents) (other than the Projections as to which Section 6.5(e) applies, which fairly discloses the matters therein in good faith) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein are and will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  As of the Third Amendment Effective Date, the Borrower has disclosed to the Lenders on or before the Third Amendment Effective Date, all contractual, corporate or other restrictions to which the Borrower or any of its Subsidiaries is or will be subject as of the Third Amendment Effective Date, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

6.8                               Use of Proceeds; Margin Regulations.

(a)                                 Term Loan Proceeds.  All proceeds of the Additional Term Loans (as defined in the Third Amendment) incurred on the Third Amendment Effective Date shall be used by the Borrower to repay in full all Existing Term Loans (as defined in the Third Amendment) other than Converting Term Loans (as defined in the Third Amendment).

(b)                                 Revolving Loan Proceeds. All proceeds of the Revolving Loans incurred hereunder shall be used by the Borrower for ongoing working capital needs and general corporate purposes (other than to voluntarily prepay Term Loans).

(c)                                  Swing Line Loans.  All proceeds of the Swing Line Loans incurred hereunder shall be used by the Borrower for ongoing working capital needs and general corporate purposes (other than to voluntarily prepay Term Loans); provided, however, that no Swing Line Loans may be requested by the Borrower on the Closing Date.

(d)                                 Margin Regulations.  No part of the proceeds of any Loan will be used to purchase or carry any margin stock (as defined in Regulation U of the Board), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Board.

(e)                                  2014-1 Additional Term Loans.  The proceeds of the 2014-1 Additional Term Loans shall be used on the Eleventh Amendment Effective Date to fund the escrow maintained pursuant to the Eleventh Amendment Escrow Agreement and on the Eleventh Amendment Release Date such funds shall be used either (A) (i) to pay a portion of the consideration in connection with the Rockwood Acquisition and for Rockwood Acquisition-Related Purposes or (ii) to finance the Other Debt Refinancing, as applicable, but not for the purposes set forth in both clauses (i) and (ii) or (B) to consummate the repayment required pursuant to Section 2.1(e).

(f)                                   2014 Revolving Commitment Increase.  The proceeds of Revolving Loans under the 2014 Revolving Commitment Increase may be used (i) for working capital and other general corporate purposes and (ii) for Rockwood Acquisition-Related Purposes.

6.9                               Tax Returns and Payments.

The Borrower and each of the its Subsidiaries have timely filed or caused to be filed all tax returns which are required to be filed, except where failure to file any such returns would not reasonably be expected to have a Material Adverse Effect, and have paid or caused to be paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their respective material properties and all other material taxes, fees or other charges imposed on them or any of their respective properties by any Governmental Authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any such Subsidiary, as the case may be), except where failure to take any such action could not reasonably be expected to have a Material Adverse Effect; and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP (or prior to the Third Amendment Effective Date, applicable accounting practice) have been provided) which could be reasonably expected to have a Material Adverse Effect.

6.10                        Compliance with ERISA.

(a)                                 Each Plan has been operated and administered in a manner so as not to result in any liability of the Borrower or any of its Subsidiaries for failure to comply with the applicable provisions of ERISA and the Code in excess of $50,000,000; no Reportable Event which could reasonably be expected to result in the termination of any Plan has occurred with respect to a Plan; to the best knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code in excess of $50,000,000; no proceedings have been instituted to terminate any Plan; using actuarial assumptions and computation methods consistent with subpart 1 of Subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and its ERISA Affiliates would not have any liability to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent Fiscal Year of each such Plan ending prior to the date of any Credit Event in excess of $50,000,000; no Lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA), the ongoing annual obligations with respect to either of which could reasonably be expected to have a Material Adverse Effect.

(b)                                 (i) Each Foreign Pension Plan is in compliance and in good standing (to the extent such concept exists in the relevant jurisdiction) in all respects with all laws, regulations and rules applicable thereto, including all funding requirements, and the respective requirements of the governing documents for such Foreign Pension Plan, except for such failures that individually or in the aggregate could neither (A) result in liabilities in excess of $50,000,000 nor (B) reasonably be expected to result in a Material Adverse Effect; (ii) with respect to each Foreign Pension Plan maintained or contributed to by the Borrower or any Subsidiary, (x) that is required by applicable law to be funded in a trust or other funding vehicle is in material compliance with applicable law regarding funding requirements, except for such failures that individually or in the aggregate could neither (A) result in liabilities in excess of $50,000,000 nor (B) reasonably be expected to result in a Material Adverse Effect, and (y) that is not required by applicable law to be funded in a trust or other funding vehicle, reasonable book reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained; (iii) all material contributions required to have been made by the Borrower or any Subsidiary to any Foreign Pension Plan, except for such failures that individually or in the aggregate could neither (A) result in liabilities in excess of $50,000,000 nor (B) reasonably be expected to result in a Material Adverse Effect have been made within the time required by law or by the terms of such Foreign Pension Plan; and (iv) to the knowledge of the Borrower and its Subsidiaries, no actions or proceedings have been taken or instituted to terminate or wind-up a Foreign Pension Plan with respect to which the Borrower and its Subsidiaries taken as a whole could have any liability, except for such failures that individually or in the aggregate could neither (A) result in liabilities in excess of $50,000,000 nor (B) reasonably be expected to result in a Material Adverse Effect.

6.11                        Ownership of Property.

The Borrower and each of its Subsidiaries has good and marketable title or, with respect to real property, valid fee simple title (or in each case, the relevant foreign equivalent, if any) to, or a subsisting leasehold interest in, or a valid contractual agreement or other valid right to use, all such Person’s material real property, and good title (or relevant foreign equivalent) to, a valid leasehold interest in, or valid contractual rights or other valid right to (or an agreement for the acquisition of same) use all such Person’s other material property (but excluding Intellectual Property), and, in each case, none of such property is subject to any Lien except for Permitted Liens.  Neither this Agreement nor any other Documents, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or any of its Subsidiaries in and to any of the assets of the Borrower or any such Subsidiary in a manner that would have or is reasonably likely to have a Material Adverse Effect.  As of the Closing Date, the Borrower and its Domestic Subsidiaries have granted Mortgages to secure the Obligations on all parcels of real estate identified on Schedule 6.21(c) as Mortgaged Properties.

6.12                        Capitalization of the Borrower.

On the Third Amendment Effective Date, the capitalization of the Borrower will be as set forth on Schedule 6.12(a) hereto. The Capital Stock of the Borrower has been duly authorized and validly issued.  Except as set forth on Schedule 6.12(a), no authorized but unissued or treasury shares of Capital Stock of the Borrower are subject to any option, warrant, right to call or commitment of any kind or character.  A complete and correct copy of the limited liability company agreement of the Borrower in effect on the Third Amendment Effective Date has been delivered to the Administrative Agent.  Except as set forth on Schedule 6.12(a), the Borrower does not have any outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims or any character relating to any of its Capital Stock or any stock or securities convertible into or exchangeable for any of its Capital Stock.  Neither the Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence.  As of the Third Amendment Effective Date, all of the issued and outstanding shares of Capital Stock of the Borrower are owned of record by the stockholders as set forth on Schedule 6.12(a) hereto.

6.13                        Subsidiaries.

(a)                                 Organization.  Schedule 6.13 sets forth as of the Third Amendment Effective Date a true, complete and correct list of each Subsidiary of the Borrower and indicates for each such Subsidiary (i) its jurisdiction of organization and (ii) its ownership (by holder and percentage interest).  The Borrower has no Subsidiaries except for Subsidiaries permitted to be created pursuant to this Agreement, and those Subsidiaries listed as on Schedule 6.13.

(b)                                 Capitalization.  As of the Third Amendment Effective Date, all of the issued and outstanding Capital Stock of each Subsidiary of the Borrower has been duly authorized and validly issued, and, to the extent applicable in the case of Foreign Subsidiaries, is fully paid and non-assessable and is owned as set forth on Schedule 6.13, free and clear of all Liens except for Permitted Liens. No authorized but unissued or treasury shares of Capital Stock of any Subsidiary of the Borrower are subject to any option, warrant, right to call or commitment of any kind or character except as set forth on Schedule 6.13.  On and after the relevant date of formation, the Borrower directly owns 100% of the Capital Stock of each Receivables Subsidiary owned directly by the Borrower, and the Borrower has pledged (and delivered for pledge) the Capital Stock of each such Receivables Subsidiary (and any promissory notes received by the Borrower or any other Credit Party from such Receivables Subsidiary) to the Collateral Agent pursuant to the Collateral Security Agreement.

(c)                                  Restrictions on or Relating to Subsidiaries.  There does not exist any consensual encumbrance or restriction on the ability of (i) any Subsidiary of the Borrower to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or to pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) any Subsidiary of

the Borrower to make loans or advances to the Borrower or any of the Borrower’s Subsidiaries or (iii) the Borrower or any of its Subsidiaries to transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except, in each case, for such encumbrances or restrictions permitted under Section 8.5.

6.14                        Compliance With Law, Etc.

Neither the Borrower nor any of its Subsidiaries is in default under or in violation of any Requirement of Law or material Contractual Obligation or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.

6.15                        Investment Company Act.

Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

6.16                        Subordination Provisions.

The subordination provisions contained in the Senior Subordinated Note (2013) Documents, the Senior Subordinated Note (2014) Documents and the Senior Subordinated Note (2015) Documents are enforceable against the issuer of the respective security and the holders thereof, and the Loans and all other Obligations entitled to the benefits of any Loan Document and any related guaranty are within the definitions of “Senior Indebtedness” included in such provisions.

6.17                        Environmental Matters.

(i) The operations of and the real property owned or operated by the Borrower and each of its Subsidiaries are in compliance with all applicable Environmental Laws except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) the Borrower and each of its Subsidiaries has obtained and will continue to maintain all Environmental Permits, and all such Environmental Permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where failure to so obtain, maintain or comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Borrower nor any of its Subsidiaries nor any of their present or past properties or operations (whether owned or leased) is subject to: (A) any Environmental Claim or other written claim, request for information, judgment, order, decree or agreement from or with any Governmental Authority or private party related to any material violation of or material non-compliance with Environmental Laws or Environmental Permits to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect, (B) any pending or, to the knowledge of the Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which could reasonably be expected to have a Material Adverse Effect, (C) any Remedial Action which if not taken could reasonably be expected to have a Material Adverse Effect or (D) any liabilities, obligations or costs arising from the Release or substantial threat of a material Release of a Contaminant into the environment where such Release or substantial threat of a material Release could reasonably be expected to have a Material Adverse Effect; (iv) neither the Borrower nor any of its Subsidiaries has received any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or substantial threat of a material Release of a Contaminant into the environment, which notice or claim could reasonably be expected to result in a Material Adverse Effect, and (v) no Environmental Lien has attached to any property (whether owned or leased) of the Borrower or of any of its Subsidiaries which could, if determined adversely to Borrower or any of its Subsidiaries, reasonably be expected to have a Material Adverse Effect, nor are there any facts or circumstances currently known to the Borrower or any of its Subsidiaries that may reasonably be expected to give rise to such an Environmental Lien.

6.18                        Labor Relations.

Neither the Borrower nor any of its Material Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  Except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, there is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before the National Labor Relations Board or appropriate national court or other forum, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries.

6.19                        Intellectual Property, Licenses, Franchises and Formulas.

Each of the Borrower and its Subsidiaries owns or holds licenses or other rights to or under all of the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs or data bases (collectively, “Intellectual Property”) except where the failure to own or hold such Intellectual Property could not reasonably be expected to result in a Material Adverse Effect, and has obtained assignments of all franchises, licenses and other rights of whatever nature, regarding Intellectual Property necessary for the present conduct of its business, without any known conflict with the rights of others, except such conflicts which could not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property which could reasonably be expected to have a Material Adverse Effect, or of any existing state of facts that would support a claim that use by the Borrower or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person which could reasonably be expected to have a Material Adverse Effect.

6.20                        Certain Fees.

No broker’s or finder’s fees or commissions or any similar fees or commissions will be payable by the Borrower, the Borrower or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Documents or any services rendered in connection with such transactions.

6.21                        Security Documents.

(a)                                 Security Agreement Collateral.  The provisions of the Security Documents upon execution and delivery thereof are effective to create in favor of the Collateral Agent or, as the case may be, the UK Security Trustee for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the applicable Credit Party in the Collateral (other than the Collateral described in the Mortgages) owned by such Credit Party, and the Collateral Security Agreement, the Intercreditor Agreement, the Pledge Agreement and the UK Security Documents, together with the filings of Form UCC-1 (or other similar filing, if any) in all relevant jurisdictions and delivery of all possessory collateral create a first lien on, and security interest in (or similar interest in respect of), all right, title and interest of the Borrower and such Credit Parties in all of the Collateral described therein, subject to no other Liens other than Permitted Liens.  Except for titled vehicles, vessels and other collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code (or similar applicable law) of the appropriate jurisdiction (or similar filings in each relevant jurisdiction) and which have an aggregate fair market value of less than $5,000,000, and except for patents, trademarks, trade names and copyrights to the extent perfection would require filing in any foreign jurisdiction, all such Liens are perfected Liens (or similar legal status).  The recordation in the United States Patent and Trademark Office and in the United States Copyright Office of assignments for security made pursuant to the Collateral Security Agreement will be effective, under Federal law, to perfect the security interest granted to the Collateral Agent for the benefit of the Secured Parties in the trademarks, patents and copyrights covered by such the Collateral Security Agreement.  The recordation with the United States Surface Transportation Board of assignments for security made pursuant to the Security Agreement will be effective under Federal law, to create a valid first lien in favor of the Collateral Agent in the railcars covered by the Collateral Security Agreement

(b)                                 Pledged Securities.  The security interests created in favor of the Collateral Agent, as pledgee for the benefit of the Secured Parties under the Collateral Security Agreement and the Pledge Agreement, constitute perfected security interests in the Pledged Securities, if any, subject to no security interests of any other Person except for the Liens granted under or pursuant to the Collateral Security Agreement and except for Liens of the types described in clauses (i) and (vi) of the definition of “Customary Permitted Liens”.  No filings or recordings are required in order to perfect the security interests created in the Pledged Securities under the Collateral Security Agreement other than with respect to filings required by applicable foreign law and UCC financing statements with respect to uncertificated Pledged Securities.

(c)                                  Real Estate Collateral.  The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable (and upon the due recording thereof under applicable law) perfected security interest in and Lien on all of the Mortgaged

Property (including, without limitation, all fixtures and improvements relating to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Collateral Agent (or such other agent or trustee as may be named therein) for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Liens related thereto).  As of the Third Amendment Effective Date, Schedule 6.21(c) contains a true and complete list of each parcel of real property owned or leased by the Borrower and its Subsidiaries in the United States, the United Kingdom or other jurisdiction in which a material plant is located and the type of interest therein held by the Borrower or such Subsidiary and indicates for each such parcel whether it is a Mortgaged Property.  The Borrower or a Subsidiary of the Borrower has good and marketable title to all Mortgaged Property free and clear of all Liens except those described in the first sentence of this Section 6.21(c).

6.22                        Anti-Terrorism Laws.

(a)                                 Neither Borrower nor, to the knowledge of Borrower, any of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (as amended) (the “Patriot Act”).

(b)                                 Neither Borrower nor, to the actual knowledge of a Responsible Officer of the Borrower, any Affiliate or broker or other agent of Borrower is, acting or benefiting in any capacity in connection with any Loans hereunder is any of the following:

(i)            a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)           a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)          a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)                              a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)                                 a person that is named as a “specially designated national and blocked person” on the most current list published by the USA Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

6.23                        Foreign Corrupt Practices Act.

None of the Borrower, any of the Subsidiary Guarantors or, to the knowledge of the Borrower, any director, officer, employee, affiliate of, or other person authorized to act on behalf of the Borrower or any of the Subsidiary Guarantors has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) materially violated or is in a material violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other illegal payment.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

7.1                               Financial Statements.

Furnish, or cause to be furnished, to each Lender:

(a)                                 Quarterly Financial Statements.  As soon as available, but in any event not later than 45 days (or in the event that a request for an extension of the required filing date for the Form 10-Q with the SEC of any Person whose consolidated financial statements include the financial results of the Borrower has been timely filed, the last day of such requested extension period, but in no event later than 55 days) after the end of each of the first three quarterly periods of each Fiscal Year of Borrower, (i) the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such quarter setting forth in comparative form the audited balance sheet of the Borrower and its consolidated Subsidiaries for the prior Fiscal Year, (ii) the related unaudited consolidated statement of income of the Borrower and its consolidated Subsidiaries as at the end of such quarter and for the portion of the Fiscal Year through the end of such quarter setting forth in comparative form the figures for the related periods in the prior Fiscal Year and (iii) the related unaudited consolidated statements of cash flow of Borrower and its consolidated Subsidiaries for the portion of the Fiscal Year through the end of such quarter, and setting forth in comparative form figures for the related period in the prior Fiscal Year, all of which shall be certified by a Responsible Financial Officer of Borrower, subject to normal year-end audit adjustments; and

(b)                                 Annual Financial Statements.  As soon as available, but in any event within 90 days (or in the event that a request for an extension of the required filing date for the Form 10-K with the SEC of any Person whose consolidated financial statements include the financial results of the Borrower has been timely filed, the last day of such requested extension period, but in no event later than 105 days) after the end of each Fiscal Year of Borrower, a copy of the consolidating and consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidating and consolidated statements of income and of cash flows for such year, and setting forth in each case in comparative form the figures for the previous year and such consolidated statements shall be accompanied by a balance sheet as of such date, and a statement of income and cash flows for such period, reflecting on a combined basis, for Subsidiaries and on a combined basis for Unrestricted Subsidiaries, the consolidating entries for each of such types of Subsidiaries; all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the Responsible Financial Officer, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements referred to in this Section 7.1(b), accompanied by a report thereon of Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing, which report shall contain no “going concern” or like qualification or exception or any qualification and shall state that such financial statements present fairly the financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP.

(c)                                  Delivery.  Information or documents required to be delivered pursuant to Section 7.1(a), Section 7.1(b) or Section 7.2(f) shall be deemed to have been delivered on the date on which such information or document is actually available for review by the Lenders and either (i) has been posted by the Borrower on the Borrower’s website at http://www.huntsman.com or at http://www.sec.gov or (ii) has been posted on the Borrower’s behalf on IntraLinks/IntraAgency.  At the request of the Administrative Agent, the Borrower will provide by electronic mail electronic versions (i.e., soft copies) of all documents containing such information.

7.2                               Certificates; Other Information.

Furnish to the Administrative Agent for distribution to each Lender (or, if specified below, to the Administrative Agent):

(a)                                 Accountant’s Certificates.  Concurrently with the delivery of the financial statements referred to in Section 7.1(b), to the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a certificate from Deloitte & Touche or other independent certified public accountants of nationally recognized standing, stating that, in the course of their annual audit of the books and records of the Borrower, no Event of Default or Unmatured Event of Default with respect to Articles VII, VIII and IX, insofar as they relate to accounting and financial matters, has come to their attention which was continuing at the end of such Fiscal Year or on the date of their certificate, or if such an Event of Default or Unmatured Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default;

(b)                                 Officer’s Certificates.  Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate of a Responsible Financial Officer substantially in the form of Exhibit 7.2(b) (a “Compliance Certificate”) stating that, to the best of such officer’s knowledge, (i) such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of the Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments) and (ii) no Event of Default or Unmatured Event of Default has occurred, except as specified in such certificate and, if so specified, the action which the Borrower proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish the Borrower’s compliance with the covenants set forth in Article IX of this Agreement;

(c)                                  Audit Reports and Statements.  Promptly following the Borrower’s receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to the Borrower or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of the Borrower or any of its Subsidiaries;

(d)                                 Management Letters.  Promptly after receipt thereof, a copy of any “management letter” received by Huntsman Corporation (to the extent such “management letter” pertains to the Borrower), the Borrower or any of its Subsidiaries from its certified public accountants;

(e)                                  Budgets.  As soon as available and in any event within sixty (60) days following the first day of each Fiscal Year of the Borrower (i) an annual budget in form satisfactory to the Administrative Agent (including budgeted statements of earnings and cash flows but not including segment data) prepared by the Borrower for such Fiscal Year, which shall be accompanied by the statement of a Responsible Financial Officer of the Borrower to the effect that, to the best of his knowledge at the time made, such budget is a reasonable estimate for the periods covered thereby;

(f)                                   Public Filings.  Within 10 days after the same become public, copies of all financial statements and reports which Huntsman Corporation or the Borrower may make to, or file with the SEC or any successor or analogous Governmental Authority;

(g)                                  Insurance Information.  The Borrower shall deliver to the Administrative Agent information concerning insurance at the times and in the manner specified in Section 7.8;

(h)                                 USA Patriot Act.  Each Lender subject to the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act; and

(i)                                     Other Requested Information.  Such other information respecting the respective properties, business affairs, financial condition and/or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

7.3                               Notices.

Promptly and in any event within five Business Days in the case of clauses (a), (d) and (e) below, 30 days in the case of clauses (b) and (c) below, or one Business Day in the case of clause (f) below after a Responsible Officer of the Borrower or of any of its Subsidiaries obtains knowledge thereof, give written notice to the Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

(a)                                 Event of Default or Unmatured Event of Default.  The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of a Responsible Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

(b)                                 Litigation and Related Matters.  The commencement of, or any material development in, any action, suit, proceeding or investigation affecting the Borrower or any of its Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, (i) in which the amount involved that the Borrower reasonably determines is not covered by insurance or other indemnity arrangement is $50,000,000 or more, (ii) with respect to any Document or any material Indebtedness or preferred stock of the Borrower or any of its Subsidiaries or (iii) which, if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

(c)                                  Environmental.

(i)                                     The occurrence of one or more of the following, to the extent that any of the following, if adversely determined, would have a Material Adverse Effect or, in any event, could reasonably be expected to result in liability to the Borrower or any of its Subsidiaries in excess of $50,000,000: (A) written notice, claim or request for information to the effect that the Borrower or any of its Subsidiaries is or may be liable in any material respect to any Person as a result of the presence of or the Release or substantial threat of a material Release of any Contaminant into the environment; (B) written notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the presence or to the Release or substantial threat of a material Release of any Contaminant into the environment; (C) written notice that any property, whether owned or leased by, or operated on behalf of, the Borrower or its Subsidiaries is subject to a material Environmental Lien; (D) written notice of violation to the Borrower or any of its Subsidiaries of any Environmental Laws or Environmental Permits, or (E) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws or Environmental Permits; provided, however, that the provisions of this clause (i) shall not require the Borrower to violate or breach any confidentiality covenants to which it is bound.

(ii)                                  Upon written request by the Administrative Agent, the Borrower shall promptly submit to the Administrative Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect.  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or Remedial Action and the Borrower’s or such Subsidiary’s response thereto.

(d)                                 Notice of Change of Control.  Each occasion that any Change of Control shall occur and such notice shall set forth in reasonable detail the particulars of each such occasion.

(e)                                  Notices under Transaction Documents.  Promptly following the receipt or delivery thereof, copies of any material demands, notices or documents received or delivered by the Borrower or any Subsidiary of the Borrower outside of the ordinary course of business under or pursuant to any Public Note Document, any Organizational Document of the Borrower, any material joint venture agreement and any other material agreement from time to time identified by the Administrative Agent (provided, that the foregoing shall apply to material demands, notices or documents under the Organizational Documents of the Borrower, only to the extent required under applicable law to be delivered to the members of the Borrower, as the case may be, in their capacity as members).

(f)                                   UK Insolvency Proceedings. A meaningful threat of or notice in respect of any insolvency proceeding involving any Foreign Subsidiary incorporated under the laws of England and Wales.

7.4                               Conduct of Business and Maintenance of Existence.

Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its and each Subsidiary’s organizational existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Subsidiaries’ businesses except to the extent that failure to take any such action could not in the aggregate reasonably be expected to have a Material Adverse Effect or as otherwise permitted pursuant to Sections 8.3 and comply and cause each of its Subsidiaries to comply with all Requirement of Law except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

7.5                               Payment of Obligations.

Pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

(i)                                     all material taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

(ii)                                  all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets; provided, however, that, in the case of both clauses (i) and (ii), neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such material tax, assessment, charge, levy or claim (A) while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect or (B) which could not reasonably be expected to have Material Adverse Effect.

7.6                               Inspection of Property, Books and Records.

Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives, at any reasonable time, and from time to time, upon reasonable request made to the Borrower by such Lender and upon reasonable notice during normal business hours, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, directors and with the written consent of the Borrower (which consent shall not be required if any Event of Default has occurred and is continuing), independent public accountants, provided that the Borrower may attend any such meetings (and by this provision the Borrower authorizes such accountants to discuss with the Lenders and such representatives the affairs, finances and accounts of the Borrower and its Subsidiaries).

7.7                               ERISA.

(a) (i) As soon as practicable and in any event within ten (10) days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event has occurred with respect to any Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a certificate of a Responsible Officer of the Borrower or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event and the action, if any, which the Borrower or such Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given; (ii) upon the request of any Lender made from time to time, deliver, or cause each Subsidiary or ERISA Affiliate to deliver, to each Lender a copy of the most recent actuarial report and annual report completed with respect to any Plan; (iii) as soon as possible and in any event within ten (10) days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following have occurred or is reasonably likely to occur with respect to any Plan:  (A) such Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA, (B) the Plan Sponsor intends to terminate such Plan under Section 4041(b) or (c), (C) the PBGC has instituted or will institute proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan, (D) that an accumulated funding deficiency has been incurred or that an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, or (E) that the Borrower, or any Subsidiary of the Borrower or any ERISA Affiliate will incur any material liability (including, but not limited to, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(1) of ERISA, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a written notice thereof; and (iv) as soon as possible and in any event within thirty (30) days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any

Multiemployer Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a written notice thereof.  For purposes of this Section 7.7, the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which the Borrower is the Plan Sponsor, and each Subsidiary and ERISA Affiliate of the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such Subsidiary or ERISA Affiliate, respectively, is a Plan Sponsor.  In addition to its other obligations set forth in this Article VII, the Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to:

(A)                               provide the Administrative Agent with prompt written notice, with respect to any Plan, of any failure to satisfy the minimum funding standard requirements of Section 412 of the Code;

(B)                               furnish to the Administrative Agent, promptly after delivery of the same to the PBGC, a copy of any delinquency notice pursuant to Section 412(n)(4) of the Code;

(C)                               correct any such failure to satisfy funding requirements or delinquency referred to in the foregoing clauses (A) and (B) within ninety (90) days after the occurrence thereof, except where the failure to so satisfy would not reasonably be expected to have a Material Adverse Effect;

(D)                               comply in good faith in all material respects with the requirements set forth in Section 4980B of the Code and with Sections 601(a) and 606 of ERISA;

(E)                                at the request of any Lender, deliver to such Lender (and a copy to the Administrative Agent) a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service; and

(F)                                 at the request of any Lender, deliver to such Lender (and a copy to the Administrative Agent) copies of the most recent annual reports received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan no later than ten (10) days after the date of such request.

(b)                                 The Borrower shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Foreign Pension Plans in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for such failures that individually or in the aggregate could neither (i) result in liabilities in excess of $50,000,000 nor (ii) reasonably be expected to result in a Material Adverse Effect.

7.8                               Maintenance of Property, Insurance.

(i) Except to the extent that the failure to do so could not, in any case, reasonably be expected to result in a Material Adverse Effect, keep, and cause each of its Subsidiaries to keep, all property (including, but not limited to, equipment) useful and necessary for its business in good working order and condition, normal wear and tear and damage by casualty excepted, subject to Section 8.3, (ii) maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. All material insurance policies or certificates (or certified copies thereof) with respect to such insurance and any other insurance policies to the extent requested by the Administrative Agent (A) shall be endorsed to the Administrative Agent’s reasonable satisfaction for the benefit of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate); and (B) shall state that such insurance policy shall not be canceled or revised without thirty days’ prior written notice thereof by the insurer to the Administrative Agent) and (iii) furnish to the Administrative Agent, on the Closing Date and on the date of delivery of each annual financial statement, full information as to the insurance carried.  At any time that insurance at levels described in Schedule 7.8 is not being maintained by or on behalf of the Borrower or any of its Subsidiaries, the Borrower will notify the Lenders in writing within two Business Days thereof and, if thereafter notified by the Administrative Agent or the Required Lenders to do so, the Borrower or any such Subsidiary, as the case may be, shall use commercially reasonable efforts to obtain insurance at such levels at least equal to those set forth on Schedule 7.8.  If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower or the applicable Credit Party shall maintain, or cause to be maintained, with IRIC or another financially sound and reputable insurer, flood insurance in amounts and otherwise sufficient to comply with all applicable Flood Insurance Laws and shall, upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation (if so requested), completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determinations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and/or applicable Credit Party relating thereto).

7.9                               Environmental Laws.

(a)                                 The Borrower shall, and shall cause each of its Subsidiaries, in the exercise of its reasonable business judgment, to take prompt and appropriate action to respond to any material non-compliance with Environmental Laws or Environmental Permits or to any material Release or a substantial threat of a material Release of a Contaminant, and upon request from the Administrative Agent, shall report to the Administrative Agent on such response.  Without limiting the generality of the foregoing, whenever the Administrative Agent or any Lender has a reasonable basis to believe that the Borrower is not in material compliance with

Environmental Laws or Environmental Permits or that any property of the Borrower or its Subsidiaries, or any property to which Contaminants generated by the Borrower or its Subsidiaries have come to be located (“Offsite Property”) has or may become contaminated or subject to an order or decree such that any non-compliance, contamination or order or decree could reasonably be expected to have a Material Adverse Effect, then, to the extent the Borrower has the legal right to do so, the Borrower agrees to, at the Administrative Agent’s request and the Borrower’s expense: (i) cause an independent environmental engineer reasonably acceptable to the Administrative Agent to conduct such tests of the site where the alleged or actual non-compliance or contamination has occurred and prepare and deliver to the Administrative Agent, the Lenders and the Borrower a report(s) reasonably acceptable to the Administrative Agent setting forth the results of such tests, the Borrower’s proposed plan and schedule for responding to any environmental problems described therein, and the Borrower’s estimate of the costs thereof, and (ii) provide the Administrative Agent, the Lenders and the Borrower a supplemental report(s) of such engineer whenever the scope of the environmental problems or the Borrower’s response thereto or the estimated costs thereof, shall materially change.  Notwithstanding the above, the Borrower shall not be obligated (other than as required by applicable law) to undertake any tests or remediation at any Offsite Property (a) that is not owned or operated by the Borrower or any of its Subsidiaries and (b) where Contaminants generated by persons other than the Borrower or any of its Subsidiaries have also come to be located.

(b)                                 Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, the Administrative Agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys’ and consultants’ fees, investigation and laboratory fees, costs arising from any Remedial Actions, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  The agreements in this Section 7.9(b) shall survive repayment of the Notes and all other Obligations.

7.10                        Use of Proceeds.

Use all proceeds of the Loans as provided in Section 6.8.  In addition, the Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an unlawful offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Terrorism Laws or FCPA or rules and regulations promulgated by OFAC, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person referred to in Section 6.22(b), or (C)  in any manner that would result in the material violation of any economic or financial sanctions or trade embargoes applicable to any party hereto imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

7.11                        Additional Security; Further Assurances.

(a)                                 Agreement to Grant Additional Security.  Promptly, and in any event within 30 days (unless otherwise extended at the discretion of the Administration Agent) after the acquisition by the Borrower or any Domestic Subsidiary of assets or real or personal property or leasehold interests of the type that would have constituted Collateral on the date hereof, in each case in which the Collateral Agent or the Administrative Agent does not have a perfected security interest under the Security Documents (other than (u) Capital Stock subject to Section 7.11(c), (v) all assets owned by any Receivables Subsidiary, any of the Thai Holding Companies, or IRIC, (w) copyrights, patents and trademarks to the extent perfection would require filing in any foreign jurisdiction, (x) assets or real or personal property subject to Liens permitted under Section 8.1(c) under agreements which prohibit the creation of additional Liens on such assets, (y) any parcel of real estate or leasehold interest acquired after the Closing Date with a fair market value of less than $10,000,000 or (z) any other asset with a fair market value of less than $100,000 individually (provided that all such other assets collectively have a fair market value of less than $10,000,000) (such items described by clauses (u) through (z) above, “Excluded Property”)) and within 30 days (unless otherwise extended at the discretion of the Administration Agent) after request by the Administrative Agent or Collateral Agent with respect to any other after acquired collateral deemed material by the Administrative Agent or Required Lenders, the Borrower will, and will cause each of their respective Domestic Subsidiaries to, take all necessary action, including (i) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Security Agreement a perfected Lien (subject only to Permitted Liens) in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement and (ii) with respect to real estate, (A) the execution of a Mortgage, (B) to the extent reasonably requested by the Administrative Agent, an opinion with respect to such Mortgage from local counsel to the Borrower addressed to the Administrative Agent and each of the Lenders and dated the date of such Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, (C) the obtaining of title insurance policies or indemnification agreements satisfactory to the Administrative Agent, (D) the obtaining of title surveys, (E) reimbursement of the Administrative Agent’s reasonable costs of real estate appraisals but only to the extent the Administrative Agent is required to obtain any such real estate appraisals pursuant to the Requirement of Law and (F) delivery of a copy of, or a certificate as to coverage under, the insurance policies required under Section 7.8 hereof and the applicable provisions of the Mortgage, endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payee or mortgagee endorsement and naming the Collateral Agent on behalf of the Secured Parties as mortgagee, loss payee or additional insured (as applicable) and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(b)                                 Subsidiary Guaranties.  The Borrower agrees to cause (i) each Subsidiary (other than an Immaterial Subsidiary, a Receivables Subsidiary, any of the Thai Holding Companies, or IRIC) that is organized under the laws of a state of the United States of America or the District of Columbia and (ii) each other Subsidiary (other than an Immaterial Subsidiary) that is wholly owned by a corporation organized under the laws of a state of the United States or the District of Columbia and is disregarded as an entity separate from that owner under Treasury Regulation section 301.7701-3, to execute and deliver the Subsidiary Guaranty (or a supplement thereto) promptly, and in any event, within 30 days of such Person’s having become a Subsidiary.

(c)                                  Pledge of New Subsidiary Stock.  The Borrower agrees to pledge (or cause its Subsidiaries to pledge) all of the Capital Stock of each new Domestic Subsidiary and, to the extent such pledge would not result in adverse tax consequences to the Borrower, 65% of the Capital Stock of each new first-tier Foreign Subsidiary established, acquired or created after the Closing Date to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Security Agreement and the other Security Documents promptly, and in any event, within 30 days of the establishment, acquisition or creation of such new Subsidiary; provided, that any filings or recordations with respect to Foreign Subsidiaries may be made after such 30-day period to the extent approved by the Administrative Agent.

(d)                                 Grant of Security by New Subsidiaries.  Subject to the provisions of Sections 7.11(a) and 7.11(c), the Borrower will promptly and, in any event, within 30 days of the establishment, acquisition or creation of a Domestic Subsidiary, cause each Domestic Subsidiary established or created in accordance with Section 8.7 (i) to grant to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Security Agreement and the Pledge Agreement a first priority Lien (subject to Permitted Liens) on all property (tangible and intangible of the type that constitutes Collateral under the Security Documents) of such Domestic Subsidiary by executing and delivering an agreement substantially in the form of Exhibit A to the Collateral Security Agreement and an agreement substantially in the form of Exhibit A to the Pledge Agreement, or such other security agreements on other terms satisfactory in form and substance to the Administrative Agent and (ii) within 45 days (or such longer period as the Administrative Agent may agree) after request by the Administrative Agent or Collateral Agent with respect to any real estate owned by such Domestic Subsidiary (other than Excluded Property) that would have constituted Collateral on the date hereof and determined by the Administrative Agent or Required Lenders (in each case, acting reasonably) to be material, to deliver to the Administrative Agent the items required by Section 7.11(a)(ii).  The Borrower shall cause each Domestic Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens.  The Borrower will cause each of its Domestic Subsidiaries to take all actions reasonably requested by the Administrative Agent or the Required Lenders (including, without limitation, the filing of UCC-1’s) in connection with the granting of such security interests.

(e)                                  Pledge of Equity in Unrestricted Subsidiaries.  The Borrower agrees to pledge (or cause its Domestic Subsidiaries to pledge) all of the Capital Stock owned directly by the Borrower or a Domestic Subsidiary of each domestic Unrestricted Subsidiary (and to the extent such pledge would not result in adverse tax consequences to the Borrower, 65% of the Capital Stock of each first-tier Foreign Subsidiary) to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement.  The Borrower agrees to pledge or cause its

Subsidiaries to pledge, to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Security Agreement all instruments evidencing indebtedness owed by any Unrestricted Subsidiary to the Borrower or any Domestic Subsidiary.

(f)                                   Receivables Financing Security. No later than the time that any Receivables Documents are entered into, and no later than the time any capital is contributed or funds are advanced by the Borrower to the Receivables Subsidiary, the Borrower and each Participating Subsidiary shall execute and deliver to Collateral Agent for the benefit of the Secured Parties, the Receivables Subsidiary Pledge Agreement, accompanied, to the extent such Pledged Securities are certificated, by certificates representing the Pledged Securities.

(g)                                  Documentation for Additional Security. The security interests required to be granted pursuant to this Section 7.11 shall be granted pursuant to the Annexes to the Security Documents or such other security documentation satisfactory in form and substance to the Administrative Agent and the Required Lenders and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons (other than any such rights arising in connection with Permitted Liens) and subject to no other Liens except Permitted Liens.  The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent for the benefit of the Lenders, required to be granted pursuant to the Additional Security Document and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower or its Subsidiaries.  At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section 7.11 has been complied with.

(h)                                 If, following a change in the relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the reasonable request of the Administrative Agent or the Required Lenders, counsel for the Borrower acceptable to the Administrative Agent and the Required Lenders does not within 60 days after such request deliver evidence reasonably satisfactory to the Administrative Agent with respect to any Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Borrower that any of (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of Capital Stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or (iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, in any case could cause all or a portion of the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent or would otherwise violate applicable law or result in adverse tax consequences to the Borrower or its Subsidiaries (including, without limitation, in the form of distributions payable to any Parent Company pursuant to the Organizational Documents of the Borrower), then (x) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary’s outstanding Capital Stock not theretofore pledged pursuant to the Security Documents shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents (or another pledge agreement in substantially similar form, if needed), (y) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Borrower under the Loan Documents (subject to compliance with financial assistance laws or similar laws applicable to such Foreign Subsidiary), and (z) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (subject to compliance with financial assistance laws or similar laws applicable to such Foreign Subsidiary) shall execute and deliver a security agreement granting the Administrative Agent for the benefit of the Lenders a security interest in all of such Foreign Subsidiary’s assets (to the extent that such Foreign Subsidiary would be required to grant a security interest in such assets under the provisions of Section 7.11(a) hereof if such assets had been acquired by a Domestic Subsidiary), in each case with all documents delivered pursuant to this Section 7.11 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, but in each case, only to the extent permitted without violating applicable law or resulting in adverse tax consequences.  The deliveries set forth in this clause (h) shall also not be required to the extent that the Administrative Agent determines in its discretion that the cost of obtaining the security interests set forth above outweigh the benefits that such security interests provide to the Lenders.

7.12                        End of Fiscal Years; Fiscal Quarters.

The Borrower will, and will cause each of its Subsidiaries’ annual accounting periods to end on December 31 of each year (each a “Fiscal Year”), with quarterly accounting periods ending on March 31, June 30, September 30, December 31 of each Fiscal Year (each a “Fiscal Quarter”), unless otherwise required by applicable law.

7.13                        Maintenance of Ratings.

The Borrower will use commercially reasonable efforts to have a corporate family rating and a rating with respect to its senior secured debt issued by Moody’s and a corporate rating and a rating with respect to its senior secured debt issued by S&P.

7.14                        Certain Fees Indemnity.

The Borrower covenants that it will indemnify the Administrative Agent and each Lender against and hold the Administrative Agent and each Lender harmless from any claim, demand or liability for broker’s or finder’s fees or similar fees or commissions alleged to have been incurred in connection with any of the transactions contemplated hereby.

7.15                        Successor Agency Transfer.

The Borrower covenants that upon or after the Fifth Amendment Effective Date, it will, and will cause each of its Subsidiaries to, take all necessary action reasonably requested by JPMCB, as successor Administrative Agent, Collateral Agent and UK Security Trustee to DB upon the Fifth Amendment Effective Date, to effect the assignment of and transfer to each of the Liens and security interests currently held by DB, for the benefit of the Secured Parties, to JPMCB as successor Administrative Agent, Collateral Agent and UK Security Trustee under the Loan Documents.

7.16                        Post-Eleventh Amendment Requirements.

(a)                                 Within 60 days after the Eleventh Amendment Release Date or the 2014-1 Additional Term Loans Termination Date, as applicable (or such later date acceptable to the Administrative Agent in its sole discretion in writing), the Borrower shall deliver to the Administrative Agent:

(i)                                     Mortgage amendments reflecting the amendment of the Obligations contemplated by the Ninth Amendment (to the extent not previously amended pursuant to the proviso to Section 5 of the Tenth Amendment) (the “Mortgage Amendments”), each in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Mortgaged Property, each duly executed and delivered by an authorized officer of each party thereto and in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable unless Administrative Agent is satisfied in its reasonable discretion (based on advice reasonably satisfactory to the Administrative Agent of local counsel in the state in which the applicable Mortgaged Property is located) that Mortgage Amendments are not required in order to secure the Borrower’s Obligations as modified by the Ninth Amendment (to the extent not previously amended pursuant to the proviso to Section 5 of the Tenth Amendment).

(ii)                                  To the extent reasonably requested by Administrative Agent, title searches with respect to each Mortgaged Property and, in connection with any Mortgage Amendment delivered pursuant to clause (i) above and to the extent available at commercially reasonable rates in the jurisdiction in which the applicable Mortgaged Property is located, date-down, modification, so-called “non-impairment” or other endorsements reasonably satisfactory to the Administrative Agent with respect to the applicable title insurance policy, each in form and substance reasonably satisfactory to Administrative Agent.

(iii)                               Advice of local counsel to the Borrower with respect to each Mortgage Amendment, in form (which may be by email) and substance reasonably satisfactory to the Administrative Agent.

(iv)                              Evidence that the reasonable fees, costs and expenses have been paid, to the extent invoiced, in connection with the preparation, execution, filing and recordation of the items delivered pursuant to this paragraph (a), including, without limitation, reasonable attorneys’ fees, title insurance premiums, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection herewith.

(b)                                 Within 30 days after the Eleventh Amendment Effective Date (or such later date acceptable to the Administrative Agent in its sole discretion in writing), the Borrower shall deliver to the Administrative Agent an opinion of Bond Dickinson LLP, special United Kingdom counsel to the Borrower, or another firm reasonably acceptable to the Administrative

Agent, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated as of the date of delivery thereof.

(c)                                  On the Rockwood Acquisition Closing Date, the Borrower shall cause the Companies to comply with the requirements of Section 7.11(b), Section 7.11(c) (but only with respect to the Capital Stock of any Companies that are Domestic Subsidiaries) and clause (i) of Section 7.11(d) and to authorize the Administrative Agent to file customary UCC-1 financing statements and federal intellectual property filings with respect to each Company that is not a Foreign Subsidiary or an Immaterial Subsidiary (which intellectual property filings shall have been executed by the relevant Company), in each case notwithstanding the specific grace periods set forth herein.  For the avoidance of doubt, (x) compliance with this Section 7.16(c) shall not be condition to the Rockwood Acquisition Closing Date and (y) nothing in this Section 7.16(c) shall be construed to operate as a limitation on the obligations of the Credit Parties under Section 7.11.

7.17                        Escrow Account.  Until the occurrence of the Other Debt Refinancing Closing Date, the Rockwood Acquisition Closing Date or the 2014-1 Additional Term Loans Termination Date and the release of the proceeds of the 2014-1 Additional Term Loans from the escrow account referred to in the Eleventh Amendment Escrow Agreement in accordance with the terms thereof and with the terms of this Agreement, the Borrower will at all times maintain the proceeds of the 2014-1  Additional Term Loans in the escrow account referred to in the Eleventh Amendment Escrow Agreement in accordance with the terms thereof and with the terms of this Agreement.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower hereby covenants and agrees that, so long as any of the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

8.1                               Liens.

The Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of its Subsidiaries), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation, except for the following Liens (herein referred to as “Permitted Liens”):

(a)                                 Liens created under the Security Documents (including, without limitation, Liens securing the Senior Secured Notes Obligations on a pari passu basis with the Obligations, but only to the extent that such Indebtedness is permitted by Section 8.2(b)(vi)) and Liens on Cash, Cash Equivalents and Foreign Cash Equivalents securing LC Obligations;

(b)                                 Customary Permitted Liens;

(c)                                  Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition, construction, repair or improvement cost of such property, or securing a Sale and Leaseback Transaction permitted hereunder, and any Lien securing Permitted Refinancing Indebtedness of any Indebtedness secured by any Lien permitted by this clause (c); provided, that (A) any such Lien does not extend to any other property (other than accessions and additions to the property covered thereby), (B) such Lien either existed on the Closing Date or is created in connection with the acquisition, construction, repair or improvement of such property as permitted by this Agreement, (C) the indebtedness secured by any such Lien (or the Capitalized Lease Obligation with respect to any Capitalized Lease) when incurred, does not exceed 100% of the fair market value of such assets; and (D) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.2(b)(iv), provided that any such Permitted Refinancing Indebtedness is not increased and is not secured by any additional assets;

(d)                                 additional Liens incurred by the Borrower and its Subsidiaries which do not secure Indebtedness for money borrowed so long as the value of the property subject to such Liens, and the obligations secured thereby, do not exceed $50,000,000 in the aggregate at any one time outstanding;

(e)                                  Liens consisting of an agreement to sell, transfer or dispose of any asset (to the extent such sale, transfer or disposition is permitted hereby);

(f)                                   Liens in favor of the Borrower or any of its Subsidiaries securing intercompany Indebtedness among the Borrower and its Subsidiaries permitted to be incurred in accordance with Section 8.2(b)(iii);

(g)                                  Liens securing Indebtedness of Foreign Subsidiaries; provided, that the amount of such Indebtedness on the date that such Person incurs (as defined in Section 8.2(a)) such Indebtedness, on a Pro Forma Basis for such incurrence, does not exceed 5% of the Borrower’s Consolidated Net Tangible Assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered financial statements as required by Section 7.1 in the aggregate at any one time outstanding;

(h)                                 Liens (1) existing on the Third Amendment Effective Date listed on Schedule 8.1(h) hereof and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness (including, for purposes of this Section 8.1(h), any additional Indebtedness incurred pursuant to revolving commitments in an amount not in excess of the available commitment as set forth on Schedule 8.2(b)(ii) secured thereby) is not increased and such Liens do not extend to or cover any other property or assets, (2) on property of Airstar Corporation incurred pursuant to the Airstar Aircraft Financing Documents and (3) on the assets of Nitrail Vegyipari Termeló Fejlesztó Résvénytár-ság (Nitrail Chemical Engineering and Production Co., Plc) which secure not more than $2,000,000 of Indebtedness;

(i)                                     Liens on Receivables Facility Assets transferred, directly or indirectly, (a) to a Receivables Subsidiary or (b) by a Receivables Subsidiary to the purchasers of such receivables (and the filing of financing statements in connection therewith) created by, and as set forth in, the Receivables Documents pursuant to a Permitted Accounts Receivables Securitization;

(j)                                    Liens securing Acquired Debt permitted pursuant to the second proviso of Section 8.2(a) or pursuant to Section 8.2(b)(xi), provided, that any such Lien does not extend to any property other than the property of the newly acquired Subsidiary (and proceeds and accessions and additions to such property) that is subject to a Lien securing such Indebtedness as of the closing of the Acquisition of such Subsidiary;

(k)                                 Liens on unearned insurance premiums securing Indebtedness incurred by Borrower and/or its Subsidiaries to finance such insurance premiums in a principal amount not to exceed at any time the amount of such insurance premiums to be paid by Borrower and/or its Subsidiaries for a three year period;

(l)                                     Liens securing obligations arising in the ordinary course pursuant to standard documentation evidencing any Foreign Factoring Transaction;

(m)                             Liens on Cash, Cash Equivalents and Foreign Cash Equivalents securing obligations in respect of letters of credit permitted under Section 8.2(b)(xvii);

(n)                                 Liens on assets of the Companies permitted to be incurred or remain outstanding following the consummation of the Rockwood Acquisition pursuant to the terms of the Acquisition Agreement;

(o)                                 after the Eleventh Amendment Effective Date, Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (and any Permitted Refinancing Indebtedness in respect thereof) of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing Indebtedness in respect of Permitted Pari Passu Secured Refinancing Debt are subject to one or more intercreditor agreements reasonably satisfactory to the Administrative Agent and (y) any such Liens securing any Permitted Refinancing in respect of Permitted Junior Secured Refinancing Debt are subject to one or more intercreditor agreements reasonably satisfactory to the Administrative Agent;

(p)                                 additional Liens securing an aggregate amount of Indebtedness or other obligations not exceeding $50,000,000 in the aggregate at any one time outstanding; and

(q)                                 for the avoidance of doubt and without limiting the intent of the parties to the Eleventh Amendment Escrow Agreement to create a true escrow thereunder with respect to the Escrow Collateral (as defined in the Eleventh Amendment Escrow Agreement), Liens (if any) in favor of the Eleventh Amendment Escrow Agent and the Administrative Agent for the benefit of the 2014-1 Additional Term Loan Lenders on the Escrow Collateral pursuant to the Eleventh Amendment Escrow Agreement.

In connection with the granting of Liens of the type described in clause (c) of this Section 8.1 by the Borrower or any of its Subsidiaries, at the reasonable request of the Borrower, and at the Borrower’s expense, the Administrative Agent or the Collateral Agent shall take (and is hereby authorized to take) any actions reasonably requested by the Borrower in connection therewith (including, without limitation, by executing appropriate lien releases in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

8.2                               Indebtedness.

(a)                                 The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness; provided that so long as no Event of Default has occurred and is continuing the Borrower may incur Indebtedness, and any Subsidiary may incur Indebtedness, if the Borrower’s Interest Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 7.1 would have been at least 2.00 to 1.00 determined on a Pro Forma Basis; provided, further, that in the case of an incurrence by a Subsidiary other than a Subsidiary Guarantor, the proceeds of such Indebtedness are used for a Permitted Acquisition, capital expenditures or such incurrence represents Acquired Debt.

(b)                                 The limitations set forth in clause (a) of this Section 8.2 shall not apply to any of the following items:

(i)                                     Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

(ii)                                  Indebtedness described on Schedule 8.2(b)(ii) which Indebtedness was outstanding on the Third Amendment Effective Date and Permitted Refinancing Indebtedness in respect thereof; provided, however, that notwithstanding anything else in this Section 8.2(b)(ii) to the contrary, Indebtedness of Tioxide Southern Africa (Proprietary) Ltd. may be refinanced in an amount not in excess of the Dollar Equivalent of $15,000,000 provided that such Indebtedness is in no way guaranteed by the Borrower or any Subsidiary of the Borrower;

(iii)                               Indebtedness of the Borrower and its Subsidiaries consisting of Intercompany Loans and guarantees thereof owing to the Borrower or any of its Subsidiaries; provided, that any such Indebtedness of the Borrower or a Subsidiary Guarantor owing to a Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the Obligations as set forth in Section 8.7(g); provided further that if any Subsidiary that incurred Indebtedness under this clause ceases to be a Subsidiary, such entity shall be deemed to have incurred on such date such Indebtedness as is outstanding on such date and such incurrence shall not be permitted under this clause (iii);

(iv)                              Indebtedness of the Borrower and its Subsidiaries secured by purchase money Liens or constituting Capitalized Lease Obligations or an Operating Financing Lease and Permitted Refinancing Indebtedness in respect thereof; provided, that, at the time such Indebtedness is incurred, on a Pro Forma

Basis for such incurrence, the sum of (1) the aggregate outstanding Capitalized Lease Obligations plus (2) the aggregate outstanding Attributable Debt with respect to Operating Financing Leases plus (3) the aggregate outstanding principal amount of such purchase money Indebtedness plus (4) the aggregate outstanding amount of Indebtedness permitted by Section 8.2(b)(xi) does not exceed an amount equal to 5% of the Borrower’s Consolidated Net Tangible Assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered financial statements as required by Section 7.1;

(v)                                 Indebtedness of the Borrower or its Subsidiaries under Interest Rate Agreements providing protection against fluctuations in interest rates so long as management of the Borrower or such Subsidiary, as the case may be, has determined that entering into such Interest Rate Agreements are bona fide hedging activities and under Other Hedging Agreements providing protection against fluctuations in currency or commodity values (in the case of commodity values, for a period not to exceed 36 months) in connection with the Borrower’s or any of its Subsidiaries’ operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

(vi)                              Indebtedness of the Borrower in respect of the Public Notes and guarantees thereof by the Borrower’s Subsidiaries; provided, that any guarantees of Public Notes that are subordinated to the Obligations shall be subordinated to the Obligations in the same fashion as such Public Notes are subordinated to the Obligations;

(vii)                           Indebtedness of the Borrower and its Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(viii)                        Indebtedness of the Borrower to a Huntsman Affiliate that is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(ix)                              Indebtedness of the Borrower and its Subsidiaries constituting Permitted Refinancing Indebtedness of (i) Term Loans hereunder and (ii) Indebtedness incurred under Section 8.2(a) above;

(x)                                 Indebtedness consisting of (i) Guarantee Obligations of any Subsidiary of the Borrower of the Obligations under any Loan Document and (ii) a guarantee by the Borrower or a Domestic Subsidiary of obligations of a Subsidiary or a guarantee by any Foreign Subsidiary of obligations of a Foreign Subsidiary, in each case, of Indebtedness permitted to be incurred under clause (a) or any other clause of this clause (b); provided, that any Guarantee Obligations of the Borrower or any Subsidiary with respect to intercompany Indebtedness of any Subsidiary is also permitted pursuant to clause (b)(iii);

(xi)                              Indebtedness of a Subsidiary of the Borrower issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower or a Subsidiary of the Borrower in a transaction constituting an Acquisition (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate such Acquisition) (“Acquired Debt”) and any Permitted Refinancing Indebtedness in respect thereof; provided, that the aggregate amount of such Indebtedness at the time such Indebtedness is incurred, on a Pro Forma Basis for such incurrence, together with Indebtedness outstanding and permitted by Section 8.2(b)(iv) (without double counting and without giving effect to Section 8.1(c)(C)) does not exceed an amount equal to 5% of the Borrower’s Consolidated Net Tangible Assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered financial statements as required by Section 7.1;

(xii)                           Indebtedness (including intraday cash management lines relating thereto) of the Borrower and of its Subsidiaries pursuant to over-draft or similar lines of credit (including, without limitation, treasury management arrangements,  depository or other cash management services and commercial credit card and merchant card services) in existence on the Fifth Amendment Effective Date or designated by the Borrower to the Administrative Agent as “Overdraft Facilities” thereafter (including unsecured back-to-back lines of credit relating thereto among Foreign Subsidiaries, an “Overdraft Facility”) such that the aggregate amount of such Indebtedness (other than intraday cash management lines relating thereto) permitted thereunder or outstanding under this clause (xii) at any one time does not exceed (without duplication) $150,000,000 (or the Dollar Equivalent thereof) for more than one (1) consecutive Business Day, with respect to such Indebtedness (other than intraday cash management lines relating thereto), provided, that the aggregate principal amount of Indebtedness (other than intraday cash management lines relating thereto) outstanding under each such line shall be reduced to the Dollar Equivalent of $50,000,000 during at least one day during each calendar month;

(xiii)                        other unsecured Indebtedness of the Borrower and of its Subsidiaries not to exceed $100,000,000 at any time;

(xiv)                       (i)  Receivables Facility Attributed Indebtedness and (ii) intercompany indebtedness of a Receivables Subsidiary owed to the Borrower or its Participating Subsidiaries to the extent such Indebtedness constitutes a permitted Investment pursuant to Section 8.7(n);

(xv)                          Indebtedness of Foreign Subsidiaries consisting of limited recourse obligations incurred in the ordinary course pursuant to standard documentation evidencing Foreign Factoring Transactions;

(xvi)                       Indebtedness of Foreign Subsidiaries; provided, that the aggregate amount of such Indebtedness at the time such Indebtedness is incurred, together with the aggregate amount of all other Indebtedness outstanding under this clause

(xvi) at such time, does not exceed 5% of the Borrower’s Consolidated Net Tangible Assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered financial statements as required by Section 7.1;

(xvii)                    Indebtedness consisting of obligations in respect of any Fifth Amendment Existing Letter of Credit;

(xviii)                 after the Eleventh Amendment Effective Date, Credit Agreement Refinancing Indebtedness; and

(xix)                       after the Eleventh Amendment Effective Date, Indebtedness of the Borrower in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or unsecured or subordinated notes, in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing or secured or unsecured mezzanine Indebtedness that will be secured by the Collateral on a pari passu or junior basis with the Obligations, that are issued or made in lieu of an Incremental Term Facility pursuant to an indenture or a note purchase agreement or otherwise (all of such foregoing Indebtedness, the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt issued or incurred pursuant to this Section 8.2(b)(xix) shall not, together with the aggregate principal amount of all Incremental Term Facilities, exceed $1,000,000,000, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than the Subsidiary Guarantors, (iii) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Subsidiary other than any asset constituting Collateral, (iv) if secured, such Incremental Equivalent Debt shall be subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent, (v) if such Incremental Equivalent Debt is secured on a pari passu basis with the Obligations, such Incremental Equivalent Debt shall mature no earlier than the Relevant AIY Reference Tranche, (vi) if such Incremental Equivalent Debt is unsecured or secured on a junior basis to the Obligations, such Incremental Equivalent Debt shall mature no earlier than 90 days after the maturity date of the Relevant AIY Reference Tranche, (vii) the Weighted Average Life to Maturity of any such Incremental Equivalent Debt shall be no shorter than that of the Relevant AIY Reference Tranche and (viii) any mandatory prepayments of any Incremental Equivalent Debt that is unsecured or secured on a junior basis to the Obligations may not be made except to the extent that prepayments are made, to the extent required hereunder or under documentation governing any Incremental Equivalent Debt that is secured on a pari passu basis, first pro rata to the Facilities and any such Incremental Equivalent Debt that is secured on such pari passu basis.

8.3                               Consolidation, Merger, Purchase or Sale of Assets, etc.

The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve any of their affairs or enter into any transaction of merger or consolidation,

or convey, sell, lease or otherwise dispose of any of its properties or assets (or, with respect to any such transaction involving all or substantially all of the assets of the Borrower, enter into an agreement to do any of the foregoing at any future time without the Administrative Agent’s prior written consent unless the effectiveness of such agreement is conditional upon the consent of the Administrative Agent), or enter into any Sale and Leaseback Transaction, except that:

(a)                                 Restricted Payments may be made to the extent permitted by Section 8.4;

(b)                                 Investments may be made to the extent permitted by Section 8.7;

(c)                                  each of the Borrower and its Subsidiaries may lease (as lessor) real or personal property in the ordinary course of business other than to a Receivables Subsidiary;

(d)                                 each of the Borrower and its Subsidiaries may make sales or transfers of inventory, Cash, Cash Equivalents and Foreign Cash Equivalents in the ordinary course of business other than to a Receivables Subsidiary;

(e)                                  the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, Accounts Receivable arising in the ordinary course of business (x) which are overdue, or (y) which the Borrower or such Subsidiary may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(f)                                   the Borrower and its Subsidiaries may license its patents, trade secrets, know-how and other intellectual property relating to the manufacture of chemical products and by-products (the “Technology”) provided that such license shall be assignable to the Administrative Agent or any assignee of the Administrative Agent without the consent of the licensee and no such license shall (i) transfer ownership of such Technology to any other Person or (ii) require the Borrower to pay any fees for any such use (such licenses permitted by this Section 8.3(f), hereafter “Permitted Technology Licenses”);

(g)                                  any Subsidiary of the Borrower (other than a Receivables Subsidiary) may be merged or consolidated (x) with or into the Borrower so long as the Borrower is the surviving entity, (y) with or into any one or more Wholly-Owned Subsidiaries of the Borrower (other than an Unrestricted Subsidiary, Airstar Corporation, Huntsman Headquarters Corporation or IRIC); provided, however, that a Wholly-Owned Subsidiary or Subsidiaries shall be the surviving entity or (z) with or into any Person in connection with the consummation of an Acquisition; provided, however, that after giving effect to such merger or consolidation the surviving Subsidiary shall be a Wholly-Owned Subsidiary;

(h)                                 the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of any asset in connection with any Sale and Leaseback Transaction involving Indebtedness, Capitalized Lease Obligations or an Operating Financing Lease otherwise permitted hereunder;

(i)                                     in any Fiscal Year, the Borrower or any Subsidiary may dispose of any of its assets (including in connection with Sale and Leaseback Transactions not involving Indebtedness, Capitalized Lease Obligations or an Operating Financing Lease) if the aggregate net book value (at the time of disposition thereof) of all assets disposed of by the Borrower and its Subsidiaries in such Fiscal Year pursuant to this clause (i) plus the aggregate net book value of all the assets then proposed to be disposed of does not exceed 12.5% of the Consolidated Net Tangible Assets the Borrower and its Subsidiaries as of the end of the immediately preceding Fiscal Quarter for which the Borrower has delivered financial statements as required by Section 7.1; provided, however, that if (A) concurrently with any disposition of assets or within 360 days of receipt of proceeds in connection with such disposition, all or a portion of an amount equal to the net proceeds of such disposition are used by the Borrower or a Subsidiary to acquire other property used or to be used in the business referred to in Section 8.9 and (B) the Borrower or such Subsidiary has complied with the provisions of Section 7.11 with respect to such property, then such dispositions (or, to the extent that less than all of the net proceeds of any such disposition are used to acquire such other property, then dispositions in an amount equal to the net proceeds used to acquire such other property) shall be disregarded for purposes of calculations pursuant to this Section 8.3(i) (and shall otherwise be deemed to be permitted under this Section 8.3) from and after the date such proceeds are so used to acquire such property with respect to the acquisition of such other property;

(j)                                    the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets to the Borrower or any other Wholly-Owned Subsidiary of the Borrower (other than (I) from the Borrower or a Domestic Subsidiary to a Foreign Subsidiary or (II) to a Receivables Subsidiary);

(k)                                 any Subsidiary of the Borrower (other than a Receivables Subsidiary) may voluntarily liquidate, wind-up or dissolve;

(l)                                     the Borrower and its Subsidiaries may, directly or indirectly, sell, contribute and make other transfers of Receivables Facility Assets to a Receivables Subsidiary and such Receivables Subsidiary may sell and make other transfers of Receivables Facility Assets to the Issuer, in each case pursuant to the Receivables Documents under a Permitted Accounts Receivables Securitization;

(m)                             Foreign Subsidiaries may enter into Foreign Factoring Transactions; and

(n)                                 the Borrower and its Subsidiaries may consummate the US Commodity Business Sale provided that not less than 75% of the Net Sale Proceeds therefrom are used within 90 days to (i) repay Senior Secured Notes (2010); (ii) repay Senior Notes (2012); (iii) repay Receivables Facility Attributed Indebtedness and/or (iv) make a voluntary prepayment of Term Loans pursuant to Section 4.3.

8.4                               Dividends or Other Distributions.

(a)                                 Neither the Borrower nor any of its Subsidiaries will: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock, other than (x) dividends or distributions (A) payable solely in the Capital Stock of the Person making such dividend or distribution or in options, warrants or other rights to purchase the Capital Stock of the Person making such dividend or distribution, (B) dividends and distributions payable to the Borrower or a Wholly-Owned Subsidiary of the

Borrower or payable to holders of minority interests in any Subsidiary so long as the Borrower or any other Subsidiary having an interest in such Subsidiary shall receive its proportionate share of such dividend or distribution (“Dividends”), and (y) cash distributions to members of the Borrower from time to time in accordance with the terms of the Tax Sharing Agreement (“Tax Distributions”), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower, (iii) make any principal payment on or purchase, defease, redeem, prepay, or otherwise acquire or retire for value, prior to any scheduled final maturity or applicable redemption date, any Public Notes (or any Permitted Refinancing Indebtedness thereof) except to the extent set forth in Section 8.11(i) or (iv) make any Investment not specifically permitted by clauses (a) through (o) of Section 8.7 (“Unrestricted Investments”) (any of the foregoing described in clauses (i) - (iv) being hereafter referred to as a “Restricted Payment”);

(b)                                 Notwithstanding the limitations on Restricted Payments set forth in Section 8.4(a), so long as (x) there is no Unmatured Event of Default or Event of Default then outstanding or that would result therefrom, (y) the Borrower is able to incur $1 of additional Indebtedness under Section 8.2(a) both before and after giving effect to such Restricted Payment on a Pro Forma Basis and (z) if the Assigned Dollar Value of all outstanding Revolving Loans and Swing Line Loans exceeds $0 or any outstanding LC Obligations are not Cash Collateralized in an amount not less than 105% of the amount of such outstanding LC Obligations and, both before and after giving effect to such Restricted Payment on a Pro Forma Basis, the Senior Secured Leverage Ratio is not in excess of 3.75 to 1.00, the Borrower or any Subsidiary of the Borrower may make any Restricted Payment which together with all other Restricted Payments made pursuant to this Section 8.4 since the Third Amendment Effective Date would not exceed the sum of:

(i)                                     $400,000,000, plus

(ii)                                  50% of the consolidated net income (as defined in the Senior Subordinated Note (2014) Indenture) (or, in the case of a Consolidated Net Loss, minus 100% of such Consolidated Net Loss) of the Borrower and its Subsidiaries accrued during the period (treated as one accounting period) from June 30, 2006 to the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1, plus

(iii)                               Available Equity Proceeds.

(c)                                  Notwithstanding the foregoing, the Borrower may pay Dividends within 60 days after the date of declaration thereof if at such date of declaration such Dividend would have complied with this Section 8.4; provided, however, that such Dividend shall be included (without duplication) in the calculation of Restricted Payments for purposes of Section 8.4(b).

(d)                                 In addition to Restricted Payments permitted by clauses (b) and (c) above, the Borrower may pay Dividends to any Huntsman Parent Company which are contemporaneously applied to pay dividends on common stock of Huntsman Corporation at a rate not to exceed $0.50 per share per annum (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, stock issuance or similar transactions made after the Third Amendment Effective Date so that the aggregate amount of dividends payable after such transaction is the same as the amount payable immediately prior to such transaction).

8.5                               Certain Restrictions on Subsidiaries.

The Borrower will not, and will not permit any of its Subsidiaries to create or otherwise cause or permit to exist, or to become effective, any consensual encumbrance or restriction (other than pursuant to the Loan Documents) on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its Capital Stock, (ii) pay any Indebtedness or other obligation owed to the Borrower or any of its other Subsidiaries, (iii) make any loans or advances to the Borrower or any of its other Subsidiaries, or (iv) transfer any of its property or assets to the Borrower or any of its other Subsidiaries, except:

(a)                                 any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Third Amendment Effective Date and reflected on Schedule 8.5(a) hereto or any extension, replacement or refinancing thereof not prohibited herein;

(b)                                 any such encumbrance or restriction consisting of customary non-assignment provisions in any Contractual Obligation entered into in the ordinary course of business to the extent such provisions restrict the transfer or assignment of any agreement evidencing or securing such Contractual Obligation;

(c)                                  in the case of clause (iv) above, Permitted Liens or other restrictions contained in security agreements securing Indebtedness or operating leases permitted hereby, to the extent such restrictions restrict the transfer of the property subject to such security agreements or operating leases;

(d)                                 any restrictions on transfer of an asset (including Capital Stock) pursuant to an agreement to sell, transfer or dispose of such asset, to the extent such sale would be permitted hereby;

(e)                                  any encumbrance or restriction on a Receivables Subsidiary as set forth in the Receivables Documents, or any encumbrance or restriction on a Participating Subsidiary with respect to Receivables Facility Assets as set forth in Receivables Documents;

(f)                                   restrictions on Foreign Subsidiaries in Overdraft Facilities;

(g)                                  any restrictions on a Person (other than an Unrestricted Subsidiary) at the time such Person becomes a Subsidiary, so long as such restrictions were not entered into in contemplation of such Person becoming a Subsidiary; and

(h)                                 any restrictions or encumbrances on (i) Huntsman Chemical Company of Canada, Inc. or on any Foreign Subsidiary of Huntsman Petrochemical Corporation, (ii) Huntsman Advanced Materials (Netherlands) BV or any of its Foreign Subsidiaries or (iii) any Foreign Subsidiary organized under the laws of any Middle Eastern or Asian jurisdiction, which are set forth in any agreement governing Indebtedness permitted pursuant to Section 8.2(b)(xvi).

8.6                               Issuance of Stock.

(a)                                 The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue (except, with respect to the Borrower, as permitted pursuant to clause (b) below), sell, assign, pledge or otherwise encumber (other than with Liens of the type described in clauses (i) and (vi) of the definition of “Customary Permitted Liens”) or dispose of any shares of Capital Stock of any Subsidiary of the Borrower, except (i) to the Borrower, (ii) to another Wholly-Owned Subsidiary of the Borrower, (iii) to qualifying directors or to satisfy other similar requirements, in each case, pursuant to Requirement of Law, (iv) pursuant to the Loan Documents or the foreign Intercompany Loan Security Documents or (v) pledges constituting Permitted Liens described in clauses (a), (d) or (e) of Section 8.1.  Notwithstanding the foregoing, the Borrower or its Subsidiaries shall be permitted to sell all of the outstanding Capital Stock of a Subsidiary to the extent permitted pursuant to Section 8.3.

(b)                                 The Borrower shall not issue any Capital Stock, except nonredeemable Capital Stock and except for such issuances of Capital Stock (including private placements) (x) where after giving effect to such issuance, no Event of Default will exist under Section 10.1(m) and (y) where the Administrative Agent and the Required Lenders have consented (such consent not to be unreasonably withheld) to the terms and conditions of such offering.

8.7                               Loans and Investments.

The Borrower will not, and will not permit any of its Subsidiaries to, make any Investments except:

(a)                                 the Borrower and its Domestic Subsidiaries may acquire and hold Cash and Cash Equivalents;

(b)                                 the Borrower and its Subsidiaries may hold the Investments as set forth on Schedule 8.7(b) hereto;

(c)                                  the Borrower and its Subsidiaries may make or maintain advances (i) for relocation and related expenses and other advances to their employees in the ordinary course of business and (ii) for any other advances to their employees in the ordinary course of business in an aggregate principal amount not exceeding $10,000,000 (or the Dollar Equivalent thereof) at any one time outstanding;

(d)                                 the Borrower and its Subsidiaries may acquire and hold (i) Investments consisting of extensions of credit in the nature of accounts receivable arising from the granting of trade credit in the ordinary course of business, and (ii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and other Persons and in settlement of delinquent obligations of, and other disputes with, customers and suppliers and other Persons arising in the ordinary course of business;

(e)                                  the Borrower and its Subsidiaries may make deposits in a customary fashion in the ordinary course of business;

(f)                                   the Borrower and its Subsidiaries may acquire and hold debt securities as partial consideration for a sale of assets pursuant to Section 8.3 or 4.4(c) to the extent permitted by any such Section;

(g)                                  (1)                                 the Borrower may make or maintain intercompany loans and advances to any of its Wholly-Owned Subsidiaries, (2) any Subsidiary of the Borrower may make or maintain intercompany loans and advances to the Borrower and (3) any Subsidiary of the Borrower may make or maintain intercompany loans and advances to any Wholly-Owned Subsidiary of the Borrower (including, without limitation, pursuant to Permitted Entrustment Loan Arrangements) (collectively, “Intercompany Loans”), provided, that each Intercompany Loan made by a Foreign Subsidiary or a non-Wholly-Owned Subsidiary that is a Domestic Subsidiary, on the one hand, to the Borrower or a Wholly-Owned Subsidiary that is a Domestic Subsidiary of the Borrower, on the other hand, shall contain the subordination provisions set forth on Exhibit 8.7(g);

(h)                                 (i) the Borrower and its Subsidiaries may make Investments after the Tenth Amendment Effective Date in the Capital Stock of Persons that are Foreign Subsidiaries and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary (treating such capitalization or forgiveness as an Investment for purposes of this subclause (i)); provided, that the aggregate outstanding amount of such Investments pursuant to this subclause (i) (excluding Investments consisting solely of the contribution of the Capital Stock of a Foreign Subsidiary to a Foreign Subsidiary organized in a jurisdiction acceptable to Administrative Agent and the Investment described on Schedule 8.7(h)) shall not exceed an aggregate outstanding amount equal to the sum of $300,000,000 (increasing to $400,000,000 on the Rockwood Acquisition Closing Date) plus the aggregate amount contributed to Foreign Subsidiaries for Acquisitions permitted pursuant to Section 8.7(m), (ii) the Borrower and its Domestic Subsidiaries may make Investments in the Capital Stock of a Person that is a Domestic Subsidiary; provided, that the requirements of Section 7.11 are satisfied and (iii) Foreign Subsidiaries of the Borrower may make Investments in the Capital Stock of other Foreign Subsidiaries of the Borrower and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary (treating such capitalization or forgiveness as an Investment for purposes of this clause (iii));

(i)                                     Foreign Subsidiaries of the Borrower may invest in cash, Cash Equivalents and Foreign Cash Equivalents;

(j)                                    so long as (1) no Unmatured Event of Default or Event of Default exists either before or after giving effect thereto and (2) the Borrower is in compliance with Section 9.1 both before and after giving effect thereto on a Pro Forma Basis (whether or not such Section 9.1 would otherwise be applicable), the Borrower and its Subsidiaries may (i) make any Investment in any Permitted Unconsolidated Venture or in any Unrestricted Subsidiary (provided, that the Borrower shall have complied with Section 7.11(e) in connection with such Investment) consisting of an amount not in excess of the Available Unrestricted Subsidiary Investment Basket; and (ii) solely to the extent such Investment is used by any of HF II Australia Holdings Company LLC, Huntsman Australia Holdings Corp., HCPH Holdings Pty Limited, Huntsman Chemical Australia Unit Trust or their Subsidiaries, make Investments in such entities to permanently prepay Indebtedness in an aggregate amount not to exceed $50,000,000.

(k)                                 the Borrower may make intercompany loans to Huntsman Corporation, the proceeds of which shall be utilized by Huntsman Corporation to pay legal, franchise tax, audit, and other expenses directly relating to the administration or legal existence of the Borrower; provided, that the aggregate outstanding principal amount of such intercompany loans shall not exceed $3,000,000 at any time outstanding (without giving effect to any write-downs or write-offs thereof) and which amount shall not include any intercompany loans or advances made or deemed to have been made for any reason in respect of accrued but unpaid interest on any intercompany loans previously made to Huntsman Corporation, including the capitalization thereof;

(l)                                     the Borrower may make Investments in Rubicon and LPC, so long as: (i) the Administrative Agent possesses a valid, perfected Lien on the applicable Credit Party’s interests in such Joint Venture, (ii) such Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment other than to the partners in such Joint Venture and (iii) the documentation governing such Joint Venture does not contain a restriction on distributions or loan repayments as applicable, to the Borrower or to the applicable Subsidiary holding the interest in such Joint Venture;

(m)                             the Borrower or any of its Subsidiaries may purchase all or a significant part of the assets of a business conducted by another Person, make any Investment in any Person which, after the Third Amendment Effective Date as a result of such Investment becomes a Wholly-Owned Subsidiary of the Borrower which is not an Unrestricted Subsidiary or, to the extent permitted under Section 8.3, enter into any merger, consolidation or amalgamation with any other Person (any such purchase, Investment or merger, an “Acquisition”); provided, that the consummation of the Rockwood Acquisition shall be subject to the conditions set forth in Section 5.5;

(n)                                 the Borrower or any of its Subsidiaries may make Investments in the Receivables Subsidiary and any Participating Subsidiaries prior to the occurrence and continuance of an Event of Default under Section 10.1(n) which in the judgment of the Borrower are reasonably necessary in connection with any Permitted Accounts Receivables Securitization;

(o)                                 in addition to Investments permitted pursuant to clauses (a) through (n) above, the Borrower or any of its Subsidiaries may make other Investments (A) in an outstanding amount not to exceed $50,000,000 in the aggregate or (B) with Available Equity Proceeds; provided, that in each case the Borrower shall have complied to the extent applicable with Section 7.11 in connection with such Investment; and provided further, that the Borrower may not make or own any investment in margin stock;

(p)                                 the Borrower or any of its Subsidiaries may make Unrestricted Investments constituting Restricted Payments that are permitted by Section 8.4(b); provided, that, the Borrower shall have complied to the extent applicable with Section 7.11 in connection with such Unrestricted Investments; and provided further, that the Borrower may not make or own any investment in margin stock; and

(q)                                 the Borrower or any of its Subsidiaries may make loans and advances to their respective customers in an aggregate amount not to exceed at any time $10,000,000.

8.8                               Transactions with Affiliates.

The Borrower will not, and the Borrower will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of the Borrower’s Affiliates other than (x) the entry by the Borrower and its Subsidiaries into the transactions contemplated by a Permitted Accounts Receivables Securitization, (y) transactions that are on terms that are fair and reasonable to the Borrower or to any such Subsidiary and that are on terms that are no less favorable to the Borrower or to such Subsidiary than those that might reasonably have been obtained in a comparable transaction on an arm’s-length basis from a Person that is not an Affiliate, or (z) any transaction arising in the ordinary course of business of the Borrower or of such Subsidiary; provided, however, that with respect to transactions between the Borrower or any of its Subsidiaries and any of their respective Affiliates arising in the ordinary course of business (including, without limitation, purchase or supply contracts relating to products or raw materials) a Responsible Officer of the Borrower shall, not later than the date of delivery of the financial statements referred to in Section 7.1(b), have reviewed the aggregate of such transactions and determined that, in the aggregate, such transactions are on terms that are fair and reasonable to the Borrower or to such Subsidiary and are no less favorable to the Borrower or to such Subsidiary than those that might reasonably have been obtained in a comparable transactions on an arm’s-length basis from a Person that is not an Affiliate.  The foregoing restrictions will not apply to (1) reasonable and customary directors’ fees, indemnification and similar arrangements and payments thereunder; (2) any transaction between the Borrower and any Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of the Borrower or between Wholly-Owned Subsidiaries (other than an Unrestricted Subsidiary) to the extent that any such transaction is otherwise in compliance with the terms of this Agreement; (3) loans or advances to officers of the Borrower and of its Subsidiaries for bona fide business purposes of the Borrower or of such Subsidiary not to exceed $10,000,000 in the aggregate at any one time outstanding for the Borrower and its Subsidiaries; (4) Investments permitted under Section 8.7(k); (5) Restricted Payments permitted under Section 8.4; or (6) issuances by the Borrower of its Capital Stock to the extent such issuance is otherwise in compliance with the terms of this Agreement.  The restriction set forth in this Section 8.8 will not apply to the execution and delivery of or payments made under the Tax Sharing Agreement.

8.9                               Lines of Business.

The Borrower will not, and will not permit any Subsidiary (other than a Receivables Subsidiary) to enter into or acquire any line of business which is not reasonably related to the chemical or petrochemical business, provided, that none of Huntsman Finco or any Thai Holding Company will engage in any business other than (a) holding Capital Stock of its Subsidiaries and (b) in the case of Huntsman Finco, the borrowing and lending funds pursuant to the Intercompany Loans.  IRIC shall only engage in the business of serving as a captive insurance company for the Borrower and its Subsidiaries and engaging in such necessary activities related thereto as may be permitted to be engaged in by a Utah captive insurance company pursuant to applicable Utah captive insurance company rules and regulations; provided, that IRIC shall not hold cash or other Investments except in a manner consistent with Schedule 8.9.

8.10                        Fiscal Year.

The Borrower shall not change its Fiscal Year.

8.11                        Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc.

The Borrower will not, and will not permit any of its Subsidiaries to:

(i)                                     make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any obligations under any Public Notes (other than with the proceeds of Permitted Refinancing Indebtedness or with Available Equity Proceeds); provided that if there is no Unmatured Event of Default or Event of Default then outstanding or that would result therefrom, the Borrower or any of its Subsidiaries may make payments or prepayments on, or redemption or acquisition of: (A) any obligations under the Senior Secured Notes (2010), the Senior Notes (2012), the Senior Subordinated Notes (2013) and Senior Subordinated Notes (2015) (including with Net Sale Proceeds from Asset Dispositions and Net Recovery Proceeds from Recovery Events not required by the terms of Section 4.4(c)(ii) to be used to prepay the Loans); and (B) any obligations under any Public Notes with Restricted Payments permitted under Section 8.4(b); provided, further, that notwithstanding anything to the contrary in this Section 8.11(i), the Borrower may consummate the Other Debt Refinancing with the proceeds of the escrow established pursuant to the Eleventh Amendment Escrow Agreement (to the extent funded with the 2014-1 Additional Term Loans) on the Other Debt Refinancing Closing Date subject only to satisfaction (or waiver) of the conditions in Sections 5.2 and 5.6 and any additional conditions expressly set forth in the Eleventh Amendment Escrow Agreement.

(ii)                                  amend, modify or terminate, or permit the amendment, modification, or termination of any provision in any way materially adverse to the interests of the Lenders (as determined by the Administrative Agent in its sole reasonable discretion after reasonable advance notice of such proposed change) of any Public Note Document that would require the consent of any holder of such Public Note (including, without limitation, by the execution of any supplemental indenture);

(iii)                               amend, modify or change in any way adverse, in any material respect, to the interests of the Lenders, its Organizational Documents (including, without limitation, by filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its Capital Stock, the Tax Sharing Agreement, or enter into any new agreement with respect to its Capital Stock or any new tax sharing agreement which in any way could reasonably be expected to be adverse to the interests of the Lenders; or

(iv)                              if the Assigned Dollar Value of all outstanding Revolving Loans and Swing Line Loans exceeds $0 or any outstanding LC Obligations are not Cash Collateralized in an amount not less than 105% of the amount of such outstanding LC Obligations and, after giving effect to any payment referred to below on a Pro Forma Basis, the Senior Secured Leverage Ratio would be in excess of 3.75 to 1.00,  make any payment of interest or principal or other amount in respect of any Indebtedness of the Borrower or any Subsidiary held by any Affiliate of the Borrower that is not the Borrower or a Subsidiary of the Borrower, including but not limited to that certain promissory note with an effective date of May 30, 2008, as amended and restated effective as of January 6, 2009, issued by the Borrower to Huntsman Corporation, on any date unless, on a Pro Forma Basis both before and after giving effect to such payment, the Senior Secured Leverage Ratio as of such date would not exceed 3.75 to 1.00.

The Administrative Agent agrees that, with respect to any matters required to be reasonably satisfactory or acceptable to it, it shall exercise its reasonable judgment in making, and shall not unreasonably withhold or delay, such determination.

8.12                        Accounting Changes.

The Borrower shall not, nor shall it permit any of its Subsidiaries to make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the Closing Date, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through the Administrative Agent or otherwise and (iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to the Administrative Agent) as may be required by GAAP to show comparative results.  If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in Section 6.5(a) hereof occur after the Closing Date and such changes result in, in the sole judgment of the Administrative Agent, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

8.13                        Permitted Accounts Receivables Securitization and Foreign Factoring Transactions.

The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any Receivables Documents other than in connection with a Permitted Accounts Receivables Securitization or a Foreign Factoring Transaction permitted by Sections 8.1(l) and 8.2(b)(xv) (unless such Receivables Documents have been approved by the Administrative Agent or are non-material documentation entered into pursuant to such approved Receivables Documents and/or represent additional documentation in customary form that is contemplated by Receivables Documents for a Permitted Accounts Receivables Securitization and are not adverse to the Lenders) or amend or modify in any material respect which is adverse to the Lenders any of such Receivables Documents unless such amendment or modification has been approved by the Administrative Agent; provided, however, that if the Receivables Documents, after giving effect to such amendment or modification, would constitute a Permitted Accounts Receivables Securitization, then such approval of the Administrative Agent shall not be required.  No Unrestricted Subsidiary may be a Participating Subsidiary in a Permitted Accounts Receivables Securitization.

ARTICLE IX

FINANCIAL COVENANT

The Borrower hereby agrees that, at any time when Revolving Loans or LC Obligations are outstanding (and for this purpose, the term “LC Obligations” shall exclude the Stated Amount of any outstanding and undrawn Letter of Credit for which the Borrower or any Affiliate thereof has Cash Collateralized such LC Obligations to the Administrative Agent (or the applicable Facing Agent) in an amount not less than 105% of the Stated Amount of such Letter of Credit):

9.1                               Senior Secured Leverage Ratio.

Unless compliance herewith is waived by the Majority Lenders under the Revolving Facility, the Borrower will not permit for any Test Period ending on the last date of any Fiscal Quarter, the Senior Secured Leverage Ratio to exceed 3.75 to 1.00.

ARTICLE X

EVENTS OF DEFAULT

10.1                        Events of Default.

Any of the following events, acts, occurrences or states of facts shall constitute an “Event of Default” for purposes of this Agreement:

(a)                                 Failure to Make Payments When Due.  There shall occur a default in the payment of (i) principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) interest on any of the Loans or any fee or any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for five (5) Business Days; or

(b)                                 Representations and Warranties.  Any representation or warranty made by or on the part of the Borrower or any Credit Party, as the case may be, contained in any Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect or misleading in any material respect when made or deemed made; or

(c)                                  Covenants.  The Borrower shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article VIII or Article IX hereof or Sections 3.8, 7.3(a), 7.9, 7.10, 7.11 or 7.17 or any such default that is material and adverse to the interests of the 2014-1 Additional Term Lenders shall occur under the Eleventh Amendment Escrow Agreement, (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to the Borrower by the Administrative Agent or any Lender; provided that any Revolver Event of Default shall not constitute an Event of Default with respect to any of the Term Facilities until the earlier of (x) the date that is forty-five (45) days after the date such Event of Default arises with respect to the Revolving Facility and (y) the date on which the Administrative Agent exercises any remedies with respect to the Revolving Facilities in accordance with the provisions of this Section 10.1; and provided, further, that any Revolver Event of Default may be waived from time to time by the Majority Lenders under the Revolving Facility pursuant to Section 9.1 or (iii) any default (other than any default referred to in clause (i) of this Section 10.1(c)) in the due performance or observance by it of any term, covenant or agreement contained in the Eleventh Amendment Escrow Agreement and such default shall continue unremedied for a period of five (5) days after written notice to the Borrower by the Administrative Agent or any Lender; or

(d)                                 Default Under Other Loan Documents.  Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this Section 10.1) and such default shall continue unremedied for a period of thirty (30) days after written or telephonic (immediately confirmed in writing) notice thereof has been given to the Borrower by the Administrative Agent; or

(e)                                  Voluntary Insolvency, Etc.  The Borrower or any of its Material Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, administrator, custodian, liquidator or similar officer for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian, administrator, liquidator or similar officer for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

(f)                                   Involuntary Insolvency, Etc.  Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian, administrator, liquidator or similar officer for it or of a substantial part of its property, assets or business, or any similar writ, judgment, warrant of attachment, execution or process shall be issued or levied against a substantial part of its property, assets or business, and (other than a petition for administration) such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

(g)                                  Default Under Other Agreements.  (i) The Borrower or any of its Subsidiaries shall default in the payment when due, whether at stated maturity or otherwise, of any amount pursuant to any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $50,000,000 in the aggregate beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) a default shall occur in the performance or observance of any agreement under any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity or (iii) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than such Indebtedness that is required to be prepaid upon a “Change of Control” under a Public Note Document that would not cause a Change of Control hereunder) other than by a regularly scheduled required prepayment (other than with proceeds of the event giving rise to such prepayment), prior to the stated maturity thereof; or

(h)                                 Invalidity of Subordination Provisions.  The subordination provisions of any agreement or instrument governing the Senior Subordinated Note (2013) Documents, the Senior Subordinated Note (2014) Documents, the Senior Subordinated Note (2015) Documents or any other subordinated Indebtedness in excess of $50,000,000 is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Loans and the other Obligations hereunder entitled to receive the benefits of any Loan Document is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

(i)                                     Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving, individually or in the aggregate, a liability (to the extent not paid or covered by a reputable insurance company or indemnitor as to which coverage or indemnification, as the case may be, has not been disclaimed) of $50,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(j)                                    Security Documents; Escrow Agreement.  At any time after the execution and delivery thereof, (x) any of the Security Documents shall cease to be in full force and (other than as permitted pursuant to the provisions thereof or hereof) cease to create a valid and perfected lien on and security interest in, any material portion of the Collateral having the lien priority required by this Agreement and the Security Documents or (y) the Eleventh Amendment Escrow Agreement shall cease to be in full force and effect in accordance with its terms (other than as permitted pursuant to the terms thereof), or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm such Credit Party’s obligations under Eleventh Amendment Escrow Agreement or the Eleventh Amendment Escrow Agreement shall cease to create a valid and perfected lien on and security interest in the Escrow Collateral (as defined therein) subject thereto having the lien priority required by the Eleventh Amendment Escrow Agreement; or

(k)                                 Guaranties.  Any Guaranty or any provision thereof shall (other than as a result of the actions taken by the Administrative Agent or the Lenders to release such Guaranty) cease to be in full force and effect in accordance with its terms (other than as permitted pursuant to the terms hereof and thereof), or any Credit Party or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Credit Party’s obligations under any Guaranty; or

(l)                                     ERISA.  (a) Either (i) any Reportable Event which the Required Lenders determine constitutes reasonable grounds for the termination of any Plan by the PBGC or of any Multiemployer Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Multiemployer Plan shall have occurred, (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; (iv) the Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan; or (v) the Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to make a current payment with respect to any Multiemployer Plan under Section 4201 et seq. of ERISA; if as of the date thereof or any subsequent date, the sum of each of the Borrower’s and its Subsidiaries’ and their ERISA Affiliates’ various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA) as a result of such events listed in subclauses (i) through (v) above exceeds $50,000,000; or (b) Either (i) a foreign governmental authority has instituted proceedings to terminate a Foreign Pension Plan or a foreign governmental authority has appointed a trustee to administer any Foreign Pension Plan in place of the existing administrator, in each case by reason of a distress termination within the meaning of Section 4041(c) of ERISA, treating such Foreign Pension Plan as if it were subject to ERISA; or (ii) any Foreign Pension Plan that is required by applicable law to be funded in a trust or other funding vehicle has failed to comply with such funding requirements; if, as of the date thereof or as of any subsequent date, the sum of each of the Borrower’s and its Subsidiaries’  various liabilities to any Foreign Pension Plan solely as a result of such events listed in subclauses (i) and (ii) of this clause (b) exceeds the Dollar Equivalent of $50,000,000; or

(m)                             Change of Control.  A Change of Control shall occur; or

(n)                                 Receivables Facility.  Any event (after the expiration of any applicable grace periods) as specified in the Receivables Documents for any Permitted Accounts Receivables Securitization related to Receivables Facility Attributed Indebtedness at such time of $50,000,000 or more shall entitle the Persons (other than a Receivables Subsidiary) financing Receivables Facility Assets pursuant to such Permitted Accounts Receivables Securitization prior to the scheduled or mutually agreed upon (at a time when no default exists thereunder) termination thereof to terminate or permanently cease funding the financing of Receivables Facility Assets pursuant to such Permitted Accounts Receivables Securitization.

If any of the foregoing Events of Default shall have occurred and be continuing, the Administrative Agent, at the written direction of the Required Lenders, shall take one or more of the following actions (provided that, in the case of an Event of Default described in clause (c) above arising solely from a breach of Section 9.1, prior to the earlier of (x) the date that is forty-five (45) days after such Event of Default and (y) the date the Administrative Agent exercises any remedies pursuant to this proviso, the Administrative Agent shall take such actions (x) at the request of the Majority Lenders under the Revolving Facility rather than the Required Lenders and (y) only with respect to the Revolving Facility): (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Borrower declare the Total Commitments to be terminated whereupon the Total Commitments shall forthwith terminate, (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Borrower declare all sums then owing by the Borrower hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) terminate any Letter of Credit in accordance with its terms, (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.1(e) or Section 10.1(f) with respect to the Borrower it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the Assigned Dollar Value of the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and its Subsidiaries and then outstanding, and (v) enforce, as the Administrative Agent (to the extent permitted under the applicable Security Documents), or direct the Collateral Agent to enforce pursuant to the Security Documents, as the case may be, all of the Liens and security interests created pursuant to the Security Documents.  In cases of any occurrence of any Event of Default described in Section 10.1(e) or Section 10.1(f) with respect to the Borrower (x) the Loans, together with accrued interest thereon, shall become due and payable forthwith and (y) following the Eleventh Amendment Effective Date, the Total Commitments will be terminated forthwith, in each case, without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by the Borrower hereunder shall also become immediately due and payable all without notice of any kind.

Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of the Borrower, and the Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default.  Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Article IV hereof), all payments (including the proceeds of any Asset Disposition or other sale of, or other realization upon, all or any part of the Collateral) received after acceleration of the Obligations shall be applied:  first, to all fees, costs and expenses incurred by or owing to the Administrative Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding and to cash collateralize outstanding Letters of Credit (pro rata among all such Obligations based upon the principal amount thereof or the outstanding face amount of such Letters of Credit, as applicable, and with respect to amounts applied to Term Loans, pro rata among all remaining Scheduled Term Repayments thereof).  Any balance remaining shall be delivered to the Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

Anything in this Section 10.1 to the contrary notwithstanding, the Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with the Borrower; provided that at the time such acceleration is so rescinded and annulled:  (A) all past due interest and principal (other than principal due solely as a result of such acceleration), if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provisions of Section 12.1 hereof.  Upon any such rescission and annulment, the Administrative Agent shall return to the Borrower any cash collateral delivered pursuant to the preceding paragraph.

10.2                        Rights Not Exclusive.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE XI

THE ADMINISTRATIVE AGENT

In this Article XI, the Lenders agree among themselves as follows:

11.1                        Appointment.

The Lenders hereby appoint JPMCB as the Administrative Agent (for the purposes of this Article XI, the term “Administrative Agent” shall, except to the extent otherwise specifically set forth in Section 11.9, include JPMCB in its capacity as the Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Loan Documents.  Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the Administrative Agent to take such action on its behalf under the provisions hereof, the other Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders or all Lenders, as the case may be) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The

Administrative Agent may perform any of its duties hereunder and under the other Loan Documents, by or through its officers, directors, agents, employees or affiliates.

11.2                        Nature of Duties.

(a)                                 The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement.  The duties of the Administrative Agent shall be mechanical and administrative in nature.  EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT, SUBJECT TO SECTION 11.2(b), THE ADMINISTRATIVE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER.  Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein.  Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of the Borrower, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter.  Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to Article X.

(b)                                 The Administrative Agent hereby declares that it, including in its capacity as Collateral Agent, holds and shall hold:

(i)                                     all rights, title and interest that may now or hereafter be mortgaged, charged or assigned or otherwise secured in favor of the Administrative Agent and/or the Collateral Agent by or pursuant to the Loan Documents governed by English law and all proceeds of enforcement of such security; and

(ii)                                  the benefit of all representations, covenants, guarantees, indemnities and other contractual provisions governed by English law given in favor of the Administrative Agent and/or the Collateral Agent (other than any such benefits given to the Administrative Agent and/or the Collateral Agent solely for its own benefit), on trust (for which the perpetuity period shall be 80 years) for itself and the other Lenders from time to time.

11.3                        Exculpation, Rights Etc.

Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct.  The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of any of the Loan Documents or any other document or the financial condition of the Borrower.  The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other document or the financial condition of the Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders.  The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant, and if such instructions are requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by Section 12.1, all of the Lenders.

11.4                        Reliance.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, telex, teletype, telecopier or electronic message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by the Administrative Agent.

11.5                        Indemnification.

To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent, acting pursuant hereto in such capacity, in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Aggregate Pro Rata Share of the Total Commitment; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.  The obligations of the Lenders under this Section 11.5 shall survive the payment in full of the Notes and the termination of this Agreement.

For purposes of this Section 11.5, “Aggregate Pro Rata Share” means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such desired aggregate or total amount by a fraction the numerator of which shall be the aggregate principal amount of such Lender’s Loans and the denominator of which shall be aggregate of all of the Loans outstanding hereunder.

11.6                        The Administrative Agent In Its Individual Capacity.

With respect to its Loans and Commitments (and its Pro Rata Share of each Facility thereof), the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations.  The terms “Lenders”, “holder of Obligations” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of Obligations.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not acting as the Administrative Agent hereunder or under any other Loan Document, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

11.7                        Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

11.8                        Holders of Obligations.

The Administrative Agent may deem and treat the payee of any Obligation as reflected on the books and records of the Administrative Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent pursuant to Section 12.8(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

11.9                        Resignation by the Administrative Agent.

(a)                                 The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days’ prior written notice to the Borrower and the Lenders.  Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)                                 Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

(c)                                  If a successor Administrative Agent shall not have been so appointed within said fifteen (15) Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor who shall serve as the Administrative Agent until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor the Administrative Agent as provided above.

(d)                                 If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) by the twentieth (20th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor Administrative Agent as provided above.  If the Administrative Agent and the Collateral Agent are the same Person (it being understood that, for the avoidance of doubt, JPMCB is the Administrative Agent and the Collateral Agent as of the Tenth Amendment Effective Date) that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders, Swing Line Lender or the Facing Agents under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed.

(e)                                  Notwithstanding anything herein to the contrary, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from or a determination by the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 12.1) may, with the consent of the Borrower and by notice to such Person, remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a replacement Administrative Agent hereunder.  Such removal will, to the fullest extent permitted by applicable law, be effective on the date a replacement Administrative Agent is appointed in accordance with this paragraph.

(f)                                   In addition to the foregoing, if (i) a Revolving Lender becomes, and during the period it remains, an Impaired Lender, and (ii) the Borrower has failed to comply with its obligations pursuant to Section 3.8(a)(ii), any Facing Agent and/or the Swing Line Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Facing Agent or Swing Line Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than 30 days after the date of such notice); provided that such resignation by a Facing Agent will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Facing Agent; and provided, further, that such resignation by the Swing Line Lender will have no effect on its rights in respect of any outstanding Swing Line Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swing Line Loan.

(g)                                  Any resignation by the Administrative Agent pursuant to Section 11.9(a) shall, unless the Administrative Agent gives notice to the Borrower otherwise, also constitute its resignation as a Facing Agent and the Swing Line Lender, and such resignation as a Facing Agent and the Swing Line Lender shall become effective simultaneously with the discharge of the Administrative Agent from its duties and obligations as set forth in Section 11.9(a) (except as to already outstanding Letters of Credit and LC Obligations issued by it and Swing Line Loans made by it, as to which such Facing Agent and the Swing Line Lender shall continue in such capacities until the LC Obligations relating thereto shall be reduced to zero and such Swing Line Loans shall have been repaid, as applicable, or until the successor Administrative Agent shall succeed to the roles of a Facing Agent and the Swing Line Lender in accordance with the next sentence and perform the actions required by the next sentence).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, unless the retiring Administrative Agent and such successor gives notice to Borrower otherwise, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Facing Agent and Swing Line Lender and (ii) the successor Facing Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession and issued by the retiring Facing Agent or make other arrangements satisfactory to the retiring Facing Agent to effectively assume the obligations of the retiring Facing Agent with respect to such Letters of Credit.  At the time any such resignation of a Facing Agent shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring Facing Agent pursuant to Section 2.9(e).

(h)                                 Notwithstanding the resignation of DB as Administrative Agent and Collateral Agent (the “Resigning Agent”) as of the Fifth Amendment Effective Date, the Borrower and each Lender agree that the provisions of this Article XI and any other provisions of this Agreement or any other Loan Document regarding payment of costs and expenses and indemnification of the Administrative Agent or the Collateral Agent, together with any provision of any Loan Document that shall accrue to the benefit of any retiring or resigning Agent, shall continue to inure to the benefit of the Resigning Agent on and following the Fifth Amendment Effective Date with respect to actions of the Resigning Agent taken (i) on or prior to the Fifth Amendment Effective Date, and (ii) subsequent to the Fifth Amendment Effective Date pursuant to the Loan Documents or that certain Successor Agency Agreement, dated as of the Fifth Amendment Effective Date, by and among JPMorgan Chase Bank, N.A., the Resigning Agent and the Borrower.  DB shall be a third party beneficiary for purposes of this Section 11.9(h).

11.10                 Administrative Agent or the Collateral Agent as UK Security Trustee.

(a)                                 In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Administrative Agent or the Collateral Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Administrative Agent or the Collateral Agent (or any other Person acting in such capacity) in its capacity as the UK Security Trustee to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Documents or the security thereby created.  Any obligations of the Administrative Agent or the Collateral Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Administrative Agent or the Collateral Agent in its capacity as UK Security Trustee to the extent that the obligations relate to the UK Security Documents or the security thereby created.

Additionally, in its capacity as UK Security Trustee, the Administrative Agent or the Collateral Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of the Administrative Agent or the Collateral Agent contained in the provisions of the whole of this Section 11.10; (ii) all the powers of an absolute owner of the security constituted by the UK Security Documents and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Documents and/or any of the Loan Documents.

(b)                                 Each Lender, the Administrative Agent and the Collateral Agent hereby appoint the UK Security Trustee to act as its trustee under and in relation to the UK Security Documents and to hold the assets subject to the security thereby created as trustee for itself and other Secured Parties on the trusts and other terms contained in the UK Security Documents and the Administrative Agent and each Secured Party hereby irrevocably authorize the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to the UK Security Trustee by the terms of the UK Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

(c)                                  Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent or the Collateral Agent shall be construed so as to include a reference to Liens granted in favor of the UK Security Trustee.

(d)                                 The Lenders agree that at any time that the UK Security Trustee shall be a Person other than the Administrative Agent or the Collateral Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Administrative Agent or the Collateral Agent in its capacity as the UK Security Trustee in this Agreement.

(e)                                  Nothing in this Section 11.10 shall require the UK Security Trustee to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States or the United Kingdom which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

11.11                 The Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, Co-Documentation Agents and Senior Managing Agents.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, Co-Documentation Agents and Senior Managing Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, Co-Documentation Agents and Senior Managing Agents shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as provided for under Section 11.5.  Without limitation of the foregoing, none of Joint Lead Arrangers, Joint Book Runners, Co-Syndication Agents, Co-Documentation Agents and Senior Managing Agents shall, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

ARTICLE XII

MISCELLANEOUS

12.1                        No Waiver; Modifications in Writing.

(a)                                 Except as expressly provided in this Agreement, no failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Administrative Agent or any Lender at law or in equity or otherwise.  Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the Borrower and the Required Lenders; provided that no such amendment, modification, supplement, waiver, discharge, termination or other change shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations directly affected thereby in the case of the following clause (i), (i) extend the final scheduled maturity of any Loan or Note (including, without limitation, by amending or modifying the proviso contained in the definition of Revolver Termination Date or Term B Loan Maturity Date), or extend the stated maturity of any Letter of Credit beyond the Revolver Termination Date, or reduce the rate or extend the time of payment of interest (except for waivers of Default Rate interest) or fees thereon, or reduce or forgive the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) or release any Guarantor (other than (x) a Guarantor that is not a Material Subsidiary or (y) in connection with a transaction permitted by Section 8.3), (iii) amend, modify or waive any provision of this Section 12.1, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders (or the Lenders providing Additional Term Loans in the case of an amendment pursuant to Section 2.1(a)(ii)), the definition of “Required Lenders” shall include lenders with respect to additional revolving loans or term loans pursuant to this Agreement so long as such additional revolving loans or term loans are on substantially the same basis as the Revolving Loans or Term Loans, as the case may be, are included on the date hereof) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided, further, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of the applicable Facing Agent, amend, modify or waive any provision of Section 2.9 or alter such Facing Agent’s rights or obligations with respect to Letters of Credit that it has issued or may be required to issue, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Article XI as same applies to the Administrative Agent or any other provisions as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of the Administrative Agent, amend, modify or waive any provisions relating to the rights or obligations of the Administrative

Agent under the other Loan Documents, (5) without the consent of the Majority Lenders of each Facility, amend the definition of Majority Lenders, (6) without the consent of the Majority Lenders of the applicable Facility, amend the Scheduled Term Repayments for such Facility, or (7) without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to Section 4.5(a) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment (other than Scheduled Term Repayments) or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered).

(b)                                 If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to the third sentence of Section 12.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender’s consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 3.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement. waiver, discharge, termination or other change or (B) terminate such non-consenting Lender’s Revolving Commitment and repay all outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Section 4.1(b) and 4.3; provided that, unless the Revolving Commitment terminated and Loans repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the specific consent of the Required Lenders (determined before giving effect to the proposed action) thereto shall be required; provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) contemplated by the second proviso to the third sentence of Section 12.1(a).

(c)                                  In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of Administrative Agent, Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or modification of all outstanding Term Loans of any Facility (“Refinanced Term Loans”) with one or more replacement or modified Term Facilities hereunder (“Replacement Term Loans”), provided that (a) any Lender that does not consent to the amendment and that holds Refinanced Term Loans receives payment in full of the principal amount of and interest accrued on each Refinanced Term Loan made by it or is replaced as provided in Section 3.7, (b) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans unless the Required Lenders (treating the Refinanced Term Loans of any Lender that does not provide Replacement Term Loans as having been paid in full immediately prior to the amendment) shall approve such increase, (c) the Applicable Eurocurrency Margin for Eurocurrency Loans and the Applicable Base Rate Margin for Base Rate Loans for the Replacement Term Loans shall not be higher than such applicable margins for the relevant Term Facility of Refinanced Term Loans unless the Required Lenders (treating the Refinanced Term Loans of any Lender that does not provide Replacement Term Loans as having been paid in full immediately prior to the amendment) shall approve such increase, (d) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of the Refinanced Term Loans at the time of such amendment and (e) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of Term Loans in effect immediately prior to such amendment unless the Required Lenders (treating the Refinanced Term Loans of any Lender that does not provide Replacement Term Loans as having been paid in full immediately prior to the amendment) shall approve such terms.

(d)                                 Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Administrative Agent to be delivered pursuant to Section 2.1(a)(ii) in connection with an Additional Term Loan, this Agreement shall be deemed amended without further action by any Lender to reflect, as applicable, the new Lenders and the terms of such Additional Term Loan.

12.2                        Further Assurances.

The Borrower agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional assignments, agreements, powers and instruments, as the Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

12.3                        Notices, Etc.

(a)                                 Except where oral or telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the date that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the other methods provided above, all in accordance with the provisions of this Section 12.3.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated (i) in the case of any Lender, in such Lender’s latest administrative questionnaire submitted to the Administrative Agent, (ii) in the case of any

Assignee, in the applicable Assignment and Assumption Agreement or (iii) in the case of any other party hereto, on Schedule 12.3, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on such administrative questionnaire, such Assignment and Assumption Agreement or Schedule 12.3, as the case may be.

(b)                                 Notices and other communications to or by the Administrative Agent, the Collateral Agent, the UK Security Trustee and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) (the “Platform”) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II, Section 4.1, Section 4.3 and Section 7.3 unless otherwise agreed by the Administrative Agent (or, as the case may be, the Collateral Agent or UK Security Trustee) and the applicable Lender.  The Administrative Agent, the Collateral Agent, the UK Security Trustee or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is sent after 5:00 p.m. (New York City time), such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)                                 THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF

COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12.4                        Costs, Expenses and Taxes.

(a)                                 Generally.  The Borrower agrees (without duplication) to pay all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of Shearman & Sterling LLP, special counsel to the Administrative Agent and the UK Security Trustee, and any local counsel retained by the Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Administrative Agent or the UK Security Trustee in connection with the administration of this Agreement and the other Loan Documents, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and all costs and expenses (including, without limitation, Attorney Costs), if any, of the Administrative Agent, the UK Security Trustee and the Lenders in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith.  In addition, the Borrower shall pay any and all present and future stamp, documentary transfer, excise, property, and other similar taxes payable or determined to be payable in connection with the execution, delivery or enforcement of this Agreement, any Loan Document, or otherwise with respect to or in connection with any Loan Document, or the making of any Loan (other than taxes based on the net income of the Lenders), and agrees to save and hold the Administrative Agent, the UK Security Trustee and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by the Borrower in paying, or omission by the Borrower to pay, such taxes.  Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following the Administrative Agent’s, the UK Security Trustee’s, any Agents’ or any Lender’s statement and request for payment thereof shall bear interest from the date that the Borrower receives such statement and request to the date of payment, for the first 10 days at the Base Rate, and thereafter at the Default Rate.  Subject to Section 4.7, the Borrower will indemnify and hold harmless the Administrative Agent, the UK Security Trustee, each Agent and each Lender and each director, officer, employee, partner, advisor, agent, attorney, trustee and Affiliate of the Administrative Agent, the UK Security Trustee, each Agent and each Lender (each such Person an “Indemnified Party”) from and against all losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities which arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each Indemnified Party upon their demand, for any Attorney Costs incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, (a) that no

Indemnified Party shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct or bad faith of such Indemnified Party as finally determined by a court of competent jurisdiction and (b) that nothing contained herein shall affect the obligations and liabilities of the Lenders to the Borrower contained herein.  If any action, suit or proceeding arising from any of the foregoing is brought against the Administrative Agent, the UK Security Trustee, any Agent, any Lender or any other Indemnified Party, the Borrower will, if requested by the Administrative Agent, the UK Security Trustee, any Agent, any Lender or any such Indemnified Party, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified.  Each Indemnified Party shall, unless the Administrative Agent, the UK Security Trustee, an Agent, a Lender or other Indemnified Party has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party.  Excluding any liability to the extent arising out of the gross negligence, willful misconduct or bad faith of any Indemnified Party as finally determined by a court of competent jurisdiction, the Borrower further agrees to indemnify and hold each Indemnified Party harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by any Indemnified Party by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or threatened Release of any Contaminants into the environment for which the Borrower or any of its Subsidiaries has any liability or which occurs upon the Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of the Borrower or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien in respect of the Borrower or its Subsidiaries or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, provided that, with respect to any liabilities arising from acts or failure to act for which the Borrower or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, the Borrower’s obligation to each Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower or any such Subsidiary.  If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower or any Subsidiary contained herein or in any other Loan Document shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action.  Any and all amounts so expended by the Administrative Agent shall be repaid to it by the Borrower promptly upon the Administrative Agent’s demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by the Administrative Agent to the date of repayment.  To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the UK Security Trustee or any Lender as set forth in this Section 12.4 may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.  The obligations of the Borrower under this Section 12.4 shall survive the termination of this Agreement, the assignment by any Lender of all or any part of its Credit Exposure hereunder and the discharge of the Borrower’s other Obligations hereunder.  Except as specifically provided for in this Agreement, no party hereto shall be entitled to recover from any other party hereto any amount in respect of exemplary, punitive, special, indirect, remote, or speculative damages, including lost profits.

(b)                                 Foreign Exchange Indemnity.  If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against the Borrower with any Governmental Authority or in any court or tribunal, or (ii) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  The foregoing indemnity shall constitute a separate obligation of the Borrower distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.  Notwithstanding the foregoing, payments of principal and interest on Loans denominated in Euros, Sterling or an Alternative Currency, as the case may be, shall be made in Euros, Sterling or such Alternative Currency, as the case may be.

(c)                                  Notwithstanding the resignation of the Resigning Agent as of the Fifth Amendment Effective Date, the Borrower agrees that the provisions of this Section 12.4 and any other provisions of this Agreement or any other Loan Document regarding payment of costs and expenses and indemnification of the Administrative Agent or the Collateral Agent, together with any provision of any Loan Document that shall accrue to the benefit of any retiring or resigning Agent, shall continue to inure to the benefit of the Resigning Agent on and following the Fifth Amendment Effective Date with respect to actions of the Resigning Agent taken (i) on or prior to the Fifth Amendment Effective Date, and (ii) subsequent to the Fifth Amendment Effective Date pursuant to the Loan Documents or that certain Successor Agency Agreement, dated as of the Fifth Amendment Effective Date, by and among JPMorgan Chase Bank, N.A., the Resigning Agent and the Borrower.  DB shall be a third party beneficiary for purposes of this Section 12.4(c).

12.5                        Confirmations.

Each of the Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

12.6                        Adjustment; Setoff.

(a)                                 If any lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 10.1(e) or Section 10.1(f) hereof, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender’s Loans or interest thereon not expressly provided hereby, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each Lender except to the extent expressly provided hereby; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the Benefited Lender from which such excess payment is recovered is required by court order to pay interest thereon, in which case each Lender returning funds to such Benefited Lender shall pay its pro rata share of such interest.  The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b)                                 In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against, the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)                                  The Borrower expressly agrees that to the extent the Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

12.7                        Execution in Counterparts.

(a)                                 This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.8                        Binding Effect; Assignment; Addition and Substitution of Lenders.

(a)                                 This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Administrative Agent, the Resigning Agent, the Lenders, all future holders of the Notes and their respective successors and assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Administrative Agent and all of the Lenders.

(b)                                 Each Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in all or any portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its “Credit Exposure”).  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  At the time of the sale of a participating interest, the Lender transferring the interest (i) shall cause the Participant to provide the forms required under Section 4.7(d) as if such Participant became a Lender on the date of the sale and (ii) shall, if required under applicable law, deliver revised forms in accordance Section 4.7(d) reflecting the portion of the interest sold and the portion of the interest retained.  Further, the Participant shall be subject to the obligations of Section 3.6 and Section 4.7 as if such Participant was a Lender.  The Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document; provided, however, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 12.6.  The Borrower also agrees that each Participant shall be entitled to the benefits of Section 3.6 and Section 4.7 with respect to its participation in the Loans outstanding from time to time, as if such Participant becomes a Lender on the date it acquired an interest pursuant to this Section 12.8(b); provided that, no participation shall be made to any Person under this section if, at the time of such participation, the Participant’s benefits under Section 3.6 or Section 4.7 would be greater than the benefits that the participating Lender was entitled to under Section 3.6 or Section 4.7 (and if any participation is made in violation of the foregoing, the Participant will not be entitled to the incremental amounts).  Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender’s right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the foregoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definition of any Scheduled Non-Extended Term B Dollar Repayments (other than the Non-Extended Term B Loan Maturity Date) shall not constitute an extension of the final scheduled maturity of any Loan or Note) or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the Revolver Termination Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, representations, warranties, Events of Default or Unmatured Events of Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating.

(c)                                  Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (each an “Assignee”), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement, provided that any assignment of all or any portion of any Lender’s Credit Exposure to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is a Fund, any Related Fund of any Lender (i) shall be an assignment of its Credit Exposure in an amount not less than the Dollar Equivalent of $1,000,000 (treating any Fund and its Related Funds as a single Eligible Assignee) (or if less the entire amount of Lender’s Credit Exposure with respect to such Facility, provided, that, if such Lender and its Affiliates (or in the case of a Fund and its Related Funds) collectively hold Credit Exposure at least equal to such minimum amounts, any one or more of such Affiliates and/or Related Funds must simultaneously assign Credit Exposure such that the aggregate Credit Exposure assigned satisfies such minimum amount) and (ii) shall require the prior written consent of the Administrative Agent (not to be unreasonably withheld) and, other than with respect to assignments by the Joint Lead Arrangers, and their Affiliates during the primary syndication of this Agreement, provided no Event of Default then exists and is continuing, the Borrower (the consent of the Borrower not to be unreasonably withheld or delayed), and; provided, further, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a Fund, to any Related Fund of such Lender), except that no Revolving Lender may assign all or any part of its Credit Exposure relating to the Revolving Facility to any Person other than another Revolving Lender without the prior written consent (in each case not to be unreasonably withheld or delayed) of the Administrative Agent, each Facing Agent, the Swing Line Lender and, unless an Event of Default has occurred and is continuing, the Borrower.  Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a Fund to one or more Related Funds and only one such fee shall be payable for contemporaneous assignments by a Lender to Related Funds) in immediately available funds to the Administrative Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent of such assignment and the resulting effect upon the Loans, Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were a Lender hereunder and the holder of the Obligations (provided that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender’s obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by the Borrower, the Lenders, or the Administrative Agent shall be required.  At the time of each assignment pursuant to this Section 12.8(c) to a Person which is not already a Lender hereunder, the respective Assignee shall provide to the Borrower and the Administrative Agent the appropriate forms and certificates as provided in Section 4.7(d), if applicable.  Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and the Borrower of written notice of such transfer, by each previous holder of such Credit Exposure.  Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and Schedule 1.1(a) hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Maximum Commitment, the determination of its Pro Rata Share (rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes, if requested, to be issued, at the Borrower’s expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.  No assignment by any Lender of all or any part of its Credit Exposure may be made to the Borrower or any Affiliate of the Borrower except as permitted under Section 4.3(c) or Section 12.8(g).

(d)                                 The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and any Subsidiary of the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender’s credit evaluation of the Borrower prior to entering into this Agreement, provided that, such Transferee or prospective Transferee agrees to treat any such information which is not public as confidential in accordance with the terms of Section 12.14 hereof.

(e)                                  Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower, provided that, no such pledge or assignment of a security interest under this Section 12.8(e) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or its security holders in support of its obligations to its trustee.  No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

(f)                                   In the event that the holder of any Note (including any Lender) shall transfer such Note, it shall immediately advise Administrative Agent and Borrower of such transfer, and Administrative Agent and Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until Administrative Agent and Borrower shall have received written notice to the contrary.  Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Lender shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder.  Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer, Administrative Agent and Borrower shall be entitled conclusively to assume that the transferee named in such notice shall hereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

(g)                                  Any Lender may, so long as (x) no Unmatured Event of Default or Event of Default has occurred and is continuing and (y) no proceeds of Revolving Loans or Swing Line Loans are used for this purpose, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement (i) to the Borrower through Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 4.3(c) or (ii) notwithstanding any other provision in this Agreement, to the Borrower or any of its Subsidiaries through open-market purchases on a non-pro rata basis; provided, that: (1) if the assignee is a Subsidiary of the Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (2) if the assignee is the Borrower (including through contribution or transfers set forth in clause (1)), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer and (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower.

12.9                        CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL.

(A)                               EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT AND THE BORROWER, THE ADMINISTRATIVE AGENT, THE UK SECURITY TRUSTEE AND EACH LENDER IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(B)                               AS A METHOD OF SERVICE, THE BORROWER, THE ADMINISTRATIVE AGENT, THE UK SECURITY TRUSTEE AND EACH LENDER IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING, BROUGHT IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE BORROWER, THE ADMINISTRATIVE AGENT, THE UK SECURITY TRUSTEE OR EACH RESPECTIVE LENDER, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED ON THEIR RESPECTIVE SIGNATURE PAGES TO THIS AGREEMENT OR BY CERTIFIED MAIL DIRECT TO SUCH RESPECTIVE ADDRESSES.

(C)                               EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THE TERMS AND THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT TO LENDERS ENTERING INTO THIS AGREEMENT.

12.10                 GOVERNING LAW.

THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

12.11                 Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.12                 Headings.

The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

12.13                 Termination of Agreement.

This Agreement shall terminate when the Commitment of each Lender has terminated and all outstanding Obligations and Loans have been paid in full and all Letters of Credit have expired or been terminated; provided, however, that the rights and remedies of the Administrative Agent and each Lender with respect to any representation and warranty made by the Borrower pursuant to this Agreement or any other Loan Document, and the indemnification provisions contained in this Agreement and any other Loan Document, shall be continuing and shall survive any termination of this Agreement or any other Loan Document.  Notwithstanding anything contained in any Loan Document, the Tenth Amendment Fee Letter shall survive the Tenth Amendment Effective Date and the Eleventh Amendment Effective Date, and, notwithstanding anything to the contrary contained in any Loan Document, the Lenders hereby authorize the Borrower and the Administrative Agent to make, without the consent of any other party, any changes to the Loan Documents that the Borrower may be required to make pursuant to the terms of the Tenth Amendment Fee Letter.

12.14                 Confidentiality.

Each of the Lenders severally agrees to keep confidential all non-public information pertaining to the Borrower and its Subsidiaries and their respective predecessors in interest which is provided to it by any such parties in accordance with such Lender’s customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except (i) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender, (ii) to the extent such information is independently obtained from a source other than the Borrower or its Subsidiaries and such information from such source is not, to such Lender’s knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted, (iii) to an Affiliate of such Lender (or its investment advisor), counsel, auditors, ratings agencies, examiners of any regulatory authority having or asserting jurisdiction over such Lender, accountants and other consultants retained by the Administrative Agent or any Lender or to any Affiliate of a Lender which is a direct or indirect contractual counterparty in swap agreements with the Borrower or a Subsidiary of the Borrower or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 12.14) or to the

National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with rating issued with respect to such Lender, (iv) in connection with any litigation or the enforcement of the rights of any Lender or the Administrative Agent under this Agreement or any other Loan Document, (v) to the extent (x) required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having or asserting jurisdiction over any Lender or the Administrative Agent or any of their respective affiliates; provided, however, that in such event, if the Lender(s) are not legally prohibited from doing so, the Lender shall provide the Borrower with prompt notice of such requested disclosure so that the Borrower may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided (y) requested by any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with rating issued with respect to such Lender or (z) requested by any pledgee referred to in Section 12.8(e) or a direct or indirect contractual counterparty in swap agreements with a Lender or a Person that such Lender is a direct or indirect counterparty in a swap agreement or such contractual counterparty’s professional advisor (so long as such pledgee or contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 12.14) or (vi) to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any of the other Loan Documents to such other entities (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement).  In no event shall the Administrative Agent or any Lender be obligated or required to return any such information or other materials furnished by the Borrower.

12.15                 Concerning the Collateral and the Loan Documents.

(a)                                 Authority.  Each Lender authorizes and directs JPMCB and/or its designated affiliate to act as Collateral Agent under the Collateral Security Agreement and or UK Security Trustee under the UK Security Documents and to enter into the Loan Documents relating to the Collateral (including, without limitation, the Collateral Security Agreement) for the benefit of the Lenders and the other Secured Parties.  Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent, the Collateral Agent, the UK Security Trustee or the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent, as the case may be, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as Collateral Agent for the Lenders and certain other Secured Parties for purposes stated in the Security Documents to the extent such perfection is required under the Loan Documents, provided, however, the Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Collateral Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower’s and its Subsidiaries’ respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b)                                 Release of Collateral.

(i)                                  The Administrative Agent and the Lenders hereby direct the Administrative Agent, the Collateral Agent or the UK Security Trustee, as the case may be, to release, in accordance with the terms hereof, any Lien held by the Administrative Agent, the Collateral Agent or the UK Security Trustee, as the case may be, for the benefit of the Secured Parties (and in the case of a sale, transfer or disposition of all of the assets or Capital Stock of a Subsidiary under clause (B) below, to release the affected Subsidiary from its guaranty):

(A)                               against all of the Collateral, upon final and indefeasible payment in full of the Loans and Obligations and termination hereof;

(B)                               against any part of the Collateral sold, transferred or disposed of by the Borrower or any of its Subsidiaries to the extent such sale, transfer or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby);

(C)                               against any Collateral acquired by the Borrower or any of its Subsidiaries after the Closing Date and at least 70% of the purchase price therefor is within 120 days of the acquisition thereof financed with Indebtedness secured by a Lien permitted by Section 8.1(c);

(D)                               so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, in the sole discretion of the Administrative Agent upon the request of the Borrower, against any part of the Collateral with a fair market value of less than $10,000,000 in the aggregate during the term of this Agreement as such fair market value may be certified to the Administrative Agent, the Collateral Agent and the UK Security Trustee by the Borrower in an officer’s certificate acceptable in form and substance to the Administrative Agent, the Collateral Agent and the UK Security Trustee;

(E)                                against a part of the Collateral which release does not require the consent of all of the Lenders as set forth in Section 12.1(a)(ii), if such release is consented to by the Required Lenders;

(F)                                 against the Collateral consisting of Receivables Facility Assets upon the entry by the Borrower and/or its Subsidiaries into a Permitted Accounts Receivables Securitization; provided, however, that (y) neither the Administrative Agent nor the Collateral Agent nor the UK Security Trustee shall be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral; and

(G)                               against any cash collateral securing LC Obligations as contemplated by Section 5.4 and Article IX, upon the written request of the Borrower to the Administrative Agent or the applicable Facing Agent, as the case may be, if at the time of the release of the Lien the Senior Secured Leverage Ratio, on a Pro Forma Basis, for the Test Period for the most recently ended Fiscal Quarter was not in excess of 3.75 to 1.00.

(ii)                               Each of the Lenders hereby directs the Administrative Agent to (or to cause the Administrative Agent to) execute and deliver or file such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this Section 12.15 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

(c)                                  No Obligation.  Neither the Administrative Agent nor the Collateral Agent nor the UK Security Trustee shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent, the Collateral Agent or the UK Security Trustee herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent, the Collateral Agent or the UK Security Trustee in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent the Collateral Agent or the UK Security Trustee may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s, the Collateral Agent’s and the UK Security Trustee’s own interests in the Collateral as one of the Lenders and that neither the Administrative Agent nor the Collateral Agent nor the UK Security Trustee shall have any duty or liability whatsoever to any Lender, provided, that, notwithstanding the foregoing, the Administrative Agent, the Collateral Agent and the UK Security Trustee shall be responsible for their respective grossly negligent actions or actions constituting intentional misconduct.

(d)                                 Senior Secured Note Liens.  Each Lender hereby instructs Administrative Agent and the Collateral Agent to enter into the Collateral Security Agreement and the

Intercreditor Agreement and the UK Security Trustee to enter into the UK Security Documents and the Intercreditor Agreement and such amendments or modifications thereto and to the other Security Documents consistent herewith and as Administrative Agent or the Collateral Agent or the UK Security Trustee reasonably determines to be necessary to cause the Liens on the Collateral securing the Obligations (other than the Capital Stock Collateral) to be pari passu with the Liens on the Senior Secured Note Obligations (as defined in the Intercreditor Agreement).  Each Lender agrees that it shall not challenge or question in any proceeding the validity or enforceability of this Section 12.15(d) or any corresponding provisions with respect thereto in the Collateral Security Agreement or the Intercreditor Agreement.

12.16                 Intentionally Omitted.

12.17                 Registry.

The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 12.17 to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans.  With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.8(c).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.17.

12.18                 Accounts Receivable Securitization.

(a)                                 By its execution of this Agreement, each Lender agrees, for the benefit of the holders from time to time of interests in trade receivables under the Permitted Accounts Receivables Securitization not to:

(i)                                     challenge the “true sale” characterization of the sales and transfers of Accounts Receivables by the Borrower or any Participating Subsidiary to a

Receivables Subsidiary pursuant to a Permitted Accounts Receivables Securitization;

(ii)                                  join in any proceeding in whole or in part to commence or consent to the commencement of a case against a Receivables Subsidiary under the Federal Bankruptcy Code or any other applicable bankruptcy, insolvency or similar federal or state law or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of a Receivables Subsidiary or any substantial part of its assets; or

(iii)                               assert or consent to any attempt by any person to assert that a Receivables Subsidiary should be substantively consolidated with the Borrower or any other Subsidiary.

(b)                                 By its execution of this Agreement, each Lender further authorizes the Administrative Agent, the Collateral Agent and the UK Security trustee, in each case, with the approval of the Administrative Agent, to enter into an intercreditor agreement with the Persons providing a Permitted Accounts Receivables Securitization as long as the provisions of any such agreement are not materially more burdensome to the Lenders than are typical for like receivables transactions.

12.19                 Certain Guarantee Obligations.

The Borrower hereby guarantees all obligations of each of its Subsidiaries (for so long as such Subsidiary remains a Subsidiary) under all Interest Rate Agreements and Other Hedging Agreements entered into by such Subsidiary with any Lender or any Affiliate of a Lender (even if such Person subsequently ceases to be a Lender hereunder for any reason), which obligations are pursuant to the terms of such Interest Rate Agreements and Other Hedging Agreements expressly secured by the security interests granted under the Collateral Security Agreement.  The provisions of Sections 4 through 9 of the Subsidiary Guaranty are hereby incorporated herein by reference mutatis mutandis as if all references to “Guarantor” and “Guaranteed Obligations” were references to the Borrower and the obligations guaranteed by this Section 12.19, respectively.

12.20                 Redesignation of Unrestricted Subsidiaries.

Any Unrestricted Subsidiary may be redesignated as a Subsidiary provided that (i) the Borrower shall have delivered to the Administrative Agent (not less than 30 days prior to the date the Borrower desires such redesignation to be effective) a notice signed by a Responsible Financial Officer identifying the Unrestricted Subsidiary to be so redesignated and providing such other information as the Administrative Agent may request, (ii) immediately before and immediately after the effectiveness of such redesignation, no Unmatured Event of Default or Event of Default exists or will exist (including, without limitation, the permissibility of any Investment, Indebtedness, Liens or other obligations existing at such Subsidiary) and, if the Unrestricted Subsidiary is a Foreign Subsidiary, the Borrower shall be in compliance with the provisions of Section 8.7(m) as if the designation of such Unrestricted Subsidiary as a Subsidiary were an Acquisition, (iii) Borrower has complied, to the extent applicable, with the provisions of Section 7.11 and the applicable Subsidiary, on the effective date of such redesignation is in compliance with the terms and conditions of all applicable Security Documents, (iv) such Unrestricted Subsidiary is the subsidiary of either the Borrower or a Subsidiary, (v) the Administrative Agent has received such other documents (including without limitation any additional security documents whether or not required by Section 7.11), instruments and opinions as it may reasonably request in connection with such redesignation, and all such instruments, documents and opinions shall be reasonably satisfactory in form and substance to the Administrative Agent and (vi) on the desired effective date of such redesignation, the Borrower shall deliver a certificate from a Responsible Officer confirming clauses (ii) through (v) above and that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on the date of, and after giving effect to, such redesignation as though made on such date (except to the extent such representations and warranties are expressly made of a specified date in which event they shall be true as of such date).  Effective at the time of delivery of the certificate required pursuant to clause (vi) above, the Unrestricted Subsidiary Investment Basket shall be increased by (A) if such Unrestricted Subsidiary was so designated after the Third Amendment Effective Date, the fair market value of such Subsidiary or (B) if such Unrestricted Subsidiary was so designated on the Third Amendment Effective Date, the lesser of (y) the aggregate amount of outstanding Investments made after the Third Amendment Effective Date by the Borrower or any Subsidiary in such Unrestricted Subsidiary or (z) the fair market value of such Unrestricted Subsidiary immediately prior to the effective date of such redesignation.  The Borrower agrees that any merger or consolidation of any Unrestricted Subsidiary with or into Borrower or any Subsidiary shall be required to satisfy the conditions of this Section 12.20 prior to completing any such transaction.

12.21                 Administrative Agent and Collateral Agent as Joint Creditors.

Each of the Credit Parties and each Lender and Agent and the Collateral Agent agrees that each of the Administrative Agent and Collateral Agent shall be a joint and several creditor (in Dutch: hoofdelijk schuldeiser) (together with the relevant Lender or Agent) of the Obligations and Guaranteed Obligations owed to each Lender or Agent under or in connection with all Loan Documents and that accordingly each of the Administrative Agent and Collateral Agent will have its own independent right to demand payment and performance by the obligors of such obligations.  However, any discharge of a Credit Party of any such obligation to the Administrative Agent, Collateral Agent or any other relevant Lender, Agent or creditor referred to above, shall, to the same extent, discharge such Credit Party vis-à-vis the others in respect of such obligation, and a Lender, Agent and the Administrative Agent and Collateral Agent shall not by virtue of this Section be entitled to pursue a Credit Party concurrently for the same obligation.

12.22                 Amendment With Respect to Revolver Events of Default.

No amendment, modification or waiver of Section 9.1, any of the financial definitions used in determining compliance with Section 9.1 or this Section 12.22 or waiver of any Revolver Event of Default, may be effected without the consent of the Majority Lenders under the Revolving Facility.

12.23                 Term C Dollar Lenders.

Each Term C Dollar Lender agrees that upon the earlier to occur of (x) the Non-Extended Term B Loan Maturity Date and (y) the date that all Non-Extended Term B Dollar Loans are prepaid or repaid in full (for any reason) (such earlier date, the “Determination Date”):

(a)                                 Without limitation of any of the terms of the Loan Documents or any provisions thereof, the Borrower shall have the right in its sole discretion at any time to refinance or replace all of the Facilities outstanding immediately prior to the Determination Date under this Agreement (other than the Term C Dollar Facility) (collectively, the “Refinanced Facility Debt”) pursuant to separate credit documentation.  In connection therewith:

(i)                                     all collateral, guarantees and other credit support that secures, guarantees or otherwise supports the Term C Dollar Facility pursuant to the Loan Documents (including, without limitation, the Security Documents) shall be available (on a pari passu basis in payment and lien priority, and in any event on the same basis as the Facilities are afforded under the Loan Documents as of the Fourth Amendment Effective Date) to secure, guarantee or otherwise support any and all such Refinanced Facility Debt, together with any other senior secured indebtedness of the Borrower (including, without limitation, one or more revolving and/or term credit facilities), in an aggregate principal amount not to exceed the greater of (A) the principal amount of Refinanced Facility Debt outstanding on the Determination Date (or its equivalent in any other currency) and (B) $2,100,000,000 (or its equivalent in any other currency) (such greater amount, the “Minimum Floor Amount”), as the Minimum Floor Amount may be reduced after the Determination Date pursuant to the last sentence of the definition of “Permitted Refinancing Indebtedness”; and

(ii)                                  the Loan Documents shall be amended and other documents and agreements will be entered into (such amendments, documents and agreements solely requiring the signatures of the Administrative Agent and the Borrower to be effective) in order to effectuate the foregoing and to make any necessary conforming changes.

(b)                                 Notwithstanding anything to the contrary contained in Section 4.4(c)(i), no prepayment of proceeds from a Recovery Event shall be required pursuant to such Section to the extent that (x) no Event of Default or Unmatured Event of Default then exists and (y) the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that an amount equal to the proceeds of such Recovery Event is expected to be used to purchase assets used or to be used in the businesses referred to in Section 8.9 within 360 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); provided that (1) if all or any portion of such proceeds not so applied to such prepayment are not so used (or contractually committed to be used) within such 360 day period as provided above, such remaining portion shall be applied on the last day of the period or such earlier date as the Borrower is obligated to make an offer to purchase Senior Secured Notes (2010) due to such Recovery Event as a mandatory repayment of principal of outstanding Loans as provided in Section 4.4(c)(i) and (2) if all or any portion of such proceeds result from a Recovery Event involving Collateral owned by the Borrower or a Domestic Subsidiary (other than the Capital Stock of a Foreign Subsidiary), then such proceeds shall be required to be reinvested in assets located in the United States constituting Collateral (to the extent not used to repay Loans pursuant to Section 4.4(c)(i)).

(c)                                  Article IX shall no longer apply for any purpose under this Agreement (including, without limitation, for the purposes of Section 2.1(a)(ii), Section 7.2(b), Section 8.7(j) and Section 8.7(m)).

(d)                                 “Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness, any Indebtedness refinancing, extending, renewing or refunding such Indebtedness; provided, however, that any such refinancing Indebtedness shall (i) be issued by the same obligor as the Indebtedness being so refinanced (or by Huntsman Corporation or a Parent Company) and be on terms, taken as a whole, not more restrictive than the terms of the documents governing the Indebtedness being so refinanced; (ii) if the Indebtedness being so refinanced is subordinated to the Obligations, be subordinated to the Obligations on substantially the same terms (or on terms at least as favorable to the Lenders) as Indebtedness being so refinanced; (iii) be in a principal amount (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) not exceeding the principal amount of the Indebtedness being refinanced on such date plus any call premiums, prepayment fees, costs and expenses paid in connection with such refinancing; (iv) not have a Weighted Average Life to Maturity less than the Indebtedness being refinanced; (v) if the Indebtedness being refinanced is Public Notes, be unsecured Indebtedness maturing no earlier than the then latest Term Maturity Date; and (vi) be upon terms and subject to documentation which is in form and substance reasonably satisfactory in all material respects to the Administrative Agent.  Notwithstanding clauses (ii) and (v) above, after the Determination Date, any such Indebtedness refinancing, extending, renewing or refunding the Senior Subordinated Notes (2013), the Senior Subordinated Notes (2014), the Senior Subordinated Notes (2015), any similar senior subordinated notes, any senior unsecured notes and any senior secured notes may be senior second-lien notes, senior unsecured notes and, to the extent capacity exists pursuant to the Minimum Floor Amount, senior first-lien secured notes (provided that the Minimum Floor Amount shall be reduced after the Determination Date by the aggregate principal amount of any senior first-lien secured Indebtedness incurred pursuant to this sentence, unless such Permitted Refinancing Indebtedness refinances, extends, renews or refunds senior first-lien secured Indebtedness).

[signature pages follow]

EXHIBIT B TO

FOURTEENTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

CONSENT AND REAFFIRMATION

August 10, 2015

Reference is made to (i) the Credit Agreement dated as of August 16, 2005 (as heretofore amended, restated, supplemented or otherwise modified by the Consent and First Amendment to Credit Agreement dated as of December 12, 2005, the Consent and Second Amendment to Credit Agreement and Amendment to Security Documents dated as of June 30, 2006, the Third Amendment to Credit Agreement dated as of April 19, 2007, the Fourth Amendment to Credit Agreement dated as of June 22, 2009, the Fifth Amendment to Credit Agreement dated as of March 9, 2010, the Sixth Amendment to Credit Agreement dated as of March 7, 2011, the Seventh Amendment to Credit Agreement dated as of March 6, 2012, the Eighth Amendment to Credit Agreement dated as of March 11, 2013, the Ninth Amendment to Credit Agreement dated as of August 22, 2013, the Tenth Amendment to Credit Agreement, Second Amendment to Collateral Security Agreement, Second Amendment to Pledge Agreement and Second Amendment to Subsidiary Guaranty dated as of October 15, 2013, the Eleventh Amendment to Credit Agreement dated as of August 12, 2014, the Twelfth Amendment to Credit Agreement dated as of August 13, 2014 and the Thirteenth Amendment to Credit Agreement dated as of October 1, 2014 and as may be further amended, restated supplemented or otherwise modified in accordance with its terms, the “Credit Agreement”), by and among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent, the Agents party thereto and the Lenders party thereto and (ii) the Fourteenth Amendment to Credit Agreement (the “Fourteenth Amendment”) dated as of even date herewith, among the Borrower, the 2015 Extended Term B Dollar Lenders and the Administrative Agent.  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as amended by the Fourteenth Amendment, the “Amended Credit Agreement”) are used herein as therein defined.

1.                                      Each of the undersigned hereby (a) acknowledges receipt of a copy of the Fourteenth Amendment, (b) consents to and approves the execution, delivery and performance of the Fourteenth Amendment and the performance of the Credit Agreement as amended by the Fourteenth Amendment.

2.                                      After giving effect to the Fourteenth Amendment and the amendments and modifications to the Loan Documents effectuated by the Fourteenth Amendment, each of the undersigned ratifies, reaffirms and agrees to perform all of its obligations under each Loan Document to which it is a party (whether as original signatory thereto, by supplement thereto, by operation of law or otherwise), and agrees that all such obligations remain in full force and effect including, without limitation, all of its obligations under each of the following Loan Documents to which it is a party:

(a)                                 the Amended Credit Agreement;

(b)                                 each Note;

(c)                                  each Security Document, including without limitation: (i) the Collateral Security Agreement dated as of August 16, 2005, as heretofore amended, modified or supplemented (including by Supplement No. 1 to Collateral Security Agreement dated as of December 20, 2005, Amendment to Security Documents dated as of June 30, 2006, Supplement No. 2 to Collateral Security Agreement dated as of December 22, 2010, Supplement No. 3 to Collateral Security Agreement dated as of December 20, 2012, Second Amendment to Collateral Security Agreement dated as of October 15, 2013 and Supplement No. 4 to Collateral Security Agreement dated as of October 1, 2014), (ii) the Pledge Agreement dated as of August 16, 2005, as heretofore amended, modified or supplemented (including by Supplement No. 1 to Pledge Agreement dated as of December 20, 2005, Amendment to Security Documents dated as of June 30, 2006, Supplement No. 2 to Pledge Agreement dated as of December 22, 2010, Supplement No. 3 to Pledge Agreement dated as of December 20, 2012, Second Amendment to Pledge Agreement dated as of October 15, 2013 and Supplement No. 4 to Pledge Agreement dated as of October 1, 2014), (iii) the UK Pledge Agreements, (iv) the UK Debenture, and (v) the Mortgages; and

(d)                                 each Guaranty, including, without limitation, the Subsidiary Guaranty dated as of August 16, 2005, as heretofore amended, modified or supplemented (including by Supplement No. 1 to Subsidiary Guaranty dated as of December 20, 2005, Supplement No. 2 to Subsidiary Guaranty dated as of December 20, 2005, Supplement No. 3 to Subsidiary Guaranty dated as of December 20, 2005, Amendment to Security Documents dated as of June 30, 2006, Supplement No. 4 to Subsidiary Guaranty dated as of December 22, 2010, Supplement No. 5 to Subsidiary Guaranty dated as of December 20, 2012, Second Amendment to Subsidiary Guaranty dated as of October 15, 2013 and Supplement No. 6 to Subsidiary Guaranty dated as of October 1, 2014).

3.                                      After giving effect to the Fourteenth Amendment and the modifications effectuated thereby, each of the undersigned, with respect to each Security Document to which it is a party (a) reaffirms and ratifies the Liens granted by the undersigned under such Security Document and (b) confirms and acknowledges that the Liens granted by the undersigned under such Security Document remain in full force and effect.

4.                                      After giving effect to the Fourteenth Amendment and the modifications effectuated thereby, each of the undersigned agrees that, from and after the Fourteenth Amendment Effective Date, each reference to “the Credit Agreement” in the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement.

5.                                      Each of the undersigned agrees that this Consent and Reaffirmation is made for the benefit of the Administrative Agent, the Lenders from time to time party to the Credit Agreement and the other persons secured by any of the Security Documents (whether defined in such Security Documents as “Secured Parties” or otherwise).

6.                                      EACH OF THE UNDERSIGNED AGREES THAT THIS CONSENT AND REAFFIRMATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

B-2

IN WITNESS WHEREOF, the undersigned has caused this Consent and Reaffirmation to be duly executed and delivered as of the date first written above.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

Executed as a deed by
TIOXIDE AMERICAS LLC

By:
Name:
Title:

Witnessed by:

Executed as a deed by
TIOXIDE GROUP acting by a Director:

Name:
Title:

In the presence of:

Name:
Title:

AIRSTAR CORPORATION

BLUEBIRD I, LLC

CHEMICAL SPECIALTIES LLC

HUNTSMAN ADVANCED MATERIALS AMERICAS LLC

HUNTSMAN ADVANCED MATERIALS LLC

HUNTSMAN AUSTRALIA HOLDINGS LLC

HUNTSMAN AUSTRALIA LLC

HUNTSMAN CHEMICAL PURCHASING LLC

HUNTSMAN ENTERPRISES LLC

HUNTSMAN ETHYLENEAMINES LLC

HUNTSMAN FUELS LLC

HUNTSMAN INTERNATIONAL FINANCIAL LLC

HUNTSMAN INTERNATIONAL FUELS LLC

HUNTSMAN INTERNATIONAL TRADING CORPORATION

HUNTSMAN MA INVESTMENT CORPORATION

HUNTSMAN MA SERVICES CORPORATION

HUNTSMAN PETROCHEMICAL LLC

HUNTSMAN PETROCHEMICAL PURCHASING LLC

HUNTSMAN PIGMENTS AMERICAS LLC

HUNTSMAN PROCUREMENT LLC

HUNTSMAN PROPYLENE OXIDE LLC

HUNTSMAN PURCHASING, LTD.

By:                            Huntsman Procurement LLC, its General Partner

HUNTSMAN SURFACTANTS TECHNOLOGY CORPORATION

SACHTLEBEN LLC

TIOXIDE AMERICAS (HOLDINGS) LLC

By:
Name:
Title:

EXHIBIT 2.2(A)(9)